Exhibit 10.1

EXECUTION COPY

[Published CUSIP Number:             ]

$2,740,000,000

€875,000,000

CREDIT AGREEMENT

Dated as of September 25, 2007

among

BIOMET, INC.,

as Borrower,

LVB ACQUISITION, INC.,

as Holdings,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender

and L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Syndication Agent,

BEAR STEARNS CORPORATE LENDING INC.,

LEHMAN COMMERCIAL PAPER INC.,

MERRILL LYNCH CAPITAL CORPORATION and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Documentation Agents,

GOLDMAN SACHS CREDIT PARTNERS L.P. and

BANC OF AMERICA SECURITIES LLC,

as Joint Lead Arrangers,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

BANC OF AMERICA SECURITIES LLC,

BEAR, STEARNS & CO. INC.,

LEHMAN BROTHERS INC. and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Bookrunners

i

v

SCHEDULES

I	Guarantors
1.01A	Certain Security Interests and Guarantees
1.01B	Unrestricted Subsidiaries
1.01C	Excluded Subsidiaries
1.01D	Mandatory Cost Formula
1.01E	Restructuring
1.01F	Mortgaged Properties
2.01A	Dollar Revolving Credit Commitment; Alternative Currency Revolving Credit Commitment
2.01B	Dollar Term Commitment; Euro Term Commitment
5.11(a)	ERISA Compliance
5.12	Subsidiaries and Other Equity Investments
7.01(b)	Existing Liens
7.02(g)	Existing Investments
7.03(b)	Existing Indebtedness
7.08	Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Dollar Term Note
C-2	Euro Term Note
C-3	Dollar Revolving Credit Note
C-4	Alternative Currency Revolving Credit Note
D	Compliance Certificate
E	Assignment and Assumption
F	Guaranty
G	Security Agreement
H-1	Legal Opinion of Cleary Gottlieb Steen & Hamilton LLP
H-2	Legal Opinion of Sommer Barnard PC
H-3	Legal Opinion of Richards, Layton & Finger, P.A.
H-4	Legal Opinion of Edwards Angell Palmer & Dodge LLP
I	Intercreditor Agreement
J	Foreign Lender Certification

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of September 25, 2007, among BIOMET, INC., an Indiana corporation (the “Borrower”), LVB ACQUISITION, INC., a Delaware corporation (“Holdings”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

Pursuant to the Merger Agreement (as this and other capitalized terms used in these preliminary statements are defined in Section 1.01 below), LVB Acquisition Merger Sub, Inc. (“Merger Sub”), an Indiana corporation and a direct wholly owned subsidiary of Holdings, consummated an offer to purchase (together with any extensions and/or subsequent offering periods, the “Offer”) all outstanding shares of common stock, without par value of the Borrower, at an offer price of $46.00 per share. Following the consummation of the Offer and substantially simultaneously with the initial Borrowings under this Agreement, Merger Sub will merge (the “Merger”) with and into the Borrower, with (i) subject to dissenters’ rights, the Merger Consideration being paid, and (ii) the Borrower surviving as a wholly owned subsidiary of Holdings.

The Borrower has requested that the Lenders extend credit to the Borrower in the form of (i) Dollar Term Loans in an initial aggregate Dollar Amount of $2,340,000,000, (ii) Euro Term Loans in an initial aggregate amount of €875,000,000, (iii) a Dollar Revolving Credit Facility in an initial aggregate Dollar Amount of $200,000,000 and (iv) an Alternative Currency Revolving Credit Facility in an initial aggregate Dollar Amount of $200,000,000. The Dollar Revolving Credit Facility may include one or more Dollar Letters of Credit from time to time and one or more Swing Line Loans from time to time. The Alternative Currency Revolving Credit Facility may include one or more Alternative Currency Letters of Credit from time to time.

The proceeds of the Term Loans and the Initial Revolving Borrowing (to the extent permitted in accordance with the definition of the term “Permitted Initial Revolving Borrowing Purposes”), together with (i) a portion of the Borrower’s cash on hand, (ii) the borrowings under the Senior Interim Loan Facility and the Senior Subordinated Interim Loan Facility, if any, and (iii) the proceeds of the issuance of the Senior Notes and the Senior Subordinated Notes, if any, will be used on or about the Closing Date to finance the repayment of all amounts outstanding under the Tender Offer Facility and pay the Merger Consideration and the Transaction Expenses. The proceeds of Revolving Credit Loans made after the Closing Date will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including the financing of Permitted Acquisitions. Swing Line Loans and Letters of Credit will be used for general corporate purposes of the Borrower and its Subsidiaries.

The applicable Lenders have indicated their willingness to lend, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“ABL Administrative Agent” means Bank of America in its capacity as administrative agent and collateral agent under the ABL Credit Agreement, or any successor administrative agent and collateral agent under the ABL Credit Agreement.

“ABL Credit Agreement” means that certain asset-based revolving credit agreement dated as of the date hereof, among the Borrower, Holdings, the subsidiary borrowers party thereto, the lenders party thereto and Bank of America, as administrative agent and collateral agent, as the same may be amended, modified, replaced or refinanced to the extent permitted by the Intercreditor Agreement.

“ABL Facilities” means the asset-based revolving credit facilities under the ABL Credit Agreement.

“ABL Facility Documentation” means the ABL Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary (determined using such definitions as if references to the Borrower and the Restricted Subsidiaries therein were to such Acquired Entity or Business and its Subsidiaries or such Converted Restricted Subsidiary and its Subsidiaries, as the case may be), all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Additional Lender” has the meaning specified in Section 2.14(a).

“Administrative Agent” means Bank of America, in its capacity as administrative agent and collateral agent under the Loan Documents, or any successor administrative agent and collateral agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For the avoidance of doubt, none of the Arrangers, the Agents, their respective lending affiliates or any entity acting as an L/C Issuer hereunder shall be deemed to be an Affiliate of Holdings, the Borrower or any of their respective Subsidiaries.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, members, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Syndication Agent, the Documentation Agents and the Supplemental Administrative Agents (if any) and the Arrangers.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof.

“Agreement Currency” has the meaning specified in Section 10.18.

“Alternative Currency” means Sterling, Euros, Yen and each other currency (other than Dollars) that is approved in accordance with Section 1.07.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the Alternative Currency L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency L/C Advance” means, with respect to each Alternative Currency Revolving Credit Lender, such Lender’s funding of its participation in any Alternative Currency L/C Borrowing in accordance with its Pro Rata Share. All Alternative Currency L/C Advances shall be denominated in Dollars.

“Alternative Currency L/C Borrowing” means an extension of credit resulting from a drawing under any Alternative Currency Letter of Credit that has not been reimbursed on the applicable Honor Date or refinanced as an Alternative Currency Revolving Credit Borrowing. All Alternative Currency L/C Borrowings shall be denominated in Dollars.

“Alternative Currency L/C Credit Extension” means, with respect to any Alternative Currency Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“Alternative Currency L/C Issuer” means Bank of America and any other Lender that becomes an Alternative Currency L/C Issuer in accordance with Section 2.03(l) or 10.07(j), in each case, in its capacity as an issuer of Alternative Currency Letters of Credit hereunder, or any successor issuer of Alternative Currency Letters of Credit hereunder.

“Alternative Currency L/C Obligations” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Alternative Currency Letters of Credit (whether or not (i) such maximum amount is then in effect under any such Alternative Currency Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Alternative Currency Letter of Credit or (ii) the conditions to drawing can then be satisfied) plus the aggregate of all Unreimbursed Amounts in respect of Alternative Currency Letters of Credit, including all Alternative Currency L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Alternative Currency Letter of Credit” means a Letter of Credit denominated in Dollars or an Alternative Currency and issued pursuant to Section 2.03(a)(i)(B).

“Alternative Currency Revolving Commitment Increase” shall have the meaning specified in Section 2.14(a).

“Alternative Currency Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(a).

“Alternative Currency Revolving Credit Borrowing” means a borrowing consisting of Alternative Currency Revolving Credit Loans of the same Type, denominated in the same currency and having the same Interest Period made by each of the Alternative Currency Revolving Credit Lenders pursuant to Section 2.01(b).

“Alternative Currency Revolving Credit Commitment” means, as to each Alternative Currency Revolving Credit Lender, its obligation to (a) make Alternative Currency Revolving Credit Loans to the Borrower pursuant to Section 2.01(b)(ii) and (b) purchase participations in Alternative Currency L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, opposite such Lender’s name on Schedule 2.01A under the caption “Alternative Currency Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Dollar Amount of Alternative Currency Revolving Credit Commitments of all Alternative Currency Revolving Credit Lenders shall be $200,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement, including pursuant to any applicable Alternative Currency Revolving Commitment Increase.

“Alternative Currency Revolving Credit Exposure” means, as to each Alternative Currency Revolving Credit Lender, the sum of the Outstanding Amount of such Alternative Currency Revolving Credit Lender’s Alternative Currency Revolving Credit Loans and its Pro Rata Share of the Alternative Currency L/C Obligations at such time.

“Alternative Currency Revolving Credit Facility” means, at any time, the aggregate Dollar Amount of the Alternative Currency Revolving Credit Commitments at such time.

“Alternative Currency Revolving Credit Lender” means, at any time, any Lender that has an Alternative Currency Revolving Credit Commitment at such time.

“Alternative Currency Revolving Credit Loan” has the meaning specified in Section 2.01(b)(ii).

“Alternative Currency Revolving Credit Note” means a promissory note of the Borrower payable to any Alternative Currency Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-4 hereto, evidencing the aggregate Indebtedness of the Borrower to such Alternative Currency Revolving Credit Lender resulting from the Alternative Currency Revolving Credit Loans made by such Alternative Currency Revolving Credit Lender.

“Annual Financial Statements” means the consolidated balance sheets of the Borrower as of each of May 31, 2007, 2006 and 2005, and the related consolidated and combined statements of operations, business/stockholders’ equity and cash flows for the Borrower for the fiscal years then ended.

“Applicable Rate” means a percentage per annum equal to (a)(i) for Eurocurrency Rate Loans that are Term Loans, 3.00% and (ii) for Base Rate Loans that are Dollar Term Loans, 2.00% and (b)(i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans that are Revolving Credit Loans, 2.75%, (B) for Base Rate Loans that are Dollar Revolving Credit Loans, 1.75%, (C) for Letter of Credit fees, 3.00% less the fronting fee payable in respect of the applicable Letter of Credit, and (D) for commitment fees, 0.50%, and (ii) thereafter, the following percentages per annum, based upon the Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Senior Secured Leverage Ratio	Eurocurrency Rate for Revolving Credit Loans and Letter of Credit Fees	Base Rate for Dollar Revolving Credit Loans	Commitment Fee Rate
1	≥4.0 to 1.0	2.75%	1.75%	0.50%
2	<4.0 to 1.0 but ≥3.5 to 1.0	2.50%	1.50%	0.50%
3	<3.5 to 1.0 but ≥3.0 to 1.0	2.25%	1.25%	0.50%
4	<3.0 to 1.0	2.00%	1.00%	0.375%

Any increase or decrease in the Applicable Rate resulting from a change in the Senior Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Required Facility Lenders in respect of the Revolving Credit Facilities, the highest pricing level shall apply as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Senior Secured Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the Senior Secured Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Rate” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Senior Secured Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Sections 2.08 and 2.09 as a result of the miscalculation of the Senior Secured Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.08 or 2.09, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.08, in accordance with the terms of this Agreement).

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Alternative Currency L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to any Letters of Credit, (i) the relevant L/C Issuer and (ii)(x) with respect to any Dollar Letters of Credit issued pursuant to Section 2.03(a), the Dollar Revolving Credit Lenders and (y) with respect to any Alternative Currency Letters of Credit issued pursuant to Section 2.03(a), the Alternative Currency Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Dollar Revolving Credit Lenders.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means Goldman Sachs Credit Partners L.P. and Banc of America Securities LLC, each in its capacity as a Joint Lead Arranger under this Agreement.

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E or any other form approved by the Administrative Agent.

“Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, at any time (the “Reference Date”), the sum of:

(i) an amount (which amount shall not be less than zero) equal to the greater of (A) 50% (which percentage shall be increased to 75% for any period when the Senior Secured Leverage Ratio is less than or equal to 3.75 to 1.00) of Consolidated Net Income of the Borrower and the Restricted Subsidiaries for the Available Amount Reference Period and (B)(x) the cumulative amount of Excess Cash Flow of the Borrower and the Restricted Subsidiaries for the Available Amount Reference Period minus (y) the portion of such Excess Cash Flow that has been (or is required to be) applied to the prepayment of Term Loans in accordance with Section 2.05(b)(i); plus

(ii) other than for purposes of determining the amount of Restricted Payments permitted to be made pursuant to Section 7.06(l)(ii), the aggregate amount of Retained Declined Proceeds retained by the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(iii) the amount of any capital contributions or Net Cash Proceeds from Permitted Equity Issuances (or issuances of debt securities that have been converted into or exchanged for Qualified Equity Interests) (other than the Equity Contribution) received or made by the Borrower (or any direct or indirect parent thereof and contributed by such parent to the Borrower) during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(iv) to the extent not (A) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus

(v) to the extent not (A) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash repayments of principal received by the Borrower or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date in respect of loans or advances made by the Borrower or any Restricted Subsidiary to such Minority Investments or Unrestricted Subsidiaries; plus

(vi) to the extent not (A) already included in the calculation of Consolidated Net Income of the Borrower and the Restricted Subsidiaries, (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or (C) required to be applied to prepay Term Loans in accordance with Section 2.05(b)(ii), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any Minority Investment or Unrestricted Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; minus

(vii) the aggregate amount of any Investments made pursuant to Section 7.02(d)(iv)(B)(y), 7.02(j)(B)(ii) and Section 7.02(o)(ii), any Restricted Payment made pursuant to Section 7.06(l)(ii) or any payment made pursuant to Section 7.12(a)(i)(D)(2) during the period commencing on the Closing Date and ending on the Reference Date (and, for purposes of this clause (vii), without taking account of the intended usage of the Available Amount on such Reference Date).

“Available Amount Reference Period” means, with respect to any Reference Date, the period commencing on September 1, 2007 and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 6.01(a) or Section 6.01(b), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a), have been received by the Administrative Agent.

“Bank of America” means Bank of America, N.A.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate.” The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the jurisdiction where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Rate Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euros, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euros in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euros, or any other dealings in any currency other than Dollars or Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of the Borrower and the Restricted Subsidiaries.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a blocked account at Bank of America (or any successor Administrative Agent) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(1) Dollars;

(2) (a) Canadian Dollars, Yen, Sterling, Euros or any national currency of any participating member state of the EMU or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances with maturities not exceeding two years and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4) and (7) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower); and

(11) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (10) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (1) through (9) and clause (11) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (11) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Bank” means any Person that is a Lender or an Affiliate of a Lender on the Closing Date or at the time it provides any Cash Management Services, whether or not such Person subsequently ceases to be a Lender or an Affiliate of a Lender.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of or in connection with any Cash Management Services.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change of Control” means the earliest to occur of:

(a) (i) at any time prior to the consummation of a Qualifying IPO, the Permitted Holders ceasing to own, in the aggregate, directly or indirectly, beneficially and of record, at least thirty-five percent (35%) of the then outstanding voting stock of Holdings; or

(ii) at any time upon or after the consummation of a Qualifying IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the then outstanding voting stock of Holdings and (y) the percentage of the then outstanding voting stock of Holdings owned, directly or indirectly, beneficially and of record, by the Permitted Holders;

unless, in the case of either clause (a)(i) or (a)(ii) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings; or

(b) any “Change of Control” (or any comparable term) in any document pertaining to the ABL Facilities, the Senior Interim Loan Facility, the Senior Subordinated Interim Loan Facility, the Exchange Notes Indentures, any indenture governing notes issued in a Permitted Refinancing of the Senior Interim Loan Facility, the Senior Subordinated Interim Loan Facility or the Exchange Notes Indentures, the Senior Notes Indenture or the Senior Subordinated Notes Indenture; or

(c) subject to Section 7.04, the Borrower ceases to be a direct wholly owned Subsidiary of Holdings.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Dollar Revolving Credit Lenders, Alternative Currency Revolving Credit Lenders, Dollar Term Lenders or Euro Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Dollar Revolving Credit Commitments, Alternative Currency Revolving Credit Commitments, Dollar Term Commitments or Euro Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Dollar Revolving Credit Loans, Alternative Currency Revolving Credit Loans, Dollar Term Loans or Euro Term Loans.

“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

“Collateral” means all the “Collateral” (or equivalent term) as defined in any Collateral Document and shall include the Mortgaged Properties.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iii) or pursuant to Section 6.11 or Section 6.13 at such time, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed by Holdings, each Restricted Subsidiary of the Borrower that is a wholly owned Material Domestic Subsidiary and not an Excluded Subsidiary including those that are listed on Schedule I hereto (each, a “Guarantor”);

(c) the Obligations and the Guaranty shall have been secured by a first-priority security interest in (i) all the Equity Interests of the Borrower, (ii) all Equity Interests (other than Equity Interests of Unrestricted Subsidiaries and any Equity Interest of any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 7.03(g)) of each wholly owned Material Domestic Subsidiary of the Borrower or any Guarantor that is the direct Subsidiary of the Borrower or such Guarantor and (iii) 65% of the issued and outstanding voting Equity Interests and non-voting Equity Interests convertible into or exchangeable for voting Equity Interests (and 100% of other issued and outstanding non-voting Equity Interests, if any) of each wholly owned Material Foreign Subsidiary that is directly owned by the Borrower or any Domestic Subsidiary of the Borrower that is a Guarantor;

(d) except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guaranty shall have been secured by a perfected security interest (to the extent such security interest may be perfected by delivering certificated securities, filing financing statements under the Uniform Commercial Code or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in substantially all tangible and intangible personal property of the Borrower and each Guarantor (including accounts (other than deposit accounts or other bank or securities accounts and any Securitization Assets), inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents; provided that any such security interests in Current Asset Collateral shall be subject to the terms of the Intercreditor Agreement;

(e) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(f) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property listed on Schedule 1.01F or required to be delivered pursuant to Section 6.11 and 6.13(b) (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, and (iii) such existing surveys, existing abstracts and existing appraisals in the possession of the Borrower and such legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the reasonable judgment of the Administrative Agent and the Borrower, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lenders pursuant to Section 4.01(a)(iii), 6.11 or Section 6.13, the Guaranty, the Intercreditor Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person, including the amortization of deferred financing fees or costs for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a) increased (without duplication) by the following:

(i) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest relating to any tax examinations, to the extent the same were taken into account in calculating such Consolidated Net Income and the net tax expense associated with any adjustments made pursuant to clauses (a) through (i) of the definition of “Consolidated Net Income”; plus

(ii) total interest expense of such Person for such period and, to the extent not reflected in such total interest expense, any losses with respect to obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains with respect to such obligations, bank fees and costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(iv) the amount of any restructuring charges, integration and facilities opening costs or other business optimization expenses (including cost and expenses relating to business optimization programs and new systems design and implementation costs), one-time costs or accruals or reserves incurred in connection with acquisitions made after the Closing Date, project start-up costs, costs related to the closure and/or consolidation of facilities, in each case to the extent deducted (and not added back) in such period in computing such Consolidated Net Income; plus

(v) any other non-cash charges, (collectively, the “Non-Cash Charges”) including any write-offs or write-downs reducing such Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(vi) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary to the extent deducted (and not added back) in such period in calculating such Consolidated Net Income; plus

(vii) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Sponsors and deducted (and not added back) in such period in computing such Consolidated Net Income; plus

(viii) extraordinary losses and unusual or non-recurring charges (including any unusual or non-recurring operating expenses attributable to the implementation of cost-savings initiatives or any extraordinary losses and unusual or non-recurring charges or expenses attributable to legal and judgment settlements), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans; plus

(ix) the amount of “run-rate” cost savings projected by the Borrower in good faith to result from actions either taken or expected to be taken within 12 months after the end of such period (which cost savings shall be subject only to certification by management of the Borrower and calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized from such actions (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or expected to be taken, provided that some portion of such benefit is expected to be realized within 12 months of taking such action); plus

(x) the amount of loss on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

(xi) any costs or expense incurred by Holdings, the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement or any distributor equity plan or agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or the Borrower or net cash proceeds of an issuance of Equity Interests of Holdings or the Borrower (other than Disqualified Equity Interests); plus

(xii) any net loss from disposed or discontinued operations or from operations expected to be disposed of or discontinued within twelve months after the end of such period; plus

(xiii) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xiv) any costs or expenses incurred by the Borrower or a Restricted Subsidiary (whether prior to or following the Closing Date) relating to the Option Accounting Issues, including fees and expenses incurred by the Borrower’s directors, officers, employees and advisors in investigating such Option Accounting Issues and any incremental tax exposure resulting from the resolution of such Option Accounting Issues; plus

(xv) expense related to any payments made to distributors prior to the first anniversary of the date hereof (other than commissions paid in the ordinary course of business); and

(b) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(i) any non-cash gains increasing Consolidated Net Income for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period unless such cash did not increase Consolidated EBITDA in such prior period; plus

(ii) any net income from disposed or discontinued operations or from operations expected to be disposed of or discontinued within twelve months after the end of such period; plus

(iii) extraordinary gains and unusual or non-recurring gains.

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary prior to the date of determination of Consolidated EBITDA (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary prior to such date of determination (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary prior to the date of determination of Consolidated EBITDA (each a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) for the purposes of the definition of the term “Permitted Acquisition,” an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent and (C) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business, product, product line or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary prior to the date of determination of Consolidated EBITDA (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary prior to the date of determination of Consolidated EBITDA (each a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition.

Notwithstanding anything to the contrary contained herein and subject to adjustment as provided in the immediately preceding paragraph with respect to acquisitions and dispositions occurring following the Closing Date, Consolidated EBITDA shall be $198,317,000 for the fiscal quarter ended August 31, 2006, $198,992,000 for the fiscal quarter ended November 30, 2006, $200,787,000 for the fiscal quarter ended February 28, 2007 and $190,023,000 for the fiscal quarter ended May 31, 2007.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(a) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded,

(b) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period,

(c) effects of adjustments (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items and other non-cash charges in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(d) any after-tax effect of income (loss) from the early extinguishment of (i) Indebtedness, (ii) obligations under any Swap Contracts or (iii) other derivative instruments shall be excluded,

(e) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(f) any non-cash compensation charge or expense, including any such charge arising from the grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(g) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, incurrence or repayment of indebtedness (including such fees, expenses or charges related to the offering of the Senior Notes, the Senior Subordinated Notes, the Exchange Notes, the ABL Facilities, the Senior Interim Loan Facility, the Senior Subordinated Interim Loan Facility, the Loans and any credit facilities), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Senior Notes, the Senior Subordinated Notes, the Exchange Notes, the ABL Facilities, the Senior Interim Loan Facility, the Senior Subordinated Interim Loan Facility, the Loans and any credit facilities) and including, in each case, any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, shall be excluded,

(h) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transaction (or within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded,

(i) losses or gains on asset sales (other than asset sales made in the ordinary course of business) shall be excluded,

(j) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of the insurable event (with a deduction for any amount so added back to the extent not so reimbursed within such 365 day period), expenses with respect to liability or casualty events or business interruption shall be excluded;

(k) the following items shall be excluded:

(i) any net unrealized gain or loss (after any offset) resulting in such period from obligations under any Swap Contracts and the application of Statement of Financial Accounting Standards No. 133; and

(ii) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from obligations under any Swap Contracts for currency exchange risk).

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder.

“Consolidated Senior Secured Debt” means, as of any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of any Loan Party.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), consisting of Indebtedness for borrowed money, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(s) and clauses (i) and (ii) of Section 7.01(t)) included in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date; provided that Consolidated Total Debt shall not include Indebtedness in respect of (i) any Qualified Securitization Financing, (ii) all letters of credit, except to the extent of unreimbursed amounts thereunder, (iii) Unrestricted Subsidiaries and (iv) obligations under Swap Contracts.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of (i) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date and (ii) long-term accounts receivable over (b) the sum of (i) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date and (ii) long-term deferred revenue, but excluding, without duplication, (a) the current portion of any Funded Debt, (b) all Indebtedness consisting of Revolving Credit Loans, Swing Line Loans and L/C Obligations to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) the current portion of any Capitalized Lease Obligations and (f) deferred revenue arising from cash receipts that are earmarked for specific projects.

“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Current Assets Collateral” means all the “Intercreditor Collateral” as defined in the Intercreditor Agreement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and Mandatory Cost) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute (or a good faith dispute that is subsequently cured), (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute (or a good faith dispute that is subsequently cured), (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or (d) has notified the Borrower and/or the Administrative Agent in writing of any of the foregoing (including any written certification of its intent not to comply with its obligations under Article II).

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(j) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary (determined using such definitions as if references to the Borrower and its Subsidiaries therein are to such Sold Entity or Business and its Subsidiaries or such Converted Unrestricted Subsidiary and its Subsidiaries, as the case may be), all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that no transaction or series of related transactions shall be considered a “Disposition” for purposes of Section 2.05(b)(ii) or Section 7.05 unless (a) the net cash proceeds resulting from such transaction or series of transactions shall exceed $20,000,000 or (b) the aggregate amount of net cash proceeds from all such transactions that do not meet the threshold in clause (a) shall exceed $100,000,000.

“Disposition Prepayment Percentage” has the meaning specified in Section 2.05(b)(ii)(A).

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date of the Term Loans; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of Holdings, the Borrower or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by Holdings, the Borrower or the Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Documentation Agents” means each of Bear Stearns Corporate Lending Inc., Lehman Commercial Paper Inc., Merrill Lynch Capital Corporation and Wachovia Bank, National Association, as a Documentation Agent under this Agreement.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Amount” means, at any time:

(a) with respect to an amount denominated in Dollars, such amount; and

(b) with respect to an amount denominated in an Alternative Currency, an equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollar L/C Advance” means, with respect to each Dollar Revolving Credit Lender, such Lender’s funding of its participation in any Dollar L/C Borrowing in accordance with its Pro Rata Share.

“Dollar L/C Borrowing” means an extension of credit resulting from a drawing under any Dollar Letter of Credit that has not been reimbursed on the applicable Honor Date or refinanced as a Dollar Revolving Credit Borrowing.

“Dollar L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“Dollar L/C Issuer” means Bank of America and any other Lender that becomes a Dollar L/C Issuer in accordance with Section 2.03(l) or 10.07(j), in each case, in its capacity as an issuer of Dollar Letters of Credit hereunder, or any successor issuer of Dollar Letters of Credit hereunder.

“Dollar L/C Obligation” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Dollar Letters of Credit (whether or not (i) such maximum amount is then in effect under any such Dollar Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Dollar Letter of Credit or (ii) the conditions to drawing can then be satisfied) plus the aggregate of all Unreimbursed Amounts in respect of Dollar Letters of Credit, including all Dollar L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Dollar Letter of Credit” means a Letter of Credit denominated in Dollars and issued pursuant to Section 2.03(a)(i)(A).

“Dollar Revolving Commitment Increase” shall have the meaning specified in Section 2.14(a).

“Dollar Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(a).

“Dollar Revolving Credit Borrowing” means a borrowing consisting of Dollar Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Dollar Revolving Credit Lenders pursuant to Section 2.01(b)(i).

“Dollar Revolving Credit Commitment” means, as to each Dollar Revolving Credit Lender, its obligation to (a) make Dollar Revolving Credit Loans to the Borrower pursuant to Section 2.01(b)(i), (b) purchase participations in Dollar L/C Obligations in respect of Dollar Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 2.01A under the caption “Dollar Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Dollar Revolving Credit Commitments of all Dollar Revolving Credit Lenders shall be $200,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement, including pursuant to any applicable Dollar Revolving Commitment Increase.

“Dollar Revolving Credit Exposure” means, as to each Dollar Revolving Credit Lender, the sum of the Outstanding Amount of such Revolving Credit Lender’s Dollar Revolving Credit Loans and its Pro Rata Share of the Dollar L/C Obligations and the Swing Line Obligations at such time.

“Dollar Revolving Credit Facility” means, at any time, the aggregate Dollar Amount of the Dollar Revolving Credit Commitments at such time.

“Dollar Revolving Credit Lender” means, at any time, any Lender that has a Dollar Revolving Credit Commitment at such time.

“Dollar Revolving Credit Loan” has the meaning specified in Section 2.01(b)(i).

“Dollar Revolving Credit Note” means a promissory note of the Borrower payable to any Dollar Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-3 hereto, evidencing the aggregate Indebtedness of the Borrower to such Dollar Revolving Credit Lender resulting from the Dollar Revolving Credit Loans made by such Revolving Credit Lender.

“Dollar Term Borrowing” means a borrowing consisting of Dollar Term Loans of the same Type and currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Dollar Term Lenders pursuant to Section 2.01.

“Dollar Term Commitment” means, as to each Dollar Term Lender, its obligation to make a Dollar Term Loan to the Borrower pursuant to Section 2.01(a)(i) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01B under the caption “Dollar Term Commitment” or in the Assignment and Assumption pursuant to which such Dollar Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Dollar Term Commitments is $2,340,000,000.

“Dollar Term Lender” means, at any time, any Lender that has a Dollar Term Commitment or a Dollar Term Loan at such time.

“Dollar Term Loan” means a Loan made pursuant to Section 2.01(a)(i).

“Dollar Term Note” means a promissory note of the Borrower payable to any Dollar Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Dollar Term Lender resulting from the Dollar Term Loans made by such Dollar Term Lender.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“ECF Percentage” has the meaning specified in Section 2.05(b)(i).

“Eligible Assignee” means any Assignee permitted by and, to the extent applicable, consented to in accordance with Section 10.07(b).

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Loan Party or any of its Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings with respect to any Environmental Liability (hereinafter “Claims”), including (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief pursuant to any Environmental Law.

“Environmental Laws” means any and all Laws relating to the protection of the environment or, to the extent relating to exposure to Hazardous Materials, human health.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Contribution” means, collectively, (a) the contribution by the Sponsor Group and the Management Stockholders of an aggregate amount of cash, which, together with any rollover equity, will constitute an aggregate amount (together with any amounts otherwise paid to existing equityholders for Equity Interests in the Borrower in connection with the Transaction) sufficient, after taking into account the proceeds of the Facilities, the Senior Interim Loan Facility, the Senior Subordinated Interim Loan Facility, any Senior Notes and any Senior Subordinated Notes received on the Closing Date and cash on hand of the Borrower, to fund the total amount required to finance the Transaction to Holdings or one or more direct or indirect holding company parents of Holdings, and (b) the further contribution to Merger Sub of any portion of such cash contribution proceeds not directly received by Merger Sub or used by Holdings to pay Transaction Expenses.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with Holdings or the Borrower and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Holdings or the Borrower or any of their respective ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Holdings or the Borrower or any of their respective ERISA Affiliates from a Multiemployer Plan, notification of Holdings or the Borrower or any of their respective ERISA Affiliates concerning the imposition of withdrawal liability or notification that a Multiemployer Plan is insolvent or is in reorganization within the meaning of Title IV of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Holdings or the Borrower or any of their respective ERISA Affiliates.

“Euro” and “€” mean the lawful single currency of the European Union.

“Euro Term Borrowing” means a borrowing consisting of Euro Term Loans of the same Type and currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Euro Term Lenders pursuant to Section 2.01.

“Euro Term Commitment” means, as to each Euro Term Lender, its obligation to make a Euro Term Loan to the Borrower pursuant to Section 2.01(a)(ii) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01B under the caption “Euro Term Commitment” or in the Assignment and Assumption pursuant to which such Euro Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Euro Term Commitments is €875,000,000.

“Euro Term Lender” means, at any time, any Lender that has a Euro Term Commitment or a Euro Term Loan at such time.

“Euro Term Loan” means a Loan made pursuant to Section 2.01(a)(ii).

“Euro Term Note” means a promissory note of the Borrower payable to any Euro Term Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Euro Term Lender resulting from the Euro Term Loans made by such Euro Term Lender.

“Eurocurrency Rate” means, for any Interest Period with respect to any Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; if such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Eurocurrency Rate Loan” means a Loan, whether denominated in Dollars or in an Alternative Currency, that bears interest at a rate based on the applicable Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income of the Borrower for such period,

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and

(v) cash receipts in respect of Swap Contracts during such fiscal year to the extent not otherwise included in such Consolidated Net Income; over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (i) of the definition of Consolidated Net Income,

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property accrued or made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of Indebtedness of the Borrower or the Restricted Subsidiaries,

(iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans, (Y) all prepayments of Revolving Credit Loans and Swing Line Loans and (Z) all prepayments in respect of any other revolving credit facility, except, in the case of clauses (Y) and (Z), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of other Indebtedness of the Borrower or the Restricted Subsidiaries,

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions or Dispositions by the Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(vi) cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(viii) the amount of Restricted Payments paid during such period pursuant to Sections 7.06(f), 7.06(g), 7.06(h), 7.06(i), 7.06(j), 7.07(k), 7.06(l) and 7.06(m) and to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,

(ix) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries from internally generated cash flow of the Borrower and the Restricted Subsidiaries during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or are not deducted in calculating Consolidated Net Income,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings, the Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, (A) the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period or (B) any planned cash expenditures by the Borrower or any of the Restricted Subsidiaries (the “Planned Expenditures”), in each case relating to Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that, to the extent the aggregate amount of internally generated cash flow actually utilized to finance such Permitted Acquisitions, Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration and the Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii) the amount of cash taxes paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(xiii) cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means, collectively, the Senior Exchange Notes and the Senior Subordinated Exchange Notes.

“Exchange Notes Indentures” means, collectively, the Senior Exchange Notes Indenture and the Senior Subordinated Exchange Notes Indenture.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary, (b) any Securitization Subsidiary, (c) each Subsidiary listed on Schedule 1.01C hereto, (d) any Subsidiary that is prohibited by contractual requirements (other than contractual requirements entered into by such Subsidiary to avoid guaranteeing the Obligations) or applicable Law from guaranteeing the Obligations, (e) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (f) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 7.03(g) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (f) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (g) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing the Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom and (h) each Unrestricted Subsidiary.

“Facility” means the Dollar Term Loans, the Euro Term Loans, the Dollar Revolving Credit Facility or the Alternative Currency Revolving Credit Facility, as the context may require.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Borrower in good faith.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Foreign Casualty Event” has the meaning specified in Section 2.05(b)(vii).

“Foreign Disposition” has the meaning specified in Section 2.05(b)(vii).

“Foreign Lender” has the meaning specified in Section 3.01(b).

“Foreign Plan” means any material employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Holdings or any Subsidiary of Holdings with respect to employees employed outside the United States.

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries, as determined in accordance with GAAP in good faith by a Responsible Officer.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or monetary other obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guaranty” means (a) the guaranty made by Holdings and the other Guarantors in favor of the Administrative Agent on behalf of the Secured Parties pursuant to clause (b)(i) of the definition of “Collateral and Guarantee Requirement,” substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, and all wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and infectious or medical wastes regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that is an Agent, a Lender, a Joint Bookrunner or an Affiliate of any of the foregoing on the Closing Date or at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender or an Affiliate of any of the foregoing.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Honor Date” has the meaning specified in Section 2.03(c).

“Incremental Amendment” has the meaning specified in Section 2.14(a).

“Incremental Availability” has the meaning specified in Section 2.14(a).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(a).

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions that may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt and (B) in the case of Holdings and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary of business. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.

“Information” has the meaning specified in Section 10.08.

“Initial Revolving Borrowing” means one or more borrowings of Dollar Revolving Credit Loans or issuances or deemed issuances of Letters of Credit on the Closing Date in an amount not to exceed the aggregate amounts specified or referred to in the definition of the term “Permitted Initial Revolving Borrowing Purposes.”

“Intellectual Property Security Agreements” has the meaning specified in the Security Agreement.

“Intercreditor Agreement” means the intercreditor agreement dated as of the date hereof among the Borrower, the Administrative Agent and the ABL Administrative Agent, substantially in the form attached as Exhibit I, as amended, restated, supplemented or otherwise modified from time to time in accordance therewith and herewith.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent generally available from each Lender of such Eurocurrency Rate Loan, nine or twelve months (or such period of less than one month as may be consented to by the Administrative Agent), as selected by the Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Holdings and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of any return representing a return of capital with respect to such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower.

“Investment Grade Securities” means (a) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents), (b) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries, (c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b), which fund may also hold immaterial amounts of cash pending investment or distribution and (d) corresponding instruments in countries other than the United States of America customarily utilized for high quality investments, in each case, consistent with the Borrower’s cash management and investment practices.

“IP Rights” has the meaning specified in Section 5.15.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any of its Subsidiaries) or in favor of such L/C Issuer and relating to such Letter of Credit.

“Joint Bookrunner” means each of Goldman Sachs Credit Partners L.P., Banc of America Securities LLC, Bear, Stearns & Co., Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Judgment Currency” has the meaning specified in Section 10.18.

“Junior Financing” has the meaning specified in Section 7.12(a)(i).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advances” means the collective reference to Dollar L/C Advances and Alternative Currency L/C Advances.

“L/C Borrowing” means the collective reference to Dollar L/C Borrowings and Alternative Currency L/C Borrowings.

“L/C Credit Extensions” means the collective reference to the Dollar L/C Credit Extensions and the Alternative Currency L/C Credit Extensions.

“L/C Issuer” means the collective reference to each Dollar L/C Issuer and each Alternative Currency L/C Issuer.

“L/C Obligations” means the collective reference to the Dollar L/C Obligations and the Alternative Currency L/C Obligations.

“L/C Sublimit” means an amount equal to $100,000,000.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facilities (or, if such day is not a Business Day, the next preceding Business Day).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing); provided, that in no event shall an operating lease be deemed a Lien.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Issuer Documents and (vi) the Intercreditor Agreement.

“Loan Parties” means, collectively, (i) Holdings, (ii) the Borrower and (iii) each other Guarantor.

“Management Stockholders” means the members of management of Holdings or any of its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01D.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means a circumstance or condition affecting the business, operations, assets, liabilities (actual or contingent) or financial condition of Holdings and its Subsidiaries, taken as a whole, that would materially adversely affect (a) the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (b) the rights and remedies of the Lenders or the Administrative Agent under any Loan Document.

“Material Domestic Subsidiary” means, at any date of determination, each of the Borrower’s Domestic Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Domestic Subsidiaries that are not Guarantors solely because they do not meet the thresholds set forth in clauses (a) or (b) comprise in the aggregate more than 5.0% of Total Assets as of the end of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.01 or more than 5.0% of the gross revenues of the Borrower and the Restricted Subsidiaries for the period of four consecutive fiscal quarters ending as of the last day of such fiscal quarter, then the Borrower shall, not later than 45 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Domestic Subsidiaries as “Material Domestic Subsidiaries” to the extent required such that the foregoing condition ceases to be true and comply with the provisions of Section 6.11 applicable to such Subsidiary.

“Material Foreign Subsidiary” means, at any date of determination, each of the Borrower’s Foreign Subsidiaries (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 2.5% of Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2.5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.

“Material Real Property” means any real property owned by any Loan Party with a Fair Market Value in excess of $10,000,000.

“Material Subsidiary” means any Material Domestic Subsidiary or any Material Foreign Subsidiary.

“Maturity Date” means (a) with respect to the Revolving Credit Facilities, the sixth anniversary of the Closing Date and (b) with respect to the Term Loans, the date that is seven years and six months after the Closing Date; provided that if either such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning specified in Section 10.10.

“Merger” has the meaning specified in the preliminary statements to this Agreement.

“Merger Agreement” means the Agreement and Plan of Merger dated as of December 18, 2006 (amended and restated as of June 7, 2007), by and among Holdings, Merger Sub and the Borrower.

“Merger Consideration” means an amount equal to the total funds required to pay to the holder of each share of issued and outstanding common stock of the Borrower immediately prior to the consummation of the Merger (excluding shares tendered pursuant to the Offer and subject to certain exceptions as set forth in the Merger Agreement) an aggregate amount of $46.00 in cash.

“Merger Sub” has the meaning specified in the preliminary statements to this Agreement.

“Minority Investment” means any Person other than a Subsidiary in which the Borrower or any Restricted Subsidiary owns any Equity Interests.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means collectively, the deeds of trust, trust deeds, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Lenders in form and substance reasonably satisfactory to the Administrative Agent, and any other mortgages executed and delivered pursuant to Section 6.11.

“Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).

“Mortgaged Properties” has the meaning specified in paragraph (f) of the definition of “Collateral and Guarantee Requirement.”

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Holdings, the Borrower or any of their respective ERISA Affiliates makes or is obligated to make contributions, or during the period since May 31, 2005, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Borrower or any of the Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any of the Restricted Subsidiaries) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes or distributions made pursuant to Section 7.06(g)(i) or (g)(iii) paid or estimated to be payable in connection therewith (including withholding taxes imposed on the repatriation of any such Net Cash Proceeds), (D) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Restricted Subsidiary as a result thereof, and (E) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E); provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $20,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $50,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b) (i) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary or any Permitted Equity Issuance by the Borrower or any direct or indirect parent of the Borrower, the excess, if any, of (A) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (B)(x) taxes or distributions made pursuant to Section 7.06(g)(i) paid or estimated to be payable in connection therewith (including withholding taxes imposed on the repatriation of any cash received in connection with such incurrence or issuance) and (y) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of the Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Non-Cash Charges” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Loan Party” means any Subsidiary of the Borrower that is not a Loan Party.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Dollar Term Note, a Euro Term Note, a Dollar Revolving Credit Note or an Alternative Currency Revolving Credit Note, as the context may require.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (y) obligations of any Loan Party arising under any Secured Hedge Agreement and (z) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document.

“Offer” has the meaning specified in the preliminary statements to this Agreement.

“Option Accounting Issues” means, with respect to the Borrower and its Subsidiaries, any failure to (x) properly document the measurement date for any stock option grant, (y) record stock option expense (or other items relating thereto) in accordance with GAAP or (z) issue stock options in accordance with the terms of any applicable Stock Plan (as defined in the Merger Agreement), in each case to the extent occurring prior to June 4, 2007.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning specified in Section 3.01(f).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, an L/C Issuer, or the Swing Line Lender, as applicable, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.07(e).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the U.S. Pension Protection Act of 2006, as amended.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Holdings, the Borrower or any of their respective ERISA Affiliates or to which Holdings, the Borrower or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time since May 31, 2005.

“Permitted Acquisition” has the meaning specified in Section 7.02(j).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of the Borrower or any direct or indirect parent of the Borrower, in each case to the extent permitted hereunder.

“Permitted Holders” means each of (i) the Sponsor Group and (ii) the Management Stockholders.

“Permitted Initial Revolving Borrowing Purposes” means (a) one or more Borrowings of Dollar Revolving Credit Loans to finance the Transaction that, when taken together with any borrowings made under the ABL Facilities on the Closing Date to finance the Transaction, do not exceed $150,000,000 in the aggregate and (b) the issuance of Letters of Credit in replacement of, or as a backstop for, letters of credit of Holdings, the Borrower or any of the Restricted Subsidiaries outstanding on the Closing Date.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(b) or Section 7.03(e), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Junior Financing, (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended, and (e) in the case of any Permitted Refinancing in respect of the ABL Facilities, such Permitted Refinancing is secured only by all or any portion of the Current Assets Collateral (but not by any other assets) pursuant to one or more security agreements subject to the Intercreditor Agreement (or another intercreditor agreement containing terms that are at least as favorable to the Secured Parties as those contained in the Intercreditor Agreement).

“Permitted Subordinated Notes” means senior subordinated notes issued by the Borrower or a Guarantor, provided that (a) the terms of such notes provide for customary subordination of such notes to the Obligations and do not provide for any scheduled repayment, mandatory redemption, sinking fund obligation or other payment prior to the Maturity Date for the Term Loans, other than customary offers to purchase upon a change of control, asset sale or casualty or condemnation event and customary acceleration rights upon an event of default and (b) the covenants, events of default, guarantees and other terms for such notes (provided that such notes shall have interest rates and redemption premiums determined by the Board of Directors of the Borrower to be market rates and premiums at the time of issuance of such notes), taken as a whole, are determined by the Board of Directors of the Borrower to be market terms on the date of issuance and in any event are not more restrictive on the Borrower and the Restricted Subsidiaries, or materially less favorable to the Lenders, than the terms of the Senior Subordinated Notes or the Senior Subordinated Exchange Notes and do not require the maintenance or achievement of any financial performance standards other than as a condition to taking specified actions, provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Subordinated Notes Documentation” means any notes, instruments, agreements and other credit documents governing any Permitted Subordinated Notes.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any material “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Foreign Plan, established by Holdings, the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of their respective ERISA Affiliates.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.

“Principal L/C Issuer” means any L/C Issuer that has issued Letters of Credit under the Revolving Credit Facilities having an aggregate Outstanding Amount in excess of $10,000,000.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries; provided that, (i) at the election of the Borrower, such Pro Forma Adjustment shall not be required to be determined for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate consideration paid in connection with such acquisition was less than $100,000,000 and (ii) so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Balance Sheet” has the meaning specified in Section 5.05(a)(ii).

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings, the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Financial Statements” has the meaning specified in Section 5.05(a)(ii).

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time; provided that, in the case of a Revolving Credit Facility, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” shall have the meaning specified in Section 6.01(c).

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Holding Company Debt” means unsecured Indebtedness of Holdings (or any direct or indirect parent thereof), (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the final maturity of the Term Loans (as in effect on the Closing Date) (other than customary offers to purchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and the Restricted Subsidiaries than those in the Senior Subordinated Notes Indenture or the Senior Subordinated Exchange Notes Indenture; provided that a certificate of a Responsible Officer of the Borrower is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (c) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (i) the date that is five years from the date of the issuance or incurrence thereof and (ii) the date that is ninety one days after the final maturity of the Term Loans (as in effect on the Closing Date) (it being understood that this clause (c) shall not prohibit Indebtedness the terms of which permit the issuer thereof to elect, at its option, to make payments in cash of interest or other amounts in respect of the principal thereof prior to the date determined in accordance with clauses (i) and (ii) of this clause (c)) and (d) that is not Guaranteed by the Borrower or any Restricted Subsidiary.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) the board of directors of the Borrower shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at Fair Market Value and (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms (as determined in good faith by the Borrower). The grant of a security interest in any Securitization Assets of the Borrower or any of the Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Agreement prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Qualifying IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Quarterly Financial Statements” means the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the most recent fiscal quarter ended at least forty (40) days before the Closing Date.

“Refinanced Term Loans” has the meaning specified in Section 10.01.

“Register” has the meaning specified in Section 10.07(d).

“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).

“Replacement Term Loans” has the meaning specified in Section 10.01.

“Reportable Event” means, with respect to any Plan any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Facility Lenders” shall mean, with respect to any Facility on any date of determination, Lenders having more than 50% of the sum of (i) the Total Outstandings under such Facility (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans, as applicable, under such Facility being deemed “held” by such Lender for purposes of this definition) and (ii) the aggregate unused Commitments under such Facility; provided that the unused Commitments of, and the portion of the Total Outstandings under such Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of the Required Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer or Person performing similar functions of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Unless otherwise specified, all references herein to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Restructuring” means a collective reference to the transactions described on Schedule 1.01E.

“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(vi).

“Revaluation Date” means (a) with respect to any Alternative Currency Revolving Credit Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Facility Lenders under the Alternative Currency Revolving Credit Facility shall require; (b) with respect to any Alternative Currency Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by an Alternative Currency L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the Alternative Currency L/C Issuer shall determine or the Required Facility Lenders under the Alternative Currency Revolving Credit Facility shall require; and (c) with respect to any Euro Term Loan, each of the following: (i) each date of a continuation of a Euro Term Loan pursuant to Section 2.02, and (ii) such additional dates as the Administrative Agent shall reasonably determine or the Required Facility Lenders with respect to the Euro Term Loans shall reasonably require.

“Revolving Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(a).

“Revolving Credit Borrowing” means the collective reference to a Dollar Revolving Credit Borrowing or an Alternative Currency Revolving Credit Borrowing.

“Revolving Credit Commitments” means the collective reference to the Dollar Revolving Credit Commitment and the Alternative Currency Revolving Credit Commitment.

“Revolving Credit Exposure” means the collective reference to the Dollar Revolving Credit Exposure and the Alternative Currency Revolving Credit Exposure.

“Revolving Credit Facilities” means the collective reference to the Dollar Revolving Credit Facility and the Alternative Currency Revolving Credit Facility.

“Revolving Credit Lenders” means the collective reference to the Dollar Revolving Credit Lenders and the Alternative Currency Revolving Credit Lenders.

“Revolving Credit Loans” means the collective reference to the Dollar Revolving Credit Loans and the Alternative Currency Revolving Credit Loans.

“Revolving Credit Notes” means the collective reference to the Dollar Revolving Credit Notes and the Alternative Currency Revolving Credit Notes.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract permitted under Section 7.03(f) that is entered into by and between any Loan Party (or entered into by Merger Sub and existing at the time of the Merger) or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment subject to a Qualified Securitization Financing and the proceeds thereof.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a Standard Securitization Undertaking, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a wholly owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the board of directors of the Borrower or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to Holdings, the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower and (c) to which none of Holdings, the Borrower or any other Subsidiary of the Borrower, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors of the Borrower or such other Person shall be evidenced to the Administrative Agent by delivery to the Administrative Agent of a certified copy of the resolution of the board of directors of the Borrower or such other Person giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G, together with each other Security Agreement Supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Exchange Notes” has the meaning ascribed to the term “Exchange Notes” in the Senior Interim Loan Credit Agreement.

“Senior Exchange Notes Indenture” has the meaning ascribed to the term “Exchange Notes Indenture” in the Senior Interim Loan Credit Agreement.

“Senior Interim Loan Credit Agreement” means that certain credit agreement dated as of the date hereof, among the Borrower, Bank of America, as administrative agent, and the other lenders party thereto, as the same may be amended, modified, replaced or refinanced to the extent permitted by this Agreement.

“Senior Interim Loan Facility” means the term loan credit facilities under the Senior Interim Loan Credit Agreement.

“Senior Notes” means, collectively, (i) the Borrower’s senior unsecured cash pay notes due 2017 and (ii) the Borrower’s senior unsecured PIK election notes due 2017 and any additional notes issued or any increase in the outstanding principal amount, in each case, in lieu of cash interest in accordance with the indenture governing such senior unsecured PIK election notes.

“Senior Notes Indenture” means the Indenture for the Senior Notes, dated as of the date hereof, as the same may be amended, modified, replaced or refinanced to the extent permitted by this Agreement.

“Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Senior Subordinated Exchange Notes” has the meaning ascribed to the term “Exchange Notes” in the Senior Subordinated Interim Loan Credit Agreement.

“Senior Subordinated Exchange Notes Indenture” has the meaning ascribed to the term “Exchange Notes Indenture” in the Senior Subordinated Interim Loan Credit Agreement.

“Senior Subordinated Interim Loan Credit Agreement” means that certain credit agreement dated as of the date hereof, among the Borrower, Bank of America, as administrative agent, and the other lenders party thereto, as the same may be amended, modified, replaced or refinanced to the extent permitted by this Agreement.

“Senior Subordinated Interim Loan Facility” means the term loan credit facility under the Senior Subordinated Interim Loan Credit Agreement.

“Senior Subordinated Notes” means the Borrower’s senior subordinated notes due 2017.

“Senior Subordinated Notes Indenture” means the Indenture for the Senior Subordinated Notes, dated as of the date hereof, as the same may be amended, modified, replaced or refinanced to the extent permitted by this Agreement.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Specified Subsidiary” means, at any date of determination, (a) each Material Subsidiary of the Borrower (i) whose total assets at the last day of the most recent Test Period were equal to or greater than 10.0% of Total Assets at such date or (ii) whose gross revenues for such Test Period were equal to or greater than 10.0% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP and (b) each other Material Subsidiary that is the subject of an Event of Default under Section 8.01(f) or Section 8.01(g) and that, when such Material Subsidiary’s total assets or gross revenues are aggregated with the total assets or gross revenues, as applicable, of each other Material Subsidiary that is the subject of an Event of Default under Section 8.01(f) or Section 8.01(g) would constitute a Specified Subsidiary under clause (a) above.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan or Revolving Commitment Increase that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Sponsor Group” means (i) Banc of America Capital Investors V, L.P., Bear Growth Capital Partners, LP, WCP Fund II, L.P. and their respective Affiliates and Persons, funds or partnerships managed by any of them or any of their respective Affiliates, but not including, however, any of their respective portfolio companies and (ii) the Sponsors.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Sponsors or their advisors and the Borrower.

“Sponsor Termination Fees” means the one time payment under the Sponsor Management Agreement of a termination fee to one or more of the Sponsors and their Affiliates in the event of either a Change of Control or the completion of a Qualifying IPO.

“Sponsors” means Blackstone Capital Partners V L.P., GS Capital Partners VI, L.P., KKR 2006 Fund L.P., TPG Partners V, L.P. and their respective Affiliates and funds or partnerships managed by any of them or any of their respective Affiliates, but not including, however, any of their respective portfolio companies.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or an Alternative Currency L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or an Alternative Currency L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such Alternative Currency L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided that the Alternative Currency L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Alternative Currency Letter of Credit denominated in an Alternative Currency.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower that the Borrower has determined in good faith to be customary in a Securitization Financing.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Successor Borrower” has the meaning specified in Section 7.04(d).

“Supplemental Administrative Agent” has the meaning specified in Section 9.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means Bank of America, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Obligations” means, as at any date of determination, the aggregate Outstanding Amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the aggregate Dollar Amount of the Dollar Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Dollar Revolving Credit Commitments.

“Syndication Agent” means Goldman Sachs Credit Partners L.P., as syndication agent under this Agreement.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” has the meaning specified in Section 3.01(a).

“Tender Offer Facility” means the credit facility under the Credit Agreement, dated as of July 11, 2007, by and among Merger Sub, Bank of America, as administrative agent, and the lenders party thereto.

“Term Borrowing” means the collective reference to a Dollar Term Borrowing and a Euro Term Borrowing.

“Term Commitment” means the collective reference to a Dollar Term Commitment and a Euro Term Commitment.

“Term Lender” means the collective reference to a Dollar Term Lender and a Euro Term Lender.

“Term Loan” means the collective reference to a Dollar Term Loan and a Euro Term Loan.

“Term Note” means the collective reference to a Dollar Term Note and a Euro Term Note.

“Test Period” in effect at any time means the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b); provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 6.01(a) or (b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Borrower ended May 31, 2007. A Test Period may be designated by reference to the last day thereof (i.e., the “May 31, 2007 Test Period” refers to the period of four consecutive fiscal quarters of the Borrower ended May 31, 2007), and a Test Period shall be deemed to end on the last day thereof.

“Threshold Amount” means $75,000,000.

“Total Assets” means the total assets of the Borrower and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the Pro Forma Financial Statements.

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, (a) the Equity Contribution, (b) the Offer and the Merger, (c) the issuance of the Senior Notes and the Senior Subordinated Notes, if any, (d) the funding of the Term Loans and the Initial Revolving Borrowing on the Closing Date, (e) the funding of the ABL Loans on the Closing Date, if any, (f) the funding of the loans under the Senior Interim Loan Facility and the Senior Subordinated Interim Loan Facility on the Closing Date, if any, (g) the repayment of the Tender Offer Facility on the Closing Date, (h) the consummation of any other transactions in connection with the foregoing and (i) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings or any of its Subsidiaries in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Type” means, with respect to a Loan denominated in Dollars, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.01B, (ii) each Securitization Subsidiary, (iii) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the date hereof and (iv) any Subsidiary of an Unrestricted Subsidiary, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 6.14 or ceases to be a Subsidiary of the Borrower.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“U.S. Lender” has the meaning specified in Section 3.01(d).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Annual Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Leverage Ratio and the Senior Secured Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

SECTION 1.04. Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07. Additional Alternative Currencies.

(a) The Borrower may from time to time request that Eurocurrency Rate Loans be made and/or Alternative Currency Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Alternative Currency Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Alternative Currency Letters of Credit, such request shall be subject to the approval of the Administrative Agent and each Alternative Currency L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Alternative Currency Letters of Credit, each Alternative Currency L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Alternative Currency Revolving Credit Lender thereof; and in the case of any such request pertaining to Alternative Currency Letters of Credit, the Administrative Agent shall promptly notify each Alternative Currency L/C Issuer thereof. Each Alternative Currency Revolving Credit Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or each Alternative Currency L/C Issuer (in the case of a request pertaining to Alternative Currency Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Alternative Currency Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by an Alternative Currency Revolving Credit Lender or an Alternative Currency L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Alternative Currency Lender or such Alternative Currency L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Alternative Currency Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Alternative Currency Revolving Credit Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Alternative Currency Revolving Credit Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and each Alternative Currency L/C Issuer consent to the issuance of Alternative Currency Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Alternative Currency Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.07, the Administrative Agent shall promptly so notify the Borrower.

SECTION 1.08. Currency Equivalents Generally.

(a) The Administrative Agent or the applicable Alternative Currency L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or the Alternative Currency L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of an Alternative Currency Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Alternative Currency Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Alternative Currency L/C Issuer, as the case may be.

(c) Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(d) For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Net Income in the Borrower’s annual financial statements delivered pursuant to Section 6.01(a); provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.

SECTION 1.09. Change in Currency.

(a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Alternative Currency Revolving Credit Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Alternative Currency Revolving Credit Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II

The Commitments and Credit Extensions

SECTION 2.01. The Loans.

(a) The Term Borrowings. Subject to the terms and conditions set forth herein, (i) each Dollar Term Lender severally agrees to make to the Borrower a single loan denominated in Dollars in a Dollar Amount equal to such Dollar Term Lender’s Dollar Term Commitment on the Closing Date and (ii) each Euro Term Lender severally agrees to make to the Borrower a single loan denominated in Euros in an aggregate principal amount equal to such Euro Term Lender’s Euro Term Commitment on the Closing Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Dollar Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein, and Euro Term Loans must be Eurocurrency Rate Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, (i) each Dollar Revolving Credit Lender severally agrees to make loans denominated in Dollars to the Borrower as elected by the Borrower pursuant to Section 2.02 (each such loan, a “Dollar Revolving Credit Loan”) from time to time, on any Business Day after the Closing Date until the Maturity Date (provided that each Dollar Revolving Credit Lender agrees to make loans denominated in Dollars in an aggregate amount not exceeding its Pro Rata Share of the Initial Revolving Borrowing, at the request of the Borrower, on the Closing Date), in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Dollar Revolving Credit Commitment; provided that after giving effect to any Dollar Revolving Credit Borrowing, the aggregate Outstanding Amount of the Dollar Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Dollar L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Dollar Revolving Credit Commitment; and (ii) each Alternative Currency Revolving Credit Lender severally agrees to make loans denominated in Dollars or an Alternative Currency to the Borrower as elected by the Borrower pursuant to Section 2.02 (each such loan, an “Alternative Currency Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date, in an aggregate Dollar Amount not to exceed at any time outstanding the amount of such Lender’s Alternative Currency Revolving Credit Commitment; provided that after giving effect to any Alternative Currency Revolving Credit Borrowing, the aggregate Outstanding Amount of the Alternative Currency Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Alternative Currency L/C Obligations shall not exceed such Lender’s Alternative Currency Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05 and reborrow under this Section 2.01(b). Dollar Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein, and Alternative Currency Revolving Credit Loans (other than Alternative Currency Revolving Credit Loans denominated in Dollars which may be Base Rate Loans or Eurocurrency Rate Loans) must be Eurocurrency Rate Loans, as further provided herein.

SECTION 2.02. Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing (other than Swing Line Borrowings with respect to which this Section 2.02 shall not apply), each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 noon (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Dollars or any conversion of Base Rate Loans to Eurocurrency Rate Loans, (ii) four (4) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in an Alternative Currency, and (iii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans; provided that the notice referred to in subclause (i) above may be delivered not later than 9:00 a.m. two Business Days prior to the Closing Date in the case of the initial Credit Extensions. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal Dollar Amount of $2,500,000 or a whole multiple of the Dollar Amount of $500,000 in excess thereof in the case of Term Loans or Revolving Credit Loans. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Dollar Term Borrowing, a Euro Term Borrowing, a Dollar Revolving Credit Borrowing, an Alternative Currency Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the currency in which the Loans to be borrowed are to be denominated, (v) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto and (vii) in the case of Revolving Credit Loans denominated in Dollars, whether such Revolving Credit Loans are being borrowed under the Dollar Revolving Credit Facility or the Alternative Currency Revolving Credit Facility. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans (unless the Loan being made or continued is denominated in an Alternative Currency, in which case it shall be made or continued as a Eurocurrency Rate Loan with an Interest Period of one month). Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period (or fails to give a timely notice requesting a continuation of Eurocurrency Rate Loans denominated in an Alternative Currency), it will be deemed to have specified an Interest Period of one (1) month. If no currency is specified, the requested Borrowing shall be in Dollars.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in an Alternative Currency described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the respective Alternative Currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is on the Closing Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to a Borrowing under a Revolving Credit Facility is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and second, to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of an Event of Default, the Administrative Agent or the Required Facility Lenders may require that no Loans under the applicable Facility may be converted to or continued as Eurocurrency Rate Loans and the Required Facility Lenders under the Alternative Currency Revolving Credit Facility may require that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Amount thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. The determination of the Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time when Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than thirty (30) Interest Periods in effect unless otherwise agreed between the Borrower and the Administrative Agent.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such Pro Rata Share available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.03. Letters of Credit.

(a) The Letter of Credit Commitments.

(i) Subject to the terms and conditions set forth herein, (A)(1) each Dollar L/C Issuer agrees, in reliance upon the agreements of the other Dollar Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Dollar Letters of Credit for the account of the Borrower (provided that any Dollar Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Dollar Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drawings under the Dollar Letters of Credit and (2) the Dollar Revolving Credit Lenders severally agree to participate in Dollar Letters of Credit issued pursuant to this Section 2.03 and (B)(1) each Alternative Currency L/C Issuer agrees, in reliance upon the agreements of the other Alternative Currency Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Alternative Currency Letters of Credit denominated in Dollars or in an Alternative Currency for the account of the Borrower (provided that any Alternative Currency Letter of Credit may be for the benefit of any Subsidiary of the Borrower) and to amend or renew Alternative Currency Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drawings under the Alternative Currency Letters of Credit and (2) the Alternative Currency Revolving Credit Lenders severally agree to participate in Alternative Currency Letters of Credit issued pursuant to this Section 2.03; provided that L/C Issuers shall not be obligated to make L/C Credit Extensions with respect to Letters of Credit, and Lenders shall not be obligated to participate in Letters of Credit if, as of the date of the applicable (I) Dollar Letter of Credit, (x) the Dollar Revolving Credit Exposure of any Lender would exceed such Lender’s Dollar Revolving Credit Commitment, (y) the Outstanding Amount of the Dollar L/C Obligations would exceed the Dollar Revolving Credit Commitment or (z) the Outstanding Amount of all L/C Obligations would exceed the L/C Sublimit and (II) Alternative Currency Letter of Credit, (x) the Alternative Currency Revolving Credit Exposure of any Lender would exceed such Lender’s Alternative Currency Revolving Credit Commitment or (y) the Outstanding Amount of all L/C Obligations would exceed the L/C Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) An L/C Issuer shall not issue any Letter of Credit if:

(1) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless otherwise agreed by the L/C Issuer and the Administrative Agent; or

(2) the expiry date of such requested Letter of Credit would occur after the applicable Letter of Credit Expiration Date, unless (1) each Appropriate Lender shall have approved such expiry date or (2) the Outstanding Amount of the L/C Obligations in respect of such requested Letter of Credit has been Cash Collateralized.

(iii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally; or

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than (i) in the case of Dollar Letters of Credit, Dollars and (ii) in the case of Alternative Currency Letters of Credit, Dollars or an Alternative Currency.

(iv) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) Each L/C Issuer shall act on behalf of the Appropriate Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 12:00 noon at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (g) the currency in which the requested Letter of Credit will be denominated and whether such Letter of Credit shall constitute a Dollar Letter of Credit or an Alternative Currency Letter of Credit; and (h) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the relevant L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of (x) each Dollar Letter of Credit, each Dollar Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Dollar Letter of Credit in an amount equal to the product of such Dollar Revolving Credit Lender’s Pro Rata Share times the amount of such Dollar Letter of Credit and (y) each Alternative Currency Letter of Credit, each Alternative Currency Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Alternative Currency Letter of Credit in an amount equal to the product of such Alternative Currency Revolving Credit Lender’s Pro Rata Share times the amount of such Alternative Currency Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time until an expiry date not later than the applicable Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would not be permitted, or would have no obligation at such time, to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received actual notice (which may be by telephone or in writing) sufficiently in advance of the Nonrenewal Notice Date from the Administrative Agent or any Revolving Credit Lender, as applicable, or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (it being understood that such notice shall not be presumptively sufficient unless such notice is provided not less than five (5) Business Days in advance of such Nonrenewal Notice Date).

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. In the case of an Alternative Currency Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the relevant Alternative Currency L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the relevant Alternative Currency L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse such Alternative Currency L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under an Alternative Currency Letter of Credit denominated in an Alternative Currency, the relevant Alternative Currency L/C Issuer shall notify the Borrower of the Dollar Amount of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the first Business Day following the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the first Business Day following the date of any payment by the L/C Issuer under an Alternative Currency Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the Dollar Amount thereof in the case of an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, (x) in the case of an Unreimbursed Amount under a Dollar Letter of Credit, the Borrower shall be deemed to have requested a Dollar Revolving Credit Borrowing of Base Rate Loans and (y) in the case of an Unreimbursed Amount under an Alternative Currency Letter of Credit, the Borrower shall be deemed to have requested an Alternative Currency Revolving Credit Borrowing of Base Rate Loans, in each case to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments under the applicable Revolving Credit Facility of the Appropriate Lenders, and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Dollar Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant Dollar L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of any Unreimbursed Amount in respect of a Dollar Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (which may be the same Business Day such notice is provided if such notice is provided prior to 12:00 noon), whereupon, subject to the provisions of Section 2.03(c)(iii), each Dollar Revolving Credit Lender that so makes funds available shall be deemed to have made a Dollar Revolving Credit Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant Dollar L/C Issuer. Each Alternative Currency Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant Alternative Currency L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of any Unreimbursed Amount in respect of an Alternative Currency Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (which may be the same Business Day such notice is provided if such notice is provided prior to 12:00 noon), whereupon, subject to the provisions of Section 2.03(c)(iii), each Alternative Currency Revolving Credit Lender that so makes funds available shall be deemed to have made an Alternative Currency Revolving Credit Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant Alternative Currency L/C Issuer.

(iii) With respect to any Unreimbursed Amount of a Dollar Letter of Credit that is not fully refinanced by a Dollar Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant Dollar L/C Issuer a Dollar L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which Dollar L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Dollar Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant Dollar L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Dollar L/C Borrowing and shall constitute a Dollar L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03. With respect to any Unreimbursed Amount of an Alternative Currency Letter of Credit that is not fully refinanced by an Alternative Currency Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant Alternative Currency L/C Issuer an Alternative Currency L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which Alternative Currency L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Alternative Currency Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant Alternative Currency L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Alternative Currency L/C Borrowing and shall constitute an Alternative Currency L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that, except with respect to the initial Credit Extensions made on the Closing Date, each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Appropriate Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Appropriate Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The Obligations of the Revolving Credit Lenders under this clause (d)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally;

(vi) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by acts or omissions of such L/C Issuer constituting gross negligence or willful misconduct on the part of such L/C Issuer.

(f) Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower that were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. If (i) any Event of Default occurs and is continuing and the Required Lenders require the Borrower to Cash Collateralize its L/C Obligations pursuant to Section 8.02(c), (ii) an Event of Default set forth under Section 8.01(f) occurs and is continuing or (iii) for any reason, any Letter of Credit is outstanding at the time of termination of the Revolving Commitments, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i) or (iii), (1) the Business Day that the Borrower receives notice thereof, if such notice is received on such day prior to 12:00 noon or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receives such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Appropriate Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Appropriate Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked accounts at the Administrative Agent and may be invested in readily available Cash Equivalents selected by the Administrative Agent in its sole discretion. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. In the case of clause (i) or (ii) above, if such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral shall be refunded to the Borrower.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the relevant L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

(i) Letter of Credit Fees.

(i) The Borrower shall pay to the Administrative Agent for the account of each Dollar Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Dollar Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Dollar Letter of Credit (whether or not such maximum amount is then in effect under such Dollar Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Dollar Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Dollar Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Dollar Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(ii) The Borrower shall pay to the Administrative Agent for the account of each Alternative Currency Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Alternative Currency Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum Dollar Amount then available to be drawn under such Alternative Currency Letter of Credit (whether or not such maximum amount is then in effect under such Alternative Currency Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Alternative Currency Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable in Dollars on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Alternative Currency Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Alternative Currency Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum of the daily maximum amount then available to be drawn under such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(l) Addition of an L/C Issuer.

(i) A Dollar Revolving Credit Lender may become an additional Dollar L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Dollar Revolving Credit Lender. The Administrative Agent shall notify the Dollar Revolving Credit Lenders of any such additional Dollar L/C Issuer.

(ii) An Alternative Currency Revolving Credit Lender may become an additional Alternative Currency L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Alternative Currency Revolving Credit Lender. The Administrative Agent shall notify the Alternative Currency Revolving Credit Lenders of any such additional Alternative Currency L/C Issuer.

(iii) On the last Business Day of each March, June, September and December (and on such other dates as the Administrative Agent may request), each L/C Issuer shall provide the Administrative Agent a list of all Letters of Credit issued by it that are outstanding at such time together with such other information as the Administrative Agent may from time to time reasonably request.

(m) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.04. Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the Closing Date) until the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Dollar Revolving Credit Loans and Dollar L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Dollar Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Dollar Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Dollar L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Dollar Revolving Credit Commitment then in effect. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05 and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Swing Line Loans shall only be denominated in Dollars. Immediately upon the making of a Swing Line Loan, each Dollar Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $25,000), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Dollar Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Dollar Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Dollar Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Dollar Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar denominated payments not later than 1:00 p.m. on the date specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Dollar Revolving Credit Lender that so makes funds available shall be deemed to have made a Dollar Revolving Credit Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Dollar Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Dollar Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Dollar Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Dollar Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Dollar Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Dollar Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Dollar Revolving Credit Lender’s obligation to make Dollar Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Dollar Revolving Credit Lender’s obligation to make Dollar Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Dollar Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Dollar Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Dollar Revolving Credit Lenders under this clause (d)(ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Dollar Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

SECTION 2.05. Prepayments.

(a) Optional.

(i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 12:00 noon (New York, New York time in the case of Loans denominated in Dollars or London, England time in the case of Loans denominated in an Alternative Currency) (A) three (3) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four (4) Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in an Alternative Currency and (C) on the date of prepayment of Base Rate Loans; (2) any partial prepayment of Eurocurrency Rate Loans shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding (it being understood that Base Rate Loans shall be denominated in Dollars only). Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and the payment amount specified in such notice shall be due and payable on the date specified therein. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of principal of, and interest on, Alternative Currency Revolving Credit Loans shall be made in the relevant Alternative Currency (even if the Borrower is required to convert currency to do so). Each prepayment of the Loans pursuant to this Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $25,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. All Swing Line Loans shall be denominated in Dollars only.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(iv) Voluntary prepayments of Term Loans shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07(a) in a manner determined at the discretion of the Borrower and specified in the notice of prepayment.

(v) Notwithstanding the foregoing, any mandatory or voluntary prepayment of Dollar Term Loans or Euro Term Loans, as the case may be, that results in the prepayment of all, but not less than all, of the outstanding Dollar Term Loans or Euro Term Loans, as the case may be, prior to the one year anniversary of the Closing Date with the proceeds of new term loans (including without limitation any Replacement Term Loans) under this Agreement that have an applicable margin that is less than the Applicable Rate for Dollar Term Loans or Euro Term Loans, as the case may be, as of the Closing Date (based on the Senior Secured Leverage Ratio at such time) may only be made if each Dollar Term Lender and Euro Term Lender, as the case may be, is paid a prepayment premium of 1.0% of the principal amount of such Lender’s Dollar Term Loans or Euro Term Loans, as the case may be, so prepaid.

(b) Mandatory.

(i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall offer to prepay, subject to clause (b)(vi) of this Section 2.05, an aggregate principal amount of Term Loans (on a pro rata basis based on the Dollar Amount thereof) equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended May 31, 2008) minus (B) the sum of (i) all voluntary prepayments of Term Loans during such fiscal year and (ii) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness; provided that (x) the ECF Percentage shall be 25% if the Senior Secured Leverage Ratio for the fiscal year covered by such financial statements was less than or equal to 4.0 to 1.0 and greater than 3.5 to 1.0 and (y) the ECF Percentage shall be 0% if the Senior Secured Leverage Ratio for the fiscal year covered by such financial statements was less than or equal to 3.5 to 1.0.

(ii) (A) If (1)(x) the Borrower or any of its Restricted Subsidiaries Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition to the Borrower or a Restricted Subsidiary that is a Guarantor), (e), (g), (h), (k), (l), (n), (o) or (p)) or (y) any Casualty Event occurs, which results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds and (2) the Senior Secured Leverage Ratio for the Test Period immediately preceding such Disposition or Casualty Event is greater than 4.0 to 1.0 (calculated on a Pro Forma Basis), the Borrower shall offer to prepay on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds, subject to clauses (b)(vi) and (b)(vii) of this Section 2.05, an aggregate principal amount of Term Loans (on a pro rata basis based on the Dollar Amount thereof) equal to 100% (such percentage as it may be reduced as described below, the “Disposition Prepayment Percentage”) of all Net Cash Proceeds realized or received; provided that (x) the Disposition Prepayment Percentage shall be 50% if the Senior Secured Leverage Ratio for the Test Period immediately preceding such Disposition or Casualty Event was less than or equal to 4.0:1.0 and greater than 3.0 to 1.0 and (y) the Disposition Prepayment Percentage shall be 0% if the Senior Secured Leverage Ratio for the for the Test Period immediately preceding such Disposition or Casualty Event was less than or equal to 3.0 to 1.0; provided, further, that, except as provided in Section 7.05(j)(iii), no prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B).

(B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower, the Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within (x) twenty-four (24) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within twenty-four (24)months following receipt thereof, within the later of (1) twenty-four (24) months following receipt thereof and (2) one hundred and eighty (180) days of the date of such legally binding commitment; provided that if any Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, and subject to clauses (b)(v) and (b)(vii) of this Section 2.05, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days after the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.

(iii) If the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03 (but subject to Section 7.03(z)), the Borrower shall offer to prepay, subject to clause (b)(vi) of this Section 2.05, an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(iv) If the Administrative Agent notifies the Borrower at any time when the Alternative Currency Revolving Credit Exposure at such time exceeds an amount equal to 105% of the aggregate Alternative Currency Revolving Credit Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Alternative Currency Revolving Loans and/or the Borrower shall Cash Collateralize the Alternative Currency L/C Obligations in an aggregate amount sufficient to reduce such Alternative Currency Revolving Credit Exposure as of such date of payment to an amount not to exceed 100% of the aggregate Alternative Revolving Credit Commitments then in effect; provided that, subject to the provisions of Section 2.03(g)(ii), the Borrower shall not be required to Cash Collateralize the Alternative Currency L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Alternative Currency Revolving Credit Loans and Swing Line Loans, the Alternative Currency Revolving Credit Exposure exceeds the aggregate Alternative Currency Revolving Credit Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

(v) (X) Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied to the remaining scheduled installments of principal thereof pursuant to Section 2.07(a) in a manner determined at the discretion of the Borrower and specified to the Administrative Agent; and (Y) each such prepayment shall be paid to the Appropriate Lenders in accordance with their respective pro rata shares of such prepayment subject to clause (vi) of this Section 2.05(b).

(vi) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of the Borrower’s prepayment notice and of such Term Lender’s pro rata share of the prepayment. Each Term Lender may reject all or a portion of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Term Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be offered to the Term Lenders not so declining such prepayment on a pro rata basis in accordance with the Dollar Amounts of the Term Loans of such Lender (with such non-declining Term Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such non-declining Term Lenders elect to decline their pro rata share of such Declined Proceeds, any Declined Proceeds remaining thereafter shall be retained by the Borrower (“Retained Declined Proceeds”).

(vii) Notwithstanding any other provisions of this Section 2.05(b), (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(b)(ii) (a “Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), or Excess Cash Flow are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition, any Foreign Casualty Event or Excess Cash Flow would have a material adverse tax cost consequence with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.05(b) (or such Excess Cash Flow would have been so required if it were Net Cash Proceeds), (x) the Borrower applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Foreign Subsidiary.

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurocurrency Rate Loan pursuant to Section 3.05.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Rate Loans is required to be made under this Section 2.05 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05.

SECTION 2.06. Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class, in each case without premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent one (1) Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) if, after giving effect to any reduction of the Commitments, the Swing Line Sublimit exceeds the amount of the Dollar Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. Except as provided above, the amount of any such Dollar Revolving Credit Commitment reduction shall not be applied to the Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Dollar Term Commitment of each Dollar Term Lender shall be automatically and permanently reduced to $0 upon the making of such Dollar Term Lender’s Dollar Term Loans pursuant to Section 2.01(a)(i). The Euro Term Commitment of each Euro Term Lender shall be automatically and permanently reduced to €0 upon the making of such Euro Term Lender’s Euro Term Loans pursuant to Section 2.01(a)(ii). The Revolving Credit Commitments shall terminate on the Maturity Date for the Revolving Credit Facilities.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Dollar Revolving Credit Commitments or Alternative Currency Revolving Credit Commitments, as applicable, shall be paid on the effective date of such termination.

SECTION 2.07. Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of December 2007, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Term Loans outstanding on the Closing Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Term Loans, the aggregate principal amount of all Term Loans outstanding on such date.

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facilities the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

(c) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the Maturity Date for the Dollar Revolving Credit Facility.

(d) For the avoidance of doubt, all Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.

SECTION 2.08. Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Dollar Revolving Credit Loans. For the avoidance of doubt, each Alternative Currency Revolving Credit Loan (other than an Alternative Currency Revolving Credit Loan denominated in Dollars) shall be a Eurocurrency Rate Loan.

(b) The Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Interest on each Loan shall be payable in the currency in which each Loan was made.

SECTION 2.09. Fees. In addition to certain fees described in Sections 2.03(i) and (j):

(a) Commitment Fee. With respect to each Revolving Credit Facility, the Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender for such Facility in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitment for such Facility exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans for such Facility and (B) the Outstanding Amount of L/C Obligations for such Facility; provided that any commitment fee accrued with respect to any of the Revolving Credit Commitments under such Facility of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; provided further that no commitment fee shall accrue on any of the Revolving Credit Commitments under any Facility of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fees for a Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for such Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

SECTION 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the Administrative Agent’s “prime rate” shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360 day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11. Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

SECTION 2.12. Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to payments in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office for payment and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time on the dates specified herein. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Amount of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m. (New York, New York time), in the case of payments in Dollars, or (ii) after the Applicable Time in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) Unless the Borrower has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder for the account of any Lender or an L/C Issuer hereunder, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to such Lender or L/C Issuer. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then such Lender or L/C Issuer shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or L/C Issuer in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender or L/C Issuer to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2.13. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14. Incremental Credit Extensions.

(a) The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more additional tranches of term loans (the “Incremental Term Loans”), (b) one or more increases in the amount of the Dollar Revolving Credit Commitments (each such increase, a “Dollar Revolving Commitment Increase”) or (c) one or more increases in the amount of the Alternative Currency Revolving Credit Commitments (each such increase, an “Alternative Currency Revolving Commitment Increase” and, together with any Dollar Revolving Commitment Increase, a “Revolving Commitment Increase”); provided that (i) upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and (ii) at the time when any such Incremental Term Loan is made (and after giving effect thereto), no Default or Event of Default shall exist. Each tranche of Incremental Term Loans and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than a Dollar Amount of $25,000,000 (provided that such amount may be less than a Dollar Amount of $25,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans and the Revolving Commitment Increases shall not exceed the amount of additional Incremental Term Loans and Revolving Commitment Increases such that the Senior Secured Leverage Ratio for the Test Period immediately preceding the incurrence of such Indebtedness is less than or equal to 4.50 to 1.00 (calculated on a Pro Forma Basis) (the “Incremental Availability”). The Incremental Term Loans (a) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans, (b) shall not mature earlier than the Maturity Date with respect to the Term Loans and (c) shall be treated substantially the same as the Term Loans (in each case, including with respect to mandatory and voluntary prepayments), provided that (i) the terms and conditions applicable to Incremental Term Loans may be materially different from those of the Term Loans to the extent such differences (other than interest rates and amortization schedule) are reasonably acceptable to the Administrative Agent and (ii) the interest rates and amortization schedule applicable to the Incremental Term Loans shall be determined by the Borrower and the lenders thereof; provided that the Incremental Term Loans shall not have a Weighted Average Life to Maturity shorter than that of the Term Loans. Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender (it being understood that no existing Term Lender will have an obligation to make a portion of any Incremental Term Loan and no existing Revolving Credit Lender will have an obligation to provide a portion of any Revolving Commitment Increase), in each case on terms permitted in this Section 2.14 and otherwise on terms reasonably acceptable to the Administrative Agent) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”), provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. The effectiveness of (and, in the case of any Incremental Amendment for an Incremental Term Loan, the borrowing under) any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The Borrower shall use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. Upon each increase in (A) the Dollar Revolving Credit Commitments pursuant to Section 2.14, (x) each Dollar Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Dollar Revolving Commitment Increase (each a “Dollar Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Dollar Revolving Credit Lender’s participations hereunder in outstanding Dollar Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Dollar Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Dollar Revolving Credit Lender (including each such Dollar Revolving Commitment Increase Lender) will equal the percentage of the aggregate Dollar Revolving Credit Commitments of all Dollar Revolving Credit Lenders represented by such Dollar Revolving Credit Lender’s Revolving Credit Commitment and (y) if, on the date of such increase, there are any Dollar Revolving Credit Loans outstanding, such Dollar Revolving Credit Loans shall on or prior to the effectiveness of such Dollar Revolving Commitment Increase be prepaid from the proceeds of additional Dollar Revolving Credit Loans made hereunder (reflecting such increase in Dollar Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Dollar Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05 and (B) the Alternative Currency Revolving Credit Commitments pursuant to this Section 2.14, (x) each Alternative Currency Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Alternative Currency Revolving Commitment Increase (each an “Alternative Currency Revolving Commitment Increase Lender” and, together with each Dollar Revolving Commitment Increase Lender, the “Revolving Commitment Increase Lenders”) in respect of such increase, and each such Alternative Currency Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Alternative Currency Revolving Credit Lender’s participations hereunder in outstanding Alternative Currency Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Alternative Currency Letters of Credit held by each Alternative Currency Revolving Credit Lender (including each such Alternative Currency Revolving Commitment Increase Lender) will equal the percentage of the aggregate Alternative Currency Revolving Credit Commitments of all Alternative Currency Revolving Credit Lenders represented by such Alternative Currency Revolving Credit Lender’s Revolving Credit Commitment and (y) if, on the date of such increase, there are any Alternative Currency Revolving Credit Loans outstanding, such Alternative Currency Revolving Credit Loans shall on or prior to the effectiveness of such Alternative Currency Revolving Commitment Increase be prepaid from the proceeds of additional Alternative Currency Revolving Credit Loans made hereunder (reflecting such increase in Alternative Currency Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Alternative Currency Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(b) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01. Taxes.

(a) Except as required by law, any and all payments by the Borrower (the term Borrower under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, (i) taxes imposed on or measured by its net income (including branch profits) imposed by reason of any connection between it and any jurisdiction other than by executing or entering into any Loan Document, receiving payments thereunder or having been a party to, performed its obligations under, or enforced, any Loan Documents, (ii) franchise (and similar) taxes imposed on it in lieu of net income taxes, (iii) any U.S. federal withholding taxes imposed in respect of an Assignee (pursuant to an assignment under Section 10.07) on the date it becomes an Assignee to the extent such tax is in excess of the tax that would have been applicable had such assigning Lender not assigned its interest arising under any Loan Document (unless such assignment is at the express written request of the Borrower) and (iv) any U.S. federal withholding taxes imposed as a result of the failure of any Agent or Lender to comply with either the provisions of Section 3.01(b) and (c) (in the case of any Foreign Lender, as defined below) or the provisions of Section 3.01(d) (in the case of any U.S. Lender, as defined below) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges and liabilities being hereinafter referred to as “Taxes”). If the Borrower or a Guarantor is required to deduct any Taxes or Other Taxes (as defined below) from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01(a)), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or Guarantor shall make such deductions, (iii) the Borrower or Guarantor shall pay the full amount deducted to the relevant taxing authority, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as practicable thereafter), the Borrower or Guarantor shall furnish to such Agent or Lender (as the case may be) the original or a facsimile copy of a receipt evidencing payment thereof to the extent such a receipt has been made available to the Borrower or Guarantor. If the Borrower or Guarantor fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence that has been made available to the Borrower or Guarantor, the Borrower or Guarantor shall indemnify such Agent and such Lender for any incremental Taxes that may become payable by such Agent or such Lender arising out of such failure.

(b) To the extent it is legally able to do so, each Agent or Lender (including an Assignee to which a Lender assigns its interest in accordance with Section 10.07) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each a “Foreign Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent prior to the date on which the first payment is due hereunder, an accurate, complete and original signed copy of whichever of the following is applicable: (i) Internal Revenue Service Form W-8BEN certifying that it is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments of interest to zero; (ii) Internal Revenue Service Form W-8ECI certifying that the income receivable pursuant to any Loan Document is effectively connected with the conduct of a trade or business in the United States; or (iii) if the Foreign Lender is not (A) a bank described in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder described in Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code, a certificate to that effect in substantially the form attached hereto as Exhibit J and an Internal Revenue Service Form W-8BEN, certifying that the Foreign Lender is not a United States person.

(c) Thereafter and from time to time, each such Foreign Lender shall, to the extent it is legally entitled to do so, (i) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available to secure an exemption from or reduction in the rate of U.S. federal withholding tax (A) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (B) after the occurrence of a change in the Foreign Lender’s circumstances requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent, and (C) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (ii) promptly notify the Borrower and the Administrative Agent of any change in the Foreign Lender’s circumstances which would modify or render invalid any claimed exemption or reduction.

(d) Each Agent or Lender that is a “United States person” (within the meaning of Section 7701(a)(3) of the Code) (each a “U.S. Lender”) agrees to complete and deliver to the Borrower and the Administrative Agent an accurate, complete and original signed Internal Revenue Service Form W-9 or successor form certifying that such Agent or Lender is not subject to United States backup withholding tax (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete, (iii) after the occurrence of a change in the Agent’s or Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(e) Notwithstanding anything else herein to the contrary, if a Foreign Lender is subject to U.S. federal withholding tax at a rate in excess of zero percent at the time such Lender or such Agent first becomes a party to this Agreement, such U.S. federal withholding tax (including additions to tax, penalties and interest imposed with respect to such U.S. federal withholding tax) shall be considered excluded from Taxes except to the extent the Foreign Lender’s assignor was entitled to additional amounts or indemnity payments prior to the assignment. Further, the Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) solely as a result of a change in the place of organization or place of doing business of such Lender or Agent or a change in the Lending Office of such Lender (other than at the written request of the Borrower to change such Lending Office).

(f) The Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts that result from an Assignment and Assumption, grant of a Participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document, except to the extent that any such change is requested or required in writing by the Borrower (all such non-excluded taxes described in this Section 3.01(f) being hereinafter referred to as “Other Taxes”).

(g) If any Taxes or Other Taxes are directly asserted against any Agent or Lender with respect to any payment received by such Agent or Lender in respect of any Loan Document, such Agent or Lender may pay such Taxes or Other Taxes and the Borrower will promptly pay such additional amounts so that each of such Agent and such Lender receives an amount equal to the sum it would have received had no such Taxes or Other Taxes been asserted whether or not such Taxes or other Taxes were correctly or legally imposed or asserted. Payments under this Section 3.01(g) shall be made within ten (10) days after the date Borrower receives written demand for payment from such Agent or Lender.

(h) A Participant shall not be entitled to receive any greater payment under Section 3.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(i) If any Lender or Agent determines, in its sole discretion, that it is entitled to receive a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall use its reasonable best efforts to receive such refund and upon receipt of any such refund shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Borrower, net of all reasonable out of pocket expenses of the Lender or Agent, as the case may be, and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential in its reasonable discretion). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or make available its tax returns or any other information it reasonably deems confidential or require any Lender to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remission or repayments to which it may be entitled.

(j) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (g) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions) to mitigate the effect of any such event, including by designating another Lending Office for any Loan or Letter of Credit affected by such event and by completing and delivering or filing any tax related forms which would reduce or eliminate any amount of Taxes or Other Taxes required to be deducted or withheld or paid by the Borrower; provided that such efforts are made at the Borrower’s expense and on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(j) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (f).

(k) The Borrower and Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

SECTION 3.02. Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund any Eurocurrency Rate Loans, or to determine or charge interest rates based upon the applicable Eurocurrency Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue any affected Eurocurrency Rate Loans or to convert Base Rate Loans to such Eurocurrency Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans and shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all then outstanding affected Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

SECTION 3.03. Inability to Determine Rates. If the Required Lenders determine that by reason of any changes affecting the applicable interbank eurodollar market adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits are not being offered to banks in the relevant interbank eurodollar market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, in each case due to circumstances arising on or after the date hereof, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain any affected Eurocurrency Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

SECTION 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Loans or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes covered by Section 3.01, or which would have been so covered but for an exclusion included therein, (ii) the imposition of, or any change in the rate of, any taxes payable by such Lender, (iii) reserve requirements contemplated by Section 3.04(c) and (iv) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost) does not represent the cost to such Lender of complying with the requirements of any applicable Law in relation to its making, funding or maintaining of Eurocurrency Rate Loans, then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction. At any time when any Eurocurrency Rate Loan is affected by the circumstances described in this Section 3.04(a), the Borrower may either (i) if the affected Eurocurrency Rate Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower receives any such demand from such Lender or (ii) if the affected Eurocurrency Rate Loan is then outstanding and is denominated in Dollars, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert such Eurocurrency Rate Loan into a Base Rate Loan, if applicable.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall promptly pay to such Lender such additional amounts as will compensate such Lender for such reduction after receipt of such demand.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(d) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

SECTION 3.05. Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall set forth in reasonable detail the basis for requesting such amount, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense reasonably incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurocurrency Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of funds obtained by it to maintain such Eurocurrency Rate Loan or from fees payable to terminate the deposits from which such funds were obtained.

SECTION 3.06. Matters Applicable to All Requests for Compensation.

(a) Any Agent or Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Sections 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurocurrency Rate Loans, or to convert Base Rate Loans into Eurocurrency Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurocurrency Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurocurrency Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurocurrency Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurocurrency Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Pro Rata Shares.

SECTION 3.07. Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurocurrency Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to and in accordance with Section 10.07(b) (with the assignment fee to be paid by the Borrower, in the case of clauses (i) and (iii) only) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents. No such replacement shall be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent (or a lost or destroyed note indemnity in lieu thereof). Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) the assignee Lender shall purchase, at par, all Loans, accrued interest, accrued fees and other amounts owing to the assigning Lender as of the date of replacement and (C) upon such payment (regardless of whether such replaced Lender has executed an Assignment and Assumption or delivered its Notes to the Borrower or the Administrative Agent), the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time when it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

(e) Notwithstanding the foregoing, this Section 3.07 may only be utilized with respect to a Non-Consenting Lender in respect of any amendment to this Agreement after the Closing Date and prior to the one year anniversary of the Closing Date that has the effect of reducing the Applicable Rate for the Dollar Term Loans or Euro Term Loans, as the case may be, if such Non-Consenting Lender is paid a fee equal to 1.0% of the principal amount of such Lender’s Dollar Term Loans or Euro Term Loans, as the case may be, required to be assigned pursuant to this Section 3.07.

SECTION 3.08. Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01. Conditions to Initial Credit Extension. The obligation of each Lender to make a Credit Extension hereunder on the Closing Date is subject to satisfaction of the following conditions precedent, except as otherwise agreed between the Borrower and the Administrative Agent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of this Agreement and the Guaranty;

(ii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;

(iii) each Collateral Document set forth on Schedule 1.01A required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party thereto, together with:

(A) as required under such Collateral Documents, certificates, if any, representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank;

(B) to the extent required under the Collateral and Guarantee Requirement, opinions of local counsel for the Loan Parties in states in which the Mortgaged Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and

(C) evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(v) an opinion from Cleary Gottlieb Steen & Hamilton LLP, New York counsel to the Loan Parties substantially in the form of Exhibit H-1, an opinion from Sommer Barnard PC, Indiana counsel to the Loan Parties substantially in the form of Exhibit H-2, an opinion from Richards, Layton & Finger, P.A., Delaware counsel to the Loan Parties substantially in the form of Exhibit H-3 and an opinion from Edwards Angell Palmer & Dodge LLP, Florida counsel to the Loan Parties substantially in the form of Exhibit H-4;

(vi) a certificate attesting to the Solvency of the Borrower and its Subsidiaries (taken as a whole) on the Closing Date after giving effect to the Transaction, from the Chief Financial Officer of the Borrower;

(vii) evidence that all insurance (including title insurance) required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent has been named as loss payee and/or additional insured, as applicable, under each insurance policy with respect to such insurance as to which the Administrative Agent shall have requested to be so named;

(viii) certified copies of the Merger Agreement and schedules thereto, duly executed by the parties thereto, together with all material agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall reasonably request, each including certification by a Responsible Officer of the Borrower that such documents are in full force and effect as of the Closing Date and that the condition specified in clause (c) below has been satisfied; and

(ix) copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent with respect to the Loan Parties.

(b) All fees and expenses required to be paid hereunder and invoiced on or before the Closing Date shall have been paid in full in cash.

(c) Prior to or substantially simultaneously with the initial Credit Extension on the Closing Date, (i) the Equity Contribution shall have been consummated; and (ii) the Merger shall be consummated in all material respects in accordance with the terms of the Merger Agreement (without giving effect to any amendments or waivers thereto that are materially adverse to the Lenders without the consent of the Arrangers, such consent not to be unreasonably withheld or delayed).

(d) Prior to or substantially simultaneously with the initial Credit Extensions on the Closing Date, the Borrower shall have received at least $2,565,000,000 in gross cash proceeds from the issuance of the Senior Notes and the Senior Subordinated Notes and borrowings under the Senior Interim Loan Facility and the Senior Subordinated Interim Loan Facility.

(e) The Intercreditor Agreement shall have been duly executed and delivered by each party thereto, and shall be in full force and effect.

(f) Prior to or substantially simultaneously with the initial Credit Extensions on the Closing Date, the Borrower shall have terminated the Tender Offer Facility, and the Borrower shall have taken all other necessary actions such that, after giving effect to the Transaction, (i) Holdings, the Borrower and the Restricted Subsidiaries shall have outstanding no Indebtedness or preferred Equity Interests other than (A) the Loans and L/C Obligations, (B) borrowings and letters of credit under the ABL Facilities, (C) borrowings under the Senior Interim Loan Facility and the Senior Subordinated Interim Loan Facility and the Senior Notes and the Senior Subordinated Notes, (D) Indebtedness permitted by Section 7.03(b) and (E) the preferred Equity Interests described in subclause (ii) of this clause (f) and (ii) the Borrower shall have outstanding no Equity Interests (or securities convertible into or exchangeable for Equity Interests or rights or options to acquire Equity Interests) other than common stock owned by Holdings and preferred stock owned by Holdings, with terms and conditions reasonably acceptable to the Arrangers to the extent material to the interests of the Lenders.

(g) The Arrangers shall have received (i) the Annual Financial Statements and (ii) the Quarterly Financial Statements.

(h) The Arrangers shall have received the Pro Forma Financial Statements.

(i) The Arrangers shall have received on or prior to the Closing Date all documentation and other information reasonably requested in writing by them at least five business days prior to the Closing Date in order to allow the Arrangers and the Lenders to comply with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

SECTION 4.02. Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document (except, in the case of the initial Credit Extensions on the Closing Date, the representations and warranties contained in Sections 5.03, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.14 and 5.15 and in any other Loan Document) shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) Except in the case of the initial Credit Extensions on the Closing Date, no Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

SECTION 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Material Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing, or has taken actions necessary for it to be in good standing, under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all corporate or other organizational power and authority to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all applicable Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action. Neither the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party nor the consummation of the Transaction will (a) contravene the terms of any of such Person’s Organization Documents, (b) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of such Person or any of the Restricted Subsidiaries (other than as permitted by Section 7.01) under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any applicable material Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (b) and (c), to the extent that such breach, contravention or violation would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03. Governmental Authorization. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

SECTION 5.05. Financial Statements; No Material Adverse Effect.

(a) (i) The Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from audit, normal year end audit adjustments and the absence of footnotes.

(ii) The unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as at May 31, 2007 (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of operations of the Borrower and its Subsidiaries for the 12-month period ending on such date (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared based on the Annual Financial Statements and the Quarterly Financial Statements and have been prepared in good faith, based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its Subsidiaries as at May 31, 2007 and their estimated results of operations for the period covered thereby.

(b) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(c) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Borrower and its Subsidiaries for each fiscal year ending after the Closing Date until the fifth anniversary of the Closing Date, copies of which have been furnished to the Administrative Agent prior to the Closing Date, and all Projections delivered pursuant to Section 6.01 have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made, it being understood that projections as to future events are not to be viewed as facts and actual results may vary materially from such forecasts.

SECTION 5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, overtly threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of the Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of the Borrower or its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made based on hours worked to employees of each of the Borrower or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters; and (c) all payments due from any of the Borrower or its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

SECTION 5.08. Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title or other interest would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.09. Environmental Matters.

(a) Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Loan Party and each of its Subsidiaries is in compliance with all Environmental Laws in all jurisdictions in which each Loan Party and each of its Subsidiaries, as the case may be, is currently doing business (including having obtained all Environmental Permits) and (ii) none of the Loan Parties or any of their respective Subsidiaries has become subject to any pending, or to the knowledge of the Borrower, threatened Environmental Claim or any other Environmental Liability.

(b) None of the Loan Parties or any of their respective Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.

SECTION 5.10. Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, Holdings, the Borrower and its Subsidiaries have timely filed all Federal and state and other tax returns and reports required to be filed, and have timely paid all Federal and state and other taxes, assessments, fees and other governmental charges (including satisfying its withholding tax obligations) levied or imposed on their properties, income or assets or otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

SECTION 5.11. ERISA Compliance.

(a) Except as set forth in Schedule 5.11(a) or as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b)(i) No ERISA Event has occurred within the one-year period prior to the date on which this representation is made or deemed made; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived and, on and after the effectiveness of the Pension Act, no Pension Plan has failed to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan; (iii) none of Holdings, the Borrower or any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) none of Holdings, the Borrower or any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (v) none of Holdings, the Borrower or any of their respective ERISA Affiliates has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) Except where noncompliance or the incurrence of a material obligation would not reasonably be expected to result in a Material Adverse Effect, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, and neither Holdings nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is required to be funded, determined as of the end of the most recently ended fiscal year of a Loan Party or Subsidiary (based on the actuarial assumptions used for purposes of the applicable jurisdiction’s financial reporting requirements), did not exceed the current value of the assets of such Foreign Plan, and (ii) for each Foreign Plan which is not required to be funded, the obligations of such Foreign Plan are properly accrued.

SECTION 5.12. Subsidiaries. As of the Closing Date, neither Holdings nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in Holdings, the Borrower and the Material Subsidiaries have been validly issued and are fully paid and nonassessable, and all Equity Interests owned by Holdings or any other Loan Party are owned free and clear of all security interests of any person except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of Holdings, the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary that is a Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

SECTION 5.13. Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.

(b) The Borrower is not an “investment company” under the Investment Company Act of 1940.

SECTION 5.14. Disclosure. None of the factual information and data heretofore or contemporaneously furnished in writing by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make such factual information and data (taken as a whole), in the light of the circumstances under which it was delivered, not materially misleading; it being understood that for purposes of this Section 5.14, such factual information and data shall not include projections and pro forma financial information or information of a general economic or general industry nature.

SECTION 5.15. Intellectual Property; Licenses, Etc. The Borrower and the Restricted Subsidiaries have good and marketable title to, or a valid license or right to use, all patents, patent rights, trademarks, servicemarks, trade names, copyrights, technology, software, know-how database rights, rights of privacy and publicity, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to have any such rights, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of the respective businesses of the Borrower or any of its Subsidiaries as currently conducted does not infringe upon, misuse, misappropriate or violate any rights held by any Person except for such infringements, misuses, misappropriations or violations individually or in the aggregate, that would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any IP Rights is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 5.16. Solvency. On the Closing Date after giving effect to the Transaction the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

SECTION 5.17. Subordination of Junior Financing. The Obligations are “Designated Senior Debt,” “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, the Senior Subordinated Notes Indenture, the Senior Subordinated Interim Loan Credit Agreement, the Senior Subordinated Exchange Notes Indenture, any indenture governing any senior subordinated notes issued in a Permitted Refinancing of the Senior Subordinated Interim Loan Facility or the Senior Subordinated Exchange Notes and any Permitted Subordinated Notes Documentation.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder that is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of the Restricted Subsidiaries to:

SECTION 6.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended August 31, 2007), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to changes resulting from audit, normal year-end adjustments and the absence of footnotes;

(c) within ninety (90) days after the end of each fiscal year (beginning with the fiscal year ending May 31, 2008) of the Borrower, a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of the Borrower for its internal use (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Projections, it being understood that actual results may vary from such Projections and that such variations may be material; and

(d) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of the Borrower that holds all of the Equity Interests of the Borrower or (B) the Borrower’s or such entity’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

Any financial statements required to be delivered pursuant to Section 6.01(b) prior to the first date of delivery of financial statements pursuant to Section 6.01(a) following the Closing Date shall not be required to contain all purchase accounting adjustments relating to the Transaction to the extent it is not practicable to include any such adjustments in such financial statements.

SECTION 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which Holdings or the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant to any other clause of this Section 6.02;

(c) promptly after the furnishing thereof, copies of any material statements or material reports furnished to any holder of any class or series of debt securities of any Loan Party having an aggregate outstanding principal amount greater than the Threshold Amount or pursuant to the terms of the ABL Credit Agreement, the Senior Interim Loan Credit Agreement, the Senior Subordinated Interim Loan Credit Agreement, the Senior Notes Indenture, the Senior Subordinated Notes Indenture, the Exchange Notes Indentures or any Permitted Subordinated Notes Documentation, in each case, so long as the aggregate outstanding principal amount thereunder is greater than the Threshold Amount and not otherwise required to be furnished to the Administrative Agent pursuant to any other clause of this Section 6.02;

(d) together with the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(a), (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report), (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (iii) a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list; and

(e) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Notwithstanding anything contained herein to the contrary, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent, the Syndication Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Syndication Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 6.03. Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default; and

(b) of (i) any dispute, litigation, investigation or proceeding between any Loan Party and any Governmental Authority, (ii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights, the occurrence of any noncompliance by any Loan Party or any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iii) the occurrence of any ERISA Event that, in any such case, has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.

SECTION 6.04. Payment of Obligations. Timely pay, discharge or otherwise satisfy, as the same shall become due and payable, all of its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent (i) any such tax, assessment, charge or levy is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) the failure to pay or discharge the same would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain all corporate rights and privileges (including its good standing) except, in the case of (a) or (b), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or pursuant to a transaction permitted by Article VII.

SECTION 6.06. Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted and consistent with past practice.

SECTION 6.07. Maintenance of Insurance. Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons; provided that, notwithstanding the foregoing, in no event shall the Borrower or any Restricted Subsidiary be required to obtain or maintain insurance that is more restrictive than its normal course of practice.

SECTION 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

SECTION 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (other than the records of the Board of Directors of such Loan Party or such Restricted Subsidiary) and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 6.11. Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect wholly owned Material Domestic Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Material Domestic Subsidiary as a Restricted Subsidiary or any Domestic Subsidiary becoming a wholly owned Material Domestic Subsidiary:

(i) within forty five (45) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its reasonable discretion:

(A) cause each such Material Domestic Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the Material Real Properties owned by such Material Domestic Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(B) cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent Mortgages with respect to any Material Real Property, Security Agreement Supplements, Intellectual Property Security Agreements and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C) cause each such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the intercompany Indebtedness held by such Material Domestic Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Administrative Agent;

(D) take and cause such Material Domestic Subsidiary and each direct or indirect parent of such Material Domestic Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates to the extent certificated) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law),

(ii) within forty-five (45) days after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request, and

(iii) as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each Material Real Property, any existing title reports, surveys or environmental assessment reports; and

(b) (i) the Borrower shall obtain the security interests and Guarantees set forth on Schedule 1.01A on or prior to the dates corresponding to such security interests and Guarantees set forth on Schedule 1.01A; and

(ii) after the Closing Date, promptly after the acquisition of any Material Real Property by any Loan Party other than Holdings, and such Material Real Property shall not already be subject to a perfected Lien pursuant to the Collateral and Guarantee Requirement, the Borrower shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such Material Real Property to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b).

SECTION 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all reasonable actions to cause any lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and, (c) in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws.

SECTION 6.13. Further Assurances and Post-Closing Conditions. Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Collateral Document:

(a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(b) In the case of any Material Real Property, provide the Administrative Agent with Mortgages with respect to such owned real property within ninety (90) days (or such longer period as the Administrative Agent may agree in its sole discretion) of the acquisition of, or, if requested by the Administrative Agent, entry into, or renewal of, a ground lease in respect of, such real property in each case together with:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;

(iii) opinions of local counsel for the Loan Parties in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and

(iv) such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

SECTION 6.14. Designation of Subsidiaries. The board of directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) other than for purposes of designating a Restricted Subsidiary as an Unrestricted Subsidiary that is a Securitization Subsidiary in connection with the establishment of a Qualified Securitization Financing, immediately after giving effect to such designation, the Senior Secured Leverage Ratio for the Test Period immediately preceding such designation is less than or equal to 4.5 to 1.0 (calculated on a Pro Forma Basis) (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating satisfaction of such test) and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of the ABL Facilities, the Senior Interim Loan Facility, the Senior Subordinated Interim Loan Facility, the Senior Notes, the Senior Subordinated Notes, the Exchange Notes or any other Junior Financing or any other Indebtedness of any Loan Party. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the net book value of the Borrower’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized), the Borrower shall not (and, solely with respect to Section 7.14, Holdings shall not), nor shall the Borrower permit any Restricted Subsidiary to, directly or indirectly:

SECTION 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to any Loan Document;

(b) Liens existing on the date hereof; provided that any Lien securing Indebtedness in excess of (x) $10,000,000 individually or (y) $35,000,000 in the aggregate (when taken together with all other Liens outstanding in reliance on this clause (b) that are not set forth on Schedule 7.01(b)) shall only be permitted to the extent such Lien is listed on Schedule 7.01(b);

(c) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than thirty (30) days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP;

(d) statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business, so long as, in each case, such Liens arise in the ordinary course of business;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiaries;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and any exception on the title policies issued in connection with the Mortgaged Property;

(h) Liens arising from judgments or orders for the payment of money not constituting an Event of Default under Section 8.01(g);

(i) (i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (A) such Liens attach concurrently with or within two hundred and seventy (270) days after completion of the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (C) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender and (ii) Liens on assets of Restricted Subsidiaries that are Non-Loan Parties securing Indebtedness of such Restricted Subsidiaries permitted pursuant to Section 7.03(n);

(j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and that are within the general parameters customary in the banking industry;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(j) or Section 7.02(o) to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens on property of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary incurred pursuant to Section 7.03(b), Section 7.03(g), Section 7.03(n) or Section 7.03(v);

(o) Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(d);

(p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e) or (g);

(q) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(s) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02 and reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(t) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(u) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(v) (i) Liens on the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition and (ii) Liens on the assets of such Restricted Subsidiary and any of its Subsidiaries to secure Indebtedness (or to secure a Guarantee of such Indebtedness) incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition;

(w) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(x) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings;

(y) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(z) Liens on the Current Asset Collateral (but not any other assets) securing Indebtedness under the ABL Credit Agreement (or any Permitted Refinancing in respect thereof); provided such Liens are subject to the Intercreditor Agreement (or, in the case of any Permitted Refinancing thereof, another intercreditor agreement containing terms that are at least as favorable to the Secured Parties as those contained in the Intercreditor Agreement);

(aa) Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing;

(bb) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

(cc) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd) the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i), (p) and (v) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03(e), and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03; and

(ee) other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $300,000,000 and 2.75% of Total Assets, in each case determined as of the date of incurrence.

SECTION 7.02. Investments. Make or hold any Investments, except:

(a) Investments by the Borrower or any of the Restricted Subsidiaries in assets that are Cash Equivalents or Investment Grade Securities;

(b) loans or advances to officers, directors and employees of Holdings (or any direct or indirect parent thereof), the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of the Borrower (or any direct or indirect parent thereof; provided that, to the extent such loans or advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to the Borrower in cash) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding under this clause (iii) not to exceed $10,000,000;

(c) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(d) Investments (i) by the Borrower or any Restricted Subsidiary that is a Loan Party in the Borrower or any Restricted Subsidiary that is a Loan Party, (ii) by any Non-Loan Party in any other Non-Loan Party that is a Restricted Subsidiary, (iii) by any Non-Loan Party in the Borrower or any Restricted Subsidiary that is a Loan Party, (iv) by any Loan Party in any Non-Loan Party that is a Restricted Subsidiary; provided that (A) any such Investments made pursuant to this clause (iv) in the form of intercompany loans shall be evidenced by notes that have been pledged (individually or pursuant to a global note) to the Administrative Agent for the benefit of the Lenders (it being understood and agreed that any Investments permitted under this clause (iv) that are not so evidenced as of the Closing Date are not required to be so evidenced and pledged until the date that is ninety (90) days after the Closing Date) and (B) the aggregate amount of Investments made pursuant to this clause (iv), when aggregated with all Investments made pursuant to Section 7.02(j)(B), shall not exceed at any time outstanding the sum of (x) $400,000,000 and (y) the Available Amount at such time and (v) made or arising in connection with the Restructuring.

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03 (other than 7.03(d)), 7.04, 7.05 and 7.06, respectively;

(g) Investments (i) existing on the date hereof or made pursuant to legally binding written contracts in existence on the date hereof or (ii) contemplated on the date hereof and, in each case, set forth on Schedule 7.02(g) and any modification, replacement, renewal, reinvestment or extension of any of the foregoing; provided that the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by another clause of this Section 7.02;

(h) Investments in Swap Contracts permitted under Section 7.03;

(i) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(j) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(j) (each, a “Permitted Acquisition”):

(A) to the extent required by the Collateral and Guarantee Requirement and the Collateral Documents, the property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and each applicable Loan Party and any such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) shall be Guarantors and shall have complied with the requirements of Section 6.11, within the times specified therein (for the avoidance of doubt, this clause (A) shall not override any provisions of the Collateral and Guarantee Requirement);

(B) the aggregate amount of Investments made in Persons that do not become Loan Parties, when aggregated with all Investments made pursuant to Section 7.02(d)(iv), shall not exceed at any time outstanding the sum of (i) $400,000,000 and (ii) the Available Amount at such time;

(C) the acquired property, assets, business or Person is in a business permitted under Section 7.07;

(D) (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Senior Secured Leverage Ratio for the Test Period immediately preceding such purchase or other acquisition is less than or equal to 6.0 to 1.0 (calculated on a Pro Forma Basis) and, satisfaction of such test shall be evidenced by a certificate from the Chief Financial Officer of the Borrower demonstrating such satisfaction calculated in reasonable detail; and

(E) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (j) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(k) the Transaction;

(l) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(m) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n) loans and advances to Holdings (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such direct or indirect parent) in accordance with Section 7.06(f) or (g);

(o) other Investments that do not exceed in the aggregate at any time outstanding the sum of (i) the greater of $425,000,000 and 4.0% of Total Assets, determined as of the date of such Investment, and (ii) the Available Amount at such time;

(p) Investments in joint ventures (regardless of the legal form) not to exceed in the aggregate at any time outstanding the greater of $150,000,000 and 1.5% of Total Assets, in each case determined as of the date of such Investment;

(q) advances of payroll payments to employees in the ordinary course of business;

(r) Investments to the extent that payment for such Investments is made solely with Equity Interests of the Borrower (or by any direct or indirect parent thereof);

(s) Investments held by a Restricted Subsidiary acquired after the Closing Date or of a Person merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(t) Guarantees by the Borrower or any of the Restricted Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(u) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(v) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contracts and loans or advances made to distributors in the ordinary course;

(w) Investments by any Loan Party in any Restricted Subsidiary that is not a Loan Party in the ordinary course of business for working capital purposes not to exceed $125,000,000 in the aggregate at any time outstanding for all Investments incurred pursuant to this clause (w);

(x) (i) Investments in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing; provided, however, that any such Investment in a Securitization Subsidiary is in the form of a contribution of additional Securitization Assets or as equity, and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing; and

(y) Investments made by any Restricted Subsidiary that is not a Loan Party to the extent such Investments are financed with the proceeds received by such Restricted Subsidiary from an Investment made pursuant to clauses (d)(iv), (j)(B), (o) or (p) of this Section 7.02.

SECTION 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, provided that the Borrower may incur Indebtedness and any Restricted Subsidiary may incur Indebtedness if (x) immediately before and after such incurrence, no Default shall have occurred and be continuing and (y) the Total Leverage Ratio for the Test Period immediately preceding such incurrence would be less than or equal to 7.5 to 1.0 (calculated on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom) as if such Indebtedness had been incurred and the application of the proceeds therefrom had occurred on the first day of such Test Period); provided that Restricted Subsidiaries that are Non-Loan Parties may not incur Indebtedness pursuant to the foregoing exception in an aggregate principal amount at any time outstanding in excess of the greater of $300,000,000 and 2.75% of Total Assets, in each case determined at the time of incurrence. The limitations set forth in the immediately preceding sentence shall not apply to any of the following items:

(a) Indebtedness of the Borrower and the Restricted Subsidiaries under the Loan Documents;

(b) (i) Indebtedness existing on the date hereof; provided that any Indebtedness that is in excess of (x) $10,000,000 individually or (y) $35,000,000 in the aggregate (when taken together with all other Indebtedness outstanding in reliance on this clause (b) that is not set forth on Schedule 7.03(b)) shall only be permitted under this clause (b) to the extent such Indebtedness is set forth on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the date hereof; provided that all such Indebtedness of any Loan Party owed to any Non-Loan Party shall be subject to the subordination terms set forth in Section 5.03 of the Security Agreement;

(c) Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any of the Restricted Subsidiaries otherwise permitted hereunder (except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 7.03(c), Guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 7.03); provided that (A) no Guarantee by any Restricted Subsidiary of the Senior Subordinated Notes or any other Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guaranty on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Indebtedness of the Borrower or any of the Restricted Subsidiaries owing to the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that, all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 5.03 of the Security Agreement;

(e) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of sale-leaseback transactions, (iii) Indebtedness arising under Capitalized Leases other than those in effect on the date hereof or entered into pursuant to subclauses (i) and (ii) of this clause (e) and, in each case, any Permitted Refinancing thereof; provided that the aggregate principal amount of Indebtedness at any one time outstanding incurred pursuant to this clause (e) shall not exceed the greater of $250,000,000 and 2.25% of Total Assets, in each case determined at the time of incurrence;

(f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks and not for speculative purposes and Guarantees thereof;

(g) Indebtedness of the Borrower or any Restricted Subsidiary (i) assumed in connection with any Permitted Acquisition or (ii) incurred to finance a Permitted Acquisition, in each case, that is secured only by the assets or business acquired in the applicable Permitted Acquisition (including any acquired Equity Interests) (and any Permitted Refinancing of the foregoing) and so long as the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this paragraph (g) does not exceed the greater of $200,000,000 and 2.0% of Total Assets, in each case determined at the time of incurrence;

(h) [Reserved];

(i) Indebtedness representing deferred compensation to employees of the Borrower and its Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower (or any direct or indirect parent thereof) permitted by Section 7.06;

(k) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(l) Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business and any Guarantees thereof;

(n) Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of $550,000,000 and 5.0% of Total Assets, in each case determined at the time of incurrence; provided that a maximum of the greater of $300,000,000 and 2.75% of Total Assets in aggregate principal amount of such Indebtedness may be incurred by Non-Loan Parties, in each case determined at the time of incurrence;

(o) Indebtedness consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business or consistent with past practice, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(q) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(r) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to the Borrower or any of the Restricted Subsidiaries;

(s) [Reserved];

(t) Indebtedness in an aggregate principal amount not to exceed $450,000,000 at any time outstanding under the ABL Facilities and any Permitted Refinancing thereof;

(u) (i) Indebtedness (A) under the Senior Interim Loan Facility, (B) under the Senior Subordinated Interim Loan Facility and (C) in respect of the Senior Notes, the Senior Subordinated Notes and the Exchange Notes (including any guarantees thereof), the exchange notes and related exchange guarantees to be issued in exchange for such Senior Notes, Senior Subordinated Notes and Exchange Notes pursuant to the respective registration rights agreement entered into in connection with the issuance of such Senior Notes, the Senior Subordinated Notes and the Exchange Notes; provided that the aggregate principal amount at any time outstanding of the Indebtedness incurred pursuant to this clause (u)(i) shall not exceed $2,565,000,000 plus any increase in the aggregate principal amount thereof arising from the payment of interest in kind and (ii) in each case, any Permitted Refinancing thereof;

(v) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (v) and then outstanding, does not exceed $50,000,000;

(w) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (v) above and (x) through (z) below;

(x) Guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors and licensees;

(y) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; and

(z) Indebtedness in respect of (i) Permitted Subordinated Notes to the extent the Net Cash Proceeds therefrom are immediately after the receipt thereof, offered to prepay the Term Loans in accordance with Section 2.05(b) and (ii) any Permitted Refinancing of the foregoing.

Notwithstanding the foregoing, no Restricted Subsidiary that is a Non-Loan Party will guarantee any Indebtedness for borrowed money of a Loan Party unless such Restricted Subsidiary becomes a Guarantor.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (b) through (z) (other than clauses (t) and (u)) above, the Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that (i) all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred on such date in reliance only on the exception in clause (a) of Section 7.03, (ii) all Indebtedness outstanding under the ABL Facilities will be deemed to have been incurred on such date in reliance only on the exception of clause (t) of Section 7.03 and (iii) all Indebtedness outstanding under the Senior Interim Loan Facility, the Senior Subordinated Interim Loan Facility, the Senior Notes, the Senior Subordinated Notes and the Exchange Notes will be deemed to have been incurred on such date in reliance only on the exception of clause (u) of Section 7.03.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

SECTION 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) Holdings or any Restricted Subsidiary may merge or consolidate with the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction); provided that (x) the Borrower shall be the continuing or surviving Person, (y) such merger or consolidation does not result in the Borrower ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia and (z) in the case of a merger or consolidation of Holdings with and into the Borrower, Holdings shall have no direct Subsidiaries at the time of such merger or consolidation other than the Borrower and, after giving effect to such merger or consolidation, the direct parent of the Borrower shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent;

(b) (i) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary of the Borrower that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Restricted Subsidiaries and if not materially disadvantageous to the Lenders;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment or giving rise to the incurrence of Indebtedness, such Investment must be a permitted Investment in or such Indebtedness must be Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d) so long as no Default exists or would result therefrom, the Borrower may merge with any other Person; provided that (i) the Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (A) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee of the Obligations shall apply to the Successor Borrower’s obligations under this Agreement, (D) each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, and (F) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided, further, that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement;

(e) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge or consolidate with any other Person (i) in order to effect an Investment permitted pursuant to Section 7.02 or (ii) for any other purpose; provided that (A) the continuing or surviving Person shall be the Borrower or a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the applicable requirements of Section 6.11; and (B) in the case of subclause (ii) only, if (1) the merger or consolidation involves a Guarantor and such Guarantor is not the surviving Person, the surviving Restricted Subsidiary shall expressly assume all the obligations of such Guarantor under this Agreement and the other Loan Documents to which the Guarantor is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (2) the Senior Secured Leverage Ratio for the Test Period immediately preceding such merger or consolidation is less than or equal to 4.5 to 1.0 (calculated on a Pro Forma Basis);

(f) the Merger may be consummated; and

(g) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05.

SECTION 7.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, worn out, used or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;

(b) Dispositions of inventory, goods held for sale in the ordinary course of business and immaterial assets (including allowing any registrations or any applications for registration of any IP Rights to lapse or go abandoned in the ordinary course of business);

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) Dispositions permitted by Sections 7.02, 7.04 and 7.06 and Liens permitted by Section 7.01;

(f) Dispositions of property pursuant to sale-leaseback transactions; provided that the Fair Market Value of all property so Disposed of in reliance on this clause (f) (taken together with the aggregate Fair Market Value of all property Disposed of pursuant to Section 7.05(j)) shall not exceed the greater of $250,000,000 and 2.25% of Total Assets per year, in each case determined at the time of Disposition;

(g) Dispositions of Cash Equivalents and Investment Grade Securities;

(h) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(i) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(j) Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition; (ii) with respect to any Disposition pursuant to this clause (j) for a purchase price in excess of $50,000,000, the Borrower or any of the Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(l) and clauses (i) and (ii) of Section 7.01(t)); provided, however, that for the purposes of this clause (ii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by such Restricted Subsidiary from such transferee that are converted by such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of the greater of $100,000,000 and 1.0% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash; and (iii) to the extent the aggregate amount of Net Cash Proceeds received by the Borrower or a Restricted Subsidiary from Dispositions made pursuant to this Section 7.05(j) exceeds $1,000,000,000, all Net Cash Proceeds in excess of such amount shall be applied to prepay Term Loans in accordance with Section 2.05(b)(ii)(A) and may not be reinvested in the business of the Borrower or a Restricted Subsidiary;

(k) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(l) Dispositions of accounts receivable in connection with the collection or compromise thereof;

(m) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(n) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Borrower or any of its Restricted Subsidiaries that is not in contravention of Section 7.07;

(o) the unwinding of any Swap Contract; and

(p) any Disposition of Securitization Assets to a Securitization Subsidiary;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Section 7.05(e), Section 7.05(i) and Section 7.05(l) and except for Dispositions from the Borrower or a Restricted Subsidiary that is a Loan Party to the Borrower or a Restricted Subsidiary that is a Loan Party), shall be for no less than the Fair Market Value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to its other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any of its other Restricted Subsidiaries and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) (i) the Borrower may redeem in whole or in part any of its Equity Interests for another class of Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby or (ii) the Borrower and each of its Restricted Subsidiaries may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) Restricted Payments made on the Closing Date to consummate the Transaction;

(d) to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, 7.04 (other than a merger or consolidation of Holdings and the Borrower) or 7.08 (other than Section 7.08(a), (f), (j) or (k));

(e) repurchases of Equity Interests in Holdings, the Borrower or any of the Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) the Borrower may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower (or of any such direct or indirect parent of the Borrower) by any future, present or former employee, director, consultant or distributor (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower (or any direct or indirect parent of the Borrower) or any of its Subsidiaries upon the death, disability, retirement or termination of employment of any such Person or otherwise pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, consultant or distributor of the Borrower (or any direct or indirect parent of the Borrower) or any of its Subsidiaries;

(g) the Borrower may make Restricted Payments to Holdings or to any direct or indirect parent of Holdings:

(i) the proceeds of which will be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) the tax liability to each foreign, federal, state or local jurisdiction in respect of which a consolidated, combined, unitary or affiliated return is filed by Holdings (or such direct or indirect parent) that includes the Borrower and/or any of its Subsidiaries, to the extent such tax liability does not exceed the lesser of (A) the taxes that would have been payable by the Borrower and/or its Subsidiaries as a stand-alone group and (B) the actual tax liability of Holdings’ consolidated, combined, unitary or affiliated group (or, if Holdings is not the parent of the actual group, the taxes that would have been paid by Holdings, the Borrower and/or the Borrower’s Subsidiaries as a stand-alone group), reduced by any such payments paid or to be paid directly by the Borrower or its Subsidiaries;

(ii) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Borrower and its Subsidiaries;

(iii) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) franchise taxes and other fees, taxes and expenses required to maintain its (or any of its direct or indirect parents’) corporate existence;

(iv) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) the Borrower shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Restricted Subsidiary or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the Borrower or a Restricted Subsidiary in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11;

(v) the proceeds of which shall be used to pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) costs, fees and expenses (other than to Affiliates) related to any equity or debt offering permitted by this Agreement (whether or not successful); and

(vi) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

(h) the Borrower or any of the Restricted Subsidiaries may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Event of Default occurred and was continuing;

(j) the declaration and payment of dividends on the Borrower’s common stock following the first public offering of the Borrower’s common stock or the common stock of any of its direct or indirect parents after the Closing Date, of up to 6% per annum of the net proceeds received by or contributed to the Borrower in or from any such public offering, other than public offerings with respect to the Borrower’s common stock registered on Form S–4 or Form S–8;

(k) payments made or expected to be made by the Borrower or any of the Restricted Subsidiaries in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(l) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments in an aggregate amount, together with the aggregate amount of prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 7.12(a)(i)(D), not to exceed the sum of (i) the greater of $300,000,000 and 2.75% of Total Assets, in each case determined at the time of such Restricted Payment, and (ii) the Available Amount at such time; and

(m) beginning on the fifth anniversary of the date of issuance of any Qualified Holding Company Debt so long as no Default has occurred and is continuing, the Borrower may pay dividends to Holdings so long as the proceeds thereof are promptly applied to fund cash interest payments or “AHYDO catch-up” payments on Qualified Holding Company Debt, so long as on a Pro Forma Basis after giving effect to the payment of such dividends, the Senior Secured Leverage Ratio for the most recently ended Test Period would not be greater than 4.5 to 1.0.

SECTION 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Holdings, the Borrower and the Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.

SECTION 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than:

(a) transactions between or among the Borrower or any of the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction,

(b) transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate,

(c) the Transaction and the payment of fees and expenses related to the Transaction,

(d) the issuance of Equity Interests to any officer, director, employee or consultant of the Borrower or any of its Subsidiaries or any direct or indirect parent of the Borrower in connection with the Transaction,

(e) the payment of management and monitoring fees in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid pursuant to the Sponsor Management Agreement as in effect on the date hereof and any Sponsor Termination Fees not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the date hereof and related indemnities and reasonable expenses,

(f) Investments permitted under Section 7.02,

(g) employment and severance arrangements between the Borrower and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements,

(h) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Borrower and the Restricted Subsidiaries or any direct or indirect parent of the Borrower in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries,

(i) any agreement, instrument or arrangement as in effect as of the Closing Date and, to the extent entered into following August 11, 2006, and involving aggregate consideration in excess of $5,000,000 individually or $25,000,000 in the aggregate, set forth on Schedule 7.08, or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders when taken as a whole in any material respect as compared to the applicable agreement as in effect on the Closing Date as reasonably determined in good faith by the Borrower),

(j) Restricted Payments permitted under Section 7.06,

(k) customary payments by the Borrower and any of the Restricted Subsidiaries to the Sponsor Group made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures),

(l) transactions in which the Borrower or any of the Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of this Section 7.08,

(m) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the board of directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party,

(n) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower, any of its Subsidiaries or any direct or indirect parent thereof,

(o) investments by the Sponsor Group in securities of the Borrower or any of the Restricted Subsidiaries so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities,

(p) payments to or from, and transactions with, any joint venture in the ordinary course of business, and

(q) any Disposition of Securitization Assets or related assets in connection with any Qualified Securitization Financing.

SECTION 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary that is not a Loan Party to make Restricted Payments to any Loan Party or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations that:

(i) (x) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation,

(ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14,

(iii) represent Indebtedness of a Restricted Subsidiary that is not a Loan Party that is permitted by Section 7.03,

(iv) arise in connection with any Lien permitted by Section 7.01(u) or any Disposition permitted by Section 7.05,

(v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business,

(vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing) and the proceeds and products thereof,

(vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto,

(viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), 7.03(g), 7.03(r) or 7.03(v) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(g) only, to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness,

(ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary,

(x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business,

(xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business,

(xii) are customary restrictions contained in the ABL Credit Agreement, the Senior Interim Loan Credit Agreement, the Senior Subordinated Interim Loan Credit Agreement, the Senior Notes Indenture, the Senior Subordinated Notes Indenture and the Exchange Note Indentures, and

(xiii) arise in connection with cash or other deposits permitted under Section 7.01.

SECTION 7.10. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner inconsistent with the uses set forth in the preliminary statements to this Agreement.

SECTION 7.11. Accounting Changes. Make any change in fiscal year except upon written notice to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 7.12. Prepayments, Etc. of Indebtedness.

(a) (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal, interest and mandatory prepayments shall be permitted) the Senior Subordinated Notes, the Senior Subordinated Interim Loan Facility, the Senior Subordinated Exchange Notes or any Permitted Subordinated Notes or any other Indebtedness that is subordinated to the Obligations expressly by its terms (other than Indebtedness among the Borrower and its Restricted Subsidiaries) (collectively, “Junior Financing”), except (A) the refinancing thereof with the Net Cash Proceeds of any Permitted Refinancing, to the extent not required to prepay any Term Loans pursuant to Section 2.05(b) or the prepayment thereof with Retained Declined Proceeds, (B) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Borrower or any of its direct or indirect parents, (C) the prepayment of Indebtedness of the Borrower or any Restricted Subsidiary owed to Holdings, the Borrower or a Restricted Subsidiary or the prepayment of any Permitted Subordinated Notes issued by the Borrower or any Restricted Subsidiary to Holdings, the Borrower or any Restricted Subsidiary and the prepayment of any other Junior Financing with the proceeds of any other Junior Financing otherwise permitted by Section 7.03, (D) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of Restricted Payments made pursuant to Section 7.06(l), not to exceed the sum of (1) the greater of $300,000,000 and 2.75% of Total Assets, in each case determined at the time of such payment, and (2) the Available Amount at such time and (E) any such Indebtedness if the Senior Secured Leverage Ratio (after giving effect to such prepayment, redemption, purchase or defeasance on a Pro Forma Basis) is not greater than 4.0 to 1.0 or (ii) make any payment in violation of any subordination terms of any Junior Financing Documentation.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation or the Senior Subordinated Notes Indenture without the consent of the Arrangers.

SECTION 7.13. Equity Interests of Certain Restricted Subsidiaries. Permit any Domestic Subsidiary that is a wholly owned Restricted Subsidiary to become a non-wholly owned Subsidiary, except (i) to the extent such Restricted Subsidiary continues to be a Guarantor, (ii) in connection with a Disposition of all or substantially all of the assets or all of the Equity Interests of such Restricted Subsidiary permitted by Section 7.05 or (iii) as a result of the designation of such Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.14.

SECTION 7.14. Holdings. In the case of Holdings, conduct, transact or otherwise engage in any business or operations other than the following (and activities incidental thereto): (i) its ownership of the Equity Interests of the Borrower, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, the ABL Facilities, the Senior Interim Loan Facility, the Senior Subordinated Interim Loan Facility, any Senior Notes, any Senior Subordinated Notes, any Exchange Notes, any Permitted Subordinated Notes, any Qualified Holding Company Debt or the Merger Agreement and the other agreements contemplated by the Merger Agreement, (iv) any public offering of its common stock or any other issuance of its Equity Interests or any transaction permitted under Section 7.04, (v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (vii) holding any cash or property received in connection with Restricted Payments made by the Borrower in accordance with Section 7.06 pending application thereof by Holdings, (viii) providing indemnification to officers and directors and (ix) conducting, transacting or otherwise engaging in any business or operations of the type it conducts, transacts or engages in on the Closing Date.

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01. Events of Default. Each of the events referred to in clauses (a) through (l) of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Borrower, any Restricted Subsidiary or, in the case of Section 7.14, Holdings, fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrower) or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate outstanding principal amount (individually or in the aggregate with all other Indebtedness as to which such a failure shall exist) of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided further that such failure is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Holdings, the Borrower or any Specified Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Judgments. There is entered against any Loan Party or any Specified Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of Holdings, the Borrower or their respective ERISA Affiliates under Title IV of ERISA in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) Holdings, the Borrower or any of their respective ERISA Affiliates fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (iii) with respect to a Foreign Plan a termination, withdrawal or noncompliance with applicable law or plan terms or termination, withdrawal or other event similar to an ERISA Event occurs with respect to a Foreign Plan that would reasonably be expected to result in a Material Adverse Effect; or

(i) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(j) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.11 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create, or any Lien purported to be created by any Collateral Document shall be asserted in writing by any Loan Party not to be, a valid and perfected lien, with the priority required by the Collateral Documents (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage, or (ii) any of the Equity Interests of the Borrower ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement or any nonconsensual Liens arising solely by operation of Law; or

(k) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Junior Financing Documentation governing Junior Financing with an aggregate principal amount of not less than the Threshold Amount or (ii) the subordination provisions set forth in any Junior Financing Documentation governing Junior Financing with an aggregate principal amount of not less than the Threshold Amount shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any such Junior Financing, if applicable; or

(l) Change of Control. There occurs any Change of Control.

SECTION 8.02. Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of the Required Lenders, take any or all of the following actions:

(a) declare Commitments of each Lender and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the Commitments of each Lender and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

SECTION 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Swap Termination Value under Secured Hedge Agreements and Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01. Appointment and Authorization of the Administrative Agent.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The provisions of this Article IX (other than Sections 9.09 and 9.11) are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank and/or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including the Intercreditor Agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

SECTION 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact including for the purpose of any Borrowing or payment in Alternative Currencies, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

SECTION 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the execution, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 9.04. Reliance by the Administrative Agent.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders; provided that the Administrative Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless the Administrative Agent and each other Agent-Related Person (solely to the extent any such Agent-Related Person was performing services on behalf of the Administrative Agent) from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

SECTION 9.08. Agents in Their Individual Capacities. Each Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though such Agent were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that no Agent shall be under any obligation to provide such information to them. With respect to its Loans, each Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include each Agent in its individual capacity.

SECTION 9.09. Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 9.09). After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit issued by Bank of America, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer effectively to assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

SECTION 9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(g) and (h), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.11. Collateral and Guaranty Matters. The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable), the expiration or termination of all Letters of Credit and any other obligation (including a guarantee that is contingent in nature), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Borrower or any of its Domestic Subsidiaries that are Restricted Subsidiaries, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);

(c) that any Guarantor shall be automatically released from its obligations under the Guaranty if (i) in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder or (ii) in the case of Holdings, as a result of a transaction permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Senior Interim Loan Facility, the Senior Subordinated Interim Loan Facility, the Senior Notes, the Senior Subordinated Notes, the Exchange Notes or any other Junior Financing; and

(d) if any Guarantor shall cease to be a Material Subsidiary (as certified in writing by a Responsible Officer) and the Borrower notifies the Administrative Agent in writing that it wishes such Guarantor to be released from its obligations under the Guaranty, (i) such Subsidiary shall be automatically released from its obligations under the Guaranty and (ii) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary shall be automatically released; provided that no such release shall occur if such Subsidiary continues to be a guarantor in respect of the Senior Interim Loan Facility, the Senior Subordinated Interim Loan Facility, the Senior Notes, the Senior Subordinated Notes, the Exchange Notes or any other Junior Financing.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

SECTION 9.12. Other Agents; Arrangers and Managers. Except as expressly provided herein, none of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “joint bookrunner” or “joint lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons identified in the first sentence of this Section 9.12 shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons identified in the first sentence of this Section 9.12 in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.13. Appointment of Supplemental Administrative Agents.

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

SECTION 9.14. Intercreditor Agreement. The Administrative Agent is authorized to enter into the Intercreditor Agreement, and the parties hereto acknowledge that the Intercreditor Agreement is binding upon them. Each Lender (a) hereby consents to the subordination of the Liens on the Current Assets Collateral securing the Obligations on the terms set forth in the Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement and to subject the Liens on the Current Assets Collateral securing the Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the First Lien Secured Parties (as such term is defined in the Intercreditor Agreement) to extend credit to the Borrower and such First Lien Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

ARTICLE X

Miscellaneous

SECTION 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Intercreditor Agreement), and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definitions of Total Leverage Ratio or Senior Secured Leverage Ratio or, in each case, in the component definitions thereof shall not constitute a reduction in the rate of interest; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or any provision of Section 2.05(b)(v)(Y), 2.06(c), 2.13 or 8.03 without the written consent of each Lender affected thereby;

(e) other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in a transaction permitted under Section 7.04 or Section 7.05, release all or substantially all of the aggregate value of the Guaranty, without the written consent of each Lender;

(g) change the currency in which any Loan is denominated of any Loan without the written consent of the Lender holding such Loans; or

(h) waive any condition set forth in Section 4.02 as to any Credit Extension under any Revolving Credit Facility without the written consent of the Required Facility Lenders under such Facility;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of a L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of Required Facility Lenders shall be required with respect to any amendment that by its terms adversely affects the rights of Lenders under such Facility in respect of payments hereunder in a manner different than such amendment affects other Facilities. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

No amendment or waiver of any provision of the Intercreditor Agreement shall be effective unless consented to in writing by the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate with respect to such Replacement Term Loans (or similar interest rate spread applicable to such Replacement Term Loans) shall not be higher than the Applicable Rate for such Refinanced Term Loans (or similar interest rate spread applicable to such Refinanced Term Loans) immediately prior to such refinancing, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

Notwithstanding anything to the contrary contained in Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

SECTION 10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct of such Person, as determined by the final non-appealable judgment of a court of competent jurisdiction. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(d) The Platform and any electronic communications are provided “as is” and “as available”. None of the Agent-Related Persons warrant the accuracy, adequacy or completeness of the Platform or any electronic communications and each expressly disclaims liability for errors or omissions in the Platform and any electronic communication.

SECTION 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04. Attorney Costs and Expenses. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent, the Syndication Agent, each Documentation Agent and the Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cahill Gordon & Reindel LLP and one local and foreign counsel in each relevant jurisdiction, and (b) to pay or reimburse the Administrative Agent and the Lenders for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Administrative Agent and the Lenders (and one local counsel in each applicable jurisdiction and, in the event of any actual conflict or interest, one additional counsel of the affected parties)). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid promptly following receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

SECTION 10.05. Indemnification by the Borrower. The Borrower shall indemnify and hold harmless the Administrative Agent, each Lender, the Arrangers and their respective Affiliates, directors, officers, members, employees, agents, trustees or advisors (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability arising out of the activities or operations of the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct, as determined by the final, non-appealable judgment of a court of competent jurisdiction, of such Indemnitee or of any affiliate, director, officer, member, employee or agent of such Indemnitee or (y) a breach of any obligations under any Loan Document by such Indemnitee or of any affiliate, director, officer, employee or agent of such Indemnitee, as determined by the final, non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to indemnify and hold harmless set forth in this Section 10.05 may be unenforceable in whole or in part because they are violative of any applicable law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within 20 Business Days after written demand therefor. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

SECTION 10.07. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Holdings nor the Borrower may, except as permitted by Section 7.04, assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Sections 10.07(g) and 10.07(i) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed, it being understood that the Borrower shall have the right to withhold its consent if the Borrower would be required to obtain the consent of, or make a filing or registration with, a Governmental Agency) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing, any Assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund;

(C) solely in the case of any assignment under any Revolving Credit Facility under which such Person is an L/C Issuer, each Principal L/C Issuer at the time of such assignment, provided that no consent of any Principal L/C Issuer shall be required for an assignment to an Agent or any Affiliate thereof; and

(D) in the case of any assignment of any of the Dollar Revolving Credit Facility, the Swing Line Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) a Dollar Amount of $5,000,000 (in the case of the Revolving Credit Facilities), (y) $1,000,000 (in the case of a Dollar Term Loan) or (z) €1,000,000 (in the case of a Euro Term Loan) unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any Assignment;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(D) the Assignee shall comply with Section 3.01(b) and (c) or Section 3.01(d), as applicable.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 3.01(b) and (c) or Section 3.01(d), as applicable), 3.04 and 3.05 (through the applicable Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified, in consultation with the Borrower, a successor L/C Issuer or Swing Line Lender willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

SECTION 10.08. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information in accordance with such Agent’s or Lender’s customary procedures for handling confidential information of such nature, and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement or the Intercreditor Agreement; (e) subject to an agreement to be bound by provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a swap or derivative transaction relating to the Borrower and its Obligations, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority, examiner or self-regulatory authority (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); or (j) in connection with the administration of this Agreement or any other Loan Documents or the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, relating to Holdings, the Borrower or any of their subsidiaries or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

SECTION 10.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no L/C Issuer or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party which is not a “United States person” within the meaning of Section 7701(a)(30) of the Code unless such Subsidiary is not a direct or indirect subsidiary of Holdings. Each Lender and L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.

SECTION 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11. Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

SECTION 10.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control. With the exception of those terms contained in that certain amended and restated commitment letter among Holdings, the Agents and the other parties thereto which by the terms thereof remain in full force and effect, all of the Arrangers’ and their respective Affiliates’ obligations thereunder in respect of the Facilities shall terminate and be superseded by this Agreement and the Loan Documents and the Arrangers and their respective Affiliates shall be released from all liability in connection therewith, including, without limitation, any claim for injury or damages, whether consequential, special, direct, indirect, punitive or otherwise.

SECTION 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

SECTION 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15. GOVERNING LAW.

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, HOLDINGS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 10.16. WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.17. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, Holdings, each Agent and each Lender and their respective successors and assigns.

SECTION 10.18. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

SECTION 10.19. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent (which shall not be withheld in contravention of Section 9.04(a)). The provision of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 10.20. USA PATRIOT Act. Each Lender hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and such Guarantor and other information that will allow such Lender to identify the Borrower and such Guarantor in accordance with the USA PATRIOT Act.

SECTION 10.21. Agent for Service of Process. The Borrower agrees that promptly following request by the Administrative Agent it shall cause each Material Foreign Subsidiary or for whose account a Letter of Credit is issued to appoint and maintain an agent reasonably satisfactory to the Administrative Agent to receive service of process in New York City on behalf of such Material Foreign Subsidiary.

SECTION 10.22. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each of Holdings and the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the Facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Agents and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Agents or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Agents or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ, and may conflict with, from those of the Borrower and its Affiliates, and none of the Agents or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and Holdings and the Borrower have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each of Holdings and the Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BIOMET, INC., as Borrower,

By:	/s/ Daniel P. Florin
	Name:	Daniel P. Florin
	Title:	Chief Financial Officer

LVB ACQUISITION, INC., as Holdings,

By:	/s/ Stephen Ko
	Name:	Stephen Ko
	Title:	Co-President

[Biomet CF Credit Agreement]

EXECUTION COPY

BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and as a Lender,

By:	/s/ David H. Strickert
	Name:	David H. Strickert
	Title:	Senior Vice President

Banc of America Securities LLC, as a Lender,

By:	/s/ Matthew Scalfani
	Name:	Matthew Scalfani
	Title:	Principal

The Bank of Nova Scotia, as a Lender

By:	/s/ R. Blackwood
	Name:	R. Blackwood
	Title:	Director

BEAR STEARNS CORPORATE LENDING, as a Lender,

By:	/s/ Victor Bulzacchelli
	Name:	Victor Bulzacchelli
	Title:	Vice President

BNP PARIBAS, as a Lender,

By:	/s/ Charles Romano
	Name:	Charles Romano
	Title:	Vice President

By:	/s/ Cecile Scherer
	Name:	Cecile Scherer
	Title:	Director Merchant Banking Group

CapitalSource CF LLC, as a Lender,

By:	/s/ Keith D. Reuben
	Name:	Keith D. Reuben
	Title:	President-Healthcare & Specialty Finance

CAISSE DE DÉPÔT ET PLACEMENT DU QUÉBEC, as Lender,

By:	/s/ Pierre Lambert
	Name:	Pierre Lambert
	Title:	Manager

By:	/s/ Diane Favreau
	Name:	Diane Favreau
	Title:	Vice-President

Goldman Sachs Credit Partners L.P, as a Lender,

By:	/s/ Bruce H. Mendelsohn
	Name:	Bruce H. Mendelsohn
	Title:	Authorized Signatory

ING CAPITAL, LLC, as a Lender,

By:	/s/ Darren Wells
	Name:	Darren Wells
	Title:	Managing Director

Lehman Commercial Paper, Inc., as a Lender,

By:	/s/ Jeff Ogden
	Name:	Jeff Ogden
	Title:	Managing Director

MERRILL LYNCH CAPITAL CORPORATION, as a Lender,

By:	/s/ Michael E. O’Brien
	Name:	Michael E. O’Brien
	Title:	Vice President

Mizuho Corporate Bank, Ltd. as a Lender,

By:	/s/ Hiroya Uchimura
	Name:	Hiroya Uchimura
	Title:	Senior Vice President

The Royal Bank of Scotland plc, as a Lender,

By:	/s/ Jon Salkin
	Name:	Jon Salkin
	Title:	Managing Director

WACHOVIA BANK, N.A., as a Lender,

By:	/s/ Gary R. Wolfe
	Name:	Gary R. Wolfe
	Title:	Managing Director

Bayerische Hypo- und Vereinsbank AG New York Branch

as a Lender,

By:	/s/ Gavin Burke
	Name:	Gavin Burke
	Title:	Director

By:	/s/ Joshua Garver
	Name:	Joshua Garver
	Title:	Senior Associate

UBS LOAN FINANCE LLC, as a Lender,

By:	/s/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

Sumitomo Mitsui Banking Corporation, as a Lender,

By:	/s/ Leo E. Pagarigan
	Name:	Leo E. Pagarigan
	Title:	General Manager

HSBC Bank USA, National Association, as a Lender,

By:	/s/ Martin J. Haythorne
	Name:	Martin J. Haythorne
	Title:	Managing Director

Natixis, as a Lender,

By:	/s/ Harold Birk
	Name:	Harold Birk
	Title:	Managing Director

By:	/s/ Tefta Ghilaga
	Name:	Tefta Ghilaga
	Title:	Director

SCHEDULES TO

CREDIT AGREEMENT

dated as of September 25, 2007

among

BIOMET, INC.,

as Borrower,

LVB ACQUISITION, INC.,

as Holdings,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO

TABLE OF SCHEDULES

Schedule

SCHEDULE I	Guarantors

SCHEDULE 1.01A	Certain Security Interests and Guarantees

SCHEDULE 1.01B	Unrestricted Subsidiaries

SCHEDULE 1.01C	Excluded Subsidiaries

SCHEDULE 1.01D	Mandatory Cost Formula

SCHEDULE 1.01E	Restructuring

SCHEDULE 1.01F	Mortgaged Properties

SCHEDULE 2.01A	Dollar Revolving Credit Commitment; Alternative Currency Revolving Credit Commitment

SCHEDULE 2.01B	Dollar Term Commitment; Euro Term Commitment

SCHEDULE 5.11(a)	ERISA Compliance

SCHEDULE 5.12	Subsidiaries and Other Equity Investments

SCHEDULE 7.01(b)	Existing Liens

SCHEDULE 7.02(g)	Existing Investments

SCHEDULE 7.03(b)	Existing Indebtedness

SCHEDULE 7.08	Transactions with Affiliates

SCHEDULE 7.09	Existing Restrictions

SCHEDULE 10.02	Administrative Agent’s Office, Certain Addresses for Notices

SCHEDULE I

Guarantors

Name of Guarantor		Jurisdiction of Organization
1.	LVB Acquisition, Inc.	Delaware

2.	Biomet Biologics, Inc.	Indiana

3.	Biomet Europe Ltd.	Delaware

4.	Biomet International Ltd.	Delaware

5.	Biomet Investment Corp.	Delaware

6.	Biomet Leasing, Inc.	Indiana

7.	Biomet Manufacturing Corporation	Indiana

8.	Biomet Microfixation, Inc.	Florida

9.	Biomet Orthopedics, Inc.	Indiana

10.	Biomet Travel, Inc.	Indiana

11.	Implant Innovations Holding Corporation	Indiana

12.	Meridew Medical, Inc.	Indiana

13.	Thoramet, Inc.	Indiana

14.	Biomet Holdings Ltd.	Delaware

15.	Biomet Sports Medicine, Inc.	Indiana

16.	Blue Moon Diagnostics, Inc.	Indiana

17.	Electro-Biology, Inc.	Delaware

18.	EBI Holdings, Inc.	Delaware

19.	EBI Medical Systems, Inc.	Delaware

20.	Biomet Fair Lawn L.P.	Indiana

21.	EBI, L.P.	Indiana

Name of Guarantor		Jurisdiction of Organization
22.	Biolectron, Inc.	Delaware

23.	Interpore Spine Ltd.	Delaware

24.	American OsteoMedix Corporation	California

25.	Cross Medical Products, Inc.	Delaware

26.	Interpore Cross International, Inc.	California

27.	Interpore Orthopedics, Inc.	Delaware

28.	Kirschner Medical Corporation	Delaware

29.	Biomet 3i, Inc.	Florida

30.	Florida Services Corporation	Florida

SCHEDULE 1.01A

Certain Security Interests and Guarantees

1.	Pledge and Security Agreement (Cash Flow) dated as of September 25, 2007 among LVB Acquisition, Inc., a Delaware corporation, Biomet, Inc., an Indiana corporation, certain subsidiaries of Biomet, Inc. from time to time party thereto and Bank of America, N.A., as Administrative Agent.

2.	Guaranty (Cash Flow) dated as of September 25, 2007 among LVB Acquisition, Inc., a Delaware corporation, certain Subsidiaries of Biomet, Inc. from time to time party hereto and Bank of America, N.A., as Administrative Agent.

3.	Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of September 25, 2007 by Biomet, Inc. in favor of Bank of America, N.A., as Administrative Agent (Indiana).

4.	Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of September 25, 2007 by Biomet, Inc. in favor of Bank of America, N.A., as Administrative Agent (New Jersey).

5.	Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of September 25, 2007 by Biomet, Inc. in favor of Bank of America, N.A., as Administrative Agent (Florida).

6.	Patent Security Agreement (Short-Form) dated as of September 25, 2007 among LVB Acquisition, Inc., a Delaware corporation, Biomet, Inc., an Indiana corporation, certain Subsidiaries of Biomet, Inc. from time to time party thereto and Bank of America, N.A., as Administrative Agent.

7.	Trademark Security Agreement (Short-Form) dated as of September 25, 2007 among LVB Acquisition, Inc., a Delaware corporation, Biomet, Inc., an Indiana corporation, certain Subsidiaries of Biomet, Inc. from time to time party thereto and Bank of America, N.A., as Administrative Agent.

25

SCHEDULE 1.01B

Unrestricted Subsidiaries

None.

26

SCHEDULE 1.01C

Excluded Subsidiaries

None.

27

SCHEDULE 1.01D

Mandatory Cost Formula

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a Sterling Loan:

AB + C (B – D) + E x 0.01	percent per annum
100 – (A + C)

(b)	in relation to a Loan in any currency other than Sterling:

E x 0.01	percent per annum.
300

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Rate and the Mandatory Cost and, if the Loan is an unpaid sum, the additional rate of interest specified in paragraph (b) of Section 2.08) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5. For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Facility Office” means the office or offices notified by a Lender to the Administrative Agent in writing on or before the date that it becomes a Lender (or, following that date, by not less than five Business days’ written notice) as the office or offices through which it will perform its obligations under the Agreement.

(c)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(d)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(e)	“Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

(f)	“Reference Banks” means such banks or other financial institutions the Administrative Agent may select from time to time.

(g)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 percent will be included in the formulae as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(A) the jurisdiction of its Facility Office; and

(B) any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10. The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Schedule in relation to a formulae, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

13. The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

SCHEDULE 1.01E

Restructuring

Biomet, Inc. (the “Company”) expects to cause all or a portion of the transactions described herein to take place, which transactions may take place at different times prior to, simultaneously with or following the closing of the acquisition of the Company by LVB Acquisition, Inc.

Foreign Company Restructuring

The Company expects to cause (i) one or more wholly owned intermediate holding company subsidiaries of the Company (each an “Intermediate Foreign Holding Company”) to be formed and (ii) Biomet Luxembourg Sarl to form a finance company (the “Finance Company” and, together with the Intermediate Foreign Holding Companies, the “Foreign Group”). The Company may make an investment, directly or indirectly, in the Foreign Group of up to €100,000. In addition, the equity interests of the subsidiaries of the Company listed on Annex A are expected to be contributed, directly or indirectly, to the Intermediate Foreign Holding Companies in exchange for one or more promissory notes and/or equity securities (which may include convertible preferred equity certificates) of the Intermediate Foreign Holding Companies.

Annex A

(a)	Biomet Luxembourg Sarl and its direct and indirect subsidiaries

(b)	Biomet Argentina S.A.

(c)	Biomet Australia Pty. Ltd.

(d)	Biomet Canada, Inc.

(e)	Biomet Chile, S.A.

(f)	Orthopedica Biomet Costa Rica

(g)	Biomet Japan, Inc.

(h)	Biomet Korea Co., Ltd.

(i)	Biomet Mexico S.A. de C.V.

(j)	Biomet Orthopaedics, Ltd.

(k)	Biomet Orthopedics Puerto Rico, Inc.

(l)	Zhejiang Biomet Medical Products Co., Ltd.

(m)	Biomet China Trading WOFE

(n)	Biomet 3i Switzerland GmbH

(o)	Biomet 3i Dental Iberica SL

(p)	Biomet 3i de Mexico S.A. de C.V.

(q)	Biomet 3i Canada, Inc.

(r)	Biomet 3i France

(s)	Biomet 3i Australia Pty. Ltd.

(t)	Biomet 3i Deutschland GmbH

(u)	Biomet 3i de Brasil Ltda.

(v)	Biomet 3i UK Limited

(w)	Biomet 3i Nordic AB

(x)	Biomet 3i Benelux Holdings N.V.

(y)	Biomet 3i Belgium N.V.

(z)	Biomet 3i Netherlands B.V.

32

SCHEDULE 1.01F

Mortgaged Properties

Record Owner Pre-Closing	Record Owner Post-Closing	Property Address	Filing Jurisdictions
Biomet, Inc.	Biomet, Inc.	56 E. Bell Drive Warsaw, IN 46580	Indiana

Biomet 3i, Inc.	Biomet 3i, Inc.	4555 Riverside Drive Palm Beach Gardens, FL 33410 4600 E. Park Drive Palm Beach Gardens, FL 33410	Florida

EBI, L.P.	EBI, L.P.	100 Interpace Parkway Parsippany, NJ 07054	New Jersey

	EBI, L.P.	6 Upper Pond Road Parsippany, NJ 07054	New Jersey

33

SCHEDULE 2.01A

Dollar Revolving Credit Commitment;

Alternative Currency Revolving Credit Commitment

Bank	Dollar Revolving Credit Commitment	Alternative Currency Revolving Credit Commitment
BNP Paribas	$10,750,000.00	$10,750,000.00
Caisse de dépôt et placement du Québec	$10,750,000.00	$10,750,000.00
HSBC Bank USA, National Association	$10,750,000.00	$10,750,000.00
Bayerische Hypo-und Vereinsbank AG	$10,750,000.00	$10,750,000.00
ING Capital LLC	$10,750,000.00	$10,750,000.00
Mizuho Corporate Bank, Ltd.	$10,750,000.00	$10,750,000.00
Natixis	$10,750,000.00	$10,750,000.00
The Royal Bank of Scotland plc	$10,750,000.00	$10,750,000.00
The Bank of Nova Scotia	$10,750,000.00	$10,750,000.00
Sumitomo Mitsui Banking Corporation	$10,750,000.00	$10,750,000.00
CapitalSource Finance LLC	$10,750,000.00	$10,750,000.00
UBS Loan Finance LLC	$10,750,000.00	$10,750,000.00
Goldman Sachs Credit Partners L.P.	$13,250,000.00	$13,250,000.00
Banc of America Securities	$13,250,000.00	$13,250,000.00
Bear Stearns Corporate Lending Inc.	$11,125,000.00	$11,125,000.00
Lehman Commercial Paper Inc.	$11,125,000.00	$11,125,000.00
Merrill Lynch Capital Corporation	$11,125,000.00	$11,125,000.00
Wachovia Bank, National Association	$11,125,000.00	$11,125,000.00

	$200,000,000.00	$200,000,000.00

34

SCHEDULE 2.01B

Dollar Term Commitment; Euro Term Commitment

Bank	Dollar Term Commitment	Euro Term Commitment
Goldman Sachs Credit Partners L.P.	$819,000,000.00	€306,250,000.00
Banc of America Securities	$819,000,000.00	€306,250,000.00
Bear Stearns Corporate Lending Inc.	$175,500,000.00	€65,625,000.00
Lehman Commercial Paper Inc.	$175,500,000.00	€65,625,000.00
Merrill Lynch Capital Corporation	$175,500,000.00	€65,625,000.00
Wachovia Bank, National Association	$175,500,000.00	€65,625,000.00

	$2,340,000,000.00	€875,000,000.00

35

EXECUTION COPY

EXHIBIT A

SCHEDULE 5.11(a)

ERISA Compliance

None.

1

SCHEDULE 5.12

Subsidiaries and Other Equity Investments

Subsidiary	Jurisdiction of Organization	Owner(s) of Equity	Equity Type and Percentage of Ownership	Equity Interests Pledged

American OsteoMedix Corporation	California	Interpore Spine Ltd.	Common Stock (100%)	Yes

Biolectron, Inc.	Delaware	EBI Holdings, Inc.	Common Stock (100%)	Yes

Biomet 3i Australia Pty. Ltd.	Australia	Implant Innovations Holding Corporation	Common Stock (100%)	Yes

Biomet 3i Belgium N.V.	Belgium	Implant Innovations Benelux Holdings N.V.	Common Stock (100%)	No

Biomet 3i Benelux Holdings N.V.	Belgium	Implant Innovations Holding Corporation	Common Stock (100%)	No

Biomet 3i Canada, Inc.	Canada	Implant Innovations Holding Corporation	Common Stock (100%)	Yes

Biomet 3i do Brasil Ltda.	Brazil	Implant Innovations Holding Corporation	Common Stock (100%)	No

Biomet 3i Mexico, S.A. de C.V.	Mexico	Implant Innovations Holding Corporation	Common Stock (0.41%)	Yes

		Biomet 3i, Inc.	Common Stock (99.59%)	Yes

		Biomet 3i, Inc.	Common Stock (0.0004%)	No

Biomet 3i Deutschland GmbH	German	Implant Innovations Holding Corporation	Common Stock (100%)	No

Biomet 3i France	France	Implant Innovations Holding Corporation	Common Stock (99.96%)	No

		Biomet 3i, Inc.	Common Stock (0.04%)	No

Subsidiary	Jurisdiction of Organization	Owner(s) of Equity	Equity Type and Percentage of Ownership	Equity Interests Pledged

Biomet 3i Dental Iberica SL	Spain	Implant Innovations Holding Corporation	Common Stock (100%)	No

Biomet 3i, Inc.	Florida	Implant Innovations Holding Corporation	Common Stock (100%)	Yes

Biomet 3i Netherlands B.V.	Netherlands	Implant Innovations Benelux Holdings N.V.	Common Stock (100%)	No

Biomet 3i Nordic AB	Sweden	Biomet 3i, Inc.	Common Stock (100%)	Yes

Biomet 3i Switzerland GmbH	Switzerland	Implant Innovations Holding Corporation	Common Stock (100%)	No

Biomet 3i UK Limited	United Kingdom	Implant Innovations Holding Corporation	Common Stock (100%)	Yes

Biomet Acquisitions Ltd.	United Kingdom	Biomet Luxembourg Sarl	100%	No

Biomet Argentina S.A.	Argentina	Biomet International Ltd.	99.84%	Yes

		Biomet Holdings Ltd.	0.16%	No

Biomet Austria GmbH	Austria	Biomet Europe B.V.	Common Stock (100%)	No

Biomet Australia Pty Ltd.	Australia	Biomet Europe Ltd.	Common Stock (100%)	Yes

Biomet Belgium BVBA	Belgium	Biomet Europe B.V.	Common Stock (100%)	No

Biomet Biologics, Inc.	Indiana	Biomet, Inc.	Common Stock (100%)	Yes

Biomet Bridgend B.V.	Netherlands	Biomet Holdings B.V.	Common Stock (100%)	No

Subsidiary	Jurisdiction of Organization	Owner(s) of Equity	Equity Type and Percentage of Ownership	Equity Interests Pledged

Biomet Canada, Inc.	Canada	Biomet, Inc.	Common Stock (100%)	Yes

Biomet Cementing Technologies AB	Sweden	Scandimed Holding AB	Common Stock (100%)	No

Biomet Chile S.A.	Chile	Biomet International Ltd.	81%	Yes

		Pablo Martelli, the Pres of Biomet Chile	19%	No

Biomet China Co., Ltd.	China	Biomet International Ltd.	Common Stock (100%)	Yes

Biomet CZ S.r.o.	Czech Republic	Biomet Europe B.V.	Common Stock (100%)	No

Biomet Denmark Aps	Denmark	Biomet Europe B.V.	Common Stock (100%)	No

Biomet Deutschland GmbH	Germany	Biomet Europe B.V.	Common Stock (100%)	No

Biomet EDC BV	Netherlands	Biomet Nederland B.V.	Common Stock (100%)	No

Biomet Europe B.V.	Netherlands	Biomet Acquisitions Ltd.	Common Stock (100%)	No

Biomet Europe Ltd.	Delaware	Biomet, Inc.	Common Stock (100%)	Yes

Biomet Fair Lawn L.P.	Indiana	EBI Holdings, Inc.	General Partnership Interest (1%)	Yes

		Kirschner Medical Corporation	Limited Partnership Interest (99%)	Yes

Subsidiary	Jurisdiction of Organization	Owner(s) of Equity	Equity Type and Percentage of Ownership	Equity Interests Pledged

Biomet Finland OY	Finland	Biomet Europe B.V.	Common Stock (100%)	No

Biomet France Sarl	France	Biomet Europe B.V.	Common Stock (100%)	No

Biomet Hellas SA	Greece	Biomet Europe B.V.	Common Stock (100%)	No

Biomet Holdings B.V.	Netherlands	Biomet Europe B.V.	Common Stock (100%)	No

Biomet Holdings Ltd.	Delaware	Biomet, Inc.	Common Stock (100%)	Yes

Biomet, Inc.	Indiana	LVB Acquisition, Inc.	Common Stock (100%)	Yes

Biomet Insurance Ltd.	Bermuda	Biomet Investment Corp.	Common Stock (100%)	Yes

Biomet International Ltd.	Delaware	Biomet, Inc.	Common Stock (100%)	Yes

Biomet Investment Corp.	Delaware	Biomet, Inc.	Common Stock (100%)	Yes

Biomet Italia Srl	Italy	Biomet Europe B.V.	0.01%	No

Biomet Japan, Inc.	Japan	Biomet International Ltd.	Common Stock (100%)	Yes

Biomet Korea Co., Ltd.	Korea	Biomet International Ltd.	Common Stock (100%)	Yes

Biomet Leasing, Inc.	Indiana	Biomet, Inc.	Common Stock (100%)	Yes

Biomet Ltd. Sti.	Turkey	Biomet Europe B.V.	99.9%	No

Biomet Luxembourg Sarl	Luxembourg	Biomet Europe Ltd.	Common Stock (100%)	Yes

Subsidiary	Jurisdiction of Organization	Owner(s) of Equity	Equity Type and Percentage of Ownership	Equity Interests Pledged

Biomet Magyarorszag Kft	Hungary	Biomet Europe B.V.	Common Stock (100%)	No

Biomet Manufacturing Corporation	Indiana	Biomet, Inc.	Common Stock (100%)	Yes

Biomet Mexico, S.A. de C.V.	Mexico	Biomet International Ltd.	Common Stock (100%)	Yes

Biomet Microfixation, Inc.	Florida	Biomet, Inc.	Common Stock (100%)	Yes

Biomet Nederland B.V.	Netherlands	Biomet Europe B.V.	Common Stock (100%)	No

Biomet Norge AS	Norway	Biomet Europe B.V.	Common Stock (100%)	No

Biomet Onroerend Goed B.V.	Netherlands	Biomet Europe B.V.	Common Stock (100%)	No

Biomet Orthopaedic Ltd.	New Zealand	Biomet International Ltd.	Common Stock (100%)	Yes

Biomet Orthopaedics Sweden AB	Sweden	Scandimed AB	100%	No

Biomet Orthopaedics Switzerland GmbH	Switzerland	Biomet Europe B.V.	Common Stock (100%)	No

Biomet Orthopedics, Inc.	Indiana	Biomet, Inc.	Common Stock (100%)	Yes

Biomet Orthopedics Puerto Rico, Inc.	Puerto Rico	Biomet International Ltd.	Common Stock (100%)	Yes

Biomet Polska Sp. Z.o.o.	Poland	Biomet Europe B.V.	Common Stock (100%)	No

Biomet Portugal Unipessoal Lda	Portugal	Biomet Europe B.V.	Common Stock (100%)	No

Subsidiary	Jurisdiction of Organization	Owner(s) of Equity	Equity Type and Percentage of Ownership	Equity Interests Pledged

Biomet Spain Orthopaedics Si	Spain	Ortra Holdings SA	Common Stock (100%)	No

Biomet Sports Medicine, Inc.	Indiana	Biomet Investment Corp.	Common Stock (100%)	Yes

Biomet Travel, Inc.	Indiana	Biomet, Inc.	Common Stock (100%)	Yes

Biomet UK Ltd.	United Kingdom	Biomet Europe B.V.	Common Stock (100%)	No

Biomet UK Real Estate Holdings BV	Netherlands	Biomet Holdings BV	Common Stock (100%)	No

Blue Moon Diagnostics, Inc.	Indiana	Biomet Investment Corp.	Common Stock (100%)	Yes

Cross Medical Products, Inc.	Delaware	Interpore Spine Ltd.	Common Stock (100%)	Yes

Electro-Biology, Inc.	Delaware	Biomet Investment Corp.	Common Stock (100%)	Yes

EBI Holdings, Inc.	Delaware	Electro-Biology, Inc.	Common Stock (100%)	Yes

EBI, L.P.	Indiana	EBI Holdings, Inc.	General Partnership Interest (1%)	Yes

		EBI Medical Systems, Inc.	Limited Partnership Interest (99%)	Yes

EBI Medical Systems, Inc.	Delaware	EBI Holdings, Inc.	Common Stock (100%)	Yes

EBI Patient Care, Inc.	Puerto Rico	Kirschner Medical Corporation	Common Stock (100%)	Yes

Subsidiary	Jurisdiction of Organization	Owner(s) of Equity	Equity Type and Percentage of Ownership	Equity Interests Pledged

Florida Services Corporation	Florida	Biomet 3i, Inc.	Common Stock (82%)	Yes

		Biomet Microfixation, Inc.	Common Stock (18%)	Yes

Implant Innovations Holding Corporation	Indiana	Biomet, Inc.	Common Stock (100%)	Yes

Interpore Cross International, Inc.	California	Interpore Spine Ltd.	Common Stock (100%)	Yes

Interpore Orthopaedics, Inc.	Delaware	Interpore Spine Ltd.	Common Stock (100%)	Yes

Interpore Spine Ltd.	Delaware	EBI Holdings, Inc.	Common Stock (100%)	Yes

Kirschner Medical Corporation	Delaware	EBI Holdings, Inc.	Common Stock (100%)	Yes

Meridew Medical, Inc.	Indiana	Biomet, Inc.	Common Stock (100%)	Yes

MET Ortopedi AS	Turkey	Biomet Ltd. Sti.	99.80%	No

Ortra Holdings SA	Switzerland	Biomet Europe B.V.	Common Stock (100%)	No

Ortopedica Biomet Costa Rica	Costa Rica	Biomet International Ltd.	90%	Yes

		Biomet Mexico S.A. de C.V.	10%	No

Scandimed Holding AB	Sweden	Biomet Europe B.V.	Common Stock (100%)	No

Thoramet, Inc.	Indiana	Biomet, Inc.	Common Stock (100%)	Yes

TTT Ltd. Sti.	Turkey	Biomet Ltd. Sti.	99.95%	No

Subsidiary	Jurisdiction of Organization	Owner(s) of Equity	Equity Type and Percentage of Ownership	Equity Interests Pledged

Zhejiang Biomet Medical Products Co. Ltd.	China	Biomet International Ltd.	30%	Yes

		Biomet Luxembourg Sarl	70%	No

SCHEDULE 7.01(b)

Existing Liens

Grantor	Date	Type of Filing	Secured Party	Collateral

Biomet, Inc.	June 12, 2007	UCC	Goisiger, Inc.	Equipment

Biomet, Inc.	July 16, 2007	UCC	Goisiger, Inc.	Equipment

Biomet, Inc.	July 16, 2007	UCC	Goisiger, Inc.	Equipment

Biomet, Inc.	July 16, 2007	UCC	Goisiger, Inc.	Equipment

EBI Holdings, Inc.	February 13, 2007	State Tax Lien		Amount: $1,026.00

EBI Medical Systems	June 5, 2001	Judgment	Official Unsecured Creditors	Amount: $4,605.00

EBI Medical Systems	July 6, 2001	Judgment	Acuson Corporation et al	Amount: $4,605.00

EBI Medical Systems, Inc.	September 16, 2004	UCC	Maruka U.S.A. Inc.	Equipment

EBI Medical Systems, Inc.	October 12, 2006	UCC	Maruka U.S.A. Inc.	Equipment

Biolectron, Inc.	March 25, 2004	UCC	Winthrop Resources Corporation	True Lease

Biolectron, Inc.	March 25, 2004	UCC	Winthrop Resources Corporation	True Lease

Biomet 3i, Inc.	February 11, 1998	UCC	Citicorp Leasing, Inc.	Equipment

Biomet 3i, Inc.	March 4, 1998	UCC	Citicorp Leasing, Inc.	Equipment

Biomet 3i, Inc.	March 10, 1998	UCC	Citicorp Leasing, Inc.	Equipment

Biomet 3i, Inc.	March 12, 1998	UCC	Citicorp Leasing, Inc.	Equipment

Biomet 3i, Inc.	April 2, 1998	UCC	Citicorp Leasing, Inc	Equipment

Biomet 3i, Inc.	April 29, 1998	UCC	Citicorp Leasing, Inc.	Equipment

Biomet 3i, Inc.	May 13, 1998	UCC	Citicorp Leasing, Inc.	Equipment

Biomet 3i, Inc.	June 3, 1998	UCC	Citicorp Leasing, Inc.	Equipment

Biomet 3i, Inc.	June 3, 1998	UCC	Citicorp Leasing, Inc.	Equipment

Biomet 3i, Inc.	June 3, 1998	UCC	Citicorp Leasing, Inc.	Equipment

Biomet 3i, Inc.	July 18, 1998	UCC	Citicorp Leasing, Inc.	Equipment

Biomet 3i, Inc.	September 25, 1998	UCC	Citicorp Leasing, Inc.	Equipment

Biomet 3i, Inc.	August 1, 2002	UCC	Citicorp Leasing, Inc.	Equipment

Biomet 3i, Inc.	January 5, 2005	UCC	Citicorp Leasing, Inc.	Equipment

Biomet 3i, Inc.	March 22, 2005	UCC	Konica Minolta Business Solutions U.S.A., Inc	True Lease

SCHEDULE 7.02(g)

Existing Investments

Existing Investments

Current Equity/Fixed Income Investments:

Units	Description	FMV
6,875	The Phoenix Companies	$90,000
6,001	Nasdaq private placement	198,000
2	Bear Stearns private equity fund	700,000
26,000	E.I. Dupont preferred	1,800,000
5,000	Ocean Spray 144A pfd	420,000
170,000	Fannie Mae preferreds	7,705,000
375,000	FNMA Remic	275,000
18,000,000	Federal Home Loan Bank	17,800,000

		$28,988,000

Investment in Minority-Owned Affiliates:

3.61%	Clear Image Technologies	$168,766
29.00%	Vasolux	146,528

		$315,294

Housing Investments:

191	Low Income Housing	$3,700,000

Outstanding Loans:

	Selective Genetics	$300,000

Contemplated Investments

None.

SCHEDULE 7.03(b)

Existing Indebtedness

1.	Line of credit from Fortis Bank (Nederland) N.V. to Biomet Europe B.V. in the amount of €100,000,000.

2.	Line of credit from Fortis Banque Luxembourg to Biomet Luxemburg S.à r.l. in the amount of €2,500,000.

3.	Line of credit from Bank of Tokyo-Mitsubishi to Biomet Japan, Inc. in the amount of ¥1,000,000,000.

4.	Line of credit from Mizuho Bank to Biomet Japan, Inc. in the amount of ¥1,500,000,000.

5.	Promissory Note, dated July 13, 2005, of Biomet, Inc. in favor of 1st Source Bank in the amount of $1,450,000.00 in respect of the letter of credit described below.

6.	The letter of credit described in the table below:

Bank	Company	LOC	Beneficiary	Description
1st Source Bank	Biomet, Inc.	$1,126,100	Liberty Mutual	Worker’s Comp High Deductible Policy

SCHEDULE 7.08

Transactions with Affiliates

Registration Rights Agreement, dated as of September 25, 2007, among the Permitted Holders party thereto.

Governance Acknowledgement, dated as of September 25, 2007, by and between LVB Acquisition Holding, LLC, a Delaware limited liability company, LVB Acquisition, Inc., a Delaware corporation and LVB Acquisition Merger Sub, Inc., an Indiana corporation.

SCHEDULE 7.09

Existing Restrictions

None.

SCHEDULE 10.02

Administrative Agent’s Office, Certain Addresses for Notices

Administrative Agent’s Office (for Borrowings, Payments and Requests for Credit Extensions):

Bank of America, N.A.

Sujita (Sue) Naik, Officer, Credit Services Representative

Bank of America, N.A.

101 N. Tryon St.

Mail Code: NC1-001-04-39

Charlotte, North Carolina 28255-0001

Telephone: (704) 386-4832

Telecopier: (704) 719-8774

Electronic Mail: sujita.naik@bankofamerica.com

Wiring Instructions:

Bank of America, N.A.

Account No.: 1366212250600

New York, N.Y. ABA# 026009593

Attn: Credit Services

Ref: Biomet, Inc.

Other Notices as Administrative Agent:

Mollie S. Canup, Vice President, Agency

Management Officer

Bank of America, N.A.

101 N. Tryon St.

Mail Code: NC1-001-15-14

Charlotte, North Carolina 28255-0001

Telephone: (704) 387-5449

Telecopier: (704) 409-0011

Electronic Mail: mollie.s.canup@bankofamerica.com

Other Notices as Lender:

David H. Strickert

SVP; PORTFOLIO MANAGER

Bank of America

Mail Code: NC1-007-17-15

BANK OF AMERICA CORPORATE CENTER

100 N TRYON ST

CHARLOTTE NC 28255-0001

Phone: 1.704.386.3798

Fax: 1.704.719.8949

Email: david.h.strickert@bankofamerica.com

Borrower:

Biomet, Inc.

56 East Bell Drive

P.O. Box 587

Warsaw, IN 46582

Attention: Bradley J. Tandy

Telecopy: (574) 267-8137

Telephone: (574) 267-6639

Electronic Mail: brad.tandy@biometmail.com

Website Address: http://www.biomet.com

U.S. Taxpayer Identification Number: 35-1418342

EXHIBIT A

FORM OF

COMMITTED LOAN NOTICE

To:	Bank of America, N.A., as Administrative Agent
101 N. Tryon St.
Mail Code: NC1-001-04-39
Charlotte, NC 28255-0001

Attention: Sujita (Sue) Naik, Officer, Credit Services Representative

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Biomet, Inc. (the “Borrower”), LVB Acquisition, Inc., Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and each lender from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.02(a) of the Credit Agreement that it hereby requests (select one):

☐	A Borrowing of new Loans

☐	A conversion of Loans

☐	A continuation of Loans

to be made on the terms set forth below:

(A)	Class of Borrowing[1]

(B)	Date of Borrowing, conversion or continuation (which is a Business Day)

(C)	Principal amount[2]

[1]	Dollar Term, Euro Term, Dollar Revolving Credit or Alternative Currency Revolving Credit.
[2]

Eurocurrency Rate Loans shall be in minimum of $2,500,000 (and any amount in excess of $2,500,000 shall be an integral multiple of $500,000). Base Rate Loans shall be in minimum of $500,000 (and any amount in excess of $500,000 shall be an integral multiple of $100,000).

(D)	Type of Loan[3]

(E)	Interest Period[4]

(F)	Currency of Loan

The above request has been made to the Administrative Agent by telephone at (704) 386-4832.

[3]	Specify Eurocurrency or Base Rate. Alternative Currency Revolving Loans and Euro Term Loans must be Eurocurrency.
[4]	Applicable for Eurocurrency Borrowings/Loans only.

BIOMET, INC.,

By:
Name:
Title:

Signature Page to

Committed Loan Notice

EXHIBIT B

FORM OF

SWING LINE LOAN NOTICE

To:	Bank of America, N.A., as Administrative Agent and Swing Line Lender
101 N. Tryon St.
Mail Code: NC1-001-04-39
Charlotte, NC 28255-0001

Attention: Sujita (Sue) Naik, Officer, Credit Services Representative

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Biomet, Inc. (the “Borrower”), LVB Acquisition, Inc., Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and each lender from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby gives you notice pursuant to Section 2.04(b) of the Credit Agreement that the Borrower requests a Swing Line Borrowing under the Credit Agreement with the terms set forth below:

(A)	Principal Amount to be Borrowed[1]

(B)	Date of Borrowing (which is a Business Day)

The above request has been made to the Swing Line Lender and the Administrative Agent by telephone at (704) 386-4832.

[1]	Shall be a minimum of $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $25,000).

BIOMET, INC.,

By:
Name:
Title:

Signature Page to

Swing Line Loan Notice

EXHIBIT C-1

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

FORM OF

DOLLAR TERM NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, BIOMET, INC., an Indiana corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, LVB Acquisition, Inc., Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and each lender from time to time party thereto) (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Dollar Term Loans made by the Lender to the Borrower pursuant to Section 2.01(a)(i) of the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Dollar Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Dollar Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

2

BIOMET, INC.,

By:
Name:
Title:

3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

4

EXHIBIT C-2

LENDER: [•]

PRINCIPAL AMOUNT: €[•]

FORM OF

EURO TERM NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, BIOMET, INC., an Indiana corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in Euro in immediately available funds at the Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, LVB Acquisition, Inc., Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and each lender from time to time party thereto) (i) on the dates set forth in the Credit Agreement, the principal amounts set forth in the Credit Agreement with respect to Euro Term Loans made by the Lender to the Borrower pursuant to Section 2.01(a)(ii) of the Credit Agreement and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided in the Credit Agreement on the unpaid principal amount of all Euro Term Loans made by the Lender to the Borrower pursuant to the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Euro Term Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

2

BIOMET, INC.,

By:
Name:
Title:

3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

4

EXHIBIT C-3

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

FORM OF

DOLLAR REVOLVING CREDIT NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, BIOMET, INC., an Indiana corporation (the “Borrower”), hereby severally promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, LVB Acquisition, Inc., Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and each lender from time to time party thereto) (A) on the dates set forth in the Credit Agreement, the lesser of (i) the principal amount set forth above and (ii) the aggregate unpaid principal amount of all Dollar Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Dollar Revolving Credit Loan at the rate or rates per annum and payable on such dates as provided in the Credit Agreement in lawful money of the United States of America.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Dollar Revolving Credit Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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BIOMET, INC.,

By:
Name:
Title:

3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

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EXHIBIT C-4

LENDER: [•]

PRINCIPAL AMOUNT: $[•]

FORM OF

ALTERNATIVE CURRENCY REVOLVING CREDIT NOTE

New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, BIOMET, INC., an Indiana corporation (the “Borrower”), hereby severally promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, LVB Acquisition, Inc., Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and each lender from time to time party thereto) (A) on the dates set forth in the Credit Agreement, the aggregate unpaid principal amount of all Alternative Currency Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and (B) interest from the date hereof on the principal amount from time to time outstanding on each such Alternative Currency Revolving Credit Loan at the rate or rates per annum as provided in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.

This note is one of the Alternative Currency Revolving Credit Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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BIOMET, INC.,

By:
Name:
Title:

3

LOANS AND PAYMENTS

Date	Amount of Loan	Maturity Date	Payments of Principal/Interest	Principal Balance of Note	Name of Person Making the Notation

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EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Biomet, Inc. (the “Borrower”), LVB Acquisition, Inc., Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and each lender from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, certifies as follows:

[1.	Pursuant to Section 6.01(a) of the Credit Agreement, the Borrower has delivered to the Administrative Agent the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of [insert fiscal year], and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or other independent registered public accounting firm of nationally recognized standing, prepared in accordance with generally accepted auditing standards and shall not be subject to any going concern or like qualification or exception or any qualification or exception as to the scope of such audit.

2.	Attached hereto as Exhibit A is a report setting forth the information required by Section 3.03(c) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report.

3.	Attached hereto as Exhibit B is a description of each event, condition or circumstance during the last fiscal quarter covered by this Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) of the Credit Agreement.

4.	Attached hereto as Exhibit C is a list of each Subsidiary of the Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of this Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list delivered to the Administrative Agent.]

[1.	Pursuant to Section 6.01(b) of the Credit Agreement, the Borrower has delivered to the Administrative Agent (A) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of [insert fiscal quarter], and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year and (B) a certification by a Responsible Officer of the Borrower that such financial statements fairly present in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to changes resulting from audit, normal year-end adjustments and the absence of footnotes.]

[5.][2.]  To my knowledge, except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, at no time during the period between [        ] and [        ] (the “Certificate Period”) did a Default or an Event of Default exist. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.]

IN WITNESS WHEREOF, the undersigned, solely in his/her capacity as a Responsible Officer of the Borrower, has executed this certificate for and on behalf of the Borrower and has caused this certificate to be delivered this      day of                 .

BIOMET, INC.,

By:
Name:
Title:

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EXHIBIT E

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each]1 Assignor (as defined below) and [the] [each]2 Assignee (as defined below) pursuant to Section 10.07 of the Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Biomet, Inc. an Indiana Corporation (the “Borrower”), LVB Acquisition, Inc., Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and each lender from time to time party thereto, receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. [It is understood and agreed that the rights and obligations of [the Assignors] [the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the Credit Agreement. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of [the Assignor’s] [the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement, any other Loan Documents and any other documents or instruments delivered pursuant to any of the foregoing to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the facility identified below (including participations in any Letters of Credit or Swing Line Loans included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document or any other documents or instruments delivered pursuant to any of the foregoing or the transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as [[the] [an] “Assigned Interest”). Such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is from a single Assignee, choose the first bracketed language. If the assignment is from multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s] (the “Assignor[s]”):

2.	Assignee[s] (the “Assignee[s]”):

                                                                 _______________

Assignee is an Affiliate of: [Name of Lender]

Assignee is an Approved Fund of: [Name of Lender]

3.	Borrower: Biomet, Inc.

4.	Administrative Agent: Bank of America, N.A.

5.	Assigned Interest:

Facility	Aggregate Amount of Commitment/Loans of all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[5]
Dollar Revolving Credit Facility	$	$		%
Alternative Currency Revolving Credit Facility	$	$		%
Dollar Term Loans	$	$		%
Euro Term Loans	$	$		%

Effective Date:

[5]	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

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The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], AS ASSIGNOR,

By:
Name:
Title:

[NAME OF ASSIGNEE], AS ASSIGNEE,

By:
Name:
Title:

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[CONSENTED TO AND][6] ACCEPTED:

Bank of America, N.A., AS ADMINISTRATIVE AGENT,

By:
Name:
Title:

[CONSENTED TO][7]:

[ ], AS A PRINCIPAL L/C ISSUER,

By:
Name:
Title:

[CONSENTED TO][8]:

Bank of America, N.A., AS SWING LINE LENDER,

By:
Name:
Title:

[6]	No consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to another Lender, an Affiliate of a Lender or an Approved Fund.
[7]	No consent of the Principal L/C Issuers shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent.
[8]	Only required for any assignment of any of the Dollar Revolving Credit Facility.

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BIOMET, INC.,[9]

By:
Name:
Title:

[9]

No consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a) or, solely with respect to the Borrower, Section 8.01(f) of the Credit Agreement has occurred and is continuing, any Assignee.

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Annex I

CREDIT AGREEMENT1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, the Borrower, or any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, or any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.07(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the] [such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vi) it has, independently and without reliance on any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest and (b) agrees that (i) it will, independently and without reliance upon any Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[1]

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Biomet, Inc. (the “Borrower”), LVB Acquisition, Inc., Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and each lender from time to time party thereto.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT F

FORM OF

GUARANTY

[Reference is made to Exhibit 10.1.1 to the LVB Acquisition, Inc. Form 10/A Amendment No. 1 filed on November 18, 2011 and is hereby incorporated by reference]

EXHIBIT G

FORM OF

SECURITY AGREEMENT

[Reference is made to Exhibit 10.1.2 to the LVB Acquisition, Inc. Form 10/A Amendment No. 1 filed on November 18, 2011 and is hereby incorporated by reference]

EXHIBIT H-1

FORM OF

OPINION OF CLEARY GOTTLIEB STEEN & HAMILTON LLP –

NEW YORK COUNSEL TO LOAN PARTIES

September 25, 2007

The Administrative Agent and the Lenders party on the date hereof to the Credit Agreement referred to below

Ladies and Gentlemen:

We have acted as special counsel to LVB Acquisition Inc., a Delaware corporation (“Holdings”), Biomet, Inc., an Indiana corporation and wholly owned subsidiary of Holdings (the “Borrower”), Biomet Biologics, Inc., an Indiana corporation and wholly owned subsidiary of the Borrower (“Biologics”), Biomet Europe Ltd., a Delaware corporation and wholly owned subsidiary of the Borrower (“Biomet Europe”), Biomet International Ltd., a Delaware corporation and wholly owned subsidiary of the Borrower (“Biomet International”), Biomet Investment Corp., a Delaware corporation and wholly owned subsidiary of the Borrower (“Biomet Investment”), Biomet Leasing, Inc., an Indiana corporation and wholly owned subsidiary of the Borrower (“Biomet Leasing”), Biomet Manufacturing Corporation, an Indiana corporation and wholly owned subsidiary of the Borrower (“Biomet Manufacturing”), Biomet Microfixation, Inc., a Florida corporation and wholly owned subsidiary of the Borrower (“Microfixation”), Biomet Orthopedics, Inc., an Indiana corporation and wholly owned subsidiary of the Borrower (“Orthopedics”), Biomet Travel, Inc., an Indiana corporation and wholly owned subsidiary of the Borrower (“Biomet Travel”), Implant Innovations Holding Corporation, an Indiana corporation and wholly owned subsidiary of the Borrower (“Innovations Holding”), Meridew Medical, Inc., an Indiana corporation and wholly owned subsidiary of the Borrower (“Meridew”), Biomet Holdings Ltd., a Delaware corporation and wholly owned subsidiary of Biomet Europe (“Biomet Holdings”), Biomet Sports Medicine, Inc., an Indiana corporation and wholly owned subsidiary of Biomet Investment (“Sports Medicine”), Blue Moon Diagnostics, Inc., an Indiana corporation and wholly owned subsidiary of Biomet Investment (“Blue Moon”), Electro-Biology, Inc., a Delaware corporation and wholly owned subsidiary of Biomet Investment (“Electro-Biology”), EBI Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Electro-Biology (“EBI Holdings”), EBI Medical Systems, Inc., a Delaware corporation and wholly owned subsidiary of EBI Holdings (“EBI Medical”), Biomet Fair Lawn L.P., an Indiana limited partnership all of the outstanding equity interests of which are owned by EBI Holdings and Kirschner (as defined below) (“Fair Lawn”), EBI, L.P., an Indiana limited partnership all of the outstanding equity interests of which are owned by EBI Holdings and EBI Medical (“EBI”), Biolectron, Inc., a Delaware corporation and wholly owned subsidiary of EBI (“Biolectron”), Interpore Spine Ltd., a Delaware corporation and wholly owned subsidiary of EBI Holdings (“Interpore Spine”), American OsteoMedix Corporation, a California corporation and wholly owned subsidiary of Interpore Spine (“OsteoMedix”), Cross Medical Products, Inc., a Delaware corporation and wholly owned subsidiary of Interpore Spine (“Cross Medical”), Interpore Cross International, Inc., a California corporation and wholly owned subsidiary of Interpore Spine (“Interpore Cross”), Interpore Orthopaedics, Inc., a Delaware corporation and wholly owned subsidiary of Interpore Spine (“Interpore Orthopaedics”), Kirschner Medical Corporation, a Delaware corporation and wholly owned subsidiary of EBI Medical (“Kirschner”), Biomet 3i, Inc., a Florida corporation and wholly owned subsidiary of Innovations Holding (“3i”), Florida Services Corporation, a Florida corporation all of the outstanding equity interests of which are owned by 3i and Microfixation (“Florida Services”), and Thoramet, Inc., an Indiana corporation and wholly owned subsidiary of the Borrower (“Thoramet” and, together with Holdings, the Borrower, Biologics, Biomet Europe, Biomet International, Biomet Investment, Biomet Leasing, Biomet Manufacturing, Microfixation, Orthopedics, Biomet Travel, Innovations Holding, Meridew, Biomet Holdings, Sports Medicine, Blue Moon, Electro-Biology, EBI Holdings, EBI Medical, Fair Lawn, EBI, Biolectron, Interpore Spine, OsteoMedix, Cross Medical, Interpore Cross, Interpore Orthopaedics, Kirschner, 3i and Florida Services, the “Credit Parties” and each, a “Credit Party”) in connection with that certain Credit Agreement (the “Credit Agreement”), dated as of the date hereof, among the Borrower, Holdings, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, and each Lender from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement. Holdings, Biomet Europe, Biomet International, Biomet Investment, Biomet Holdings, Electro-Biology, EBI Holdings, EBI Medical, Biolectron, Interpore Spine, Cross Medical, Interpore Orthopaedics and Kirschner are referred to herein as the “Delaware Credit Parties.” The Borrower, Biologics, Biomet Leasing, Biomet Manufacturing, Microfixation, Orthopedics, Biomet Travel, Innovations Holding, Meridew, Sports Medicine, Blue Moon, Fair Lawn, EBI, OsteoMedix, Interpore Cross, 3i, Florida Services and Thoramet are referred to herein as the “Other Credit Parties.” This opinion letter is furnished pursuant to Section 4.01(a)(v) of the Credit Agreement.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Credit Agreement;

(b)	an executed copy of the Security Agreement;

(c)	an executed copy of each of the Intellectual Property Security Agreements;

(d)	an executed copy of the Guaranty;

(e)	an executed copy of the Consent of Company and Grantors dated the date hereof relating to the Intercreditor Agreement (together with the Credit Agreement, the Security Agreement, the Intellectual Property Security Agreements and the Guaranty, the “Credit Documents”); and

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(f)	the other documents delivered to you by the Credit Parties at the closing pursuant to the Credit Documents, including copies of (i) the certificate of incorporation of each of the Delaware Credit Parties certified by the Secretary of State of the State of Delaware and (ii) the by-laws of each of the Delaware Credit Parties certified by the secretary of the Delaware Credit Parties.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Delaware Credit Parties and such other instruments and other certificates of public officials, officers and representatives of the Credit Parties and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of each Credit Party in the Credit Documents).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. Each of the Delaware Credit Parties is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. Each of the Delaware Credit Parties has corporate power to own its properties and conduct its business as now conducted, to enter into the Credit Documents to which it is a party and to perform its obligations thereunder.

3. The execution and delivery of each of the Credit Documents have been duly authorized by all necessary corporate action of each of the Delaware Credit Parties that is a party thereto. Each of the Credit Documents has been duly executed and delivered by each of the Delaware Credit Parties that is a party thereto and is a valid, binding and enforceable agreement of each of the Delaware Credit Parties that is a party thereto.

4. Each of the Credit Documents to which each of the Other Credit Parties is a party is a valid, binding and enforceable agreement of such Other Credit Party.

5. Except for (i) such filings and other actions as may be required to perfect the Liens in favor of the Administrative Agent that the Credit Documents purport to create, (ii) such other consents, approvals, authorizations, registrations and filings as have heretofore been obtained or made by the Credit Parties and (iii) with respect to any securities pledged under the Security Agreement, any actions as may be required under federal or state securities laws in connection with a disposition of such securities, the execution and delivery of each of the Credit Documents by each of the Credit Parties that is a party thereto do not, and the performance by each of the Credit Parties of its obligations in any Credit Document to which it is a party will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York that in our experience normally would be applicable to general business entities with respect to such execution, delivery and performance or (b) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such execution, delivery and performance.

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6. The execution and delivery of each of the Credit Documents by each of the Delaware Credit Parties that is a party thereto do not, and the performance by each of the Delaware Credit Parties of its obligations in any Credit Document to which it is a party will not result in a violation of the certificate of incorporation or the by-laws of such Delaware Credit Party.

7. The execution and delivery of each of the Credit Documents by each of the Credit Parties that is a party thereto do not, and the performance by each of the Credit Parties of its obligations in any Credit Document to which it is a party will not result in a breach of any of the terms and provisions of, or constitute a default under, any of the agreements identified in Exhibit A hereto.

8. The Borrower is not required to be registered as an investment company under the U.S. Investment Company Act of 1940, as amended.

9. The Security Agreement creates in favor of the Administrative Agent, for the benefit of the Secured Parties as security for payment in full of the Obligations, a valid security interest in each Grantor’s (as defined in the Security Agreement) rights in the Collateral described therein other than Commercial Tort Claims (as defined in the Security Agreement) to the extent that a security interest in such Collateral can be created under Article 9 of the Uniform Commercial Code as in effect in the State of New York (the “NYUCC”).

10. With respect to that portion of the Collateral consisting of Pledged Collateral (as defined in the Security Agreement), upon delivery of instruments or certificates representing Pledged Collateral constituting “instruments” or “securities” within the meaning of the NYUCC that are duly endorsed or accompanied by security powers duly executed in blank to the Administrative Agent in the State of New York, the Administrative Agent for the benefit of the Secured Parties will have a perfected security interest in such Pledged Collateral, which security interest will remain a perfected security interest for as long as possession of such instruments and certificates is continuously maintained in the State of New York by the Administrative Agent.

We express no opinion relating to any state securities or Blue Sky laws or, except as expressly set forth in numbered paragraph 8 above, the United States federal securities laws and the opinions expressed elsewhere herein assume compliance with such state and United States federal laws.

In rendering the opinions in numbered paragraphs 9 and 10 above, we have assumed (i) that the Grantors will have rights in the subject Collateral (and we express no opinion with respect thereto) and we note that, with respect to Collateral in which any Grantor has no present rights, the Security Agreement will create the security interest referred to in numbered paragraph 8 only when the Grantors acquire such rights and (ii) compliance with any restrictions on or procedures applicable to any transfer of interest in the Collateral. In rendering the opinion expressed in numbered paragraph 10 above, we have assumed that each signature on any endorsement or security power is effective within the meaning of the NYUCC.

4

Insofar as the foregoing opinions relate to the valid existence and good standing of the Delaware Credit Parties, they are based solely on certificates of good standing received from the Secretary of State of the State of Delaware and on a telephonic confirmation from such Secretary of State. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of any of the Credit Parties or the creation or perfection of any security interests, (a) we have assumed that such Credit Party and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to any of the Credit Parties regarding matters of the federal law of the United States of America, the law of the State of New York or the General Corporation Law of the State of Delaware that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In addition, (i) certain of the remedial provisions of the Collateral Documents may be further limited or rendered unenforceable by other applicable laws or judicially adopted principles which, however, in our judgment do not make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the principal benefits purported to be afforded thereby (except for the economic consequences of procedural or other delay) and (ii) the waiver of defenses contained in the Guaranty may be ineffective to the extent that any such waiver involves a matter of public policy under the law of the State of New York.

With respect to the first sentence of Section 10.15(b) of the Credit Agreement, Section 6.09(a) of the Security Agreement and Section 4.08(a) of the Guaranty, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to any Loan Document or transactions related thereto where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.

We note that the designation in Section 10.15(b) of the Credit Agreement, Section 6.09(a) of the Security Agreement and Section 4.08(a) of the Guaranty of the U.S. federal courts for the Southern District of New York as the venue for actions or proceedings relating to any Loan Document or transactions related thereto is (notwithstanding the waivers in Section 10.15(b) of the Credit Agreement, Section 6.09(a) of the Security Agreement and Section 4.08(a) of the Guaranty) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such an action or proceeding.

We express no opinion with respect to the enforceability of the restrictions on assignment contained in Section 10.07 of the Credit Agreement, Section 6.06 of the Security Agreement and Section 4.05 of the Guaranty, to the extent Part 4 of Article 9 of the NYUCC is applicable thereto.

5

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars. In addition, we express no opinion as to the enforceability of Section 10.18 of the Credit Agreement relating to currency indemnity.

In rendering the opinion in numbered paragraph 7 above, we have assumed that to the extent any document referred to in numbered paragraph 7 is governed by the law of a jurisdiction other than those referred to in the following paragraph, such document would be interpreted in accordance with its plain meaning.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

We are furnishing this opinion letter to you solely for your benefit in your capacity as the Administrative Agent or a Lender, as the case may be, in connection with the Credit Documents. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. Notwithstanding the foregoing, a copy of this opinion letter may be furnished to, and relied upon by, a permitted transferee who becomes party to the Credit Agreement as a Lender thereunder on or prior to the 30th day after the date of this opinion letter. The opinions expressed herein are, however, rendered on and as of the date hereof, and we assume no obligation to advise you or any such transferee or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP
By:
Margaret E. Stowers, a Partner

6

EXHIBIT A

1.	Credit Agreement, dated as of the date hereof, among the Borrower, the several subsidiary borrowers party thereto, Holdings, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and each lender from time to time party thereto (the “ABL Credit Agreement”).

2.	Guaranty, dated as of the date hereof, among Holdings and Bank of America, N.A., as administrative agent (the “ABL Guaranty”).

3.	Senior Interim Loan Credit Agreement, dated as of the date hereof, among the Borrower, Banc of America Bridge LLC, as administrative agent, and each lender from time to time party thereto (the “Senior Interim Loan Agreement”).

4.	Senior Subordinated Interim Loan Credit Agreement, dated as of the date hereof, among the Borrower, Banc of America Bridge LLC, as administrative agent, and each lender from time to time party thereto (the “Senior Subordinated Interim Loan Agreement”).

5.	Guarantee (Senior Interim Loan Credit Agreement), dated as of the date hereof, among certain subsidiaries of the Borrower identified therein and Banc of America Bridge LLC, as administrative agent (the “Senior Interim Guaranty”).

6.	Guarantee (Senior Subordinated Interim Loan Credit Agreement), dated as of the date hereof, among certain subsidiaries of the Company identified therein and Banc of America Bridge LLC, as administrative agent (the “Senior Subordinated Interim Guaranty”).

7.	Senior Notes Indenture, dated as of the date hereof, among LVB Acquisition Merger Sub, Inc. (“Merger Sub”), to be merged with and into the Borrower, certain subsidiaries of the Borrower identified therein and Wells Fargo Bank, National Association, as trustee (“Senior Notes Indenture”).

8.	Senior Subordinated Notes Indenture, dated as of the date hereof, among Merger Sub, to be merged with and into the Borrower, certain subsidiaries of the Borrower identified therein and Wells Fargo Bank, National Association, as trustee (“Senior Subordinated Notes Indenture”).

9.	Agreement and Plan of Merger, dated as of December 18, 2006 (amended and restated as of June 7, 2007), among the Borrower, Holdings and Merger Sub.

7

EXHIBIT H-2

FORM OF

OPINION OF SOMMER BARNARD PC –

INDIANA COUNSEL TO LOAN PARTIES

September 25, 2007

Bank of America, N.A.,

  As Administrative Agent

and the Lenders (as defined in the Cash

  Flow Credit Agreement referred to below)

Ladies and Gentlemen:

We have acted as special Indiana counsel to Biomet, Inc., an Indiana corporation (“Borrower”), Biomet Biologics, Inc., an Indiana corporation (“Biologics”), Biomet Leasing, Inc., an Indiana corporation (“Leasing”), Biomet Manufacturing Corporation, an Indiana corporation (“Manufacturing”), Biomet Orthopedics, Inc., an Indiana corporation (“Orthopedics”), Biomet Travel, Inc., an Indiana corporation (“Travel”), Implant Innovations Holding Corporation, an Indiana corporation (“Implant”), Thoramet, Inc., an Indiana corporation (“Thoramet”), Biomet Sports Medicine, Inc., an Indiana corporation (“Sports”), Blue Moon Diagnostics, Inc., an Indiana corporation (“Blue Moon”), Meridew Medical, Inc., an Indiana corporation (“Meridew”), EBI, L.P., an Indiana limited partnership (“EBI”), and Biomet Fair Lawn L.P., an Indiana limited partnership (“Fair Lawn”) (collectively, the “Indiana Parties”; individually, an “Indiana Party”), in connection with the execution and delivery of the Credit Agreement, dated as of September 25, 2007, executed by Bank of America, N.A., as Administrative Agent (“Administrative Agent”), the Lenders, LVB Acquisition, Inc., a Delaware corporation (“Holdings”), and Borrower (the “Cash Flow Credit Agreement”) and the other Transaction Agreements (as defined below). This letter is being delivered to you pursuant to Section 4.01(a)(v) of the Cash Flow Credit Agreement and with the consent of the Indiana Parties.

In our capacity as special Indiana counsel to the Indiana Parties, we have reviewed, among other things, the following documents:

(i) the Cash Flow Credit Agreement;

(ii) each of the Notes, if any, listed on Schedule 1 to this letter;

(iii) Guaranty (Cash Flow), dated as of September 25, 2007, executed by each Indiana Party other than Borrower (collectively, the “Indiana Guarantors”; individually, an “Indiana Guarantor”) and certain others, in favor of Administrative Agent;

(iv) Pledge and Security Agreement (Cash Flow), dated as of September 25, 2007, executed by each Indiana Party, Administrative Agent, Holdings and certain others (the “Security Agreement”);

One Indiana Square, Suite 3500 — Indianapolis, Indiana 46204-2023 — PHONE 317-713-3500 — FAX 317-713-3699

— www.sommerbarnard.com

Bank of America, N.A.

The Lenders

September 25, 2007

(v) Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated as of September 25, 2007, executed by Borrower in favor of Administrative Agent (the “Mortgage”);

(vi) Intercreditor Agreement, dated as of September 25, 2007, executed by Borrower, Administrative Agent, and Bank of America, N.A., as ABL Collateral Agent and consented to by each of the Indiana Parties;

(vii) Patent Security Agreement, dated as of September 25, 2007, executed by each Indiana Party, Holdings, Administrative Agent and others;

(viii) Trademark Security Agreement, dated as of September 25, 2007, executed by each Indiana Party, Holdings, Administrative Agent and others;

(ix) Financing Statement naming Borrower as debtor and Administrative Agent as secured party for filing with the Indiana Secretary of State (the “Borrower Financing Statement”), a copy of which is attached to this letter as Exhibit A;

(x) Financing Statement naming Biologics as debtor and Administrative Agent as secured party for filing with the Indiana Secretary of State (the “Biologics Financing Statement”), a copy of which is attached to this letter as Exhibit B;

(xi) Financing Statement naming Leasing as debtor and Administrative Agent as secured party for filing with the Indiana Secretary of State (the “Leasing Financing Statement”), a copy of which is attached to this letter as Exhibit C;

(xii) Financing Statement naming Manufacturing as debtor and Administrative Agent as secured party for filing with the Indiana Secretary of State (the “Manufacturing Financing Statement”), a copy of which is attached to this letter as Exhibit D;

(xiii) Financing Statement naming Orthopedics as debtor and Administrative Agent as secured party for filing with the Indiana Secretary of State (the “Orthopedics Financing Statement”), a copy of which is attached to this letter as Exhibit E;

(xiv) Financing Statement naming Travel as debtor and Administrative Agent as secured party for filing with the Indiana Secretary of State (the “Travel Financing Statement”), a copy of which is attached to this letter as Exhibit F;

(xv) Financing Statement naming Implant as debtor and Administrative Agent as secured party for filing with the Indiana Secretary of State (the “Implant Financing Statement”), a copy of which is attached to this letter as Exhibit G;

(xvi) Financing Statement naming Thoramet as debtor and Administrative Agent as secured party for filing with the Indiana Secretary of State (the “Thoramet Financing Statement”), a copy of which is attached to this letter as Exhibit H;

Bank of America, N.A.

The Lenders

September 25, 2007

(xvii) Financing Statement naming Sports as debtor and Administrative Agent as secured party for filing with the Indiana Secretary of State (the “Sports Financing Statement”), a copy of which is attached to this letter as Exhibit I;

(xviii) Financing Statement naming Blue Moon as debtor and Administrative Agent as secured party for filing with the Indiana Secretary of State (the “Blue Moon Financing Statement”), a copy of which is attached to this letter as Exhibit J;

(xix) Financing Statement naming EBI as debtor and Administrative Agent as secured party for filing with the Indiana Secretary of State (the “EBI Financing Statement”), a copy of which is attached to this letter as Exhibit K;

(xx) Financing Statement naming Meridew as debtor and Administrative Agent as secured party for filing with the Indiana Secretary of State (the “Meridew Financing Statement”), a copy of which is attached to this letter as Exhibit L;

(xxi) Financing Statement naming Fair Lawn as debtor and Administrative Agent as secured party for filing with the Indiana Secretary of State (the “Fair Lawn Financing Statement”), a copy of which is attached to this letter as Exhibit M;

(xxii) Financing Statement naming Borrower as debtor and Administrative Agent as secured party for filing with the Recorder of Kosciusko County, Indiana (the “County Financing Statement”), a copy of which is attached to this letter as Exhibit N; and

(xxiii) Financing Statement naming Borrower as debtor and Administrative Agent as secured party (with respect to certain fixtures) for filing with the Indiana Secretary of State (“Borrower Financing Statement No. 2”), a copy of which is attached to this letter as Exhibit O.

The documents listed in subparagraphs (i) through (viii) above shall sometimes be referred to collectively as the “Transaction Agreements” and individually as a “Transaction Agreement.” The documents listed in subparagraphs (ix) through (xxiii) above shall sometimes be referred to collectively as the “Financing Statements” and individually as a “Financing Statement.”

The opinions set forth in this letter are limited to the internal laws of the State of Indiana (without regard to its choice of law principles and laws) that are currently in effect. We express no opinion on the laws of any other jurisdiction or governmental authority or on any matters governed by such laws. Additional limitations are set forth later in this letter. The opinions set forth in this letter are matters of professional judgment and do not constitute a guarantee of results by this firm.

Bank of America, N.A.

The Lenders

September 25, 2007

Based upon and subject to the foregoing and based upon and subject to the further definitions, assumptions, qualifications, limitations and exceptions set forth later in this letter, we are of the opinion that:

A. Each Indiana Party other than EBI and Fair Lawn (collectively, the “Indiana Corporations”; individually, an “Indiana Corporation”) is a corporation duly incorporated and validly existing under the laws of the State of Indiana.

B. Each of EBI and Fair Lawn (collectively, the “Indiana LPs”; individually, an “Indiana LP”) is a limited partnership duly formed and validly existing under the laws of the State of Indiana.

C. Each Indiana Corporation has the legal power, under the Indiana Business Corporation Law, to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party.

D. Each Indiana LP has the legal power, under Indiana’s limited partnership act, to execute, deliver and perform its obligations under the Transaction Agreements to which it is a party.

E. Each Indiana Party has duly authorized its execution and delivery of the Transaction Agreements to which it is a party and its performance of its obligations under such Transaction Agreements.

F. Each Indiana Party has duly executed and delivered the Transaction Agreements to which it is a party.

G. The Mortgage constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

H. Each Indiana Corporation’s execution and delivery of the Transaction Agreements to which it is a party do not, and its performance of its obligations under such Transaction Agreements will not, (1) violate its articles of incorporation and bylaws, or (2) violate applicable provisions of Indiana statutory law or regulation.

I. Each Indiana LP’s execution and delivery of the Transaction Agreements to which it is a party do not, and its performance of its obligations under such Transaction Agreements will not, (1) violate its certificate of limited partnership and written partnership agreement, or (2) violate applicable provisions of Indiana statutory law or regulation.

J. The Mortgage is in appropriate form for recording in the office of the Recorder of Kosciusko County, Indiana and is sufficient to create (1) a valid security interest under Article 9 of the Uniform Commercial Code as is currently in effect in the state of Indiana (“Indiana Article 9”) in the collateral described therein constituting fixtures (as defined in Indiana Article 9), and (2) a valid lien on Borrower’s interest in the Real Property. Upon the due and proper recording (with all fees paid) of the Mortgage in such office, the lien created by the Mortgage on Borrower’s interest in the Real Property will take priority, pursuant to Ind. Code § 32-21-4-1, according to the time of such recording.

Bank of America, N.A.

The Lenders

September 25, 2007

K. Each of the Borrower Financing Statement and the Borrower Financing Statement No. 2 is in proper form for filing with the Indiana Secretary of State. The due and proper filing (with all fees paid) of each such Financing Statement in the office of the Indiana Secretary of State by Administrative Agent will perfect the security interest created by the Security Agreement or the Mortgage, as applicable, in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement or the Mortgage, as applicable) in the personal property (other than commercial tort claims that are not specifically described) of Borrower that is described in such Financing Statement, to the extent that such a security interest can be perfected, pursuant to Indiana Article 9, by filing a financing statement.

L. The Biologics Financing Statement is in proper form for filing with the Indiana Secretary of State. The due and proper filing (with all fees paid) of the Biologics Financing Statement in the office of the Indiana Secretary of State by Administrative Agent will perfect the security interest created by the Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in the personal property (other than commercial tort claims that are not specifically described) of Biologics that is described in the Biologics Financing Statement, to the extent that such a security interest can be perfected, pursuant to Indiana Article 9, by filing a financing statement.

M. The Leasing Financing Statement is in proper form for filing with the Indiana Secretary of State. The due and proper filing (with all fees paid) of the Leasing Financing Statement in the office of the Indiana Secretary of State by Administrative Agent will perfect the security interest created by the Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in the personal property (other than commercial tort claims that are not specifically described) of Leasing that is described in the Leasing Financing Statement, to the extent that such a security interest can be perfected, pursuant to Indiana Article 9, by filing a financing statement.

N. The Manufacturing Financing Statement is in proper form for filing with the Indiana Secretary of State. The due and proper filing (with all fees paid) of the Manufacturing Financing Statement in the office of the Indiana Secretary of State by Administrative Agent will perfect the security interest created by the Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in the personal property (other than commercial tort claims that are not specifically described) of Manufacturing that is described in the Manufacturing Financing Statement, to the extent that such a security interest can be perfected, pursuant to Indiana Article 9, by filing a financing statement.

Bank of America, N.A.

The Lenders

September 25, 2007

O. The Orthopedics Financing Statement is in proper form for filing with the Indiana Secretary of State. The due and proper filing (with all fees paid) of the Orthopedics Financing Statement in the office of the Indiana Secretary of State by Administrative Agent will perfect the security interest created by the Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in the personal property (other than commercial tort claims that are not specifically described) of Orthopedics that is described in the Orthopedics Financing Statement, to the extent that such a security interest can be perfected, pursuant to Indiana Article 9, by filing a financing statement.

P. The Travel Financing Statement is in proper form for filing with the Indiana Secretary of State. The due and proper filing (with all fees paid) of the Travel Financing Statement in the office of the Indiana Secretary of State by Administrative Agent will perfect the security interest created by the Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in the personal property (other than commercial tort claims that are not specifically described) of Travel that is described in the Travel Financing Statement, to the extent that such a security interest can be perfected, pursuant to Indiana Article 9, by filing a financing statement.

Q. The Implant Financing Statement is in proper form for filing with the Indiana Secretary of State. The due and proper filing (with all fees paid) of the Implant Financing Statement in the office of the Indiana Secretary of State by Administrative Agent will perfect the security interest created by the Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in the personal property (other than commercial tort claims that are not specifically described) of Implant that is described in the Implant Financing Statement, to the extent that such a security interest can be perfected, pursuant to Indiana Article 9, by filing a financing statement.

R. The Thoramet Financing Statement is in proper form for filing with the Indiana Secretary of State. The due and proper filing (with all fees paid) of the Thoramet Financing Statement in the office of the Indiana Secretary of State by Administrative Agent will perfect the security interest created by the Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in the personal property (other than commercial tort claims that are not specifically described) of Thoramet that is described in the Thoramet Financing Statement, to the extent that such a security interest can be perfected, pursuant to Indiana Article 9, by filing a financing statement.

S. The Sports Financing Statement is in proper form for filing with the Indiana Secretary of State. The due and proper filing (with all fees paid) of the Sports Financing Statement in the office of the Indiana Secretary of State by Administrative Agent will perfect the security interest created by the Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in the personal property (other than commercial tort claims that are not specifically described) of Sports that is described in the Sports Financing Statement, to the extent that such a security interest can be perfected, pursuant to Indiana Article 9, by filing a financing statement.

Bank of America, N.A.

The Lenders

September 25, 2007

T. The Blue Moon Financing Statement is in proper form for filing with the Indiana Secretary of State. The due and proper filing (with all fees paid) of the Blue Moon Financing Statement in the office of the Indiana Secretary of State by Administrative Agent will perfect the security interest created by the Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in the personal property (other than commercial tort claims that are not specifically described) of Blue Moon that is described in the Blue Moon Financing Statement, to the extent that such a security interest can be perfected, pursuant to Indiana Article 9, by filing a financing statement.

U. The EBI Financing Statement is in proper form for filing with the Indiana Secretary of State. The due and proper filing (with all fees paid) of the EBI Financing Statement in the office of the Indiana Secretary of State by Administrative Agent will perfect the security interest created by the Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in the personal property (other than commercial tort claims that are not specifically described) of EBI that is described in the EBI Financing Statement, to the extent that such a security interest can be perfected, pursuant to Indiana Article 9, by filing a financing statement.

V. The Fair Lawn Financing Statement is in proper form for filing with the Indiana Secretary of State. The due and proper filing (with all fees paid) of the Fair Lawn Financing Statement in the office of the Indiana Secretary of State by Administrative Agent will perfect the security interest created by the Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in the personal property (other than commercial tort claims that are not specifically described) of Fair Lawn that is described in the Fair Lawn Financing Statement, to the extent that such a security interest can be perfected, pursuant to Indiana Article 9, by filing a financing statement.

W. The Meridew Financing Statement is in proper form for filing with the Indiana Secretary of State. The due and proper filing (with all fees paid) of the Meridew Financing Statement in the office of the Indiana Secretary of State by Administrative Agent will perfect the security interest created by the Security Agreement in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in the personal property (other than commercial tort claims that are not specifically described) of Meridew that is described in the Meridew Financing Statement, to the extent that such a security interest can be perfected, pursuant to Indiana Article 9, by filing a financing statement.

X. The County Financing Statement is in proper form for filing with the Recorder of Kosciusko County, Indiana. The due and proper filing (with all fees paid) of the County Financing Statement in the office of the Recorder of Kosciusko County, Indiana by Administrative Agent will perfect the security interest created by the Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement) in the collateral described therein constituting fixtures (as defined in Indiana Article 9) of Borrower that are both (1) located on the Real Property, and (2) described in both the Mortgage and the County Financing Statement.

Bank of America, N.A.

The Lenders

September 25, 2007

Y. Except for filings and/or recordings that may be necessary to perfect security interests and/or liens and except as contemplated by the Transaction Agreements, no authorization, consent or approval of, or declaration, filing or registration with, any Indiana state governmental authority which has not been obtained or made is required of the Indiana Parties for the execution, delivery, or performance by the Indiana Parties of any of the Transaction Agreements.

Z. There are no taxes, including transfer or recording taxes (as distinguished from nominal filing and recording fees and related charges), imposed by the State of Indiana upon the recording of the Mortgage or the filing of the Financing Statements.

AA. The loans, as contemplated by Section 2.01 of the Cash Flow Credit Agreement, do not violate any usury laws of the State of Indiana.

BB. In any legal proceeding in the state of Indiana to realize upon the collateral described in the Security Agreement or the Mortgage, the Administrative Agent may proceed in its own name without naming all of the Lenders as parties.

CC. Assuming that there is a reasonable or substantial relationship between each of the Transaction Agreements (other than the Mortgage) and the State of New York, in any proceedings taken for enforcement of a Transaction Agreement (other than the Mortgage) against an Indiana Party in the courts of the State of Indiana, the choice of New York law to govern such Transaction Agreement should be valid and binding and should be recognized and such law should be applied by a court of the State of Indiana, provided that such choice is bona fide, is not actuated by fraud, is not contrary to a fundamental policy of the State of Indiana, of New York, or of another jurisdiction whose law would be applicable in the absence of an effective choice of law provision, provided further that application of such law is subject to applicable procedural and evidentiary requirements, provided further that such law may not be recognized, upheld, applied or enforced to the extent that it deals with matters which the courts of the State of Indiana consider procedural or evidentiary in nature, or if it is a revenue, expropriatory or penal law and provided further that such law will not apply with respect to matters involving the “internal affairs” of an Indiana Party. The “reasonable relationship” requirement referred to in the third sentence of this paragraph is stated in Ind. Code § 26-1-1-105 (Section 1-105 of the State’s Uniform Commercial Code) and has been set forth in the case law. See Igleheart Bros., Inc. v. John Deere Plow Co., 51 N.E.2d 498 (Ind. Ct. App. 1943). See also Barrow v. ATCO Mfg. Co., 524 N.E.2d 1313 (Ind. Ct. App. 1988) (referring to a “substantial relationship”). However, the case law of the State of Indiana does not definitively establish criteria and guidelines for determining what constitutes a reasonable or substantial relationship. Based on our understanding that (1) the Transaction Agreements will be executed and delivered in New York, (2) the principle offices of the Administrative Agent and the majority of the Lenders are located in New York, (3) the negotiation of the Transaction Agreements took place in New York, and (4) the funding of the loans contemplated by the Transaction Agreements will take place in New York, it is our reasoned opinion that a court of the State of Indiana should conclude that a reasonable or substantial relationship between the Transaction Agreements (other than the Mortgage) and New York does exist.

Bank of America, N.A.

The Lenders

September 25, 2007

The opinions set forth in this letter are subject to the following definitions, assumptions, qualifications, limitations and exceptions, as well as those set forth elsewhere in this letter:

1. The term “Real Property” means that portion of the “Mortgaged Property” (as that term is defined in the Mortgage) that constitutes real property.

2. Each of the assumptions set forth in this letter is made (with your knowledge and consent) without verification or independent investigation.

3. As to matters of fact, we have relied upon, and assumed the accuracy of, certificates and other comparable documents of officers and representatives of the Indiana Parties and the representations and warranties set forth in the Transaction Agreements.

4. We have assumed that Borrower has received, in accordance with the Transaction Agreements, all consideration contemplated by the Transaction Agreements.

5. We have assumed that each Indiana Guarantor received fair consideration in connection with the execution and delivery of the Transaction Agreements to which it is a party, received reasonably equivalent value therefor and did not execute and deliver such Transaction Agreements with actual intent to hinder, delay or defraud any person.

6. We have assumed that each party (other than the Indiana Parties) to the Transaction Agreements (each, an “Other Party”) is duly organized and existing under the laws of the jurisdiction governing its organization, has the legal power to execute, deliver, accept delivery of, and perform its obligations under the Transaction Agreements, has duly authorized the person(s) executing, delivering and accepting delivery of the Transaction Agreements on its behalf to do so, and has duly executed and delivered the Transaction Agreements to which it is a party.

7. We have assumed that each Other Party has satisfied those requirements that are applicable to it to the extent necessary to make the Transaction Agreements to which it is a party legal, valid, binding and enforceable as to it and that each of such Transaction Agreement constitutes the legal, valid and binding obligation of such Other Party, enforceable against such Other Party in accordance with its terms.

8. We have assumed that each Other Party has complied with all legal requirements that pertain to its status as such status relates to its rights to enforce the Transaction Agreements.

9. We have assumed that each document reviewed by us is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to the authentic original, and all signatures on each such document are genuine. We have also assumed that all public records and documents reviewed or consulted by us are accurate, complete and authentic and their indexing and filing have been properly done.

Bank of America, N.A.

The Lenders

September 25, 2007

10. We have assumed that there has been no mutual mistake of fact or misunderstanding, fraud, duress, undue influence, or criminal activity in connection with the Transaction Agreements.

11. We have assumed that the conduct of the parties to the transactions contemplated by the Transaction Agreements has complied with any requirements of good faith, fair dealing and conscionability, that, in the exercise of Administrative Agent’s and Lenders’ rights and remedies, Administrative Agent and Lenders will comply with any requirements of good faith, fair dealing and conscionability, and that any secured party will proceed in accordance with Indiana Article 9.

12. We have assumed that Administrative Agent and Lenders and each person acting for Administrative Agent and/or Lenders in connection with the Transaction Agreements have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any interest transferred or created by, the Transaction Agreements.

13. We have assumed that there are no agreements or understandings between or among any of the parties, whether written, oral or otherwise, and there is no usage of trade or course of dealings among such parties, that would, in any of those cases, define, limit, supplement, amend, modify, negate, waive or qualify the terms of any of the Transaction Agreements.

14. We have assumed that each natural person who is involved in the transactions contemplated by the Transaction Agreements has sufficient legal capacity to carry out his or her role in such transactions.

15. We have assumed that each Indiana Party has rights in all collateral referred to as its collateral in the Transaction Agreements and/or Financing Statements and that Borrower has an interest of record in the Real Property.

16. We have assumed that the Real Property and the fixtures described in the Transaction Agreements and/or the County Financing Statement are and will be located entirely within Kosciusko County, Indiana, that such fixtures are located entirely within the bounds of the Real Property, and that each Transaction Agreement and/or Financing Statement that purports to describe the Real Property or other collateral accurately describes the property, and the rights and interests in such property, intended by the parties to be described in such document.

17. We have assumed that the name of Administrative Agent, as set forth in each Financing Statement, is the exact, correct legal name of Administrative Agent.

Bank of America, N.A.

The Lenders

September 25, 2007

18. We have assumed that the Mortgage that will be physically presented to the Recorder of Kosciusko County, Indiana for recording will (a) be identical in every respect to the copy of the Mortgage attached hereto, (b) consist of pages measuring not more than 8 1/2 inches by 14 inches, (c) be neither permanently bound nor a continuous form, (d) be on white paper of at least 20 pound weight, and (e) be typewritten or computer generated in black ink in at least 10 point type.

19. We have assumed, notwithstanding any provision of the Mortgage selecting the laws of a jurisdiction other than the State of Indiana as the governing law, that the internal laws of the State of Indiana (without regard to its choice of law principles and laws) govern the Mortgage. We express no opinion regarding the legality, validity, binding effect and/or enforceability of any governing law provision of the Mortgage.

20. We have assumed that, under the laws of the State of New York, each Transaction Agreement (other than the Mortgage) constitutes the legal, valid and binding obligation of each Indiana Party thereto, enforceable against such Indiana Party in accordance with its terms. Except to the limited extent set forth in paragraph CC of this letter, we express no opinion regarding the legality, validity, binding effect and/or enforceability of any Transaction Agreement other than the Mortgage.

21. We have assumed that the Security Agreement has created a valid security interest (which has attached) in the collateral of each Indiana Party that is described in the Security Agreement.

22. The opinions set forth in paragraph A of this letter are based solely on the Certificates of Existence, dated September 20, 2007 for Meridew and September 18, 2007 for each other Indiana Party, issued by the Indiana Secretary of State.

23. For purposes of the opinions set forth in this letter and notwithstanding any contrary provision of any Transaction Agreement, no documents other than another Transaction Agreement shall be considered to have been incorporated into, and/or made a part of, such Transaction Agreement.

24. We express no opinion as to the legality, validity, binding effect and/or enforceability of any provision of the Mortgage that purports to address the manner in which documents executed by parties other than, or in addition to, the parties to the Mortgage will be interpreted or construed.

25. We express no opinion as to the legality, validity, binding effect and/or enforceability of any provision of the Mortgage that refers to rights, powers and/or remedies under, or conferred by, documents and/or instruments other than the Mortgage.

Bank of America, N.A.

The Lenders

September 25, 2007

26. We express no opinion as to the legality, validity, binding effect and/or enforceability of any provision of the Mortgage that purports to bind or apply to any person that is not a party to the Mortgage.

27. We express no opinion as to the legality, validity, binding effect and/or enforceability of any integration provision of the Mortgage.

28. We express no opinion with respect to criminal, antitrust, trade regulation, environmental, health and safety, securities, tax (except as set forth in paragraph Z of this letter), land use, subdivision, zoning, hazardous materials, healthcare, labor, employment, pension, employee benefit, insurance, banking, patent, trademark, copyright or other intellectual property laws, rules or regulations, or any matters governed by such laws, rules and regulations.

29. We express no opinion as to whether or not any provision of the Mortgage that purports to empower or authorize any party unilaterally to act or make a determination (even if terms such as “discretion”, “judgment”, “sole discretion” or “sole judgment” or words of similar import are used) will be enforced without regard to the reasonableness of the action or determination.

30. We express no opinion regarding the applicability of Ind. Code §§13-25-3 et seq. (the Indiana Responsible Property Transfer Law (a law regarding environmental disclosures to be made under certain circumstances)).

31. We express no opinion regarding the legality, validity, binding effect and/or enforceability of any provision of the Mortgage that purports to (a) waive the right to trial by jury, the right of redemption and/or other statutory or constitutional rights, (b) authorize the entry of a default or “confessed” order or judgment, (c) grant a power of attorney and/or a power of sale, (d) permit the amendment of the Mortgage or the waiver of any provision of the Mortgage only by means of a writing, (e) waive the application of any statute of limitations or repose, (f) characterize the relationship of the parties, (g) authorize set-off with respect to debt that is neither matured nor accelerated, (h) prevent any party from being a mortgagee in possession notwithstanding any enforcement actions taken, (i) alter, vary, waive or establish any rule of evidence or procedure or any rule respecting the quantum or burden of proof to be applied in any judicial or administrative proceeding, (j) authorize a party to accelerate payment or performance or require collateral or additional collateral “at will” or when a party deems itself “insecure” (or in words of similar import), (k) waive or vary any of the rules identified in Section 602 of Indiana Article 9 (collectively, the “Section 602 Rules”), (1) determine the standards measuring the fulfillment of the rights of a debtor or obligor or the duties of a secured party under any of the Section 602 Rules, (m) require any person to obtain hazard insurance coverage against risks to the improvements on the Real Property in an amount exceeding the replacement value of such improvements, and/or (n) preserve any right to obtain or retain a deficiency judgment notwithstanding the waiver of the right of redemption or any other waiver of the time limitations on issuance of process set out in Ind. Code §32-29-7-3.

Bank of America, N.A.

The Lenders

September 25, 2007

32. We have made no examination of, and express no opinion as to, (a) title to the Real Property or any other property described or referred to in any of the Transaction Agreements and/or Financing Statements, or (b) the accuracy of the description of any real property referred to in the County Financing Statement and/or any of the Transaction Agreements.

33. Except as expressly set forth in paragraphs J through X of this letter, we express no opinion regarding (a) the creation, attachment, scope, perfection, duration of perfection or priority of any mortgage, security interest, lien or other encumbrance created by or in connection with any of the Transaction Agreements, and/or (b) the circumstances under which another person or interest might have priority over any such mortgage, security interest, lien or other encumbrance.

34. Rights and obligations with respect to indemnification, contribution and exculpation may be limited by applicable law or public policy.

35. The opinions set forth in this letter are subject to the provisions and effects of bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium, arrangement, assignment for the benefit of creditors, fraudulent transfer and conveyance, and other similar laws affecting the rights and remedies of creditors generally.

36. The opinions set forth in this letter are subject to the effects of general principles of equity, whether applied in a court of law or equity. This limitation includes, but is not limited to, principles (a) governing the availability of specific performance, injunctions and other equitable remedies, (b) affording equitable defenses (e.g., waiver, laches, estoppel and unclean hands), (c) requiring good faith and fair dealing, (d) requiring reasonableness in the performance and enforcement of contracts by the party seeking to enforce the contract, (e) requiring consideration of the materiality and consequences of breaches of contracts, (f) requiring consideration of impracticability or impossibility of performance, and (g) affording defenses based on the unconscionability of the enforcing party’s conduct after the parties enter into a contract.

37. The opinions set forth in this letter are subject to the effects of rules of law (none of which will, subject to the other qualifications, limitations and exceptions set forth in this letter, render the Mortgage enforceable as a whole) that:

(a) provide that forum selection clauses, waivers of the defense of forum non- conveniens and consents to jurisdiction (personal, in rem and/or subject matter) in contracts are not necessarily binding;

(b) limit the availability of a remedy under certain circumstances when another remedy has been elected;

Bank of America, N.A.

The Lenders

September 25, 2007

(c) limit the right of a person to use force or cause a breach of peace in enforcing rights;

(d) relate to the sale or disposition of collateral or the requirements of a commercially reasonable sale;

(e) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract;

(f) govern and afford judicial discretion regarding the determination of damages and the award of attorneys’ fees and other costs;

(g) may, under certain circumstances, allow a party to a contract to cure its breach of that contract;

(h) limit or affect the enforcement of contractual provisions that purport to waive or disclaim the obligations of good faith, fair dealing, diligence, reasonableness and/or care; and

(i) may discharge a guarantor to the extent that (i) action or inaction by a creditor impairs the value of collateral securing obligations to the detriment of the guarantor or otherwise adversely affects a guarantor, or (ii) a guaranteed obligation is materially modified.

38. The opinions set forth in this letter are subject to the effect of generally applicable rules of law that limit or affect the legality, validity, binding effect and/or enforceability of any provision of the Mortgage that provides for default interest rates, late charges, prepayment charges, forfeitures, yield maintenance charges, acceleration of future amounts due (other than principal) without appropriate discounting to present value, liquidated damages, penalties and/or other similar rights and remedies.

39. The opinions set forth in this letter are subject to the qualification that Ind. Code §§24-4.6-1-101 to -104 could operate to limit (a) the rate of interest that can be charged on any indebtedness under the Mortgage after such indebtedness is reduced to judgment, (b) the enforceability of any provision of the Mortgage that purports to impose a post-judgment interest rate found to be inconsistent with such statute, and (c) the frequency with which past due installments of interest may be added to principal for purposes of accruing interest thereon.

40. Certain other rules of law may render unenforceable certain remedies, waivers and other provisions of the Mortgage (including, without limitation, provisions concerning self- help, summary remedies, notice, diligence, presentment, protest, demand, service of process, appraisal and valuation rights, marshalling of assets, the appointment or designation of a receiver, posting of a bond, and taking possession of collateral without notice, a hearing, and/or a judicial order); however, such other rules of law will not, subject to the other qualifications, limitations and exceptions set forth in this letter, render the Mortgage unenforceable as a whole or preclude (a) the judicial foreclosure of any mortgage lien granted pursuant to the Mortgage, and/or (b) the exercise of applicable remedies under Indiana Article 9.

Bank of America, N.A.

The Lenders

September 25, 2007

41. The opinions set forth in this letter are subject to the further qualification that any mortgage lien granted pursuant to the Mortgage may not be foreclosed while any other action for the same debt or other matter secured by such mortgage lien is being prosecuted, or while execution of any judgment in any such other action is being sought, nor may any such other action be prosecuted while such mortgage lien is being foreclosed or a judgment of foreclosure is being prosecuted.

42. We draw your attention to the fact there are certain types of property (including, without limitation, copyrights, money, deposit accounts, motor vehicles, letter-of-credit rights and insurance contracts) in which a security interest may not be perfected by filing a financing statement with the Indiana Secretary of State or filing a financing statement with the office of the Recorder of Kosciusko County, Indiana. The collateral described in the Transaction Agreements and/or the Financing Statements may include certain of such property.

43. We draw your attention to the fact there are certain types of property (including, without limitation, investment property, chattel paper, instruments and negotiable documents) in which a security interest may be perfected by more than one means. The collateral described in the Transaction Agreements and/or the Financing Statements may include certain of such property.

44. We draw your attention to the fact that Subsection 502(f) of Indiana Article 9 includes the following requirement: “Not later than thirty (30) days after the date the financing statement is filed, the secured party that files the financing statement shall furnish a copy of the financing statement to the debtor.”

45. The opinions set forth in this letter are subject to the qualifications that (a) the perfection of a security interest in proceeds (and the continuation of same) will be limited to the extent provided in Section 315 of Indiana Article 9, (b) additional filings and/or recordings may be necessary as a result of subsequent events (including, for example, an Indiana Party’s change of name or of the jurisdiction in which it is organized), and (c) perfection of any security interests pursuant to the Financing Statements is subject to the need to file appropriate continuation statements within the period of six months before (i) the five year anniversary date of the original filing and, if properly continued, (ii) each successive five year anniversary of the original filing.

46. The opinions set forth in paragraph Y of this letter are limited to authorizations, consents and approvals of, and declarations, filings and registrations with, Indiana state governmental authorities in their capacities as regulatory authorities and do not encompass any such governmental authorities in any proprietary capacity or in their capacities as contracting parties.

Bank of America, N.A.

The Lenders

September 25, 2007

47. We undertake no obligation to file or record any of the Transaction Agreements, any of the Financing Statements or any other documents and provide no assurance that any such filing or recording has been or will be done.

48. The opinions set forth in this letter are based on the law in effect, and the facts in existence, on the date of this letter. We express no opinions with respect to any laws that may already have been enacted but that have future effective dates. We assume no obligation to revise or supplement this letter or to notify you should the law in effect, or the facts, or both, change or should any of our assumptions prove to be incorrect.

This letter and the opinions it contains are rendered solely to and for the benefit of Administrative Agent and Lenders and their respective successors and assigns for use only in connection with the Transaction Agreements. Accordingly, this letter and the opinions it contains may not be (a) quoted or disclosed to, or relied upon or used by, any other person, or (b) quoted from, used or relied upon by Administrative Agent and/or Lenders and their respective successors and assigns for any purpose other than that expressed above.

Very truly yours,
Sommer Barnard PC

Schedule 1

(to SB’s CF Letter)

None.

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Sakina Karkat (212) 701-3365

B. SEND ACKNOWLEDGMENT TO: (Name and Address) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION’S NAME Biomet, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 56 East Bell Drive

CITY Warsaw

STATE IN

POSTAL CODE 46582

COUNTRY USA

1d. SEE INSTRUCTIONS

ADD’L INFORE ORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION Corporation

1f. JURISDICTION OF ORGANIZATION Indiana

1g. ORGANIZATIONAL ID #, if any197711-684

NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFORE ORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME Bank of America, N.A., as Collateral Agent

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS 101 N. Tryon Street. Mail Code NC1-001-15-14

CITY Charlotte

STATE NC

POSTAL CODE 28255

COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]:

LESSEE/LESSOR

CONSIGNEE/CONSIGNOR

BAILEE/BAILOR

SELLER/BUYER

AG. LIEN

NON - UCC FILING

6. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable] 7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]

All Debtors

Debtor 1

Debtor 2

8. OPTIONAL FILER REFERENCE DATA TO BE FILED WITH SECRETARY OF STATE OF INDIANA. [30860.195] [02] CASH FLOW

FILING OFFICE COPY – UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit A

(to SB’s CF Opinion Letter)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Sakina Karkat (212) 701-3365

B. SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION’S NAME Biomet Biologics, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 56 East Bell Drive

CITY Warsaw

STATE IN

POSTAL CODE 46582

COUNTRY USA

1d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION Corporation

1f. JURISDICTION OF ORGANIZATION Indiana

1g. ORGANIZATIONAL ID #, if any 2002082600380

NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME Bank of America, N.A., as Collateral Agent

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS 101 N. Tryon Street, Mail Code NC1-001-15-14

CITY Charlotte

STATE NC

POSTAL CODE 28255

COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]:

LESSEE/LESSOR

CONSIGNEE/CONSIGNOR

BAILEE/BAILOR

SELLER/BUYER

AG. LIEN

NON-UCC FILING

6.

This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Attach Addendum [if applicable]

All Debtors

Debtor 1

Debtor 2

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]

8. OPTIONAL FILER REFERENCE DATA TO BE FILED WITH SECRETARY OF STATE OF INDIANA. [30860.195] [05] CASH FLOW

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit B

(to SB’s CF Opinion Letter)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

Sakina Karkat (212) 701-3365

B. SEND ACKNOWLEDGMENT TO: (Name and Address)

Sakina Karkat

Legal Assistant

Cahill Gordon & Rejndel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name(1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION’S NAME

Biomet Leasing, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 56 East Bell Drive

CITY

Warsaw

STATE

IN

POSTAL CODE 46582

COUNTRY

USA

1d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION

DEBTOR

1e. TYPE OF ORGANIZATION Corporation

1f. JURISDICTION OF ORGANIZATION

Indiana

1g. ORGANIZATIONAL ID #, if any

1999051069 ☐NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION

DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

☐NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME

Bank of America, N.A., as Collateral Agent

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS 101 N. Tryon Street, Mail Code NC1-001-15-14

CITY

Charlotte

STATE

NC

POSTAL CODE

28255

COUNTRY

USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable] ☐

LESSEE/LESSOR

CONSIGNEE/CONSIGNOR

BAILEE/BAILOR

SELLER/BUYER

AG. LIEN

NON-UCC FILING

6. ☐

This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

☐All Debtors

☐Debtor 1

☐Debtor 2

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]

8. OPTIONAL FILER REFERENCE DATA TO BE FILED WITH SECRETARY OF STATE OF INDIANA. [30860.195] [11] CASH FLOW

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit C

(to SB’s CF Opinion Letter)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Sakina Karkat(212) 701-3365

B. SEND ACKNOWLEDGMENT TO: (Name and Address) Sakina Karkat

Legal Assistant

Cabill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-insert only one debtor name (1a or 1b)-do not abbreviate or combine names

1a. ORGANIZATION’S NAME Biomet Manufacturing Corporation

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 56 East Bell Drive

CITY Warsaw

STATE IN

POSTAL CODE 46582

COUNTRY USA

1d. SEE INSTRUCTIONS

ADD’L INFO REORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION Corporation

1f. JURISDICTION OF ORGANIZATION Indiana

1g. ORGANIZATIONAL ID #, if any 1999041331

NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFO REORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME Bank of America, N.A., as Collateral Agent

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS 101 N. Tryon Street, Mail Code NC1-001-15-14

CITY Charlotte

STATE NC

POSTAL CODE 28255

COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable].

LESSEE/LESSOR

CONSIGNEE/CONSIGNOR

BAILEE/BAILOR

SELLER/BUYER

AG. LIEN

NON-UCC FILING

6. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

All Debtors

Debtor 1

Debtor 2

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]

8.OPTIONAL FILER REFERENCE DATA TO BE FILED WITH SECRETARY OF STATE OF INDIANA. [30860.195] [12] CASH FLOW

FILING OFFICE COPY— UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit D

(to SB’s CF Opinion Letter)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Sakina Karkat (212) 701-3365

B. SEND ACKNOWLEDGMENT TO: (Name and Address) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION’S NAME Biomet Orthopedics, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 56 East Bell Drive

CITY Warsaw

STATE IN

POSTAL CODE 46582

COUNTRY USA

1d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION Corporation

1f. JURISDICTION OF ORGANIZATION Indiana

1g. ORGANIZATIONAL ID #, if any 1999041330

NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME Bank of America, N.A., as Collateral Agent

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS 101 N. Tryon Street, Mail Code NC1-001-15-14

CITY Charlotte

STATE NC

POSTAL CODE 28255

COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]:

LESSEE/LESSOR

CONSIGNEE/CONSIGNOR

BAILEE/BAILOR

SELLER/BUYER

AG. LIEN

NON UCC FILING

6.

This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Attach Addendum [if applicable]

All Debtors

Debtor 1

Debtor 2

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]

8.OPTIONAL FILER REFERENCE DATA TO BE FILED WITH SECRETARY OF STATE OF INDIANA. [30860.195] [14] CASH FLOW

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit E

(to SB’s CF Opinion Letter

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Sakina Karkat (212) 701-3365

B. SEND ACKNOWLEDGMENT TO: (Name and Address) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION’S NAME Biomet Travel, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 56 East Bell Drive

CITY Warsaw

STATE IN

POSTAL CODE 46852

COUNTRY USA

1d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION Corporation

1f. JURISDICTION OF ORGANIZATION Indiana

1g. ORGANIZATIONAL ID #, if any 2002080200115

NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME Bank of America, N.A., as Collateral Agent

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS 101 N. Tryon Street, Mail Code NC1-001-15-14

CITY Charlotte

STATE NC

POSTAL CODE 28255

COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]:

LESSEE/LESSOR

CONSIGNEE/CONSIGNOR

BAILEE/BAILOR

SELLER/BUYER

AG. LIEN

NON-UCC FILING

6.

This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Attach Addendum [if applicable]

All Debtors

Debtor 1

Debtor 2

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]

8. OPTIONAL FILER REFERENCE DATA TO BE FILED WITH SECRETARY OF STATE OF INDIANA. [30860.195] [16] CASH FLOW

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit F

(to SB’s CF Opinion Letter)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Sakina Karkat (212) 701-3365

B. SEND ACKNOWLEDGMENT TO: (Name and Address) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION’S NAME Implant Innovations Holding Corporation

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 56 East Bell Drive

CITY Warsaw

STATE IN

POSTAL CODE 46582

COUNTRY USA

1d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION Corporation

1f. JURISDICTION OF ORGANIZATION Indiana

1g. ORGANIZATIONAL ID #, if any 1999081069

NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFO REORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS 101 N. Tryon Street, Mail Code NC1-001-15-14

CITY Charlotte

STATE NC

POSTAL CODE 28255

COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]:

LESSEE/LESSOR

CONSIGNEE/CONSIGNOR

BAILEE/BAILOR

SELLER/BUYER

AG. LIEN

NON-UCC FILING

6.

This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

All Debtors

Debtor 1

Debtor 2

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]

8. OPTIONAL FILER REFERENCE DATA TO BE FILED WITH SECRETARY OF STATE OF INDIANA. [30860.195] [25] CASH FLOW

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit G

(to SB’s CF Opinion Letter)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Sakina Karkat (212) 701-3365

B. SEND ACKNOWLEDGMENT TO: (Name and Address) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION’S NAME Thoramet, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 56 East Bell Drive

CITY Warsaw

STATE IN

POSTAL CODE 46580

COUNTRY USA

1d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION Corporation

1f. JURISDICTION OF ORGANIZATION Indiana

1g. ORGANIZATIONAL ID #, if any1997041875

NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME Bank of America, N.A., as Collateral Agent

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS 101 N. Tryon Street, Mail Code NC1-001-15-14

CITYCharlotte

STATE NC

POSTAL CODE 28255

COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable].

LESSEE/LESSOR

CONSIGNEE/CONSIGNOR

BAILEE/BAILOR

SELLER/BUYER

AG. LIEN

NON UCC FILING

6.

This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Attach Addendum [if applicable]

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] optional

All Debtors

Debtor 1

Debtor 2

8.OPTIONAL FILER REFERENCE DATA TO BE FILED WITH SECRETARY OF STATE OF INDIANA. [30860.195] [31] CASH FLOW

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit H

(to SB’s CF Opinion Letter)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Sakina Karkat (212) 701-3365

B. SEND ACKNOWLEDGMENT TO: (Name and Address) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION’S NAME Biomet Sports Medicine, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 56 East Bell Drive

CITY Warsaw

STATE IN

POSTAL CODE 46582

COUNTRY USA

1d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION Corporation

1f. JURISDICTION OF ORGANIZATION Indiana

1g. ORGANIZATIONAL ID #, if any1990060936

NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME Bank of America, N.A., as Collateral Agent

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS 101 N. Tryon Street, Mail Code NC1-001-15-14

CITYCharlotte

STATE NC

POSTAL CODE 28255

COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]

LESSEE/LESSOR

CONSIGNEE/CONSIGNOR

BAILEE/BAILOR

SELLER/BUYER

AG. LIEN

NON-UCC FILING

6.

This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

All Debtors

Debtor 1

Debtor 2

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]

8. OPTIONAL FILER REFERENCE DATA TO BE FILED WITH SECRETARY OF STATE OF INDIANA. [30860.195] [15] CASH FLOW

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit I

(to SB’s CF Opinion Letter)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Sakina Karkat (212) 701-3365

B. SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION’S NAME Blue Moon Diagnostics, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 56 East Bell Drive

CITY Warsaw

STATE IN

POSTAL CODE 46582

COUNTRY USA

1d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION Corporation

1f. JURISDICTION OF ORGANIZATION Indiana

1g. ORGANIZATIONAL ID #, if any1997060616

☐ NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONE ☐

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME Bank of America, N.A., as Collateral Agent

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS 101 N. Tryon Street, Mail Code NC1-001-15-14

CITY Charlotte

STATE NC

POSTAL CODE 28255

COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable].

☐ LESSEE/LESSOR

☐ CONSIGNEE/CONSIGNOR

☐ BAILEE/BAILOR

☐ SELLER/BUYER

☐ AG. LIEN ☐

NON-UCC FILING

6. ☐

This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

☐ All Debtors

☐ Debtor 1

☐ Debtor 2

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]

8.OPTIONAL FILER REFERENCE DATA TO BE FILED WITH SECRETARY OF STATE OF INDIANA. [30860.195] [18] CASH FLOW

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit J

(to SB’s CF Opinion Letter)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Sakina Karkat (212) 701-3365

B. SEND ACKNOWLEDGMENT TO: (Name and Address) Sakina Karkat

Legal Assistant

Cahill Gordon & Rejndel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION’S NAME EBL L.P.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 100 Interpace Parkway

CITY Parsippany

STATE NJ

POSTAL CODE 07054

COUNTRY USA

1d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION Limited Partnership

1f. JURISDICTION OF ORGANIZATION Indiana

1g. ORGANIZATIONAL ID #, if any LP99050044

NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONE Off

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME Bank of America, N.A., as Collateral Agent

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mail Code NC1-001-15-14

CITY Charlotte

STATE NC

POSTAL CODE 28255

COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]:

LESSEE/LESSOR

CONSIGNEE/CONSIGNOR

BAILEE/BAILOR

SELLER/BUYER

AG. LIEN

NON UCC FILING

6.

7. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

All Debtors

Debtor 1

Debtor 2

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]

8. OPTIONAL FILER REFERENCE DATA TO BE FILED WITH SECRETARY OF STATE INDIANA. [30860.195] [22] CASH FLOW

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit K

(to SB’s CF Opinion Letter)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Sakina Karkat(212) 701-3365

B. SEND ACKNOWLEDGMENT TO: (Name and Address) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION’S NAME Meridew Medical, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 56 East Bell Drive

CITY Warsaw

STATE IN

POSTAL CODE 46580

COUNTRY USA

1d. SEE INSTRUCTIONS

ADD’L INFO REORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION Corporation

1f. JURISDICTION OF ORGANIZATION Indiana

1g. ORGANIZATIONAL ID #, if any 2001092400011

NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFO REORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mail Code NC1-001-15-14

CITY Charlotte

STATE NC

POSTAL CODE 28255

COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5. ALTERNATIVE DESIGNATION [if applicable]:

LESSEE/LESSOR

CONSIGNEE/CONSIGNOR

BAILEE/BAILOR

SELLER/BUYER

AG LIEN

NON.UCC FILING

6. Off

This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Attach Addendum [if applicable]

All Debtors

Debtor 1

Debtor 2

Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]

8.OPTIONAL FILER REFERENCE DATA TO BE FILED WITH SECRETARY OF STATE OF INDIANA. [30860.195] [30] CASH FLOW

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit L

(to SB’s CF Opinion Letter)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Sakina Karkat (212) 701-3365

B. SEND ACKNOWLEDGMENT TO: (Name and Address) Sakina Karkat

Legal Assistant

Cahill Gordon & Rejndel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAME Biomet Fair Lawn L.P.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 20-01 Pollia Drive

CITY Fairlawn

STATE NJ

POSTAL CODE 07410

COUNTRY USA

1d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION Limited Partnership

1f. JURISDICTION OF ORGANIZATION Indiana

1g. ORGANIZATIONAL ID #, if any LP99050045

NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME Bank of America, N A., as Collateral Agent

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS 101 N. Tryon Street, Mail Code NC1-001-15-14

CITY Charlotte

STATE NC

POSTAL CODE 28255

COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5 ALTERNATIVE DESIGNATION [if applicable]:

LESSEE/LESSOR

CONSIGNEE/CONSIGNOR

BAILEE/BAILOR

SELLER/BUYER

AG. LIEN

NON UCC FILING

6.

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REAL ESTATE RECORDS.Attach Addendum if applicable

All Debtors

Debtor 1

Debtor 2

7. Check to REQUEST SEARC REPORT(S) on Debtor(s) [ADDITIONAL FEE] [ optional]

8. OPTIONAL FILER REFERENCE DATA TO BE FILED WITH SECRETARY OF STATE OF INDIANA. [30860.195] [07] CASH FLOW

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit M

(to SB’s CF Opinion Letter)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION’S NAME Biomet Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 56 East Bell Drive

CITY Warsaw

STATE IN

POSTAL CODE 46582

COUNTRY USA

1d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION

1f. JURISDICTION OF ORGANIZATION Indiana

1g. ORGANIZATIONAL ID #, if any197711-684

NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS 101 North Tryon Street, NC1-001-15-14

CITY Charlotte

STATE NC

POSTAL CODE 28255

COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

See Exhibit A attached hereto and by this reference incoporated herein for a description of the collateral located at the real property described on Schedule A attached hereto.

5. ALTERNATIVE DESIGNATION [if applicable]:

LESSEE/LESSOR

CONSIGNEE/CONSIGNOR

BAILEE/BAILOR

SELLER/BUYER

AG. LIEN

NON - UCC FILING

6.

This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS Attach Addendum [if applicable]

All Debtors

Debtor 1

Debtor 2

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]

8. OPTIONAL FILER REFERENCE DATA TO BE FILED IN KOSCIUSKO COUNTY, INDIANA. [1] [30860.195]

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

Exhibit N

(to SB’s CF Opinion Letter)

DEUCCIPNAT - 12/17/2002 C T System Online

UCC FINANCING STATEMENT ADDENDUM

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

9. NAME OF FIRST DEBTOR (1a or 1b) ON RELATED FINANCING STATEMENT

9a. ORGANIZATION’S NAME

OR Biomet, Inc.

9b. INDIVIDUAL’S LAST NAME FIRST NAME MIDDLE NAME, SUFFIX

10. MISCELLANEOUS:

To be filed in Kosciusko County, Indiana.

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

11. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one name (11a or 11b) - do not abbreviate or combine names

11a. ORGANIZATION’S NAME

OR

11b. INDIVIDUAL’S LAST NAME FIRST NAME MIDDLE NAME SUFFIX

11c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY

11d. SEE INSTRUCTIONS ADD’L INFO RE ORGANIZATION DEBTOR 11e. TYPE OF ORGANIZATION 11f. JURISDICTION OF ORGANIZATION 11g. ORGANIZATIONAL ID #, if any

NONE

12. ADDITIONAL SECURED PARTY’S or ASSIGNOR S/P’S NAME - insert only one name (12a or 12b) 12a. ORGANIZATION’S NAME

OR

12b. INDIVIDUAL’S LAST NAME FIRST NAME MIDDLE NAME SUFFIX

12c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY

13. This FINANCING STATEMENT covers timber to be cut or as-extracted 16. Additional collateral description: collateral, or is filed as a fixture filing.

14. Description of real estate:

The collateral includes items which are or are to become fixtures on the real property described on Schedule A attached hereto.

15. Name and address of a RECORD OWNER of above-described real estate (if Debtor does not have a record interest):

17. Check only if applicable and check only one box.

Debtor is a Trust or Trustee acting with respect to property held in trust or Decedent’s Estate

18. Check only if applicable and check only one box.

Debtor is a TRANSMITTING UTILITY

Filed in connection with a Manufactured-Home Transaction — effective 30 years

Filed in connection with a Public-Finance Transaction — effective 30 years

FILING OFFICE COPY — UCC FINANCING STATEMENT ADDENDUM (FORM UCC1Ad) (REV. 05/22/02)

DEUCC1 AD - 10/07/02 C T System Online

Kosciusko County, Indiana

Mortgage

Exhibit A to UCC-1 Financing Statement

made by Biomet, Inc., as Debtor, in favor of

Bank of America, N.A., as Administrative Agent, as Secured Party

Description of Collateral

A. Grant of Mortgaged Property. The Debtor hereby grants, mortgages, bargains, sells, assigns, transfers and conveys to the Mortgagee, and hereby grants to the Mortgagee a security interest in and upon, all of the Debtor’s estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time:

(1) the land more particularly described on Exhibit A hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, reversions and remainders in or to the Land, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Debtor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);

(2) all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land or any part thereof, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof (the “Improvements”);

(3) all materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Debtor and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Debtor and are now or hereafter attached to the Land or the Improvements, and including but not limited to any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, generating, cleaning, waste disposal, transportation (of people or things, including but not limited to, stairways, elevators, escalators, and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and lighting, traffic control, waste disposal, raw and potable water, gas, electrical, storm and sanitary sewer, telephone and cable television facilities, and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof (“Fixtures”);

Kosciusko County, Indiana

Mortgage

(4) all apparatus, movable appliances, building materials, equipment, fit tings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Debtor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, Venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, together with all accessions, replacements and substitutions thereto or therefor and the proceeds thereof, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (4), the “Personal Property”);

(5) all general intangibles owned by Debtor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);

Kosciusko County, Indiana

Mortgage

(6) all now or hereafter existing leases or licenses (under which Debtor is landlord or licensor) and subleases (under which Debtor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Debtor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

(7) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including, Proceeds of insurance maintained by the Debtor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Debtor covering any interest in the Mortgaged Property or required by the Credit Agreement; and

(8) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Fixtures, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Debtor or constructed, assembled or placed by the Debtor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, Mortgage, conveyance, assignment or other act by the Debtor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Debtor and specifically described herein;

B. Operative Document. This financing statement relates to that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as it may be amended, supplemented or modified from time to time, the “Mortgage”), made by Debtor, as Mortgagor, in favor of Secured Party, as Mortgagee.

Kosciusko County, Indiana

Mortgage

C. Definitions. Capitalized terms used and otherwise not defined herein shall have the meanings assigned thereto in the Mortgage.

The Mortgage is of record or will be placed of record in the office of the Recorder of Kosciusko County, Indiana.

Kosciusko County, Indiana

Mortgage

Schedule A to UCC-1 Financing Statement

made by Biomet, Inc., as Debtor, in favor of

Bank of America, N.A., as Administrative Agent, as Secured Party.

Legal Description

PARCEL 1:

Tract A: A tract of land located in the State of Indiana, County of Kosciusko, Township of Plain, being a portion of Section 33, Township 33 North, Range 6 East, bounded on the North by County Road 250 North and more fully described as follows, to-wit:

Commencing at the Northwest corner of the Southwest Quarter of Section 33, Township 33 North, Range 6 East, being a railroad spike located on the center line of County Road 250 North; thence North 89 degrees 59 minutes East along the North line of said Southwest Quarter also being the center line of County Road 250 North, 2,019.80 feet to the point of beginning; thence continuing North 89 degrees 59 minutes East 240.0 feet to a point; thence South 311.1 feet to a point; thence South 89 degrees 59 minutes West 240.0 feet to a point; thence North 311.1 feet to the point of beginning.

Tract B: A tract of land located in the State of Indiana, County of Kosciusko, Township of Plain, being a portion of Section 33, Township 33 North, Range 6 East, bounded on the North by County Road 250 North and more fully described as follows, to-wit:

Commencing at the Northwest corner of the Southwest Quarter of Section 33, Township 33 North, Range 6 East, being a railroad spike located on the centerline of County road 250 North; thence North 89 degrees 59 minutes East, along the North line of said Southwest Quarter also being the centerline of County Road 250 North, 1,779.8 feet to the point of beginning; thence continuing North 89 degrees 59 minutes East, 240.0 feet to a point; thence South 311.1 feet to a point; thence South 89 degrees 59 minutes West 240.0 feet to a point on the East right-of-way line of a proposed 60.0 foot road; thence North along said East right-of-way line 311.1 feet to the point of beginning.

PARCEL 2:

A tract of land located in the State of Indiana, County of Kosciusko, Township of Plain, being a portion of Section 33, Township 33 North, Range 6 East, bounded on the West by a 60 foot road, and more particularly described as follows:

Commencing at the Northwest corner of the Southwest Quarter of Section 33, Township 33 North, Range 6 East, being a railroad spike located on the center line of County Road 250 North; thence North 89 degrees 59 minutes East along the North line of said Southwest Quarter, also being the center line of County Road 250 North, 1779.8 feet to a PK nail; thence South along the East right of way line of a 60 foot road 311.1 feet to an iron pin being the point of beginning; thence North 89 degrees 59 minutes East, 480.0 feet to an iron pin; thence South 350.0 feet to an iron pin; thence South 89 degrees 59 minutes West, 480.0 feet to an iron pin located on the east right of way line of said 60 foot road; thence North along said East right of way line, 350.0 feet to the point of beginning.

Kosciusko County, Indiana

Mortgage

PARCEL 3:

A tract of land located in the State of Indiana, County of Kosciusko, Township of Plain, being a portion of Section 33, Township 33 North, Range 6 East, bounded on the South and East by existing roads and more fully described as follows, to-wit:

Commencing at the southeast corner of the Southwest Quarter of Section 33, Township 33 North, Range 6 East, being a railroad spike located on the center line of County Road 200 North; thence West along the South line of said Southwest Quarter also being the center line of County Road 200 North, 732.3 feet to a P.K. nail located at the intersection of the center line of County Road 200 North and the West right-of-way line of an existing north-south road; thence North along the West right-of-way line of said road, 1115.98 feet to an iron pin located at the intersection of the West right-of-way line of said existing north-south road and the North right of way line of an existing east-west road; thence South 88 degrees 38 minutes West along the said North right-of-way line, 395.0 feet to an iron pin; thence North, 228.03 feet to an iron pin located on the center line of the Hickman Ditch; thence easterly, northerly and northeasterly along the center line of the Hickman Ditch, 605 feet, more or less, to an iron pin located at the intersection of the center line of the Hickman Ditch and West right-of-way line of the existing north-south road; thence South along the West right-of-way line of said north-south road, 454.82 feet to the point of beginning

Kosciusko County, Indiana

Mortgage

PARCEL 4:

Part of the Southeast Quarter of Section 32, together with part of the Southwest Quarter of Section 33, all being in Township 33 North, Range 6 East, Kosciusko County, Indiana, all together being more particularly described as follows, to-wit:

Commencing at the Northwest corner of said Southwest Quarter; thence South 02 degrees 05 minutes 15 seconds East, on and along the west line of said Southwest Quarter, a distance of 610.0 feet to the true point of beginning; thence continuing South 02 degrees 05 minutes 15 seconds East, on and along said West line, a distance of 39.01 feet to the point of intersection with the center line of Hickman Ditch; thence South 88 degrees 53 minutes East, on and along said center line, a distance of 473.3 feet; thence North 03 degrees 04 minutes West, a distance of 365.8 feet to an iron pin found; thence North 04 degrees 30 minutes West, a distance of 660.55 feet to a P.K. nail found on the North line of said Southwest Quarter; thence North 88 degrees 09 minutes East, on and along said North line, being within the right-of-way of County Road 250 north, a distance of 520.5 feet to a P.K. nail found; thence South 01 degree 50 minutes East, a distance of 311.1 feet to an iron pin found; thence North 88 degrees 09 minutes East parallel to said North line, a distance of 340.5 feet to an iron pin found; thence South 01 degree 50 minutes East, a distance of 681.9 feet to an iron pin found; thence North 88 degrees 09 minutes East, parallel to said North line, a distance of 517.2 feet to an iron pin found on the Southerly right-of-way line of Boing Road; thence South 86 degrees 12 minutes East, on and along said Southerly right-of-way line, a distance of 114.0 feet; thence Southeasterly, on and along said Southerly right-of-way line, being defined by a curve to the right having a radius of 6.05 feet, an arc distance of 8.9 feet (the chord of which bears South 42 degrees 11 minutes East, for a length of 8.12 feet) to the point of tangency; thence South 01 degree 50 minutes East, on and along the Westerly right-of-way of said Boing Road, a distance of 58.9 feet to the point of intersection with the centerline of said Hickman Ditch; thence South 85 degrees 19 minutes West, on and along said center line, a distance of 89.8 feet; thence South 01 degrees 01 minute East, on and along said center line, a distance of 202.4 feet; thence South 55 degrees 14 minutes West, on and along said center line a distance of 55.2 feet; thence South 88 degrees 12 minutes West, on and along said center line, a distance of 255.9 feet; thence South 01 degree 50 minutes East, a distance of 228.03 feet to an iron pipe found on the Northerly right-of-way line of Bell Road; thence South 86 degrees 44 minutes West, on and along said Northerly right-of-way line, a distance of 407.97 feet to an iron pin found; thence South 86 degrees 40 minutes West, on and along said Northerly right-of-way line a distance of 308.14 feet to an iron pin found; thence South 87 degrees 05 minutes West on and along said Northerly right-of-way line, a distance of 292.1 feet; thence North 83 degrees 42 minutes West, on and along said Northerly right-of-way line, a distance of 1157.1 feet; thence North 00 degrees 00 minutes 00 seconds East, a distance of 419.01 feet to a point on the center line of said Hickman Ditch; thence South 89 degrees 12 minutes 30 seconds West, on and along said center line, a distance of 446.5 feet; thence North 02 degrees 06 minutes 40 seconds East, on and along a line established by survey monuments found, a distance of 91.6 feet to an iron pin found; thence South 88 degrees 13 minutes 40 seconds West, on and along a line established by survey monuments found, a distance of 300.0 feet to a point situated North 88 degrees 13 minutes 40 seconds East, a distance of 300.0 feet from the East right-of-way line of Rainbow Road; thence North 02 degrees 00 minutes East, parallel to said East right-of-way line, a distance of 601.5 feet; thence North 87 degrees 56 minutes East, parallel to the North line of the Southeast Quarter of said Section 32, a distance of 69.8 feet; thence North 02 degrees 04 minutes West, a distance of 89.3 feet to an iron pin situated South 02 degrees 04 minutes East, a distance of 180.0 feet from the North line of said Southeast Quarter; thence North 87 degrees 56 minute East, parallel to the North line of said Southeast Quarter, a distance of 501.0 feet to an iron pipe found; thence South 02 degrees 04 minutes East a distance of 20.0 feet to an iron pin found; thence North 87 degrees 56 minutes East, parallel to said North line, a distance of 140.0 feet to an iron pin found on the West line of an ingress and egress easement; thence south 02 degrees 04 minutes East on and along the West line of said ingress and egress easement, a distance of 310.0 feet; thence Westerly, Southerly and Southeasterly, on and along the Westerly line of said ingress and egress easement, being defined by a regular curve to the left having a radius of 50.0 feet, an arc distance of 157.08 feet (the chord of which bears South 02 degrees 04 minutes East for a length of 100.0 feet) to the point of tangency; thence North 87 degrees 56 minutes East, tangent to said curve and parallel to the North line of said Southeast Quarter, on and along the Southerly line of said ingress and egress easement, a distance of 60.0 feet; thence North 02 degrees 04 minutes West, on and along the East line of said ingress and egress easement, a distance of 310.0 feet to a point situated South 02 degrees 04 minutes East, a distance of 300.0 feet from the North line of said Southeast Quarter; thence North 87 degrees 56 minutes East parallel to said North line, a distance of 319.4 feet; thence South 02 degrees 04 minutes East a distance of 310.0 feet; thence North 87 degrees 56 minutes East, parallel to said North line, a distance of 210.2 feet to the true point of beginning.

Kosciusko County, Indiana

Mortgage

I affirm, under penalties for perjury, that I have taken reasonable care to redact each social security number in this document, unless required by law.

Sakina Karkat

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]

B. SEND ACKNOWLEDGMENT TO: (Name and Address) Sakina Karkat,

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (1a or 1b) - do not abbreviate or combine names

1a. ORGANIZATION’S NAME Biomet, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS 56 East Bell Drive

CITY Warsaw

STATE IN

POSTAL CODE 46582

COUNTRY USA

1d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

1e. TYPE OF ORGANIZATION Corporation

1f. JURISDICTION OF ORGANIZATION Indiana

1g. ORGANIZATIONAL ID #, if any197711-684

NONE

2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME - insert only one debtor name (2a or 2b) - do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE INSTRUCTIONS

ADD’L INFO RE ORGANIZATION DEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONE

3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME Bank of America, N.A., as Administrative Agent

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS 101 North Tryon Street, NC1-001-15-14

CITY Charlotte

STATE NC

POSTAL CODE 28255

COUNTRY USA

4. This FINANCING STATEMENT covers the following collateral:

See Exhibit A attached hereto and by this reference incoporated herein for a description of the collateral located at the real property described on Schedule A attached hereto.

5. ALTERNATIVE DESIGNATION [if applicable]:

LESSEE/LESSOR

CONSIGNEE/CONSIGNOR

BAILEE/BAILOR

SELLER/BUYER

AG. LIEN

NON-UCC FILING

6. This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]

All Debtors

Debtor 1

Debtor 2

7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]

8. OPTIONAL FILER REFERENCE DATA TO BE FILED IN WITH SECRETARY OF STATE OF INDIANA. [1] [30860.195]

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

DEUCCIPNAT - 12/17/2002 C T System Online

Exhibit O

(to SB’s CF Opinion Letter)

UCC FINANCING STATEMENT ADDENDUM

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

9. NAME OF FIRST DEBTOR (1a or 1b) ON RELATED FINANCING STATEMENT

9a. ORGANIZATION’S NAME

OR Biomet, Inc.

9b. INDIVIDUAL’S LAST NAME FIRST NAME MIDDLE NAME SUFFIX

10. MISCELLANEOUS:

TO BE FILED WITH THE SECRETARY OF STATE OF INDIA

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

11. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME -insert only one name (11a or 11b)- do not abbreviate or combine names

11a. ORGANIZATION’S NAME

OR

11b. INDIVIDUAL’S LAST NAME FIRST NAME MIDDLE NAME SUFFIX

11c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY

11d. SEE INSTRUCTIONS ADD’L INFO RE ORGANIZATION DEBTOR 11e. TYPE OF ORGANIZATION 11f. JURISDICTION OF ORGANIZATION 11g. ORGANIZATIONAL ID #, if any

NONE

12. ADDITIONAL SECURED PARTY’S or ASSIGNOR S/P’S NAME-insert only one name (12a or 12b) 12a. ORGANIZATION’S NAME

OR

12b. INDIVIDUAL’S LAST NAME FIRST NAME MIDDLE NAME SUFFIX

12c. MAILING ADDRESS CITY STATE POSTAL CODE COUNTRY

13. This FINANCING STATEMENT covers timber to be cut or as-extracted 16. Additional collateral description: collateral, or is filed as a fixture filing.

14. Description of real estate:

The collateral includes items which are or are to become fixtures on the real property described on Schedule A attached hereto.

15. Name and address of a RECORD OWNER of above-described real estate (if Debtor does not have a record interest):

17. Check only if applicable and check only one box.

Debtor is a Trust or Trustee acting with respect to property held in trust or Decedent’s Estate

18. Check only if applicable and check only one box.

Debtor is a TRANSMITTING UTILITY

Filed in connection with a Manufactured-Home Transaction — effective 30 years

Filed in connection with a Public-Finance Transaction — effective 30 years

FILING OFFICE COPY — UCC FINANCING STATEMENT ADDENDUM (FORM UCC1Ad) (REV. 05/22/02)

DEUCCI AD 10/07/02 C T System Online

Exhibit A to UCC-1 Financing Statement

made by Biomet, Inc., as Debtor, in favor of

Bank of America, N.A., as Administrative Agent, as Secured Party

Description of Collateral

A. Grant of Mortgaged Property. The Debtor hereby grants, mortgages, bargains, sells, assigns, transfers and conveys to the Mortgagee, and hereby grants to the Mortgagee a security interest in and upon, all of the Debtor’s estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time:

(1) the land more particularly described on Exhibit A hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, reversions and remainders in or to the Land, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Debtor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);

(2) all buildings, improvements, structures, paving, parking areas, walk ways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land or any part thereof, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof (the “Improvements”);

(3) all materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Debtor and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Debtor and are now or hereafter attached to the Land or the Improvements, and including but not limited to any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, generating, cleaning, waste disposal, transportation (of people or things, including but not limited to, stairways, elevators, escalators, and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and lighting, traffic control, waste disposal, raw and potable water, gas, electrical, storm and sanitary sewer, telephone and cable television facilities, and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof (“Fixtures”);

Indiana SOS

Mortgage

(4) all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Debtor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, Venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, together with all accessions, replacements and substitutions thereto or therefor and the proceeds thereof, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (4), the “Personal Property”);

(5) all general intangibles owned by Debtor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);

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(6) all now or hereafter existing leases or licenses (under which Debtor is landlord or licensor) and subleases (under which Debtor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Debtor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

(7) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including, Proceeds of insurance maintained by the Debtor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Debtor covering any interest in the Mortgaged Property or required by the Credit Agreement; and

(8) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Fixtures, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Debtor or constructed, assembled or placed by the Debtor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, Mortgage, conveyance, assignment or other act by the Debtor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Debtor and specifically described herein;

B. Operative Document. This financing statement relates to that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (as it may be amended, supplemented or modified from time to time, the “Mortgage”), made by Debtor, as Mortgagor, in favor of Secured Party, as Mortgagee.

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C. Definitions. Capitalized terms used and otherwise not defined herein shall have the meanings assigned thereto in the Mortgage.

To Be Filed with Secretary of State of Indiana.

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Schedule A to UCC-1 Financing Statement

made by Biomet, Inc., as Debtor, in favor of

Bank of America, N.A., as Administrative Agent, as Secured Party.

Legal Description

PARCEL 1:

Tract A: A tract of land located in the State of Indiana, County of Kosciusko, Township of Plain, being a portion of Section 33, Township 33 North, Range 6 East, bounded on the North by County Road 250 North and more fully described as follows, to-wit:

Commencing at the Northwest corner of the Southwest Quarter of Section 33, Township 33 North, Range 6 East, being a railroad spike located on the center line of County Road 250 North; thence North 89 degrees 59 minutes East along the North line of said Southwest Quarter also being the center line of County Road 250 North, 2,019.80 feet to the point of beginning; thence continuing North 89 degrees 59 minutes East 240.0 feet to a point; thence South 311.1 feet to a point; thence South 89 degrees 59 minutes West 240.0 feet to a point; thence North 311.1 feet to the point of beginning.

Tract B: A tract of land located in the State of Indiana, County of Kosciusko, Township of Plain, being a portion of Section 33, Township 33 North, Range 6 East, bounded on the North by County Road 250 North and more fully described as follows, to-wit:

Commencing at the Northwest corner of the Southwest Quarter of Section 33, Township 33 North, Range 6 East, being a railroad spike located on the centerline of County road 250 North; thence North 89 degrees 59 minutes East, along the North line of said Southwest Quarter also being the centerline of County Road 250 North, 1,779.8 feet to the point of beginning; thence continuing North 89 degrees 59 minutes East, 240.0 feet to a point; thence South 311.1 feet to a point; thence South 89 degrees 59 minutes West 240.0 feet to a point on the East right-of-way line of a proposed 60.0 foot road; thence North along said East right-of-way line 311.1 feet to the point of beginning.

PARCEL 2:

A tract of land located in the State of Indiana, County of Kosciusko, Township of Plain, being a portion of Section 33, Township 33 North, Range 6 East, bounded on the West by a 60 foot road, and more particularly described as follows:

Commencing at the Northwest corner of the Southwest Quarter of Section 33, Township 33 North, Range 6 East, being a railroad spike located on the center line of County Road 250 North; thence North 89 degrees 59 minutes East along the North line of said Southwest Quarter, also being the center line of County Road 250 North, 1779.8 feet to a PK nail; thence South along the East right of way line of a 60 foot road 311.1 feet to an iron pin being the point of beginning; thence North 89 degrees 59 minutes East, 480.0 feet to an iron pin; thence South 350.0 feet to an iron pin; thence South 89 degrees 59 minutes West, 480.0 feet to an iron pin located on the east right of way line of said 60 foot road; thence North along said East right of way line, 350.0 feet to the point of beginning.

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PARCEL 3:

A tract of land located in the State of Indiana, County of Kosciusko, Township of Plain, being a portion of Section 33, Township 33 North, Range 6 East, bounded on the South and East by existing roads and more fully described as follows, to-wit:

Commencing at the southeast corner of the Southwest Quarter of Section 33, Township 33 North, Range 6 East, being a railroad spike located on the center line of County Road 200 North; thence West along the South line of said Southwest Quarter also being the center line of County Road 200 North, 732.3 feet to a P.K. nail located at the intersection of the center line of County Road 200 North and the West right-of-way line of an existing north-south road; thence North along the West right-of-way line of said road, 1115.98 feet to an iron pin located at the intersection of the West right-of-way line of said existing north-south road and the North right of way line of an existing east-west road; thence South 88 degrees 38 minutes West along the said North right-of-way line, 395.0 feet to an iron pin; thence North, 228.03 feet to an iron pin located on the center line of the Hickman Ditch; thence easterly, northerly and northeasterly along the center line of the Hickman Ditch, 605 feet, more or less, to an iron pin located at the intersection of the center line of the Hickman Ditch and West right-of-way line of the existing north-south road; thence South along the West right-of-way line of said north-south road, 454.82 feet to the point of beginning

PARCEL 4:

Part of the Southeast Quarter of Section 32, together with part of the Southwest Quarter of Section 33, all being in Township 33 North, Range 6 East, Kosciusko County, Indiana, all together being more particularly described as follows, to-wit:

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Commencing at the Northwest corner of said Southwest Quarter; thence South 02 degrees 05 minutes 15 seconds East, on and along the west line of said Southwest Quarter, a distance of 610.0 feet to the true point of beginning; thence continuing South 02 degrees 05 minutes 15 seconds East, on and along said West line, a distance of 391.01 feet to the point of intersection with the center line of Hickman Ditch; thence South 88 degrees 53 minutes East, on and along said center line, a distance of 473.3 feet; thence North 03 degrees 04 minutes West, a distance of 365.8 feet to an iron pin found; thence North 04 degrees 30 minutes West, a distance of 660.55 feet to a P.K. nail found on the North line of said Southwest Quarter; thence North 88 degrees 09 minutes East, on and along said North line, being within the right-of-way of County Road 250 north, a distance of 520.5 feet to a P.K. nail found; thence South 01 degree 50 minutes East, a distance of 311.1 feet to an iron pin found; thence North 88 degrees 09 minutes East parallel to said North line, a distance of 340.5 feet to an iron pin found; thence South 01 degree 50 minutes East, a distance of 681.9 feet to an iron pin found; thence North 88 degrees 09 minutes East, parallel to said North line, a distance of 517.2 feet to an iron pin found on the Southerly right-of-way line of Boing Road; thence South 86 degrees 12 minutes East, on and along said Southerly right-of-way line, a distance of 114.0 feet; thence Southeasterly, on and along said Southerly right-of-way line, being defined by a curve to the right having a radius of 6.05 feet, an arc distance of 8.9 feet (the chord of which bears South 42 degrees 11 minutes East, for a length of 8.12 feet) to the point of tangency; thence South 01 degree 50 minutes East, on and along the Westerly right-of-way of said Boing Road, a distance of 58.9 feet to the point of intersection with the centerline of said Hickman Ditch; thence South 85 degrees 19 minutes West, on and along said center line, a distance of 89.8 feet; thence South 01 degrees 01 minute East, on and along said center line, a distance of 202.4 feet; thence South 55 degrees 14 minutes West, on and along said center line a distance of 55.2 feet; thence South 88 degrees 12 minutes West, on and along said center line, a distance of 255.9 feet; thence South 01 degree 50 minutes East, a distance of 228.03 feet to an iron pipe found on the Northerly right-of-way line of Bell Road; thence South 86 degrees 44 minutes West, on and along said Northerly right-of-way line, a distance of 407.97 feet to an iron pin found; thence South 86 degrees 40 minutes West, on and along said Northerly right-of-way line a distance of 308.14 feet to an iron pin found; thence South 87 degrees 05 minutes West on and along said Northerly right-of-way line, a distance of 292.1 feet; thence North 83 degrees 42 minutes West, on and along said Northerly right-of-way line, a distance of 1157.1 feet; thence North 00 degrees 00 minutes 00 seconds East, a distance of 419.01 feet to a point on the center line of said Hickman Ditch; thence South 89 degrees 12 minutes 30 seconds West, on and along said center line, a distance of 446.5 feet; thence North 02 degrees 06 minutes 40 seconds East, on and along a line established by survey monuments found, a distance of 91.6 feet to an iron pin found; thence South 88 degrees 13 minutes 40 seconds West, on and along a line established by survey monuments found, a distance of 300.0 feet to a point situated North 88 degrees 13 minutes 40 seconds East, a distance of 300.0 feet from the East right-of-way line of Rainbow Road; thence North 02 degrees 00 minutes East, parallel to said East right-of-way line, a distance of 601.5 feet; thence North 87 degrees 56 minutes East, parallel to the North line of the Southeast Quarter of said Section 32, a distance of 69.8 feet; thence North 02 degrees 04 minutes West, a distance of 89.3 feet to an iron pin situated South 02 degrees 04 minutes East, a distance of 180.0 feet from the North line of said Southeast Quarter; thence North 87 degrees 56 minute East, parallel to the North line of said Southeast Quarter, a distance of 501.0 feet to an iron pipe found; thence South 02 degrees 04 minutes East a distance of 20.0 feet to an iron pin found; thence North 87 degrees 56 minutes East, parallel to said North line, a distance of 140.0 feet to an iron pin found on the West line of an ingress and egress easement; thence south 02 degrees 04 minutes East on and along the West line of said ingress and egress easement, a distance of 310.0 feet; thence Westerly, Southerly and Southeasterly, on and along the Westerly line of said ingress and egress easement, being defined by a regular curve to the left having a radius of 50.0 feet, an arc distance of 157.08 feet (the chord of which bears South 02 degrees 04 minutes East for a length of 100.0 feet) to the point of tangency; thence North 87 degrees 56 minutes East, tangent to said curve and parallel to the North line of said Southeast Quarter, on and along the Southerly line of said ingress and egress easement, a distance of 60.0 feet; thence North 02 degrees 04 minutes West, on and along the East line of said ingress and egress easement, a distance of 310.0 feet to a point situated South 02 degrees 04 minutes East, a distance of 300.0 feet from the North line of said Southeast Quarter; thence North 87 degrees 56 minutes East parallel to said North line, a distance of 319.4 feet; thence South 02 degrees 04 minutes East a distance of 310.0 feet; thence North 87 degrees 56 minutes East, parallel to said North line, a distance of 210.2 feet to the true point of beginning.

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND

FINANCING STATEMENT

From

BIOMET, INC.

To

BANK OF AMERICA, N.A.

Dated: September 25, 2007

Premises: Warsaw, Indiana

Kosciusko County

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT dated as of September 25, 2007 (this “Mortgage”), by BIOMET, INC., an Indiana corporation, having an office at 56 E. Bell Drive, Warsaw, Indiana 46582 (the “Mortgagor”), to BANK OF AMERICA, N.A., having an office at 101 N. Tryon Street, NC1-001-15-14, Chariotte, NC 28255 (the “Mortgagee”) as Administrative Agent for the Secured Parties (as such terms are defined below).

WITNESSETH THAT:

Reference is made to (i) the credit agreement dated as of even date hereof in the original principal amount of $2,740,000,000 and €875,000,000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement and any refinancing or replacement of the Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the Administrative Agent’s acknowledgment of the termination of the predecessor Credit Agreement)), among BIOMET, INC., an Indiana corporation (the “Borrower”), LVB ACQUISITION, INC., a Delaware corporation (“Holdings”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”), and (ii) the Security Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) among Holdings, the Borrower, the Subsidiaries identified therein, and the Administrative Agent. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

In the Credit Agreement, the Lenders have agreed to make certain Loans to the Borrower pursuant to, upon the terms, and subject to the conditions specified in, the Credit Agreement.

The Borrower and Mortgagor will derive substantial benefit from the making of the Loans by the Lenders. In order to induce the Lenders to make Loans and to induce the performance of the obligations of the Secured Parties under the Loan Documents and Secured Hedge Agreements, if any, the Mortgagor has agreed to grant this Mortgage to secure, among other things, the due and punctual payment of all of the Obligations (as defined in the Credit Agreement) pursuant to the repayment terms set forth in Section 2.07 of the Credit Agreement.

The obligations of the Lenders to make Loans and the performance of the obligations of the Secured Parties under the Loan Documents and Secured Hedge Agreements, if any, are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof to secure the Obligations.

As used in this Mortgage, the term “Secured Parties” has the meaning set forth in the Credit Agreement.

As used in this Mortgage, the term “Permitted Liens” shall mean those Liens set forth in Section 7.01 of the Credit Agreement.

Pursuant to the requirements of the Credit Agreement, the Mortgagor is granting this Mortgage to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by the Borrower of the Obligations.

Granting Clauses

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties, Mortgagor hereby grants, conveys, mortgages and warrants, assigns and pledges to the Mortgagee, a mortgage lien on and a security interest in all of, Mortgagor’s right, title and interest in, to and under all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:

(1) the land more particularly described on Exhibit A hereto (the “Land”), together with all rights appurtenant thereto, including the easements over certain other adjoining land granted by any easement agreements, covenant or restrictive agreements and all air rights, mineral rights, water rights, oil and gas rights and development rights, if any, relating thereto, and also together with all of the other easements, rights, privileges, interests, reversions and remainders in or to the Land, hereditaments and appurtenances thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired (the “Premises”);

(2) all buildings, improvements, structures, paying, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming pan of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land or any part thereof, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof (the “Improvements”);

(3) all materials, supplies, equipment, systems, apparatus, and other items now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in, or used in connection with (temporarily or permanently) any of the Improvements or the Land, which are now owned or hereafter acquired by Mortgagor and are now or hereafter attached to the Land or the Improvements, and including but not limited to any and all partitions, dynamos, window screens and shades, draperies, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, refrigeration, plumbing, laundry, lighting, generating, cleaning, waste disposal, transportation (of people or things, including but not limited to, stairways, elevators, escalators, and conveyors), incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and lighting, traffic control, waste disposal, raw and potable water, gas, electrical, storm and sanitary sewer, telephone and cable television facilities, and all other utilities whether or not situated in easements, together with all accessions, appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof (“Fixtures”),

(4) all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, clearing rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring,, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bear equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, Venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, together with all accessions, replacements and substitutions thereto or therefor and the proceeds thereof, it being understood that the enumeration of any specific articles of property shall to no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (4). the “Personal Property”);

(5) all general intangibles owned by Mortgagor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);

(6) all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with an charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

(7) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”). including, Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any right appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor covering any interest in the Mortgaged Property or required by the Credit Agreement; and

(8) all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Fixtures, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage. Mortgage, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein;

provided that notwithstanding anything to the contrary in this Mortgage, this Mortgage shall not constitute a grant of a security interest in any general intangible, investment property or other such rights of a Mortgagor arising under any contract, lease, instrument, license or other document if (but only to the extent (that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of such general intangible, investment property or other such rights in favor of a third party or under any law, regulation, permit, order or decree of any governmental authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein are not negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder, provided, however, that the limitation set forth above shall not affect, limit, restrict or impair the grant by Mortgagor of a security interest pursuant to this Mortgage in any such Mortgaged Property to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the Uniform Commercial Code as in effect on the date hereof in the state in which the Premises are located; provided, however, that if the creation, perfection or enforcement of any security interest herein granted is governed by the laws of any other state as to the matter in question, it shall mean the Uniform Commercial Code in effect in such state (“UCC”). Mortgagor shall, if requested to do so by the Mortgagee, use commercially reasonably efforts to obtain any such required consent that is reasonably obtainable with respect to the Mortgaged Property which the Mortgagee reasonably determines to be material.

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to Permitted Liens, and to satisfaction and release as provided in Section 3.04.

ARTICLE I.

Representations, Warranties and Covenants of Mortgagor

Mortgagor agrees, covenants, represents and/or warrants as follows:

Section 1.01

(a) Title, Mortgage Lien. Mortgagor has good and marketable fee simple title to the Mortgaged Property, subject only to Permitted Liens. Mortgagor will warrant and defend its title to the Mortgaged Property, the rights of Mortgage therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Liens (but only to the extent of those rights).

(b) This Mortgage and the Uniform Commercial Code Financing Statements described in Section 1.07 of this Mortgage, when duly recorded in the public records identified in the Perfection Certificate (as defined in the Security Agreement) will create a valid, perfected and enforceable lien upon and security interest in all of the Mortgaged Property provided that in the case of Mortgaged Property that is not real property to the extent perfection can be obtained by filing of UCC Financing Statement.

Section 1.02 Credit Agreement. This Mortgage is given pursuant to the Credit Agreement. Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Obligations in accordance with the terms of the Loan Documents.

Section 1.03 Maintenance of Mortgaged Property. Mortgagor will maintain the Improvements and the Personal Property in the manner required by the Credit Agreement.

Section l.04 Insurance. Mortgagor will keep or cause to be kept the improvements and Personal Property insured against such risks, and in the manner, pursuant to the Credit Agreement and the Security Agreement and shall purchase such additional insurance as may be required from time to time pursuant to the Credit Agreement and the Security Agreement as permitted by applicable law. Federal Emergency Management Agency Standard Flood Hazard Determination Forms will be purchased by Mortgagor for each Mortgaged Property on which Improvements are located. If any portion of Improvements constituting part of the Mortgaged Property is located in an area identified as a special flood hazard area by Federal Emergency Management Agency or other applicable agency, Mortgagor will purchase flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

Section 1.05 Casualty Condemnation/Eminent Domain. Mortgagor shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding in accordance with, and to the extent required by, the Credit Agreement. Any net proceeds received by or on behalf of the Mortgagor in respect of any such casualty, damage or taking shall constitute trust funds held by the Mortgagor for the benefit of the Secured Parties to be applied to repair, restore or replace the Mortgaged Property or, if a prepayment event shall occur with respect to any such net proceeds, to be applied in accordance with the Credit Agreement and the Security Agreement.

Section 1.06 Assignment of Leases and Rents.

(a) Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Obligations. Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than Mortgagee.

(b) All Leases shall be subordinate to the lien of this Mortgage unless otherwise contemplated under the Credit Agreement. Mortgagor will not enter into any Lease if such Lease, as entered into, will not be subordinate to the lien of this Mortgage unless otherwise contemplated under the Credit Agreement.

(c) Subject to Section 1.06(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.06(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein. Subject to Section 1.06(d), Mortgagee may in Mortgagor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

(d) So long as an Event of Default (as defined in the Credit Agreement) shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.06(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the occurrence and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof. Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee. Each tenant or any of such tenant’s successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest. While any Event of Default exists, Mortgagee shall be entitled to settle, compromise, release, extend the time of payment of and make allowances, adjustments and discounts of any Rents or other obligations under the Leases.

(e) Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property. In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person unless and until it enters or takes actual possession of the Mortgaged Property.

(f) Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, and a copy of any Lease.

(g) Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases subject to the Permitted Liens and in the case of security deposits, rights of depositors and requirements of law. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choste” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title II of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

(h) Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (c) such security interest shall extend to all rents acquired by the estate after the commencement of any case in bankruptcy.

(i) All rights, powers and privileges of the Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.

Section 1.07 Security Agreement. This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the UCC as adopted in the state wherein the Premises are located. Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the jurisdiction of formation of the Mortgagor to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property. Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, and in Mortgagor’s name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence. Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Security Agreement.

Section 1.08 Filing and Recording. Mortgagor will cause this Mortgage, the UCC financing statements referred to in Section 1.07, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each UCC continuation statement and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property until this Mortgage is terminated and released in full in accordance with Section 3.04 hereof. Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, UCC continuation statements any mortgage supplemental hereto, any security instrument with respect to the Personal Property, Permits, Plans and Warranties and Proceeds or any instrument of further assurance.

Section 1.09 Further Assurances. Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee, following the occurrence and during the continuance of an Event of Default, as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite, necessary or otherwise reasonably requested to be done to accomplish the same.

Section 1.10 Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

Section 1.11 No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.

Section 1.12 Fixture Filing.

(a) Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of the UCC upon such portions of the Mortgaged Property that are or become fixtures.

(b) The real property to which the fixtures relate is described in Exhibit A attached hereto. The record owner of the real property described in Exhibit A attached hereto is Mortgagor. The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage. The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage. Mortgagor’s organizational identification number is 197711-684.

Section 1.13 Conflicts. In the event of a conflict between any provision of this Mortgage as it relates solely to Personal Property and any provision of the Security Agreement, the Security Agreement shall govern.

Section 1.14 Savings Clause. Any provision herein to the contrary notwithstanding, Mortgagor makes no assignment or grant of rights with respect to any (i) personal property or (ii) any general intangibles or any other rights to any Leases, Sponsor Management Agreements, contracts, insurance proceeds, instruments, licenses or other documents (collectively, “Contract Rights”), as to which the grant of a security interest therein would constitute a violation of applicable law or of any valid and enforceable obligation in favor of a third party relating to such personal property or under such Contract Rights.

ARTICLE II.

Defaults and Remedies

Section 2.01 Events of Default. Any Event of Default under the Credit Agreement shall constitute an Event of Default under this Mortgage.

Section 2.02 Demand for Payment. Subject to the terms of the Credit Agreement, if an Event of Default shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and under the Credit Agreement and the other Loan Documents and such further amount as shall be sufficient to cover the costs and expenses of collection, including attorneys’ fees, disbursements and expenses incurred by Mortgagee, and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

Section 2.03 Right To Cure Mortgagor’s Failure to Perform. Subject to the terms of the Security Agreement, should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage, or the Credit Agreement, Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Default Rate. Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof solely for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.

Section 2.04 Right to a Receiver. If an Event of Default shall occur and be continuing, Mortgagee, upon application to a court of competent jurisdiction, shall be entitled as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the Rents. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located. Mortgagor shall pay to Mortgagee within 10 days of demand all reasonable expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.04; and all such expenses shall be secured by this Mortgage and shall be within 10 days of demand repaid by Mortgagor to Mortgagee.

Section 2.05 Foreclosure and Sale.

(a) If an Event of Default shall occur and be continuing, Mortgagee may commence a civil action to foreclose this Mortgage. Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at the foreclosure sale. If Mortgagee or any other Secured Party is the highest bidder, Mortgagee or such other Secured Party may credit the portion of the purchase price that would be distributed to Mortgagee or such other Secured Party against the Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

(b) If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.05(a) above and proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations of the Credit Agreement or any other Loan Document, or (ii) to pursue any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.

Section 2.06 Other Remedies.

(a) In case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.

(b) In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.07, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.

Section 2.07 Application of Sale Proceeds and Rents.

(a) Mortgagee shall apply the proceeds of any collections or sale of the Mortgaged Property together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage in accordance with Section 8.03 of the Credit Agreement.

The Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of Mortgaged Property, the receipt of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to such officer or be answerable in any way for the misapplication thereof.

(b) In making the determination and allocations required by this Section 2.07, the Mortgagee may conclusively rely upon information supplied by the Administrative Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Mortgagee shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Mortgagor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Mortgagee pursuant to this Section 2.07 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Mortgagee shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.

Section 2.08 Mortgagor as Tenant Holding Over. If Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale, at Mortgagee’s election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

Section 2.09 Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.

Section 2.10 Discontinuance of Proceedings. In case Mortgagee shall proceed to enforce any right, power or remedy under this Mortgage by foreclosure or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

Section 2.11 Suits To Protect the Mortgaged Property. Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.

Section 2.12 Filing Proofs of Claim. In case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

Section 2.13 Waiver.

(a) No delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No consent or waiver by Mortgagee to or of any breach or Event of Default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Obligations by Mortgagor hereunder. No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

(b) Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

Section 2.14 Waiver of Trial by Jury. To the extent permitted by applicable law, Mortgagor and Mortgagee hereby expressly waive any right to trial by jury of any claim, demand, action or cause of action arising under this Mortgage or in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to any Loan Document, or the transactions related thereto, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Mortgage may file an original counterpart or a copy of this Section 2.14 with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.

Section 2.15 Remedies Cumulative. No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

Section 2.16 Costs and Expenses. There shall be allowed and included as additional indebtedness secured by the lien of this Mortgage, to the extent permitted by law, all expenditures and expenses of Mortgagee for reasonably attorneys’ fees, court costs, appraisers’ fees, survey charges, inspecting engineer and/or architect’s fees, fees for environmental studies and assessments and all additional expenses incurred by Mortgagee with respect to environmental matters, sheriffs fees, documentary and expert evidence, stenographers’ charges, publication costs and such other costs and expenses as Mortgagee may deem reasonably necessary to exercise any remedies or to evidence to bidders at any sale of the Mortgaged Property the true condition of the title to, or the value of, or the environmental condition of, the Mortgaged Property. All such expenditures and expenses shall bear interest at a floating rate per annum equal to three percent (3%) in excess of the Prime Rate of Bank of America, N.A. then in effect, and such interest shall be paid by Mortgagor upon demand by Mortgagee and shall be additional indebtedness secured by this Mortgage.

ARTICLE III.

Miscellaneous

Section 3.01 Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

Section 3.02 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of Borrower as provided in Section 10.02 of the Credit Agreement.

Section 3.03 Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.

Section 3.04 Satisfaction and Cancellation.

(a) This Mortgage and all other security interests granted hereby shall terminate with respect to all Obligations shall be automatically released when all the outstanding Obligations (in each case other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the Outstanding Amount of L/C Obligations have been reduced to zero and the L/C Issuers have no further obligations to issue Letters of Credit under the Credit Agreement.

(b) The Mortgagor shall automatically be released from its obligations hereunder as provided in Section 9.11 of the Credit Agreement; provided that the Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by the Mortgagor of the Mortgaged Property to the extent is permitted under the Credit Agreement (other than a sale to another Mortgagor), or upon the effectiveness of any written consent to the release of the security interest granted hereby in the Mortgaged Property pursuant to Section 9.01 of the Credit Agreement, the security interest of such Mortgagor in such Mortgaged Property shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a) or (b), the Mortgage shall be marked “satisfied” by the Mortgagee, and this Mortgage shall be canceled of record at the request and at the expense of the Mortgagor. Mortgagee shall execute any documents reasonably requested by Mortgagor to accomplish the foregoing or to accomplish any release contemplated by this Section 3.04 and Mortgagor will pay all costs and expenses, including reasonable attorneys’ fees, disbursements and other charges, incurred by Mortgagee in connection with the preparation and execution of such documents.

Section 3.05 Definitions. As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or Mortgage”; (d) “obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”. Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee. Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property. Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest. Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

Section 3.06 Multisite Real Estate Transaction. Mortgagor acknowledges that this Mortgage is one of a number of other mortgages that secure the Obligations (“ Other Mortgages”). Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and the Security Agreement. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured (unless all Obligations are satisfied) or of any of the collateral security therefor, including the Other Mortgages and the Security Agreement or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and the Security Agreement without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages and the Security Agreement shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and the Security Agreement or any of Mortgagee’s rights and remedies thereunder. Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and the Security Agreement separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

Section 3.07 Administrative Agent’s Fees and Expenses.

(a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.4 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, Mortgagor agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Mortgage or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Mortgaged Property, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate (as defined in the Security Agreement), director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Loan Documents. The provisions of this Section 3.07 shall remain operative and in full force and effect regardless of the termination of this Mortgage or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Mortgage or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 3.07 shall be payable within 10 days of written demand therefor.

Section 3.08 Mortgagee May Perform; Mortgagee Appointed Attorney-in-Fact. If Mortgagor shall fail to perform any covenants contained in this Mortgage (including, without limitation, the Mortgagor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder or under the Credit Agreement, (ii) pay charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Mortgagor under any Mortgaged Property) or if any warranty on the part of the Mortgagor contained herein shall be breached, the Mortgagee may (but shall not be obligated to), after notice to Mortgagor, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Mortgagee shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which the Mortgagor fails to pay or perform as and when required hereby and which the Mortgagor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Mortgagee shall be paid by the Mortgagor in accordance with the provisions of Section 8.03 of the Credit Agreement. Neither the provisions of this Section 3.08 nor any action taken by the Mortgagee pursuant to the provisions of this Section 3.08 shall prevent any such failure to observe any covenant contained in this Mortgage nor any breach of warranty from constituting an Event of Default. The Mortgagor hereby appoints the Mortgagee its attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor, or otherwise, from time to time in the Mortgagee’s discretion to take any action and to execute any instrument consistent with the terms hereof and the other Loan Documents which the Mortgagee may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Mortgagor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Section 3.09 No Oral Modification. Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate Mortgage, lien or encumbrance.

Section 3.10 General Authority of the Administrative Agent. By acceptance of the benefits of this Mortgage, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Administrative Agent as its agent hereunder, (b) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Mortgage against Mortgagor, the exercise of remedies hereunder and the giving or withholding of any consent or approval hereunder relating to the Mortgaged Property or Mortgagor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Mortgage against Mortgagor, to exercise any remedy hereunder or to give any consents or approvals hereunder except as expressly provided in this Mortgage and (d) to agree to be bound by the terms of this Mortgage.

ARTICLE IV.

Particular Provisions

This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

Section 4.01 Applicable Law; Certain Particular Provisions. This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their terms, the Credit Agreement and other Loan Documents (aside from those Other Mortgages to be recorded outside New York) shall be governed by the internal law of the State of New York, without regard to principles of conflict of law. Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state where the Mortgaged Property is located.

Section 4.02 Indiana Local Law Provision. Mortgagor hereby acknowledges and agrees that the Obligations includes, and that this Mortgage is given to secure, advances that may be made by Mortgagee to Mortgagor and obligations to Mortgagee that may be incurred by Mortgagor after the execution of this Mortgage (“Future Advances”) and that this Mortgage shall secure all Future Advances of every kind and whenever occurring, provided however, that the maximum amount of unpaid Future Advances outstanding at any one time shall not exceed the sum of $2,740,000,000 and €875,000,000, such maximum amount being stated herein pursuant to and in accordance with Indiana Code §32-29-1-10 and not being a commitment by Mortgagee to make Future Advances, and provided, further, that the maximum amount of the Indebtedness secured by this Mortgage at any one time in all events shall not exceed the sum of $5,480,000,000 and €1,750,000,000.

IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor on the date of the acknowledgment attached hereto.

BIOMET, INC., an Indiana corporation,

By.	/s/ J. Pat Richardson
Name: J. Pat Richardson
Title: Treasurer

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement.

Kosciusko County, Indiana

ACKNOWLEDGMENT

STATE OF Indiana )

                                   ) SS:

COUNTY OF Kosciusko )

Before me, a Notary Public in and for the State of Indiana personally appeared J. Pat Richardson, who, being first duly sworn, acknowledged that he is the Treasurer of BIOMET, INC., an Indiana corporation, and acknowledged execution of the foregoing Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement and for and on behalf of said corporation as its duly authorized officer.

Witness my hand and Notarial Seal this 19 day of September, 2007.

(SEAL)	Jadee Baker
Jadee Baker, Notary Public
Printed Name

I am a resident of

Wabash County, Indiana

My commission expires: June 5, 2014

I affirm under penalties for perjury, that 1 have taken reasonable care to redact each Social Security number in this document, unless required by law.

Varuna Anand
Varuna Anand

This instrument was prepared by and after recording should be returned to: Varuna Anand, Attorney at Law, Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005.

Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement

Kosciusko County, Indiana

Exhibit A

to Mortgage

Description of the Land

PARCEL 1:

Tract A: A tract of land located in the State of Indiana, County of Kosciusko, Township of Plain, being a portion of Section 33, Township 33 North, Range 6 East, bounded on the North by County Road 250 North and more fully described as follows, to-wit:

Commencing at the Northwest corner of the Southwest Quarter of Section 33, Township 33 North, Range 6 East, being a railroad spike located on the center line of County Road 250 North; thence North 89 degrees 59 minutes East along the North line of said Southwest Quarter also being the center line of County Road 250 North, 2,019.80 feet to the point of beginning; thence continuing North 89 degrees 59 minutes East 240.0 feet to a point; thence South 311.1 feet to a point; thence South 89 degrees 59 minutes West 240.0 feet to a point; thence North 311.1 feet to the point of beginning.

Tract B: A tract of land located in the State of Indiana, County of Kosciusko, Township of Plain, being a portion of Section 33, Township 33 North, Range 6 East, bounded on the North by County Road 250 North and more fully described as follows, to-wit:

Commencing at the Northwest corner of the Southwest Quarter of Section 33, Township 33 North, Range 6 East, being a railroad spike located on the centerline of County road 250 North; thence North 89 degrees 59 minutes East, along the North line of said Southwest Quarter also being the centerline of County Road 250 North, 1,779.8 feet to the point of beginning; thence continuing North 89 degrees 59 minutes East, 240.0 feet to a point; thence South 311.1 feet to a point; thence South 89 degrees 59 minutes West 240.0 feet to a point on the East right-of-way line of a proposed 60.0 foot road; thence North along said East right-of-way line 311.1 feet to the point of beginning.

PARCEL 2:

A tract of land located in the State of Indiana, County of Kosciusko, Township of Plain, being a portion of Section 33, Township 33 North, Range 6 East, bounded on the West by a 60 foot road, and more particularly described as follows:

Commencing at the Northwest corner of the Southwest Quarter of Section 33, Township 33 North, Range 6 East, being a railroad spike located on the center line of County Road 250 North; thence North 89 degrees 59 minutes East along the North line of said Southwest Quarter, also being the center line of County Road 250 North, 1779.8 feet to a PK nail; thence South along the East right of way line of a 60 foot road 311.1 feet to an iron pin being the point of beginning; thence North 89 degrees 59 minutes East, 480.0 feet to an iron pin; thence South 350.0 feet to an iron pin; thence South 89 degrees 59 minutes West, 480.0 feet to an iron pin located on the east right of way line of said 60 foot road; thence North along said East right of way line, 350.0 feet to the point of beginning.

PARCEL 3:

A tract of land located in the State of Indiana, County of Kosciusko, Township of Plain, being a portion of Section 33, Township 33 North, Range 6 East, bounded on the South and East by existing roads and more fully described as follows, to-wit:

Commencing at the southeast corner of the Southwest Quarter of Section 33, Township 33 North, Range 6 East, being a railroad spike located on the center line of County Road 200 North; thence West along the South line of said Southwest Quarter also being the center line of County Road 200 North, 732.3 feet to a P.K. nail located at the intersection of the center line of County Road 200 North and the West right-of-way line of an existing north-south road; thence North along the West right-of-way line of said road, 1115.98 feet to an iron pin located at the intersection of the West right-of-way line of said existing north-south road and the North right of way line of an existing east-west road; thence South 88 degrees 38 minutes West along the said North right-of-way line, 395.0 feet to an iron pin; thence North, 228.03 feet to an iron pin located on the center line of the Hickman Ditch; thence easterly, northerly and northeasterly along the center line of the Hickman Ditch, 605 feet, more or less, to an iron pin located at the intersection of the center line of the Hickman Ditch and West right-of-way line of the existing north-south road; thence South along the West right-of-way line of said north-south road, 454.82 feet to the point of beginning

PARCEL 4:

Part of the Southeast Quarter of Section 32, together with part of the Southwest Quarter of Section 33, all being in Township 33 North, Range 6 East, Kosciusko County, Indiana, all together being more particularly described as follows, to-wit:

Commencing at the Northwest corner of said Southwest Quarter; thence South 02 degrees 05 minutes 15 seconds East, on and along the west line of said Southwest Quarter, a distance of 610.0 feet to the true point of beginning; thence continuing South 02 degrees 05 minutes 15 seconds East, on and along said West line, a distance of 391.01 feet to the point of intersection with the center line of Hickman Ditch; thence South 88 degrees 53 minutes East, on and along said center line, a distance of 473.3 feet; thence North 03 degrees 04 minutes West, a distance of 365.8 feet to an iron pin found; thence North 04 degrees 30 minutes West, a distance of 660.55 feet to a P.K. nail found on the North line of said Southwest Quarter; thence North 88 degrees 09 minutes East, on and along said North line, being within the right-of-way of County Road 250 north, a distance of 520.5 feet to a P.K. nail found; thence South 01 degree 50 minutes East, a distance of 311.1 feet to an iron pin found; thence North 88 degrees 09 minutes East parallel to said North line, a distance of 340.5 feet to an iron pin found; thence South 01 degree 50 minutes East, a distance of 681.9 feet to an iron pin found; thence North 88 degrees 09 minutes East, parallel to said North line, a distance of 517.2 feet to an iron pin found on the Southerly right-of-way line of Boing Road; thence South 86 degrees 12 minutes East, on and along said Southerly right-of-way line, a distance of 114.0 feet; thence Southeasterly, on and along said Southerly right-of-way line, being defined by a curve to the right having a radius of 6.05 feet, an arc distance of 8.9 feet (the chord of which bears South 42 degrees 11 minutes East, for a length of 8.12 feet) to the point of tangency; thence South 01 degree 50 minutes East, on and along the Westerly right-of-way of said Boing Road, a distance of 58.9 feet to the point of intersection with the centerline of said Hickman Ditch; thence South 85 degrees 19 minutes West, on and along said center line, a distance of 89.8 feet; thence South 01 degrees 01 minute East, on and along said center line, a distance of 202.4 feet; thence South 55 degrees 14 minutes West, on and along said center line a distance of 55.2 feet; thence South 88 degrees 12 minutes West, on and along said center line, a distance of 255.9 feet; thence South 01 degree 50 minutes East, a distance of 228.03 feet to an iron pipe found on the Northerly right-of-way line of Bell Road; thence South 86 degrees 44 minutes West, on and along said Northerly right-of-way line, a distance of 407.97 feet to an iron pin found; thence South 86 degrees 40 minutes West, on and along said Northerly right-of-way line a distance of 308.14 feet to an iron pin found; thence South 87 degrees 05 minutes West on and along said Northerly right-of-way line, a distance of 292.1 feet; thence North 83 degrees 42 minutes West, on and along said Northerly right-of-way line, a distance of 1157.1 feet; thence North 00 degrees 00 minutes 00 seconds East, a distance of 419.01 feet to a point on the center line of said Hickman Ditch; thence South 89 degrees 12 minutes 30 seconds West, on and along said center line, a distance of 446.5 feet; thence North 02 degrees 06 minutes 40 seconds East, on and along a line established by survey monuments found, a distance of 91.6 feet to an iron pin found; thence South 88 degrees 13 minutes 40 seconds West, on and along a line established by survey monuments found, a distance of 300.0 feet to a point situated North 88 degrees 13 minutes 40 seconds East, a distance of 300.0 feet from the East right-of-way line of Rainbow Road; thence North 02 degrees 00 minutes East, parallel to said East right-of-way line, a distance of 601.5 feet; thence North 87 degrees 56 minutes East, parallel to the North line of the Southeast Quarter of said Section 32, a distance of 69.8 feet; thence North 02 degrees 04 minutes West, a distance of 89.3 feet to an iron pin situated South 02 degrees 04 minutes East, a distance of 180.0 feet from the North line of said Southeast Quarter; thence North 87 degrees 56 minute East, parallel to the North line of said Southeast Quarter, a distance of 501.0 feet to an iron pipe found; thence South 02 degrees 04 minutes East a distance of 20.0 feet to an iron pin found; thence North 87 degrees 56 minutes East, parallel to said North line, a distance of 140.0 feet to an iron pin found on the West line of an ingress and egress easement; thence south 02 degrees 04 minutes East on and along the West line of said ingress and egress easement, a distance of 310.0 feet; thence Westerly, Southerly and Southeasterly, on and along the Westerly line of said ingress and egress easement, being defined by a regular curve to the left having a radius of 50.0 feet, an arc distance of 157.08 feet (the chord of which bears South 02 degrees 04 minutes East for a length of 100.0 feet) to the point of tangency; thence North 87 degrees 56 minutes East, tangent to said curve and parallel to the North line of said Southeast Quarter, on and along the Southerly line of said ingress and egress easement, a distance of 60.0 feet; thence North 02 degrees 04 minutes West, on and along the East line of said ingress and egress easement, a distance of 310.0 feet to a point situated South 02 degrees 04 minutes East, a distance of 300.0 feet from the North line of said Southeast Quarter; thence North 87 degrees 56 minutes East parallel to said North line, a distance of 319.4 feet; thence South 02 degrees 04 minutes East a distance of 310.0 feet; thence North 87 degrees 56 minutes East, parallel to said North line, a distance of 210.2 feet to the true point of beginning.

EXHIBIT H-3

FORM OF

OPINION OF RICHARDS, LAYTON & FINGER, P.A. –

DELAWARE COUNSEL TO LOAN PARTIES

RICHARDS, LAYTON & FINGER

A PROFESSIONAL ASSOCIATION

ONE RODNEY SQUARE

920 NORTH KING STREET

WILMINGTON, DELAWARE 19801

(302) 651-7700

FAX (302) 651-7701

WWW.RLF.COM

September 25, 2007

To Each of the Persons Listed

on Schedule A Attached Hereto

Re: Biomet — UCC Opinion for Cash Flow Facility

Ladies and Gentlemen:

We have acted as special Delaware counsel for each of the Delaware corporations listed on Schedule B attached hereto (each, a “Grantor” and, collectively, the “Grantors”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) Each of the documents listed on Schedule C attached hereto (collectively, the “Certificates”);

(b) The Pledge and Security Agreement, dated as of September 25, 2007 (the “Agreement”), among Biomet, Inc., an Indiana corporation (the “Borrower”), the Grantors and certain other subsidiaries of the Borrower party thereto, as borrowers, and Bank of America, N.A., a national banking association, as administrative agent for the Secured Parties (as defined therein) (in such capacity, the “Administrative Agent”);

(c) A separate financing statement on form UCC-1 for each Grantor, naming such Grantor as debtor and the Administrative Agent as secured party, in the forms attached hereto and marked as Exhibits “A” through “M” (collectively, the “Financing Statements”), to be filed with the Secretary of State of the State of Delaware (the “Secretary of State”) (Uniform Commercial Code Section) (the “Division”); and

(d) A Good Standing Certificate for each of the Grantors, obtained from the Secretary of State.

To Each of the Persons Listed

on Schedule A Attached Hereto

September 25, 2007

Initially capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (d) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (d) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed (i) that none of the Certificates has been amended and that no such amendment is pending or has been proposed, (ii) that each of the Grantors is organized solely under the laws of the State of Delaware, (iii) that there are no proceedings pending or contemplated for (A) the merger, consolidation, conversion, dissolution, liquidation or termination of any of the Grantors, or (B) any of the Grantors’ transfer to or domestication in any other jurisdiction, (iv) the due organization, due formation or due creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (v) the legal capacity of natural persons who are signatories to the documents examined by us, (vi) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, and (viii) that each of the documents examined by us constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms. We have not participated in the preparation of any offering material relating to the Grantors and assume no responsibility for the contents of any such material. In addition, we assume no responsibility for the filing of the Financing Statements with the Division or any other governmental office or agency.

This opinion is limited to the laws of the State of Delaware (excluding the insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

To Each of the Persons Listed

on Schedule A Attached Hereto

September 25, 2007

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each of the Financing Statements is in an appropriate form for filing with the Division.

2. Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the “Delaware UCC”) is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statements with the Division, the Administrative Agent will have a perfected security interest in the Grantors’ rights in that portion of the Collateral in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:

A. We have assumed that (i) each of the Grantors has sufficient rights in the Collateral and has received sufficient value and consideration in connection with the security interests granted under the Agreement for the security interests of the Administrative Agent to attach, and we express no opinion as to the nature or extent of any of the Grantors’ rights in, or title to, any portion of the Collateral, and (ii) the Agreement reasonably identifies the Collateral. Accordingly, we have assumed that the security interests in the Collateral and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof have been duly created and have attached. In addition, we have assumed that none of the Collateral consists of a type of collateral described in Section 9-501(a)(l) of the Delaware UCC.

B. The opinions set forth above are limited to Article 9 of the Delaware UCC, and therefore such opinions do not address (i) laws of jurisdictions other than the State of Delaware, and of the State of Delaware except for Article 9 of the Delaware UCC, (ii) collateral of a type not subject to Article 9 of the Delaware UCC, and (iii) what law governs perfection of the security interests granted in the collateral covered by this opinion.

C. We note that further filings under the Delaware UCC may be necessary to preserve and maintain (to the extent established and perfected by the filing of the Financing Statements as described herein) the perfection of the security interests of the Administrative Agent in the Filing Collateral, including, without limitation, the following:

(i) appropriate continuation filings to be made within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the Financing Statements;

To Each of the Persons Listed

on Schedule A Attached Hereto

September 25, 2007

(ii) filings required with respect to proceeds of collateral under Section 9-315(d) of the Delaware UCC;

(iii) filings required within four months of the change of name, identity or structure made by or with respect to any of the Grantors, to the extent set forth in Sections 9-507 and 9-508 of the Delaware UCC;

(iv) filings required within four months of a change by any of the Grantors of its location to another jurisdiction, to the extent set forth in Sections 9-301 and 9-316 of the Delaware UCC; and

(v) filings required within one year after the transfer of collateral to a person or entity that becomes a debtor and is located in another jurisdiction, to the extent set forth in Section 9-316 of the Delaware UCC.

D. We do not express any opinion as to the perfection of any security interest in any portion of the Collateral in which a security interest cannot be perfected by filing of a financing statement with the Division. In addition, no opinion is expressed herein concerning (i) any collateral other than the Filing Collateral and the proceeds (as defined in Section 9 - 102(a)(64) of the Delaware UCC) thereof, (ii) any portion of the Filing Collateral that constitutes a “commercial tort claim” (as defined in Section 9-102(a)(13) of the Delaware UCC), (iii) any consumer transaction, or (iv) any security interest in goods covered by a certificate of title statute. Further, we do not express any opinion as to the perfection of any security interest in proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) of the Filing Collateral, except to the extent that such proceeds consist of cash proceeds (as defined in
Section 9-102(a)(9) of the Delaware UCC) that are identifiable cash proceeds (as contemplated by Sections 9-315(b) and (d) of the Delaware UCC), subject, however, to the limitations of Section 9-315 of the Delaware UCC.

E. We do not express any opinion as to the priority of any security interest.

F. We call to your attention that under the Delaware UCC, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to the debtor or another person and voluntarily subordinating a security interest) may affect the validity, perfection or priority of a security interest.

To Each of the Persons Listed

on Schedule A Attached Hereto

September 25, 2007

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the Agreement. In addition, your successors and assigns may rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein. In connection with the foregoing, we hereby consent to your and your successors’ and assigns’ relying as to matters of Delaware law upon this opinion as of its date, subject to the understanding that the opinions herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws and rules, regulations and orders thereunder in effect as of such date. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

Richards, Layton & Finger, P.A.

WAY/SLM

Schedule A

Bank of America, N.A., as Administrative Agent

Each of the Lenders (as defined in the Credit Agreement)

LVB Acquisition, Inc.

Biomet Europe Ltd.

Biomet International Ltd.

Biomet Investment Corp.

Biomet Holdings Ltd.

ELECTRO-BIOLOGY, INC.

EBI Holdings, Inc.

EBI Medical Systems, Inc.

Biolectron, Inc.

Interpore Spine Ltd.

Cross Medical Products, Inc.

Interpore Orthopaedics, Inc.

Kirschner Medical Corporation

Schedule B

LVB Acquisition, Inc.

Biomet Europe Ltd.

Biomet International Ltd.

Biomet Investment Corp.

Biomet Holdings Ltd.

ELECTRO-BIOLOGY, INC.

EBI Holdings, Inc.

EBI Medical Systems, Inc.

Biolectron, Inc.

Interpore Spine Ltd.

Cross Medical Products, Inc.

Interpore Orthopaedics, Inc.

Kirschner Medical Corporation

Schedule C

1. The Certificate of Formation of LVB Acquisition, LLC, dated December 14, 2006, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 14, 2006, together with the Certificate of Conversion of LVB Acquisition, LLC to LVB Acquisition, Inc., dated as of July 18, 2007, as filed in the office of the Secretary of State on July 18, 2007, and the Certificate of Incorporation of LVB Acquisition, Inc., dated July 18, 2007, as filed in the office of the Secretary of State on July 18, 2007.

2. The Certificate of Incorporation of OEC LTD., INC., dated April 19, 1984, as filed in the office of the Secretary of State on April 19, 1984, as amended by the Certificate of Change of Location of Registered Office and/or Registered Agent of OEC LTD., INC., dated November 23, 1988, as filed in the office of the Secretary of State on November 28, 1988, as further amended by the Certificate of Change of Address of Registered Office of Corporation Serving as its own Registered Agent, dated January 7, 1992, as filed in the office of the Secretary of State on February 3, 1992, as further amended by the Certificate of Amendment of Certificate of Incorporation of OEC LTD., INC., changing its name to Biomet Europe Ltd., dated January 2, 1997, as filed in the office of the Secretary of State on January 31, 1997, as further amended by the Certificate of Ownership and Merger Merging Biomet Acquisition Corp. into Biomet Europe Ltd., dated January 1, 1998, as filed in the office of the Secretary of State on January 23, 1998, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated February 4, 1998, as filed in the office of the Secretary of State on February 6, 1998.

3. The Certificate of Incorporation of Biomet International Ltd., dated May 30, 1997, as filed in the office of the Secretary of State on May 30, 1997, as amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of April 22, 2004, as filed in the office of the Secretary of State on April 22, 2004.

4. The Certificate of Incorporation of Biomet Investment Corp., dated July 15, 1988, as filed in the office of the Secretary of State on July 18, 1988, as amended by the Certificate of Change of Location of Registered Office and/or Registered Agent of Biomet Investment Corp., dated January 13, 1989, as filed in the office of the Secretary of State on January 26, 1989, as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of April 22, 2004, as filed in the office of the Secretary of State on April 22, 2004, and as further amended by the Certificate of Amendment of Certificate of Incorporation, dated June 11, 2004, as filed in the office of the Secretary of State on June 15, 2004.

5. The Certificate of Incorporation of Biomet Holdings Ltd., dated May 21, 1997, as filed in the office of the Secretary of State on May 22, 1997, as amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of April 22, 2004, as filed in the office of the Secretary of State on April 22, 2004.

6. The Certificate of Incorporation of ELECTRO-BIOLOGY, INC., dated November 5, 1979, as filed in the office of the Secretary of State on November 7, 1979, as amended by the Agreement and Plan of Merger merging ELECTRO-BIOLOGY, INC., a New Jersey corporation, with and into ELECTRO-BIOLOGY, INC., a Delaware corporation, dated as of November 15, 1979, as filed in the office of the Secretary of State on December 5, 1979, as amended by the Certificate of Amendment of Certificate of Incorporation of ELECTRO-BIOLOGY, INC., dated May 24, 1983, as filed in the office of the Secretary of State on June 14, 1983, as further amended by the Certificate of Amendment of the Certificate of Incorporation of ELECTRO-BIOLOGY, INC., dated June 25, 1987, as filed in the office of the Secretary of State on June 30, 1987, as further amended by the Certificate of Merger merging Biomet Acquisition Corp. into ELECTRO-BIOLOGY, INC., dated December 23, 1987, as filed in the office of the Secretary of State on January 4, 1988, as further amended by the Certificate of Amendment of the Certificate of Incorporation of ELECTRO-BIOLOGY, INC., dated July 13, 1989, as filed in the office of the Secretary of State on July 17, 1989, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of April 22, 2004, as filed in the office of the Secretary of State on April 22, 2004.

7. The Certificate of Incorporation of EBI Holdings, Inc., dated June 8, 1981, as filed in the office of the Secretary of State on June 9, 1981, as amended by the Certificate of Amendment of Certificate of Incorporation of EBI Holdings, Inc., changing its name to Electro-Biology (Puerto Rico), Inc., dated February 10, 1982, as filed in the office of the Secretary of State on February 11, 1982, as further amended by the Certificate of Amendment of Certificate of Incorporation of Electro-Biology (Puerto Rico), Inc., changing its name to EBI Holdings, Inc., dated June 16, 1982, as filed in the office of the Secretary of State on June 28, 1982, as further amended by the Certificate of Designation, Preferences and Rights of Preferred Stock of EBI Holdings, Inc., dated June 16, 1982, as filed in the office of the Secretary of State on June 28, 1982, as further amended by the Certificate of Amendment of Certificate of Incorporation, dated October 1, 1992, as filed in the office of the Secretary of State on October 6, 1982, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of April 22, 2004, as filed in the office of the Secretary of State on April 22, 2004.

8. The Certificate of Incorporation of EBI Medical Systems, Inc., dated June 16, 1982, as filed in the office of the Secretary of State on June 18, 1982, as amended by the Certificate of Designation, Preferences and Rights of Preferred Stock of EBI Medical Systems, Inc., dated June 24, 1982, as filed in the office of the Secretary of State on June 28, 1982, as further amended by the Certificate of Amendment of Certificate of Incorporation of EBI Medical Systems, Inc., dated June 24, 1982, as filed in the office of the Secretary of State on June 28, 1982, as further amended by the Certificate of Amendment of Certificate of Incorporation, dated October 1, 1992, as filed in the office of the Secretary of State on October 6, 1982, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of April 22, 2004, as filed in the office of the Secretary of State on April 22, 2004.

9. The Certificate of Incorporation of American Medical Systems, Inc., dated January 27, 1977, as filed in the office of the Secretary of State on February 2, 1977, as amended by the Certificate of Amendment to Certificate of Incorporation of American Medical Systems, Inc., dated December 19, 1978, as filed in the office of the Secretary of State on January 18, 1979, as further amended by the Certificate of Amendment to Certificate of Incorporation of American Medical Systems, Inc., dated May 22, 1980, as filed in the office of the Secretary of State on July 9, 1980, as further amended by the Certificate of Amendment of Certificate of Incorporation of American Medical Systems, Inc., changing its name to Biolectron, Inc., dated December 20, 1982, as filed in the office of the Secretary of State on December 30, 1982, as further amended by the Certificate of Amendment to the Certificate of Incorporation of Biolectron, Inc., dated April 12, 1983, as filed in the office of the Secretary of State on April 26, 1983, as further amended by the Certificate of Amendment to the Certificate of Incorporation of Biolectron, Inc., dated September 30, 1983, as filed in the office of the Secretary of State on October 11, 1983, as further amended by the Certificate of Amendment to the Certificate of Incorporation of Biolectron, Inc., dated August 13, 1986, as filed in the office of the Secretary of State on August 15, 1986, as further amended by the Certificate of Amendment to the Certificate of Incorporation of Biolectron, Inc., dated December 11, 1987, as filed in the office of the Secretary of State on December 18, 1987, as amended by the Certificate of Merger of Biolectron Holdings, Inc. into Biolectron, Inc., dated December 28, 1988, as filed in the office of the Secretary of State on December 29, 1988, as further amended by the Certificate for Renewal and Revival of Charter, dated April 29, 1993, as filed in the office of the Secretary of State on April 29, 1993, as further amended by the Certificate of Amendment to the Incorporation of Biolectron, Inc., dated December 20, 1995, as filed in the office of the Secretary of State on December 28, 1995, as further amended and restated by the Amended and Restated Certificate of Incorporation of Biolectron, Inc., dated May 13, 1999, as filed in the office of the Secretary of State on May 14, 1999, as further amended by the Certificate of Merger of Casino, Inc. and Biolectron, Inc., dated September 25, 2000, as filed in the office of the Secretary of State on September 25, 2000, and as further amended by the Certificate for Renewal and Revival of Charter, dated September 20, 2007, as filed in the office of the Secretary of State on September 21, 2007.

10. The Certificate of Incorporation of Interpore Delaware, Inc., dated March 25, 1988, as filed in the office of the Secretary of State on March 26, 1988, as amended by the Agreement and Plan of Merger by and between Interpore Delaware, Inc. and Interpore International, changing the name of the surviving corporation to Interpore International, Inc., dated as of March 26, 1998, as filed in the office of the Secretary of State on May 6, 1998, as further amended by the Certificate of Designations of Series A Junior Participating Preferred Stock of Interpore International, Inc., dated December 3, 1998, as filed in the office of the Secretary of State on December 4, 1998, as further amended by the Certificate of Change of Location of Registered Office and of Registered Agent, dated August 10, 1999, as filed in the office of the Secretary of State on August 18, 1999, as further amended and restated by the Certificate of Merger of Laker Acquisition Corp. 1 with and into Interpore International, Inc., changing its name to Interpore Spine Ltd., dated June 18, 2004, as filed in the office of the Secretary of State on June 18, 2004, and the Amended and Restated Certificate of Incorporation of Interpore International, Inc., changing its name to Interpore Spine Ltd., dated June 18, 2004, as filed in the office of the Secretary of State on June 18, 2004, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of July 15, 2004, as filed in the office of the Secretary of State on July 15, 2004.

11. The Certificate of Incorporation of Danninger Medical Technology, Inc., dated October 27, 1986, as filed in the office of the Secretary of State on October 29, 1986, as amended by the Certificate of Merger of Danninger Medical Technology, Inc., an Ohio corporation, with and into Danninger Medical Technology, Inc., a Delaware corporation, dated November 18, 1986, as filed in the office of the Secretary of State on December 1, 1986, as further amended by the Certificate of Ownership and Merger of Danninger Healthcare, Inc. into Danninger Medical Technology, Inc., changing the name of the surviving corporation to Cross Medical Products, Inc., dated March 21, 1997, as filed in the office of the Secretary of State on March 21, 1997, as further amended and restated by the Amended and Restated Certificate of Incorporation of Cross Medical Products, Inc., dated May 30, 1997, as filed in the office of the Secretary of State on July 22, 1997, as further amended by the Certificate of Merger of Buckeye International, Inc. with and into Cross Medical Products, Inc., dated May 6, 1998, as filed in the office of the Secretary of State on May 7, 1998, as further restated by the Second Restated Certificate of Incorporation of Cross Medical Products, Inc., dated July 31, 1998, as filed in the office of the Secretary of State on September 3, 1998, as further amended by the Certificate of Ownership and Merger Merging Cross Medical Products, Inc., an Ohio corporation, into Cross Medical Products, Inc., a Delaware corporation, dated August 28, 1998, as filed in the office of the Secretary of State on September 8, 1998, as further amended by the Certificate of Change of Location of Registered Office and of Registered Agent, dated August 10, 1999, as filed in the office of the Secretary of State on August 18, 1999, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of July 15, 2004, as filed in the office of the Secretary of State on July 15, 2004.

12. The Certificate of Incorporation of MEDITRON CORPORATION, dated March 19, 1985, as filed in the office of the Secretary of State on March 21, 1985, as amended by the Certificate for Renewal and Revival of Charter, dated December 21, 1987, as filed in the office of the Secretary of State on December 24, 1987, as further amended by the Certificate of Merger of MDT Acquisition Corporation into MEDITRON CORPORATION, as filed in the office of the Secretary of State on November 2, 1989, as restated by the Restated Certificate of Incorporation of Meditron Corporation, dated November 2, 1989, as filed in the office of the Secretary of State on November 2, 1989, as further amended by the Certificate of Amendment of the Restated Certificate of Incorporation of Meditron Corporation, changing its name to Interpore Orthopaedics, Inc., dated February 28, 1990, as filed in the office of the Secretary of State on March 13, 1990, as further amended by the Certificate of Ownership and Merger Merging Theradent Inc., Therasonics Medical Systems, Inc., Veterinary Electronic Technologies Inc. and Cedamedics, Inc. into Interpore Orthopaedics, Inc., dated April 27, 1990, as filed in the office of the Secretary of State on May 21, 1990, as further amended by the Certificate for Renewal and Revival of Charter, dated August 9, 1991, as filed in the office of the Secretary of State on August 15, 1991, as further amended by the Certificate of Change of Location of Registered Office and of Registered Agent, dated August 10, 1999, as filed in the office of the Secretary of State on August 18, 1999, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of July 15, 2004, as filed in the office of the Secretary of State on July 15, 2004.

13. The Certificate of Incorporation of Effner Biomet Corp., dated July 29, 1994, as filed in the office of the Secretary of State on July 29, 1994, as amended by the Certificate of Amendment of Certificate of Incorporation of Effner Biomet Corp., changing its name to Kirschner Acquisition Corp. dated August 10, 1994, as filed in the office of the Secretary of State on August 10, 1994, as further amended by the Certificate of Merger Merging Kirschner Medical Corporation with and into Kirschner Acquisition Corp., changing the name of the surviving corporation to Kirschner Medical Corporation, dated November 4, 1994, as filed in the office of the Secretary of State on November 4, 1994, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of July 8, 2003, as filed in the office of the Secretary of State on July 8, 2003.

EXHIBIT “A”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel L.L.P

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMELVB Acquisition, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESSC/O Corporation Trust Center 1209 Orange Street

CITYWilmington

STATEDE

POSTAL CODE19801

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any4262579

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon St. Mail Code: NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [30860.195] [01] CASH FLOW

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

EXHIBIT “B”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel L.L.P

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMEBiornet Europe Ltd.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESSToermalijnring 600 3316 LC

CITYDordrecht

STATE

POSTAL CODE

COUNTRYNetherland

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any2033405

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mail Code: NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [30860.195] [06] CASH FLOW

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

EXHIBIT “C”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel L.L.P

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMEBiornet International Ltd.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS56 East Bell Drive

CITYWarsaw

STATEIN

POSTAL CODE46582

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any2756933

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mail Code: NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [30860.195] [09] CASH FLOW

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

EXHIBIT “D”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel L.L.P

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMEBiornet Investment Corp.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS1100 North Market Street Suite 780

CITYWilmington

STATEDE

POSTAL CODE19801

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any2166828

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mail Code: NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [30860.195] [10] CASH FLOW

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

EXHIBIT “E”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel L.L.P

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMEBiornet Holdings Ltd.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS56 East Bell Drive

CITYWarsaw

STATEIN

POSTAL CODE46582

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any2753746

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mail Code: NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [30860.195] [08] CASH FLOW

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

EXHIBIT “F”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Fine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMEELECTRO-BIOLOGY, INC..

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS6 Upper Pond Road

CITYParsippany

STATENJ

POSTAL CODE07054-1079

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any0881875

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mall Code NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE [30860.195] [20] CASH FLOW

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

EXHIBIT “G”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMEEBI Holdings, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS100 Interpace Parkway

CITYParsippany

STATENJ

POSTAL CODE07054

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any0915976

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mall Code NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE [30860.195] [21] CASH FLOW

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

EXHIBIT “M”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Fine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMEEBI Medical Systems, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS100 Interpace Parkway

CITYParsippany

STATENJ

POSTAL CODE07054

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any0939574

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mall Code NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE [30860.195] [23] CASH FLOW

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

EXHIBIT “I”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Fine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMEBiolectron, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS25 Commerce Drive

CITYAllendale

STATENJ

POSTAL CODE07401

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any0834221

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mall Code NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE [30860.195] [17] CASH FLOW

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

EXHIBIT “J”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Fine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMEInterpore Spine Ltd.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS181 Technology Drive

CITYIrvine

STATECA

POSTAL CODE92618

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any2876628

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mall Code NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE [30860.195] [28] CASH FLOW

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

EXHIBIT “K”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMECross Medical Products, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS181 Technology Drive

CITYIrvine

STATECA

POSTAL CODE92618

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any2105854

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mail Code NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [30860.195] [19] CASH FLOW

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

EXHIBIT “L”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMEInterpore Orthopaedics, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS181 Technology Drive

CITYIrvine

STATECA

POSTAL CODE92618

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any2057591

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mail Code NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [30860.195] [27] CASH FLOW

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

EXHIBIT “M”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMEKirschner Medical Corporation

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS100 Interpace Parkway

CITYParsippany

STATENJ

POSTAL CODE07054

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any2422957

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mail Code NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:All assets of the Debtor whether now owned or hereafter acquired or in which Debtor otherwise has rights and all proceeds thereof.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [30860.195] [29] CASH FLOW

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

RICHARDS, LAYTON & FINGER

A PROFESSIONAL ASSOCIATION

ONE RODNEY SQUARE

920 NORTH KING STREET

WILMINGTON, DELAWARE, 19801

(302) 651-7700

FAX (302) 651-7701

WWW.RLF.COM

September 25, 2007

To Each of the Persons Listed

on Schedule A Attached Hereto

Re:	Biomet — UCC Opinion for ABL Loan

Ladies and Gentlemen:

We have acted as special Delaware counsel for each of the Delaware corporations listed on Schedule B attached hereto (each, a “Grantor” and, collectively, the “Grantors”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) Each of the documents listed on Schedule C attached hereto (collectively, the “Certificates”);

(b) The Pledge and Security Agreement, dated as of September 25, 2007 (the “Agreement”), among Biomet, Inc., an Indiana corporation (the “Parent Borrower”), the Grantors and certain other subsidiaries of the Parent Borrower party thereto, as borrowers, and Bank of America, N.A., a national banking association, as administrative agent for the Secured Parties (as defined therein) (in such capacity, the “Administrative Agent”);

(c) A separate financing statement on form UCC-1 for each Grantor, naming such Grantor as debtor and the Administrative Agent as secured party, in the forms attached hereto and marked as Exhibits “A” through “M” (collectively, the “Financing Statements”), to be filed with the Secretary of State of the State of Delaware (the “Secretary of State”) (Uniform Commercial Code Section) (the “Division”); and

(d) A Good Standing Certificate for each of the Grantors, obtained from the Secretary of State.

To Each of the Persons Listed

on Schedule A Attached Hereto

September 25, 2007

Initially capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (d) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (d) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed (i) that none of the Certificates has been amended and that no such amendment is pending or has been proposed, (ii) that each of the Grantors is organized solely under the laws of the State of Delaware, (iii) that there are no proceedings pending or contemplated for (A) the merger, consolidation, conversion, dissolution, liquidation or termination of any of the Grantors, or (B) any of the Grantors’ transfer to or domestication in any other jurisdiction, (iv) the due organization, due formation or due creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (v) the legal capacity of natural persons who are signatories to the documents examined by us, (vi) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, and (viii) that each of the documents examined by us constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms. We have not participated in the preparation of any offering material relating to the Grantors and assume no responsibility for the contents of any such material. In addition, we assume no responsibility for the filing of the Financing Statements with the Division or any other governmental office or agency.

This opinion is limited to the laws of the State of Delaware (excluding the insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

To Each of the Persons Listed

on Schedule A Attached Hereto

September 25, 2007

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each of the Financing Statements is in an appropriate form for filing with the Division.

2. Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the “Delaware UCC”) is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statements with the Division, the Administrative Agent will have a perfected security interest in the Grantors’ rights in that portion of the Collateral in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:

A. We have assumed that (i) each of the Grantors has sufficient rights in the Collateral and has received sufficient value and consideration in connection with the security interests granted under the Agreement for the security interests of the Administrative Agent to attach, and we express no opinion as to the nature or extent of any of the Grantors’ rights in, or title to, any portion of the Collateral, and (ii) the Agreement reasonably identifies the Collateral. Accordingly, we have assumed that the security interests in the Collateral and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof have been duly created and have attached. In addition, we have assumed that none of the Collateral consists of a type of collateral described in Section 9-501(a)(1) of the Delaware UCC.

B. The opinions set forth above are limited to Article 9 of the Delaware UCC, and therefore such opinions do not address (i) laws of jurisdictions other than the State of Delaware, and of the State of Delaware except for Article 9 of the Delaware UCC, (ii) collateral of a type not subject to Article 9 of the Delaware UCC, and (iii) what law governs perfection of the security interests granted in the collateral covered by this opinion.

C. We note that further filings under the Delaware UCC may be necessary to preserve and maintain (to the extent established and perfected by the filing of the Financing Statements as described herein) the perfection of the security interests of the Administrative Agent in the Filing Collateral, including, without limitation, the following:

(i) appropriate continuation filings to be made within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the Financing Statements;

To Each of the Persons Listed

on Schedule A Attached Hereto

September 25, 2007

(ii) filings required with respect to proceeds of collateral under Section 9-315(d) of the Delaware UCC;

(iii) filings required within four months of the change of name, identity or structure made by or with respect to any of the Grantors, to the extent set forth in Sections 9-507 and 9-508 of the Delaware UCC;

(iv) filings required within four months of a change by any of the Grantors of its location to another jurisdiction, to the extent set forth in Sections 9-301 and 9-316 of the Delaware UCC; and

(v) filings required within one year after the transfer of collateral to a person or entity that becomes a debtor and is located in another jurisdiction, to the extent set forth in Section 9-316 of the Delaware UCC.

D. We do not express any opinion as to the perfection of any security interest in any portion of the Collateral in which a security interest cannot be perfected by filing of a financing statement with the Division. In addition, no opinion is expressed herein concerning (i) any collateral other than the Filing Collateral and the proceeds (as defined in Section 9- 102(a)(64) of the Delaware UCC) thereof, (ii) any portion of the Filing Collateral that constitutes a “commercial tort claim” (as defined in Section 9-102(a)(13) of the Delaware UCC), (iii) any consumer transaction, or (iv) any security interest in goods covered by a certificate of title statute. Further, we do not express any opinion as to the perfection of any security interest in proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) of the Filing Collateral, except to the extent that such proceeds consist of cash proceeds (as defined in Section 9- 102(a)(9) of the Delaware UCC) that are identifiable cash proceeds (as contemplated by Sections 9-315(b) and (d) of the Delaware UCC), subject, however, to the limitations of Section 9-315 of the Delaware UCC.

E. We do not express any opinion as to the priority of any security interest.

F. We call to your attention that under the Delaware UCC, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to the debtor or another person and voluntarily subordinating a security interest) may affect the validity, perfection or priority of a security interest.

To Each of the Persons Listed

on Schedule A Attached Hereto

September 25, 2007

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the Agreement. In addition, your successors and assigns may rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein. In connection with the foregoing, we hereby consent to your and your successors’ and assigns’ relying as to matters of Delaware law upon this opinion as of its date, subject to the understanding that the opinions herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws and rules, regulations and orders thereunder in effect as of such date. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

Richards, Layton & Finger, P.A.

WAY/SLM

Schedule A

Bank of America, NA., as Administrative Agent

Each of the Lenders (as defined in the Credit Agreement)

LVB Acquisition, Inc.

Biomet Europe Ltd.

Biomet International Ltd.

Biomet Investment Corp.

Biomet Holdings Ltd.

ELECTRO-BIOLOGY, INC.

EBI Holdings, Inc.

EBI Medical Systems, Inc.

Biolectron, Inc.

Interpore Spine Ltd.

Cross Medical Products, Inc.

Interpore Orthopaedics, Inc.

Kirschner Medical Corporation

Schedule B

LVB Acquisition, Inc.

Biomet Europe Ltd.

Biomet International Ltd.

Biomet Investment Corp.

Biomet Holdings Ltd.

ELECTRO-BIOLOGY, INC.

EBI Holdings, Inc.

EBI Medical Systems, Inc.

Biolectron, Inc.

Interpore Spine Ltd.

Cross Medical Products, Inc.

Interpore Orthopaedics, Inc.

Kirschner Medical Corporation

Schedule C

1.    The Certificate of Formation of LVB Acquisition, LLC, dated December 14, 2006, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 14, 2006, together with the Certificate of Conversion of LVB Acquisition, LLC to LVB Acquisition, Inc., dated as of July 18, 2007, as filed in the office of the Secretary of State on July 18, 2007, and the Certificate of Incorporation of LVB Acquisition, Inc., dated July 18, 2007, as filed in the office of the Secretary of State on July 18, 2007.

2.    The Certificate of Incorporation of OEC LTD., INC., dated April 19, 1984, as filed in the office of the Secretary of State on April 19, 1984, as amended by the Certificate of Change of Location of Registered Office and/or Registered Agent of OEC LTD., INC., dated November 23, 1988, as filed in the office of the Secretary of State on November 28, 1988, as further amended by the Certificate of Change of Address of Registered Office of Corporation Serving as its own Registered Agent, dated January 7, 1992, as filed in the office of the Secretary of State on February 3, 1992, as further amended by the Certificate of Amendment of Certificate of Incorporation of OEC LTD., INC., changing its name to Biomet Europe Ltd., dated January 2, 1997, as filed in the office of the Secretary of State on January 31, 1997, as further amended by the Certificate of Ownership and Merger Merging Biomet Acquisition Corp. into Biomet Europe Ltd., dated January 1, 1998, as filed in the office of the Secretary of State on January 23, 1998, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated February 4, 1998, as filed in the office of the Secretary of State on February 6, 1998.

3.    The Certificate of Incorporation of Biomet International Ltd., dated May 30, 1997, as filed in the office of the Secretary of State on May 30, 1997, as amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of April 22, 2004, as filed in the office of the Secretary of State on April 22, 2004.

4.    The Certificate of Incorporation of Biomet Investment Corp., dated July 15, 1988, as filed in the office of the Secretary of State on July 18, 1988, as amended by the Certificate of Change of Location of Registered Office and/or Registered Agent of Biomet Investment Corp., dated January 13, 1989, as filed in the office of the Secretary of State on January 26, 1989, as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of April 22, 2004, as filed in the office of the Secretary of State on April 22, 2004, and as further amended by the Certificate of Amendment of Certificate of Incorporation, dated June 11, 2004, as filed in the office of the Secretary of State on June 15, 2004.

5.    The Certificate of Incorporation of Biomet Holdings Ltd., dated May 21, 1997, as filed in the office of the Secretary of State on May 22, 1997, as amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of April 22, 2004, as filed in the office of the Secretary of State on April 22, 2004.

6.    The Certificate of Incorporation of ELECTRO-BIOLOGY, INC., dated November 5, 1979, as filed in the office of the Secretary of State on November 7, 1979, as amended by the Agreement and Plan of Merger merging ELECTRO-BIOLOGY, INC., a New Jersey corporation, with and into ELECTRO-BIOLOGY, INC., a Delaware corporation, dated as of November 15, 1979, as filed in the office of the Secretary of State on December 5, 1979, as amended by the Certificate of Amendment of Certificate of Incorporation of ELECTRO-BIOLOGY, INC., dated May 24, 1983, as filed in the office of the Secretary of State on June 14, 1983, as further amended by the Certificate of Amendment of the Certificate of Incorporation of ELECTRO-BIOLOGY, INC., dated June 25, 1987, as filed in the office of the Secretary of State on June 30, 1987, as further amended by the Certificate of Merger merging Biomet Acquisition Corp. into ELECTRO-BIOLOGY, INC., dated December 23, 1987, as filed in the office of the Secretary of State on January 4, 1988, as further amended by the Certificate of Amendment of the Certificate of Incorporation of ELECTRO-BIOLOGY, INC., dated July 13, 1989, as filed in the office of the Secretary of State on July 17, 1989, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of April 22, 2004, as filed in the office of the Secretary of State on April 22, 2004.

7.    The Certificate of Incorporation of EBI Holdings, Inc., dated June 8, 1981, as filed in the office of the Secretary of State on June 9, 1981, as amended by the Certificate of Amendment of Certificate of Incorporation of EBI Holdings, Inc., changing its name to Electro-Biology (Puerto Rico), Inc., dated February 10, 1982, as filed in the office of the Secretary of State on February 11, 1982, as further amended by the Certificate of Amendment of Certificate of Incorporation of Electro-Biology (Puerto Rico), Inc., changing its name to EBI Holdings, Inc., dated June 16, 1982, as filed in the office of the Secretary of State on June 28, 1982, as further amended by the Certificate of Designation, Preferences and Rights of Preferred Stock of EBI Holdings, Inc., dated June 16, 1982, as filed in the office of the Secretary of State on June 28, 1982, as further amended by the Certificate of Amendment of Certificate of Incorporation, dated October 1, 1992, as filed in the office of the Secretary of State on October 6, 1982, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of April 22, 2004, as filed in the office of the Secretary of State on April 22, 2004.

8.    The Certificate of Incorporation of EBI Medical Systems, Inc., dated June 16, 1982, as filed in the office of the Secretary of State on June 18, 1982, as amended by the Certificate of Designation, Preferences and Rights of Preferred Stock of EBI Medical Systems, Inc., dated June 24, 1982, as filed in the office of the Secretary of State on June 28,1982, as further amended by the Certificate of Amendment of Certificate of Incorporation of EBI Medical Systems, Inc., dated June 24, 1982, as filed in the office of the Secretary of State on June 28, 1982, as further amended by the Certificate of Amendment of Certificate of Incorporation, dated October 1, 1992, as filed in the office of the Secretary of State on October 6, 1982, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of April 22, 2004, as filed in the office of the Secretary of State on April 22, 2004.

9.    The Certificate of Incorporation of American Medical Systems, Inc., dated January 27, 1977, as filed in the office of the Secretary of State on February 2, 1977, as amended by the Certificate of Amendment to Certificate of Incorporation of American Medical Systems, Inc., dated December 19, 1978, as filed in the office of the Secretary of State on January 18, 1979, as further amended by the Certificate of Amendment to Certificate of Incorporation of American Medical Systems, Inc., dated May 22, 1980, as filed in the office of the Secretary of State on July 9, 1980, as further amended by the Certificate of Amendment of Certificate of Incorporation of American Medical Systems, Inc., changing its name to Biolectron, Inc., dated December 20,

1982, as filed in the office of the Secretary of State on December 30, 1982, as further amended by the Certificate of Amendment to the Certificate of Incorporation of Biolectron, Inc., dated April 12, 1983, as filed in the office of the Secretary of State on April 26, 1983, as further amended by the Certificate of Amendment to the Certificate of Incorporation of Biolectron, Inc., dated September 30, 1983, as filed in the office of the Secretary of State on October 11, 1983, as further amended by the Certificate of Amendment to the Certificate of Incorporation of Biolectron, Inc., dated August 13, 1986, as filed in the office of the Secretary of State on August 15, 1986, as further amended by the Certificate of Amendment to the Certificate of Incorporation of Biolectron, Inc., dated December 11, 1987, as filed in the office of the Secretary of State on December 18, 1987, as amended by the Certificate of Merger of Biolectron Holdings, Inc. into Biolectron, Inc., dated December 28, 1988, as filed in the office of the Secretary of State on December 29, 1988, as further amended by the Certificate for Renewal and Revival of Charter, dated April 29, 1993, as filed in the office of the Secretary of State on April 29, 1993, as further amended by the Certificate of Amendment to the Incorporation of Biolectron, Inc., dated December 20, 1995, as filed in the office of the Secretary of State on December 28, 1995, as further amended and restated by the Amended and Restated Certificate of Incorporation of Biolectron, Inc., dated May 13, 1999, as filed in the office of the Secretary of State on May 14, 1999, as further amended by the Certificate of Merger of Casino, Inc. and Biolectron, Inc., dated September 25, 2000, as filed in the office of the Secretary of State on September 25, 2000, and as further amended by the Certificate for Renewal and Revival of Charter, dated September 20, 2007, as filed in the office of the Secretary of State on September 21, 2007.

10.    The Certificate of Incorporation of Interpore Delaware, Inc., dated March 25, 1988, as filed in the office of the Secretary of State on March 26, 1988, as amended by the Agreement and Plan of Merger by and between Interpore Delaware, Inc. and Interpore International, changing the name of the surviving corporation to Interpore International, Inc., dated as of March 26, 1998, as filed in the office of the Secretary of State on May 6, 1998, as further amended by the Certificate of Designations of Series A Junior Participating Preferred Stock of Interpore International, Inc., dated December 3, 1998, as filed in the office of the Secretary of State on December 4, 1998, as further amended by the Certificate of Change of Location of Registered Office and of Registered Agent, dated August 10, 1999, as filed in the office of the Secretary of State on August 18, 1999, as further amended and restated by the Certificate of Merger of Laker Acquisition Corp. I with and into Interpore International, Inc., changing its name to Interpore Spine Ltd., dated June 18, 2004, as filed in the office of the Secretary of State on June 18, 2004, and the Amended and Restated Certificate of Incorporation of Interpore International, Inc., changing its name to Interpore Spine Ltd., dated June 18, 2004, as filed in the office of the Secretary of State on June 18, 2004, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of July 15, 2004, as filed in the office of the Secretary of State on July 15, 2004.

11.    The Certificate of Incorporation of Danninger Medical Technology, Inc., dated October 27, 1986, as filed in the office of the Secretary of State on October 29, 1986, as amended by the Certificate of Merger of Danninger Medical Technology, Inc., an Ohio corporation, with and into Danninger Medical Technology, Inc., a Delaware corporation, dated November 18, 1986, as filed in the office of the Secretary of State on December 1, 1986, as further amended by the Certificate of Ownership and Merger of Danninger Healthcare, Inc. into Danninger Medical Technology, Inc., changing the name of the surviving corporation to Cross Medical Products, Inc., dated

March 21, 1997, as filed in the office of the Secretary of State on March 21, 1997, as further amended and restated by the Amended and Restated Certificate of Incorporation of Cross Medical Products, Inc., dated May 30, 1997, as filed in the office of the Secretary of State on July 22, 1997, as further amended by the Certificate of Merger of Buckeye International, Inc. with and into Cross Medical Products, Inc., dated May 6, 1998, as filed in the office of the Secretary of State on May 7, 1998, as further restated by the Second Restated Certificate of Incorporation of Cross Medical Products, Inc., dated July 31, 1998, as filed in the office of the Secretary of State on September 3, 1998, as further amended by the Certificate of Ownership and Merger Merging Cross Medical Products, Inc., an Ohio corporation, into Cross Medical Products, Inc., a Delaware corporation, dated August 28, 1998, as filed in the office of the Secretary of State on September 8, 1998, as further amended by the Certificate of Change of Location of Registered Office and of Registered Agent, dated August 10, 1999, as filed in the office of the Secretary of State on August 18, 1999, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of July 15, 2004, as filed in the office of the Secretary of State on July 15, 2004.

12.    The Certificate of Incorporation of MEDITRON CORPORATION, dated March 19, 1985, as filed in the office of the Secretary of State on March 21, 1985, as amended by the Certificate for Renewal and Revival of Charter, dated December 21, 1987, as filed in the office of the Secretary of State on December 24, 1987, as further amended by the Certificate of Merger of MDT Acquisition Corporation into MEDITRON CORPORATION, as filed in the office of the Secretary of State on November 2, 1989, as restated by the Restated Certificate of Incorporation of Meditron Corporation, dated November 2, 1989, as filed in the office of the Secretary of State on November 2, 1989, as further amended by the Certificate of Amendment of the Restated Certificate of Incorporation of Meditron Corporation, changing its name to Interpore Orthopaedics, Inc., dated February 28, 1990, as filed in the office of the Secretary of State on March 13, 1990, as further amended by the Certificate of Ownership and Merger Merging Theradent Inc., Therasonics Medical Systems, Inc., Veterinary Electronic Technologies Inc. and Cedamedics, Inc. into Interpore Orthopaedics, Inc., dated April 27, 1990, as filed in the office of the Secretary of State on May 21, 1990, as further amended by the Certificate for Renewal and Revival of Charter, dated August 9, 1991, as filed in the office of the Secretary of State on August 15, 1991, as further amended by the Certificate of Change of Location of Registered Office and of Registered Agent, dated August 10, 1999, as filed in the office of the Secretary of State on August 18, 1999, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of July 15, 2004, as filed in the office of the Secretary of State on July 15, 2004.

13.    The Certificate of Incorporation of Effner Biomet Corp., dated July 29, 1994, as filed in the office of the Secretary of State on July 29, 1994, as amended by the Certificate of Amendment of Certificate of Incorporation of Effner Biomet Corp., changing its name to Kirschner Acquisition Corp. dated August 10, 1994, as filed in the office of the Secretary of State on August 10, 1994, as further amended by the Certificate of Merger Merging Kirschner Medical Corporation with and into Kirschner Acquisition Corp., changing the name of the surviving corporation to Kirschner Medical Corporation, dated November 4, 1994, as filed in the office of the Secretary of State on November 4, 1994, and as further amended by the Certificate of Change of Location of Registered Office and/or Registered Agent, dated as of July 8, 2003, as filed in the office of the Secretary of State on July 8, 2003.

EXHIBIT “A”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]

(A. Name and phone of contact at filer [optional]) Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)

(B. Send Acknowledgment to: (Name and Address)) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.

DEBTOR’S EXACT FULL LEGAL NAME insert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAME

(1a. Organization’s name) LVB Acquisition, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

MIDDLE NAME

SUFFIX

FIRST NAME

(1b. Suffix)

(1b. Middle name)

(1b. First name)

(1b. Individual’s last name)

1c. MAILING ADDRESS

COUNTRY

CITY

POSTAL CODE

STATE

(1c. Country) USA

(1c. Postal code) 19801

(1c. State) DE

(1c. City) Wilminton

(1c. Mailing address) c/o Corporation Trust Center 1209 Orange Street

1g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

ADD’L INFO RE

1e. TYPE OF ORGANIZATION

1f. JURISDICTION OF ORGANIZATION

1d. SEE NSTRUCT ONS

(1g. Organizational ID number, if any) 4262579

(1f. Jurisdiction of organization) Delaware

(1e. Type of organization) Corporation

(1d. See intructions)

(1g. None: Yes) Unchecked

NONE

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

(2a. Organization’s name)

OR

MIDDLE NAME

SUFFIX

FIRST NAME

2b. INDIVIDUAL’S LAST NAME

(2b. Suffix)

(2b. Middle name)

(2b. First name)

(2b. Individual’s last name)

2c. MAILING ADDRESS

POSTAL CODE

CITY

STATE

COUNTRY

(2c. Country)

(2c. Postal code)

(2c. State)

(2c. City)

(2c. Mailing address)

ADD’L INFO RE

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

2d. SEE NSTRUCT ONS

(2g. Organizational ID number, if any)

(2f. Jurisdiction of organization)

(2e. Type of organization)

(2d. See instructions)

(2g. None: Yes) Unchecked

NONE

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME

(3a. Organization’s name) Bank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

(3b. Individual’s last name)

3c. MAILING ADDRESS

(3c. Mailing address) 101 N, Tryon Street, Mail Code NCI-001-15-14

FIRST NAME

(3b. First name)

CITY

(3c. City) Charlotte

MIDDLE NAME

(3b. Middle name)

STATE

POSTAL CODE

(3c. Postal code) 28255

(3c. State) NC

SUFFIX

(3b. Suffix)

COUNTRY

(3c. Country) USA

4 This FINANCING STATEMENT covers the following collateral:

(4. This Financing Statement covers the following collateral:)

See Attatchment A attached hereto and incorporated herein by reference.

5 ALTERNATIVE DESIGNATION if applicable : LESSEE/LESSOR CONSIGNEE/CONSIGNOR BAILEE/BAILOR SELLER/BUYER AG. LIEN NON UCC FILING

6 This FINANCING STATEMENT is to be filed [for record (or recorded) in the REAL

ESTATE RECORDS. Attach Addendum if applicable All Debtors Debtor 1 Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s)

ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATA

(5. Alternative Designation [if applicable]:: Lessee/Lessor) Unchecked

(5. Alternative Designation [if applicable]:: Consignee/Consignor) Unchecked

(5. Alternative Designation [if applicable]:: Bailee/Bailor) Unchecked

(5. Alternative Designation [if applicable]:: Seller/Buyer) Unchecked

(5. Alternative Designation [if applicable]:: AG. Lien) Unchecked

(5. Alternative Designation [if applicable]:: Non-UCC Filing) Unchecked

(6. This Financing Statement is to be filed [for record] (or recorded) in the Real Estate Records: Yes) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): All Debtors) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 1) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 2) Unchecked

(Optional Filer Reference Data) TO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [08060261] [01] ABL

FILING OFFICE COPY -UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

Debtor:	Secured Party:
LVB Acquisition, Inc.	Bank of America, N.A., as Administrative
c/o Corporation Trust Center	Agent for the Secured Parties
1209 Oange Street	101 N. Tryon Street
Wilmington, DE 19801	Mail Code NC1-001-15-14
Charlotte, NC 28255

ATTACHMENT A TO UCC FINANCING STATEMENT

The collateral covered by this financing statement is all of the Debtor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(i)   all Accounts;

(ii)  all Deposit Accounts;

(iii) all Inventory;

(iv) to the extent evidencing, governing, securing or otherwise related to the items referred to in the foregoing, General Intangibles, Chattel Paper and Instruments;

(v)  all books and records pertaining to the Collateral (whether in printed form or stored electronically); and

(vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Unless otherwise defined herein or in the Credit Agreement, the following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means Bank of America, N.A., the Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof, acting in the capacity of collateral agent thereunder.

“Cash Management Bank” has the meaning specified in the Credit Agreement.

“Chattel Paper” has the meaning specified in Article 9 of the New York UCC.

1

“Credit Agreement” means that certain Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time), among Biomet, Inc., an Indians corporation (the “Biomet”), the Debtor and certain other subsidiaries of Biomet party thereto as “Subsidiary Borrowers”, the lending institutions from time to time party thereto, the Administrative Agent and the other agents from time to time party thereto.

“Deposit Account” has the meaning specified in Article 9 of the New York UCC.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising, executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Bank” has the meaning specified in the Credit Agreement.

“Instruments” has the meaning specified in Article 9 of the New York UCC.

“Inventory” has the meaning specified in Article 9 of the New York UCC.

“Lenders” means each lender from time to time party to the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” has the meaning specified in Article 9 of the New York UCC.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index

2

transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

3

EXHIBIT “B”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]

(A. Name and phone of contact at filer [optional]) Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)

(B. Send Acknowledgment to: (Name and Address)) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.

DEBTOR’S EXACT FULL LEGAL NAME insert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAME

(1a. Organization’s name) Biomet Europe Ltd.

OR

1b. INDIVIDUAL’S LAST NAME

MIDDLE NAME

SUFFIX

FIRST NAME

(1b. Suffix)

(1b. Middle name)

(1b. First name)

(1b. Individual’s last name)

1c. MAILING ADDRESS

COUNTRY

CITY

POSTAL CODE

STATE

(1c. Country) Netherland

(1c. Postal code)

(1c. State)

(1c. City) Dordrecht

(1c. Mailing address) Toermailijnring 600 3316 LC

1g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

ADD’L INFO RE

1e. TYPE OF ORGANIZATION

1f. JURISDICTION OF ORGANIZATION

1d. SEE NSTRUCT ONS

(1g. Organizational ID number, if any) 2033405

(1f. Jurisdiction of organization) Delaware

(1e. Type of organization) Corporation

(1d. See intructions)

(1g. None: Yes) Unchecked

NONE

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

(2a. Organization’s name)

OR

MIDDLE NAME

SUFFIX

FIRST NAME

2b. INDIVIDUAL’S LAST NAME

(2b. Suffix)

(2b. Middle name)

(2b. First name)

(2b. Individual’s last name)

2c. MAILING ADDRESS

POSTAL CODE

CITY

STATE

COUNTRY

(2c. Country)

(2c. Postal code)

(2c. State)

(2c. City)

(2c. Mailing address)

ADD’L INFO RE

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

2d. SEE NSTRUCT ONS

(2g. Organizational ID number, if any)

(2f. Jurisdiction of organization)

(2e. Type of organization)

(2d. See instructions)

(2g. None: Yes) Unchecked

NONE

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME

(3a. Organization’s name) Bank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

(3b. Individual’s last name)

3c. MAILING ADDRESS

(3c. Mailing address) 101 N, Tryon Street, Mail Code NCI-001-15-14

FIRST NAME

(3b. First name)

CITY

(3c. City) Charlotte

MIDDLE NAME

(3b. Middle name)

STATE

POSTAL CODE

(3c. Postal code) 28255

(3c. State) NC

SUFFIX

(3b. Suffix)

COUNTRY

(3c. Country) USA

4 This FINANCING STATEMENT covers the following collateral:

(4. This Financing Statement covers the following collateral:)

See Attachment A attached hereto and incorporated herein by reference.

5 ALTERNATIVE DESIGNATION if applicable : LESSEE/LESSOR CONSIGNEE/CONSIGNOR BAILEE/BAILOR SELLER/BUYER AG. LIEN NON UCC FILING

6 This FINANCING STATEMENT is to be filed [for record (or recorded) in the REAL

ESTATE RECORDS. Attach Addendum if applicable All Debtors Debtor 1 Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s)

ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATA

(5. Alternative Designation [if applicable]:: Lessee/Lessor) Unchecked

(5. Alternative Designation [if applicable]:: Consignee/Consignor) Unchecked

(5. Alternative Designation [if applicable]:: Bailee/Bailor) Unchecked

(5. Alternative Designation [if applicable]:: Seller/Buyer) Unchecked

(5. Alternative Designation [if applicable]:: AG. Lien) Unchecked

(5. Alternative Designation [if applicable]:: Non-UCC Filing) Unchecked

(6. This Financing Statement is to be filed [for record] (or recorded) in the Real Estate Records: Yes) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): All Debtors) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 1) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 2) Unchecked

(Optional Filer Reference Data) TO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [08060261] [06] ABL

FILING OFFICE COPY -UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

Debtor:	Secured Party:
Biomet Europe Ltd.	Bank of America, N.A., as Administrative
Toermalijnring 600 3316 LC	Agent for the Secured Parties
Dordrecht, Netherlands	101 N. Tryon Street
Mail Code NC1-001-15-14
Charlotte, NC 28255

ATTACHMENT A TO UCC FINANCING STATEMENT

The collateral covered by this financing statement is all of the Debtor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(i) all Accounts;

(ii) all Deposit Accounts;

(iii) all Inventory;

(iv) to the extent evidencing, governing, securing or otherwise related to the items referred to in the foregoing, General Intangibles, Chattel Paper and Instruments;

(v) all books and records pertaining to the Collateral (whether in printed form or stored electronically); and

(vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Unless otherwise defined herein or in the Credit Agreement, the following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means Bank of America, N.A., the Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof, acting in the capacity of collateral agent thereunder.

“Cash Management Bank” has the meaning specified in the Credit Agreement.

“Chattel Paper” has the meaning specified in Article 9 of the New York UCC.

1

“Credit Agreement” means that certain Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time), among Biomet, Inc., an Indiana corporation (the “Biomet”), LVB Acquisition, Inc., a Delaware corporation, the Debtor and certain other subsidiaries of Biomet party thereto as “Subsidiary Borrowers”, the lending institutions from time to time party thereto, the Administrative Agent and the other agents from time to time party thereto.

“Deposit Account” has the meaning specified in Article 9 of the New York UCC.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Bank” has the meaning specified in the Credit Agreement.

“Instruments” has the meaning specified in Article 9 of the New York UCC.

“Inventory” has the meaning specified in Article 9 of the New York UCC.

“Lenders” means each lender from time to time party to the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” has the meaning specified in Article 9 of the New York UCC.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or

2

bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

3

EXHIBIT “C”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]

(A. Name and phone of contact at filer [optional]) Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)

(B. Send Acknowledgment to: (Name and Address)) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.

DEBTOR’S EXACT FULL LEGAL NAME insert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAME

(1a. Organization’s name) Biomet International Ltd.

OR

1b. INDIVIDUAL’S LAST NAME

MIDDLE NAME

SUFFIX

FIRST NAME

(1b. Suffix)

(1b. Middle name)

(1b. First name)

(1b. Individual’s last name)

1c. MAILING ADDRESS

COUNTRY

CITY

POSTAL CODE

STATE

(1c. Country) USA

(1c. Postal code) 46582

(1c. State) IN

(1c. City) Warsaw

(1c. Mailing address) 56 East Bell Drive

1g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

ADD’L INFO RE

1e. TYPE OF ORGANIZATION

1f. JURISDICTION OF ORGANIZATION

1d. SEE NSTRUCT ONS

(1g. Organizational ID number, if any) 2756933

(1f. Jurisdiction of organization) Delaware

(1e. Type of organization) Corporation

(1d. See intructions)

(1g. None: Yes) Unchecked

NONE

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

(2a. Organization’s name)

OR

MIDDLE NAME

SUFFIX

FIRST NAME

2b. INDIVIDUAL’S LAST NAME

(2b. Suffix)

(2b. Middle name)

(2b. First name)

(2b. Individual’s last name)

2c. MAILING ADDRESS

POSTAL CODE

CITY

STATE

COUNTRY

(2c. Country)

(2c. Postal code)

(2c. State)

(2c. City)

(2c. Mailing address)

ADD’L INFO RE

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

2d. SEE NSTRUCT ONS

(2g. Organizational ID number, if any)

(2f. Jurisdiction of organization)

(2e. Type of organization)

(2d. See instructions)

(2g. None: Yes) Unchecked

NONE

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME

(3a. Organization’s name) Bank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

(3b. Individual’s last name)

3c. MAILING ADDRESS

(3c. Mailing address) 101 N, Tryon Street, Mail Code NCI-001-15-14

FIRST NAME

(3b. First name)

CITY

(3c. City) Charlotte

MIDDLE NAME

(3b. Middle name)

STATE

POSTAL CODE

(3c. Postal code) 28255

(3c. State) NC

SUFFIX

(3b. Suffix)

COUNTRY

(3c. Country) USA

4 This FINANCING STATEMENT covers the following collateral:

(4. This Financing Statement covers the following collateral:)

See Attachment A attached hereto and incorporated herein by reference.

5 ALTERNATIVE DESIGNATION if applicable : LESSEE/LESSOR CONSIGNEE/CONSIGNOR BAILEE/BAILOR SELLER/BUYER AG. LIEN NON UCC FILING

6 This FINANCING STATEMENT is to be filed [for record (or recorded) in the REAL

ESTATE RECORDS. Attach Addendum if applicable All Debtors Debtor 1 Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s)

ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATA

(5. Alternative Designation [if applicable]:: Lessee/Lessor) Unchecked

(5. Alternative Designation [if applicable]:: Consignee/Consignor) Unchecked

(5. Alternative Designation [if applicable]:: Bailee/Bailor) Unchecked

(5. Alternative Designation [if applicable]:: Seller/Buyer) Unchecked

(5. Alternative Designation [if applicable]:: AG. Lien) Unchecked

(5. Alternative Designation [if applicable]:: Non-UCC Filing) Unchecked

(6. This Financing Statement is to be filed [for record] (or recorded) in the Real Estate Records: Yes) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): All Debtors) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 1) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 2) Unchecked

(Optional Filer Reference Data) TO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [08060261] [09] ABL

FILING OFFICE COPY -UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

Debtor:	Secured Party:
Biomet International Ltd.	Bank of America, N.A., as Administrative
56 East Bell Drive	Agent for the Secured Parties
Warsaw, IN 46582	101 N. Tryon Street
Mail Code NC1-001-15-14
Charlotte, NC 28255

ATTACHMENT A TO UCC FINANCING STATEMENT

The collateral covered by this financing statement is all of the Debtor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(i) all Accounts;

(ii) all Deposit Accounts;

(iii) all Inventory;

(iv) to the extent evidencing, governing, securing or otherwise related to the items referred to in the foregoing, General Intangibles, Chattel Paper and Instruments;

(v) all books and records pertaining to the Collateral (whether in printed form or stored electronically); and

(vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Unless otherwise defined herein or in the Credit Agreement, the following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means Bank of America, N.A., the Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof, acting in the capacity of collateral agent thereunder.

“Cash Management Bank” has the meaning specified in the Credit Agreement.

“Chattel Paper” has the meaning specified in Article 9 of the New York UCC.

1

“Credit Agreement” means that certain Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time), among Biomet, Inc., an Indians corporation (the “Biomet”), LVB Acquisition, Inc., a Delaware corporation, the Debtor and certain other subsidiaries of Biomet party thereto as “Subsidiary Borrowers”, the lending institutions from time to time party thereto, the Administrative Agent and the other agents from time to time party thereto.

“Deposit Account” has the meaning specified in Article 9 of the New York UCC.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Bank” has the meaning specified in the Credit Agreement.

“Instruments” has the meaning specified in Article 9 of the New York UCC.

“Inventory” has the meaning specified in Article 9 of the New York UCC.

“Lenders” means each lender from time to time party to the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” has the meaning specified in Article 9 of the New York UCC.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

2

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transaction of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

3

EXHIBIT “D”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]

(A. Name and phone of contact at filer [optional]) Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)

(B. Send Acknowledgment to: (Name and Address)) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.

DEBTOR’S EXACT FULL LEGAL NAME insert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAME

(1a. Organization’s name) Biomet Investment Corp.

OR

1b. INDIVIDUAL’S LAST NAME

MIDDLE NAME

SUFFIX

FIRST NAME

(1b. Suffix)

(1b. Middle name)

(1b. First name)

(1b. Individual’s last name)

1c. MAILING ADDRESS

COUNTRY

CITY

POSTAL CODE

STATE

(1c. Country) USA

(1c. Postal code) 19801

(1c. State) DE

(1c. City) Wilmington

(1c. Mailing address) 100 North Market Street, Suite 780

1g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

ADD’L INFO RE

1e. TYPE OF ORGANIZATION

1f. JURISDICTION OF ORGANIZATION

1d. SEE NSTRUCT ONS

(1g. Organizational ID number, if any) 2166828

(1f. Jurisdiction of organization) Delaware

(1e. Type of organization) Corporation

(1d. See intructions)

(1g. None: Yes) Unchecked

NONE

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

(2a. Organization’s name)

OR

MIDDLE NAME

SUFFIX

FIRST NAME

2b. INDIVIDUAL’S LAST NAME

(2b. Suffix)

(2b. Middle name)

(2b. First name)

(2b. Individual’s last name)

2c. MAILING ADDRESS

POSTAL CODE

CITY

STATE

COUNTRY

(2c. Country)

(2c. Postal code)

(2c. State)

(2c. City)

(2c. Mailing address)

ADD’L INFO RE

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

2d. SEE NSTRUCT ONS

(2g. Organizational ID number, if any)

(2f. Jurisdiction of organization)

(2e. Type of organization)

(2d. See instructions)

(2g. None: Yes) Unchecked

NONE

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME

(3a. Organization’s name) Bank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

(3b. Individual’s last name)

3c. MAILING ADDRESS

(3c. Mailing address) 101 N, Tryon Street, Mail Code NCI-001-15-14

FIRST NAME

(3b. First name)

CITY

(3c. City) Charlotte

MIDDLE NAME

(3b. Middle name)

STATE

POSTAL CODE

(3c. Postal code) 28255

(3c. State) NC

SUFFIX

(3b. Suffix)

COUNTRY

(3c. Country) USA

4 This FINANCING STATEMENT covers the following collateral:

(4. This Financing Statement covers the following collateral:)

See Attachment A attached hereto and incorporated herein by reference.

5 ALTERNATIVE DESIGNATION if applicable : LESSEE/LESSOR CONSIGNEE/CONSIGNOR BAILEE/BAILOR SELLER/BUYER AG. LIEN NON UCC FILING

6 This FINANCING STATEMENT is to be filed [for record (or recorded) in the REAL

ESTATE RECORDS. Attach Addendum if applicable All Debtors Debtor 1 Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s)

ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATA

(5. Alternative Designation [if applicable]:: Lessee/Lessor) Unchecked

(5. Alternative Designation [if applicable]:: Consignee/Consignor) Unchecked

(5. Alternative Designation [if applicable]:: Bailee/Bailor) Unchecked

(5. Alternative Designation [if applicable]:: Seller/Buyer) Unchecked

(5. Alternative Designation [if applicable]:: AG. Lien) Unchecked

(5. Alternative Designation [if applicable]:: Non-UCC Filing) Unchecked

(6. This Financing Statement is to be filed [for record] (or recorded) in the Real Estate Records: Yes) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): All Debtors) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 1) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 2) Unchecked

(Optional Filer Reference Data) TO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [08060261] [10] ABL

FILING OFFICE COPY -UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

Debtor: Biomet Investment Corp. 100 North Market Street, Suite 780 Wilmington, DE 19801	Secured Party: Bank of America, N.A., as Administrative Agent for the Secured Parties 101 N. Tryon Street Mail Code NC1-001-15-14 Charlotte, NC 28255

ATTACHMENT A TO UCC FINANCING STATEMENT

The collateral covered by this financing statement is all of the Debtor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(i) all Accounts;

(ii) all Deposit Accounts;

(iii) all Inventory;

(iv) to the extent evidencing, governing, securing or otherwise related to the items referred to in the foregoing, General Intangibles, Chattel Paper and Instruments;

(v) all books and records pertaining to the Collateral (whether in printed form or stored electronically); and

(vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Unless otherwise defined herein or in the Credit Agreement, the following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means Bank of America, N.A., the Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof, acting in the capacity of collateral agent thereunder.

“Cash Management Bank” has the meaning specified in the Credit Agreement.

“Chattel Paper” has the meaning specified in Article 9 of the New York UCC.

1

“Credit Agreement” means that certain Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time), among Biomet, Inc., an Indiana corporation (the “Biomet”), LVB Acquisition, Inc., a Delaware corporation, the Debtor and certain other subsidiaries of Biomet party thereto as “Subsidiary Borrowers”, the lending institutions from time to time party thereto, the Administrative Agent and the other agents from time to time party thereto.

“Deposit Account” has the meaning specified in Article 9 of the New York UCC.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Bank” has the meaning specified in the Credit Agreement.

“Instruments” has the meaning specified in Article 9 of the New York UCC.

“Inventory” has the meaning specified in Article 9 of the New York UCC.

“Lenders” means each lender from time to time party to the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” has the meaning specified in Article 9 of the New York UCC.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

2

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

3

EXHIBIT “E”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]

(A. Name and phone of contact at filer [optional]) Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)

(B. Send Acknowledgment to: (Name and Address)) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.

DEBTOR’S EXACT FULL LEGAL NAME insert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAME

(1a. Organization’s name) Biomet Holdings Ltd.

OR

1b. INDIVIDUAL’S LAST NAME

MIDDLE NAME

SUFFIX

FIRST NAME

(1b. Suffix)

(1b. Middle name)

(1b. First name)

(1b. Individual’s last name)

1c. MAILING ADDRESS

COUNTRY

CITY

POSTAL CODE

STATE

(1c. Country) USA

(1c. Postal code) 46582

(1c. State) IN

(1c. City) Warsaw

(1c. Mailing address) 56 East Bell Drive

1g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

ADD’L INFO RE

1e. TYPE OF ORGANIZATION

1f. JURISDICTION OF ORGANIZATION

1d. SEE NSTRUCT ONS

(1g. Organizational ID number, if any) 2753746

(1f. Jurisdiction of organization) Delaware

(1e. Type of organization) Corporation

(1d. See intructions)

(1g. None: Yes) Unchecked

NONE

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

(2a. Organization’s name)

OR

MIDDLE NAME

SUFFIX

FIRST NAME

2b. INDIVIDUAL’S LAST NAME

(2b. Suffix)

(2b. Middle name)

(2b. First name)

(2b. Individual’s last name)

2c. MAILING ADDRESS

POSTAL CODE

CITY

STATE

COUNTRY

(2c. Country)

(2c. Postal code)

(2c. State)

(2c. City)

(2c. Mailing address)

ADD’L INFO RE

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

2d. SEE NSTRUCT ONS

(2g. Organizational ID number, if any)

(2f. Jurisdiction of organization)

(2e. Type of organization)

(2d. See instructions)

(2g. None: Yes) Unchecked

NONE

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME

(3a. Organization’s name) Bank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

(3b. Individual’s last name)

3c. MAILING ADDRESS

(3c. Mailing address) 101 N, Tryon Street, Mail Code NCI-001-15-14

FIRST NAME

(3b. First name)

CITY

(3c. City) Charlotte

MIDDLE NAME

(3b. Middle name)

STATE

POSTAL CODE

(3c. Postal code) 28255

(3c. State) NC

SUFFIX

(3b. Suffix)

COUNTRY

(3c. Country) USA

4 This FINANCING STATEMENT covers the following collateral:

(4. This Financing Statement covers the following collateral:)

See Attachment A attached hereto and incorporated herein by reference.

5 ALTERNATIVE DESIGNATION if applicable : LESSEE/LESSOR CONSIGNEE/CONSIGNOR BAILEE/BAILOR SELLER/BUYER AG. LIEN NON UCC FILING

6 This FINANCING STATEMENT is to be filed [for record (or recorded) in the REAL

ESTATE RECORDS. Attach Addendum if applicable All Debtors Debtor 1 Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s)

ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATA

(5. Alternative Designation [if applicable]:: Lessee/Lessor) Unchecked

(5. Alternative Designation [if applicable]:: Consignee/Consignor) Unchecked

(5. Alternative Designation [if applicable]:: Bailee/Bailor) Unchecked

(5. Alternative Designation [if applicable]:: Seller/Buyer) Unchecked

(5. Alternative Designation [if applicable]:: AG. Lien) Unchecked

(5. Alternative Designation [if applicable]:: Non-UCC Filing) Unchecked

(6. This Financing Statement is to be filed [for record] (or recorded) in the Real Estate Records: Yes) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): All Debtors) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 1) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 2) Unchecked

(Optional Filer Reference Data) TO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [08060261] [08] ABL

FILING OFFICE COPY -UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

Debtor:	Secured Party:
Biomet Holdings Ltd.	Bank of America, N.A., as Administrative
56 East Bell Drive	Agent for the Secured Parties
Warsaw, IN 46582	101 N. Tryon Street
Mail Code NCI-001-15-14
Charlotte, NC 28255

ATTACHMENT A TO UCC FINANCING STATEMENT

The collateral covered by this financing statement is all of the Debtor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(i) all Accounts;

(ii) all Deposit Accounts;

(iii) all Inventory;

(iv) to the extent evidencing, governing, securing or otherwise related to the items referred to in the foregoing, General Intangibles, Chattel Paper and Instruments;

(v) all books and records pertaining to the Collateral (whether in printed form or stored electronically); and

(vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Unless otherwise defined herein or in the Credit Agreement, the following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means Bank of America, N.A., the Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof, acting in the capacity of collateral agent thereunder.

“Cash Management Bank” has the meaning specified in the Credit Agreement.

“Chattel Paper” has the meaning specified in Article 9 of the New York UCC.

1

“Credit Agreement” means that certain Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time), among Biomet, Inc., an Indiana corporation (the “Biomet”), LVB Acquisition, Inc., a Delaware corporation, the Debtor and certain other subsidiaries of Biomet party thereto as “Subsidiary Borrowers”, the lending institutions from time to time party thereto, the Administrative Agent and the other agents from time to time party thereto.

“Deposit Account” has the meaning specified in Article 9 of the New York UCC.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Bank” has the meaning specified in the Credit Agreement.

“Instruments” has the meaning specified in Article 9 of the New York UCC.

“Inventory” has the meaning specified in Article 9 of the New York UCC.

“Lenders” means each lender from time to time party to the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” has the meaning specified in Article 9 of the New York UCC,

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

2

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

3

EXHIBIT “F”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]

(A. Name and phone of contact at filer [optional]) Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)

(B. Send Acknowledgment to: (Name and Address)) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.

DEBTOR’S EXACT FULL LEGAL NAME insert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAME

(1a. Organization’s name) ELECTRO-BIOLOGY, INC.

OR

1b. INDIVIDUAL’S LAST NAME

MIDDLE NAME

SUFFIX

FIRST NAME

(1b. Suffix)

(1b. Middle name)

(1b. First name)

(1b. Individual’s last name)

1c. MAILING ADDRESS

COUNTRY

CITY

POSTAL CODE

STATE

(1c. Country) USA

(1c. Postal code) 07054-1079

(1c. State) NJ

(1c. City) Parsippany

(1c. Mailing address) 6 Upper Pond Road

1g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

ADD’L INFO RE

1e. TYPE OF ORGANIZATION

1f. JURISDICTION OF ORGANIZATION

1d. SEE NSTRUCT ONS

(1g. Organizational ID number, if any) 0881875

(1f. Jurisdiction of organization) Delaware

(1e. Type of organization) Corporation

(1d. See intructions)

(1g. None: Yes) Unchecked

NONE

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

(2a. Organization’s name)

OR

MIDDLE NAME

SUFFIX

FIRST NAME

2b. INDIVIDUAL’S LAST NAME

(2b. Suffix)

(2b. Middle name)

(2b. First name)

(2b. Individual’s last name)

2c. MAILING ADDRESS

POSTAL CODE

CITY

STATE

COUNTRY

(2c. Country)

(2c. Postal code)

(2c. State)

(2c. City)

(2c. Mailing address)

ADD’L INFO RE

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

2d. SEE NSTRUCT ONS

(2g. Organizational ID number, if any)

(2f. Jurisdiction of organization)

(2e. Type of organization)

(2d. See instructions)

(2g. None: Yes) Unchecked

NONE

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME

(3a. Organization’s name) Bank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

(3b. Individual’s last name)

3c. MAILING ADDRESS

(3c. Mailing address) 101 N. Tryon Street, Mail Code NC1-001-15-14

FIRST NAME

(3b. First name)

CITY

(3c. City) Charlotte

MIDDLE NAME

(3b. Middle name)

STATE

POSTAL CODE

(3c. Postal code) 28255

(3c. State) NC

SUFFIX

(3b. Suffix)

COUNTRY

(3c. Country) USA

4 This FINANCING STATEMENT covers the following collateral:

(4. This Financing Statement covers the following collateral:) See Attachment A attached hereto and incorporated herein by reference.

5 ALTERNATIVE DESIGNATION if applicable : LESSEE/LESSOR CONSIGNEE/CONSIGNOR BAILEE/BAILOR SELLER/BUYER AG. LIEN NON UCC FILING

6 This FINANCING STATEMENT is to be filed [for record (or recorded) in the REAL

ESTATE RECORDS. Attach Addendum if applicable All Debtors Debtor 1 Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s)

ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATA

(5. Alternative Designation [if applicable]:: Lessee/Lessor) Unchecked

(5. Alternative Designation [if applicable]:: Consignee/Consignor) Unchecked

(5. Alternative Designation [if applicable]:: Bailee/Bailor) Unchecked

(5. Alternative Designation [if applicable]:: Seller/Buyer) Unchecked

(5. Alternative Designation [if applicable]:: AG. Lien) Unchecked

(5. Alternative Designation [if applicable]:: Non-UCC Filing) Unchecked

(6. This Financing Statement is to be filed [for record] (or recorded) in the Real Estate Records: Yes) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): All Debtors) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 1) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 2) Unchecked

(Optional Filer Reference Data) TO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [08060261] [20] ABL

FILING OFFICE COPY -UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

Debtor: ELECTRO-BIOLOGY, INC. 6 Upper Pond Road Parsippany, NJ 07054-1079	Secured Party: Bank of America, N.A., as Administrative Agent for the Secured Parties 101 N. Tryon Street Mail Code NCI-001-15-14 Charlotte, NC 28255

ATTACHMENT A TO UCC FINANCING STATEMENT

The collateral covered by this financing statement is all of the Debtor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(i) all Accounts;

(ii) all Deposit Accounts;

(iii) all Inventory;

(iv) to the extent evidencing, governing, securing or otherwise related to the items referred to in the foregoing, General Intangibles, Chattel Paper and Instruments;

(v) all books and records pertaining to the Collateral (whether in printed form or stored electronically); and

(vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Unless otherwise defined herein or in the Credit Agreement, the following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means Bank of America, N.A., the Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof, acting in the capacity of collateral agent thereunder.

“Cash Management Bank” has the meaning specified in the Credit Agreement.

“Chattel Paper” has the meaning specified in Article 9 of the New York UCC.

1

“Credit Agreement” means that certain Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time), among Biomet, Inc., an Indiana corporation (the “Biomet”), LVB Acquisition, Inc., a Delaware corporation, the Debtor and certain other subsidiaries of Biomet party thereto as “Subsidiary Borrowers”, the lending institutions from time to time party thereto, the Administrative Agent and the other agents from time to time party thereto.

“Deposit Account” has the meaning specified in Article 9 of the New York UCC.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Bank” has the meaning specified in the Credit Agreement.

“Instruments” has the meaning specified in Article 9 of the New York UCC.

“Inventory” has the meaning specified in Article 9 of the New York UCC.

“Lenders” means each lender from time to time party to the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” has the meaning specified in Article 9 of the New York UCC.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

2

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

3

EXHIBIT “G”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]

(A. Name and phone of contact at filer [optional]) Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)

(B. Send Acknowledgment to: (Name and Address)) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.

DEBTOR’S EXACT FULL LEGAL NAME insert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAME

(1a. Organization’s name) EBI Holdings, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

MIDDLE NAME

SUFFIX

FIRST NAME

(1b. Suffix)

(1b. Middle name)

(1b. First name)

(1b. Individual’s last name)

1c. MAILING ADDRESS

COUNTRY

CITY

POSTAL CODE

STATE

(1c. Country) USA

(1c. Postal code) 07054

(1c. State) NJ

(1c. City) Parsippany

(1c. Mailing address) 100 Interpace Parkway

1g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

ADD’L INFO RE

1e. TYPE OF ORGANIZATION

1f. JURISDICTION OF ORGANIZATION

1d. SEE NSTRUCT ONS

(1g. Organizational ID number, if any) 0915976

(1f. Jurisdiction of organization) Delaware

(1e. Type of organization) Corporation

(1d. See intructions)

(1g. None: Yes) Unchecked

NONE

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

(2a. Organization’s name)

OR

MIDDLE NAME

SUFFIX

FIRST NAME

2b. INDIVIDUAL’S LAST NAME

(2b. Suffix)

(2b. Middle name)

(2b. First name)

(2b. Individual’s last name)

2c. MAILING ADDRESS

POSTAL CODE

CITY

STATE

COUNTRY

(2c. Country)

(2c. Postal code)

(2c. State)

(2c. City)

(2c. Mailing address)

ADD’L INFO RE

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

2d. SEE NSTRUCT ONS

(2g. Organizational ID number, if any)

(2f. Jurisdiction of organization)

(2e. Type of organization)

(2d. See instructions)

(2g. None: Yes) Unchecked

NONE

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME

(3a. Organization’s name) Bank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

(3b. Individual’s last name)

3c. MAILING ADDRESS

(3c. Mailing address) 101 N. Tryon Street, Mail Code NC1-001-15-14

FIRST NAME

(3b. First name)

CITY

(3c. City) Charlotte

MIDDLE NAME

(3b. Middle name)

STATE

POSTAL CODE

(3c. Postal code) 28255

(3c. State) NC

SUFFIX

(3b. Suffix)

COUNTRY

(3c. Country) USA

4 This FINANCING STATEMENT covers the following collateral:

(4. This Financing Statement covers the following collateral:) See Attachment A attached hereto and incorporated herein by reference.

5 ALTERNATIVE DESIGNATION if applicable : LESSEE/LESSOR CONSIGNEE/CONSIGNOR BAILEE/BAILOR SELLER/BUYER AG. LIEN NON UCC FILING

6 This FINANCING STATEMENT is to be filed [for record (or recorded) in the REAL

ESTATE RECORDS. Attach Addendum if applicable All Debtors Debtor 1 Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s)

ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATA

(5. Alternative Designation [if applicable]:: Lessee/Lessor) Unchecked

(5. Alternative Designation [if applicable]:: Consignee/Consignor) Unchecked

(5. Alternative Designation [if applicable]:: Bailee/Bailor) Unchecked

(5. Alternative Designation [if applicable]:: Seller/Buyer) Unchecked

(5. Alternative Designation [if applicable]:: AG. Lien) Unchecked

(5. Alternative Designation [if applicable]:: Non-UCC Filing) Unchecked

(6. This Financing Statement is to be filed [for record] (or recorded) in the Real Estate Records: Yes) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): All Debtors) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 1) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 2) Unchecked

(Optional Filer Reference Data) TO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [08060261] [21] ABL

FILING OFFICE COPY -UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

Debtor: EBI Holdings, Inc. 100 Interpace Parkway Parsippany, NJ 07054	Secured Party: Bank of America, N.A., as Administrative Agent for the Secured Parties 101 N, Tryon Street Mail Code NC1-001-15-14 Charlotte, NC 28255

ATTACHMENT A TO UCC FINANCING STATEMENT

The collateral covered by this financing statement is all of the Debtor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(i) all Accounts;

(ii) all Deposit Accounts;

(iii) all Inventory;

(iv) to the extent evidencing, governing, securing or otherwise related to the items referred to in the foregoing, General Intangibles, Chattel Paper and Instruments;

(v) all books and records pertaining to the Collateral (whether in printed form or stored electronically); and

(vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Unless otherwise defined herein or in the Credit Agreement, the following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means Bank of America, N.A., the Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof, acting in the capacity of collateral agent thereunder.

“Cash Management Bank” has the meaning specified in the Credit Agreement.

“Chattel Paper” has the meaning specified in Article 9 of the New York UCC.

1

“Credit Agreement” means that certain Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time), among Biomet, Inc., an Indiana corporation (the “Biomet”), LVB Acquisition, Inc., a Delaware corporation, the Debtor and certain other subsidiaries of Biomet party thereto as “Subsidiary Borrowers”, the lending institutions from time to time party thereto, the Administrative Agent and the other agents from time to time party thereto.

“Deposit Account” has the meaning specified in Article 9 of the New York UCC.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Bank” has the meaning specified in the Credit Agreement.

“Instruments” has the meaning specified in Article 9 of the New York UCC.

“Inventory” has the meaning specified in Article 9 of the New York UCC.

“Lenders” means each lender from time to time party to the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” has the meaning specified in Article 9 of the New York UCC.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

2

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

3

EXHIBIT “H”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]

(A. Name and phone of contact at filer [optional]) Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)

(B. Send Acknowledgment to: (Name and Address)) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.

DEBTOR’S EXACT FULL LEGAL NAME insert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAME

(1a. Organization’s name) EBI Medical Systems, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

MIDDLE NAME

SUFFIX

FIRST NAME

(1b. Suffix)

(1b. Middle name)

(1b. First name)

(1b. Individual’s last name)

1c. MAILING ADDRESS

COUNTRY

CITY

POSTAL CODE

STATE

(1c. Country) USA

(1c. Postal code) 07054

(1c. State) NJ

(1c. City) Parsippany

(1c. Mailing address) 100 Interpace Parkway

1g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

ADD’L INFO RE

1e. TYPE OF ORGANIZATION

1f. JURISDICTION OF ORGANIZATION

1d. SEE NSTRUCT ONS

(1g. Organizational ID number, if any) 0939574

(1f. Jurisdiction of organization) Delaware

(1e. Type of organization) Corporation

(1d. See intructions)

(1g. None: Yes) Unchecked

NONE

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

(2a. Organization’s name)

OR

MIDDLE NAME

SUFFIX

FIRST NAME

2b. INDIVIDUAL’S LAST NAME

(2b. Suffix)

(2b. Middle name)

(2b. First name)

(2b. Individual’s last name)

2c. MAILING ADDRESS

POSTAL CODE

CITY

STATE

COUNTRY

(2c. Country)

(2c. Postal code)

(2c. State)

(2c. City)

(2c. Mailing address)

ADD’L INFO RE

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

2d. SEE NSTRUCT ONS

(2g. Organizational ID number, if any)

(2f. Jurisdiction of organization)

(2e. Type of organization)

(2d. See instructions)

(2g. None: Yes) Unchecked

NONE

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME

(3a. Organization’s name) Bank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

(3b. Individual’s last name)

3c. MAILING ADDRESS

(3c. Mailing address) 101 N. Tryon Street, Mail Code NC1-001-15-14

FIRST NAME

(3b. First name)

CITY

(3c. City) Charlotte

MIDDLE NAME

(3b. Middle name)

STATE

POSTAL CODE

(3c. Postal code) 28255

(3c. State) NC

SUFFIX

(3b. Suffix)

COUNTRY

(3c. Country) USA

4 This FINANCING STATEMENT covers the following collateral:

(4. This Financing Statement covers the following collateral:) See Attachment A attached hereto and incorporated herein by reference.

5 ALTERNATIVE DESIGNATION if applicable : LESSEE/LESSOR CONSIGNEE/CONSIGNOR BAILEE/BAILOR SELLER/BUYER AG. LIEN NON UCC FILING

6 This FINANCING STATEMENT is to be filed [for record (or recorded) in the REAL

ESTATE RECORDS. Attach Addendum if applicable All Debtors Debtor 1 Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s)

ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATA

(5. Alternative Designation [if applicable]:: Lessee/Lessor) Unchecked

(5. Alternative Designation [if applicable]:: Consignee/Consignor) Unchecked

(5. Alternative Designation [if applicable]:: Bailee/Bailor) Unchecked

(5. Alternative Designation [if applicable]:: Seller/Buyer) Unchecked

(5. Alternative Designation [if applicable]:: AG. Lien) Unchecked

(5. Alternative Designation [if applicable]:: Non-UCC Filing) Unchecked

(6. This Financing Statement is to be filed [for record] (or recorded) in the Real Estate Records: Yes) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): All Debtors) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 1) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 2) Unchecked

(Optional Filer Reference Data) TO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [08060261] [23] ABL

FILING OFFICE COPY -UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

Debtor: EBI Medical Systems, Inc. 100 Interpace Parkway Parsippany, NJ 07054	Secured Party: Bank of America, N.A., as Administrative Agent for the Secured Parties 101 N. Tryon Street Mail Code NC1-001-15-14 Charlotte, NC 28255

ATTACHMENT A TO UCC FINANCING STATEMENT

The collateral covered by this financing statement is all of the Debtor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(i) all Accounts;

(ii) all Deposit Accounts;

(iii) all Inventory;

(iv) to the extent evidencing, governing, securing or otherwise related to the items referred to in the foregoing, General Intangibles, Chattel Paper and Instruments;

(v) all books and records pertaining to the Collateral (whether in printed form or stored electronically); and

(vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Unless otherwise defined herein or in the Credit Agreement, the following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means Bank of America, N.A., the Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof, acting in the capacity of collateral agent thereunder.

“Cash Management Bank” has the meaning specified in the Credit Agreement.

“Chattel Paper” has the meaning specified in Article 9 of the New York UCC.

1

“Credit Agreement” means that certain Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time), among Biomet, Inc., an Indiana corporation (the “Biomet”). LVB Acquisition, Inc., a Delaware corporation, the Debtor and certain other subsidiaries of Biomet party thereto as “Subsidiary Borrowers”, the lending institutions from time to time party thereto, the Administrative Agent and the other agents from time to time party thereto.

“Deposit Account” has the meaning specified in Article 9 of the New York UCC.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Bank” has the meaning specified in the Credit Agreement.

“Instruments” has the meaning specified in Article 9 of the New York UCC.

“Inventory” has the meaning specified in Article 9 of the New York UCC.

“Lenders” means each lender from time to time party to the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” has the meaning specified in Article 9 of the New York UCC.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

2

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

3

EXHIBIT “I”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]

(A. Name and phone of contact at filer [optional]) Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)

(B. Send Acknowledgment to: (Name and Address)) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.

DEBTOR’S EXACT FULL LEGAL NAME insert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAME

(1a. Organization’s name) Biolectron, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

MIDDLE NAME

SUFFIX

FIRST NAME

(1b. Suffix)

(1b. Middle name)

(1b. First name)

(1b. Individual’s last name)

1c. MAILING ADDRESS

COUNTRY

CITY

POSTAL CODE

STATE

(1c. Country) USA

(1c. Postal code) 07401

(1c. State) NJ

(1c. City) Allendale

(1c. Mailing address) 25 Commerce Drive

1g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

ADD’L INFO RE

1e. TYPE OF ORGANIZATION

1f. JURISDICTION OF ORGANIZATION

1d. SEE NSTRUCT ONS

(1g. Organizational ID number, if any) 0834221

(1f. Jurisdiction of organization) Delaware

(1e. Type of organization) Corporation

(1d. See intructions)

(1g. None: Yes) Unchecked

NONE

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

(2a. Organization’s name)

OR

MIDDLE NAME

SUFFIX

FIRST NAME

2b. INDIVIDUAL’S LAST NAME

(2b. Suffix)

(2b. Middle name)

(2b. First name)

(2b. Individual’s last name)

2c. MAILING ADDRESS

POSTAL CODE

CITY

STATE

COUNTRY

(2c. Country)

(2c. Postal code)

(2c. State)

(2c. City)

(2c. Mailing address)

ADD’L INFO RE

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

2d. SEE NSTRUCT ONS

(2g. Organizational ID number, if any)

(2f. Jurisdiction of organization)

(2e. Type of organization)

(2d. See instructions)

(2g. None: Yes) Unchecked

NONE

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME

(3a. Organization’s name) Bank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

(3b. Individual’s last name)

3c. MAILING ADDRESS

(3c. Mailing address) 101 N. Tryon Street, Mail Code NC1-001-15-14

FIRST NAME

(3b. First name)

CITY

(3c. City) Charlotte

MIDDLE NAME

(3b. Middle name)

STATE

POSTAL CODE

(3c. Postal code) 28255

(3c. State) NC

SUFFIX

(3b. Suffix)

COUNTRY

(3c. Country) USA

4 This FINANCING STATEMENT covers the following collateral:

(4. This Financing Statement covers the following collateral:) See Attachment A attached hereto and incorporated herein by reference.

5 ALTERNATIVE DESIGNATION if applicable : LESSEE/LESSOR CONSIGNEE/CONSIGNOR BAILEE/BAILOR SELLER/BUYER AG. LIEN NON UCC FILING

6 This FINANCING STATEMENT is to be filed [for record (or recorded) in the REAL

ESTATE RECORDS. Attach Addendum if applicable All Debtors Debtor 1 Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s)

ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATA

(5. Alternative Designation [if applicable]:: Lessee/Lessor) Unchecked

(5. Alternative Designation [if applicable]:: Consignee/Consignor) Unchecked

(5. Alternative Designation [if applicable]:: Bailee/Bailor) Unchecked

(5. Alternative Designation [if applicable]:: Seller/Buyer) Unchecked

(5. Alternative Designation [if applicable]:: AG. Lien) Unchecked

(5. Alternative Designation [if applicable]:: Non-UCC Filing) Unchecked

(6. This Financing Statement is to be filed [for record] (or recorded) in the Real Estate Records: Yes) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): All Debtors) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 1) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 2) Unchecked

(Optional Filer Reference Data) TO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [08060261] [17] ABL

FILING OFFICE COPY -UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

Debtor: Biolectron, Inc. 25 Commerce Drive Allendale, NJ 07401	Secured Party: Bank of America, N.A., as Administrative Agent for the Secured Parties 101 N, Tryon Street Mail Code NC1-001-15-14 Charlotte, NC 28255

ATTACHMENT A TO UCC FINANCING STATEMENT

The collateral covered by this financing statement is all of the Debtor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(i) all Accounts;

(ii) all Deposit Accounts;

(iii) all Inventory;

(iv) to the extent evidencing, governing, securing or otherwise related to the items referred to in the foregoing, General Intangibles, Chattel Paper and Instruments;

(v) all books and records pertaining to the Collateral (whether in printed form or stored electronically); and

(vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Unless otherwise defined herein or in the Credit Agreement, the following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means Bank of America, N.A., the Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof, acting in the capacity of collateral agent thereunder.

“Cash Management Bank” has the meaning specified in the Credit Agreement.

“Chattel Paper” has the meaning specified in Article 9 of the New York UCC.

1

“Credit Agreement” means that certain Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time), among Biomet, lnc., an Indiana corporation (the “Biomet”), LVB Acquisition, Inc., a Delaware corporation, the Debtor and certain other subsidiaries of Biomet party thereto as “Subsidiary Borrowers”, the lending institutions from time to time party thereto, the Administrative Agent and the other agents from time to time party thereto.

“Deposit Account” has the meaning specified in Article 9 of the New York UCC.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Bank” has the meaning specified in the Credit Agreement.

“Instruments” has the meaning specified in Article 9 of the New York UCC.

“Inventory” has the meaning specified in Article 9 of the New York UCC.

“Lenders” means each lender from time to time party to the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” has the meaning specified in Article 9 of the New York UCC.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

2

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

3

EXHIBIT “J”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]

(A. Name and phone of contact at filer [optional]) Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)

(B. Send Acknowledgment to: (Name and Address)) Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1.

DEBTOR’S EXACT FULL LEGAL NAME insert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAME

(1a. Organization’s name) Interpore Spine Ltd.

OR

1b. INDIVIDUAL’S LAST NAME

MIDDLE NAME

SUFFIX

FIRST NAME

(1b. Suffix)

(1b. Middle name)

(1b. First name)

(1b. Individual’s last name)

1c. MAILING ADDRESS

COUNTRY

CITY

POSTAL CODE

STATE

(1c. Country) USA

(1c. Postal code) 92618

(1c. State) CA

(1c. City) Irvine

(1c. Mailing address) 181 Technology Drive

1g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

ADD’L INFO RE

1e. TYPE OF ORGANIZATION

1f. JURISDICTION OF ORGANIZATION

1d. SEE NSTRUCT ONS

(1g. Organizational ID number, if any) 2876628

(1f. Jurisdiction of organization) Delaware

(1e. Type of organization) Corporation

(1d. See intructions)

(1g. None: Yes) Unchecked

NONE

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

(2a. Organization’s name)

OR

MIDDLE NAME

SUFFIX

FIRST NAME

2b. INDIVIDUAL’S LAST NAME

(2b. Suffix)

(2b. Middle name)

(2b. First name)

(2b. Individual’s last name)

2c. MAILING ADDRESS

POSTAL CODE

CITY

STATE

COUNTRY

(2c. Country)

(2c. Postal code)

(2c. State)

(2c. City)

(2c. Mailing address)

ADD’L INFO RE

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

ORGANIZATION

DEBTOR

2d. SEE NSTRUCT ONS

(2g. Organizational ID number, if any)

(2f. Jurisdiction of organization)

(2e. Type of organization)

(2d. See instructions)

(2g. None: Yes) Unchecked

NONE

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAME

(3a. Organization’s name) Bank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

(3b. Individual’s last name)

3c. MAILING ADDRESS

(3c. Mailing address) 101 N. Tryon Street, Mail Code NC1-001-15-14

FIRST NAME

(3b. First name)

CITY

(3c. City) Charlotte

MIDDLE NAME

(3b. Middle name)

STATE

POSTAL CODE

(3c. Postal code) 28255

(3c. State) NC

SUFFIX

(3b. Suffix)

COUNTRY

(3c. Country) USA

4 This FINANCING STATEMENT covers the following collateral:

(4. This Financing Statement covers the following collateral:) See Attachment A attached hereto and incorporated herein by reference.

5 ALTERNATIVE DESIGNATION if applicable : LESSEE/LESSOR CONSIGNEE/CONSIGNOR BAILEE/BAILOR SELLER/BUYER AG. LIEN NON UCC FILING

6 This FINANCING STATEMENT is to be filed [for record (or recorded) in the REAL

ESTATE RECORDS. Attach Addendum if applicable All Debtors Debtor 1 Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s)

ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATA

(5. Alternative Designation [if applicable]:: Lessee/Lessor) Unchecked

(5. Alternative Designation [if applicable]:: Consignee/Consignor) Unchecked

(5. Alternative Designation [if applicable]:: Bailee/Bailor) Unchecked

(5. Alternative Designation [if applicable]:: Seller/Buyer) Unchecked

(5. Alternative Designation [if applicable]:: AG. Lien) Unchecked

(5. Alternative Designation [if applicable]:: Non-UCC Filing) Unchecked

(6. This Financing Statement is to be filed [for record] (or recorded) in the Real Estate Records: Yes) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): All Debtors) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 1) Unchecked

(7. Check to Request Search Report(s) on Debtor(s): Debtor 2) Unchecked

(Optional Filer Reference Data) TO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [08060261] [28] ABL

FILING OFFICE COPY -UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

Debtor: Interpore Spine Ltd. 181 Technology Drive Irvine, CA 92618	Secured Party: Bank of America, N.A., as Administrative Agent for the Secured Parties 101 N. Tryon Street Mail Code NC1-001-15-14 Charlotte, NC 28255

ATTACHMENT A TO UCC FINANCING STATEMENT

The collateral covered by this financing statement is all of the Debtor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(i) all Accounts;

(ii) all Deposit Accounts;

(iii) all Inventory;

(iv) to the extent evidencing, governing, securing or otherwise related to the items referred to in the foregoing, General Intangibles, Chattel Paper and Instruments;

(v) all books and records pertaining to the Collateral (whether in printed form or stored electronically); and

(vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Unless otherwise defined herein or in the Credit Agreement, the following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means Bank of America, N.A., the Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof, acting in the capacity of collateral agent thereunder.

“Cash Management Bank” has the meaning specified in the Credit Agreement.

“Chattel Paper” has the meaning specified in Article 9 of the New York UCC.

1

“Credit Agreement” means that certain Credit Agreement dated as of september 25, 2007 (as amended, supplemented or otherwise modified from time to time), among Biomet, Inc., an Indiana corporation (the “Biomet”). LVB Acquisition, Inc., a Delaware corporation, the Debtor and certain other subsidiaries of Biomet party thereto as “Subsidiary Borrowers”, the lending institutions from time to time party thereto, the Administrative Agent and the other agents from time to time party thereto.

“Deposit Account” has the meaning specified in Article 9 of the New York UCC.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Bank” has the meaning specified in the Credit Agreement.

“Instruments” has the meaning specified in Article 9 of the New York UCC.

“Inventory” has the meaning specified in Article 9 of the New York UCC.

“Lenders” means each lender from time to time party to the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” has the meaning specified in Article 9 of the New York UCC.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

2

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transaction, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

3

EXHIBIT “K”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMECross Medical Products, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS181 Technology Drive

CITYIrvine

STATECA

POSTAL CODE92618

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any2105854

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mail Code NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:See Attachment A attached hereto and incorporated herein by reference.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [08060261] [19] ABL

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

Debtor: Cross Medical Products, Inc. 181 Technology Drive Irvine, CA 92618	Secured Party: Bank of America, N.A., as Administrative Agent for the Secured Parties 101 N. Tryon Street Mail Code NC1-001-15-14 Charlotte, NC 28255

ATTACHMENT A TO UCC FINANCING STATEMENT

The collateral covered by this financing statement is all of the Debtor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(i) all Accounts;

(ii) all Deposit Accounts;

(iii) all Inventory;

(iv) to the extent evidencing, governing, securing or otherwise related to the items referred to in the foregoing, General Intangibles, Chattel Paper and Instruments;

(v) all books and records pertaining to the Collateral (whether in printed form or stored electronically); and

(vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Unless otherwise defined herein or in the Credit Agreement, the following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means Bank of America, N.A., the Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof, acting in the capacity of collateral agent thereunder.

“Cash Management Bank” has the meaning specified in the Credit Agreement.

“Chattel Paper” has the meaning specified in Article 9 of the New York UCC.

1

“Credit Agreement” means that certain Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time), among Biomet, Inc., an Indiana corporation (the “Biomet”), LVB Acquisition, Inc., a Delaware corporation, the Debtor and certain other subsidiaries of Biomet party thereto as “Subsidiary Borrowers”, the lending institutions from time to time party thereto, the Administrative Agent and the other agents from time to time party thereto.

“Deposit Account” has the meaning specified in Article 9 of the New York UCC.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Bank” has the meaning specified in the Credit Agreement.

“Instruments” has the meaning specified in Article 9 of the New York UCC.

“Inventory” has the meaning specified in Article 9 of the New York UCC.

“Lenders” means each lender from time to time party to the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” has the meaning specified in Article 9 of the New York UCC.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

2

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

3

EXHIBIT “L”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMEInterpore Orthopaedics, Inc.

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS181 Technology Drive

CITYIrvine

STATECA

POSTAL CODE92618

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any2057591

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mail Code NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:See Attachment A attached hereto and incorporated herein by reference.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [08060261] [27] ABL

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

Debtor: Interpore Orthopaedics, Inc. 181 Technology Drive Irvine, CA 92618	Secured Party: Bank of America, N.A., as Administrative Agent for the Secured Parties 101 N. Tryon Street Mail Code NC1-001-15-14 Charlotte, NC 28255

ATTACHMENT A TO UCC FINANCING STATEMENT

The collateral covered by this financing statement is all of the Debtor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(i) all Accounts;

(ii) all Deposit Accounts;

(iii) all Inventory;

(iv) to the extent evidencing, governing, securing or otherwise related to the items referred to in the foregoing, General Intangibles, Chattel Paper and Instruments;

(v) all books and records pertaining to the Collateral (whether in printed form or stored electronically); and

(vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Unless otherwise defined herein or in the Credit Agreement, the following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means Bank of America, N.A., the Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof, acting in the capacity of collateral agent thereunder.

“Cash Management Bank” has the meaning specified in the Credit Agreement.

“Chattel Paper” has the meaning specified in Article 9 of the New York UCC.

1

“Credit Agreement” means that certain Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time), among Biomet, Inc., an Indiana corporation (the “Biomet”). LVB Acquisition, Inc., a Delaware corporation, the Debtor and certain other subsidiaries of Biomet party thereto as “Subsidiary Borrowers”, the lending institutions from time to time party thereto, the Administrative Agent and the other agents from time to time party thereto.

“Deposit Account” has the meaning specified in Article 9 of the New York UCC.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Bank” has the meaning specified in the Credit Agreement.

“Instruments” has the meaning specified in Article 9 of the New York UCC.

“Inventory” has the meaning specified in Article 9 of the New York UCC.

“Lenders” means each lender from time to time party to the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” has the meaning specified in Article 9 of the New York UCC.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

2

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

3

EXHIBIT “M”

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A NAME & PHONE OF CONTACT AT FILER [optional]Sakina Karkat (212) 701-3365

B SEND ACKNOWLEDGMENT TO: (Name and Address)Sakina Karkat

Legal Assistant

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAMEinsert only onedebtor name (1a or 1b) do not abbreviate or combine names

1a. ORGANIZATION’S NAMEKirschner Medical Corporation

OR

1b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

1c. MAILING ADDRESS100 Interpace Parkway

CITYParsippany

STATENJ

POSTAL CODE07054

COUNTRYUSA

1d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

1e. TYPE OF ORGANIZATIONCorporation

1f. JURISDICTION OF ORGANIZATIONDelaware

1g. ORGANIZATIONAL ID #, if any2422957

NONEOff

2 ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME insert only one debtor name (2a or 2b) do not abbreviate or combine names

2a. ORGANIZATION’S NAME

OR

2b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

2c. MAILING ADDRESS

CITY

STATE

POSTAL CODE

COUNTRY

2d. SEE NSTRUCT ONS

ADD’L INFO RE ORGANIZATIONDEBTOR

2e. TYPE OF ORGANIZATION

2f. JURISDICTION OF ORGANIZATION

2g. ORGANIZATIONAL ID #, if any

NONEOff

3 SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) insert only one secured party name (3a or 3b)

3a. ORGANIZATION’S NAMEBank of America, N.A., as Administrative Agent for the Secured Parties

OR

3b. INDIVIDUAL’S LAST NAME

FIRST NAME

MIDDLE NAME

SUFFIX

3c. MAILING ADDRESS101 N. Tryon Street, Mail Code NC1-001-15-14

CITYCharlotte

STATENC

POSTAL CODE28255

COUNTRYUSA

4 This FINANCING STATEMENT covers the following collateral:See Attachment A attached hereto and incorporated herein by reference.

5 ALTERNATIVE DESIGNATION if applicable :

Off

LESSEE/LESSOR

Off

CONSIGNEE/CONSIGNOR

Off

BAILEE/BAILOR

Off

SELLER/BUYER

Off

AG. LIEN

NON UCC FILING

6 Off

This FINANCING STATEMENT is to be filed [ for record (or recorded) in the REALESTATE RECORDS.Attach Addendum if applicable

Off

All Debtors

Off

Debtor 1

Off

Debtor 2

Chec to RE UEST SEARC REPORT(S) on Debtor(s) ADDITIONAL FEE optional

8.OPTIONAL FILER REFERENCE DATATO BE FILED WITH SECRETARY OF STATE OF DELAWARE. [08060261] [29] ABL

FILING OFFICE COPY-UCC FINANCING STATEMENT (FORM UCC1) (REV. OS/22/O2)

Debtor: Kirschner Medical Corporation 100 Interpace Parkway Parsippany, NJ 07054	Secured Party: Bank of America, N.A., as Administrative Agent for the Secured Parties 101 N. Tryon Street Mail Code NC1-001-15-14 Charlotte, NC 28255

ATTACHMENT A TO UCC FINANCING STATEMENT

The collateral covered by this financing statement is all of the Debtor’s right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(i) all Accounts;

(ii) all Deposit Accounts;

(iii) all Inventory;

(iv) to the extent evidencing, governing, securing or otherwise related to the items referred to in the foregoing, General Intangibles, Chattel Paper and Instruments;

(v) all books and records pertaining to the Collateral (whether in printed form or stored electronically); and

(vi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

Unless otherwise defined herein or in the Credit Agreement, the following terms shall have the following meanings. Such definition shall be equally applicable to the singular and plural forms of the terms defined.

“Account Debtor” means any Person who is or who may become obligated to Debtor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” means Bank of America, N.A., the Administrative Agent under the Credit Agreement, or any successor Administrative Agent thereof, acting in the capacity of collateral agent thereunder.

“Cash Management Bank” has the meaning specified in the Credit Agreement.

“Chattel Paper” has the meaning specified in Article 9 of the New York UCC.

1

“Credit Agreement” means that certain Credit Agreement dated as of September 25, 2007 (as amended, supplemented or otherwise modified from time to time), among Biomet, Inc., an Indiana corporation (the “Biomet”), LVB Acquisition, Inc., a Delaware corporation, the Debtor and certain other subsidiaries of Biomet party thereto as “Subsidiary Borrowers”, the lending institutions from time to time party thereto, the Administrative Agent and the other agents from time to time party thereto.

“Deposit Account” has the meaning specified in Article 9 of the New York UCC.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes for the avoidance of doubt corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor, as the case may be, to secure payment by an Account Debtor of any of the Accounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hedge Bank” has the meaning specified in the Credit Agreement.

“Instruments” has the meaning specified in Article 9 of the New York UCC.

“Inventory” has the meaning specified in Article 9 of the New York UCC.

“Lenders” means each lender from time to time party to the Credit Agreement.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Proceeds” has the meaning specified in Article 9 of the New York UCC.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each Hedge Bank, each Cash Management Bank and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02 of the Credit Agreement.

2

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

3

EXHIBIT H-4

FORM OF

OPINION OF EDWARDS ANGELL PALMER & DODGE LLP –

FLORIDA COUNSEL TO LOAN PARTIES

One North Clematis Street / Suite 400   West Palm Beach, FL 33401   561.833.7700   fax 561.655.8719   eapdlaw.com

September 25, 2007

BANK OF AMERICA, N.A., as Administrative Agent

and

The Lenders as defined in the Credit Agreement Referred to Below

c/o Banc of America Securities, LLC

9 West 57th Street

New York, NY 10019

Re:	$2,740,000,000 Loan (the “Loan”) made by the Lenders to Biomet, Inc., an Indiana corporation (“Borrower”) and certain Subsidiaries of the Borrower, as Subsidiary Borrowers.

Ladies and Gentlemen:

We have acted as special counsel in the State of Florida (the “State”) to Borrower and to Biomet 3i, Inc., a Florida corporation formerly known as Implant Innovations, Inc. (“3i”), Biomet Microfixation, Inc., a Florida corporation formerly known as Walter Lorenz Surgical, Inc. (“Microfix”), and Florida Services Corporation (“FSC”), a Florida corporation (3i, Microfix and FSC are herein each a “Subsidiary” or, collectively, the “Subsidiaries”, and the Subsidiaries are together with Borrower, collectively, the “Pledgors”), in connection with the Loan and the execution and delivery today of and the consummation of the transactions contemplated by that certain Credit Agreement dated as of the date hereof (the “Credit Agreement”) by and between Borrower, LVB Acquisition, Inc., a Delaware corporation (“LVB”), Bank of America, N.A., as Administrative Agent (“Agent”) and, as defined therein, the Lenders. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Credit Agreement. In the foregoing capacity and in rendering the opinions hereinafter set forth, we have reviewed final forms of the following documents, each of which is dated as of the date of this letter unless otherwise indicated:

(a)	an executed copy of the Credit Agreement;

(b)	an executed copy of the Security Agreement;

(c)	an executed copy of the Intellectual Property Security Agreements;

(d)	an executed copy of the Guaranty;

(e)	an executed copy of the Consent of the Company and Guarantors to the Intercreditor Agreement;

(f)	the Notes executed by Borrower on the date hereof; and

BOSTON | FT. LAUDERDALE | HARTFORD | NEW YORK | PROVIDENCE | SHORT HILLS | STAMFORD | WEST PALM BEACH | WILMINGTON | LONDON

Letter to Bank of America, N.A., as Administrative Agent

September 25, 2007

(g)	UCC-1 Financing Statements (a “Financing Statement” and the “Financing Statements”) made by each Subsidiary, as debtor, in favor of Agent, as secured party, with respect to the Collateral.

The instruments described in items (a) through (f) above are hereinafter collectively referred to as the “Credit Documents.”

As used in this opinion: “Florida UCC” shall mean Articles 8 &9 of the Uniform Commercial Code as in effect in the State as of the date hereof; “Collateral” shall mean that the personal property collateral (other than fixtures) owned by, respectively, each Subsidiary, in which a security interest can be perfected under the Florida UCC by filing a UCC-1 Financing Statement in the Secured Transactions Registry for the State set forth in Section 9-310 of the Florida UCC.

In rendering our opinions set forth herein, we have reviewed, examined and relied upon originals or copies of the following certificates of public officials, corporate documents and other items relating to Borrower:

(1)	Articles of Incorporation for each Subsidiary;

(2)	The By-laws of each Subsidiary;

(3)	Consents and resolutions of the Board of Directors for each Subsidiary authorizing the execution and delivery of the Credit Documents and, further, authorizing the actions required to be taken and the execution and delivery of the other documents, agreements and items required to be executed and delivered in connection with the Credit Documents and, further, authorizing the performance by each Subsidiary of its obligations thereunder;

(4)	A Certificate of Existence and Good Standing (a “Good Standing Certificate” and the “Good Standing Certificates”) issued by the State of Florida, Secretary of State for each Subsidiary and dated September 20, 2007, as to 3i, September 20, 2007, as to Microfix and September 20, 2007, as to FSC; and

(5)	A Certification of each Subsidiary dated as of the date hereof (a “Certification” and the “Certifications”) in the form attached hereto as Exhibit A and pertaining to certain factual matters and provided to us by each Subsidiary in connection with our delivery of this opinion.

The instruments described in items (1) through (5) above are hereinafter collectively referred to as the “Authority Documents.”

Letter to Bank of America, N.A., as Administrative Agent

September 25, 2007

As to all questions of fact material to this opinion that have not been independently established, we have relied upon the representations and warranties of Borrower and the Subsidiaries and all other parties, except for Agent and the Lenders, contained in the Credit Documents and the Certifications; however, to our knowledge, none of such representations and warranties are inaccurate. For the purpose of rendering the opinions set forth herein, we have examined such questions of law as we have deemed appropriate. Except for the Credit Documents, the Authority Documents and the Financing Statement, we have not reviewed any other documents, conducted any other examination of any public records or made any independent investigation of the relevant facts for purposes of rendering the opinions set forth herein, and such opinions are limited accordingly. We understand that the Credit Documents do not constitute all of the documents related to the Loan; however, the opinions expressed herein relate solely to those of the Credit Documents or portions thereof that are governed by the laws of the State and not to any of (i) the Credit Documents that are governed by the laws of any jurisdiction other than the State or U.S. federal laws, or (ii) the other documents, agreements or instruments referred to in or incorporated by reference into any of the Credit Documents. As used in the preceding sentences and throughout this opinion, the phrase “to our knowledge” and phrases of similar import and expression mean the actual knowledge held by the Edwards Angell Palmer & Dodge LLP attorneys who have had significant involvement in the transactions contemplated by the Credit Documents or have participated in the review, negotiation or drafting of the Credit Documents or this opinion letter, which would result in current actual knowledge of the existence of such facts and circumstances. Further, this opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or of the documents referred to herein.

In rendering our opinions listed below, we have assumed with your consent the following:

A. (i) the genuineness of all signatures other than the signatures of Borrower and the Subsidiaries, (ii) the authenticity and completeness of all documents submitted to us as originals, (iii) the conformity to authentic, complete original documents of all documents submitted to us as certified, conformed, telecopied or photocopied copies, (iv) the validity of all applicable statutes, ordinances, rules and regulations, (v) the legal capacity and competence of natural persons, and (vi) the proper filing, indexing and accuracy of all public records and documents;

B. that Borrower and each Subsidiary received adequate consideration and value for the obligations incurred (and the security interests granted) thereby pursuant to the Credit Documents to which they are a party;

C. the completeness and accuracy of all public records, registers and indices associated with, as applicable, the Collateral and of all certificates and other information provided to us by governmental officials;

Letter to Bank of America, N.A., as Administrative Agent

September 25, 2007

D. that each of the Credit Documents to which they are a party constitutes a legal, valid and binding obligation of, respectively, Agent and the Lenders, enforceable against, respectively, Agent and the Lenders in accordance with their terms;

E. that the address listed for Agent as the “Secured Party” in the Financing Statements is the actual address of Agent from which information concerning the security interests sought to be perfected thereunder may be obtained; and

F. that, as applicable, each Subsidiary has an ownership interest in and to the Collateral against which it is pledging a security interest within the Credit Documents.

Our opinions expressed below are subject to the further qualifications that:

a. we are members of the Bar of the State and do not herein express any opinion as to matters governed by the laws of any jurisdiction other than (i) the internal laws of the State (without reference to the choice-of-law or conflict-of-law provisions, principles or decisions under Florida law) and (ii) U.S. federal law. Except as set forth in the foregoing sentence, we have assumed compliance with all other laws, including, without limitation, foreign and other states’ laws;

b. Except as expressly set forth herein, we have not made any investigation of and do not express an opinion as to any matters of title to or the descriptions of any property or as to rank or priority of liens, where perfection is by filing;

c. when used in the opinions below, the phrase “conflict with” shall comprehend obligations or options to take action under the Credit Documents that, if performed today, would constitute a breach or default under, or result in the creation or imposition of a lien on any Collateral or result in a requirement for mandatory prepayment or entitle a party to accelerate debt or purchase of debt or in a resetting of interest rates pursuant to the Credit Agreement;

d. all opinions contained herein that agreements or other documents are enforceable are, in each case, subject to the qualifications that (a) enforcement of the rights and remedies of Agent or the Lenders or such other party seeking enforcement is subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, marshalling or transfer or similar laws of general application affecting the rights and remedies of creditors and secured parties (and to the possible judicial application of foreign laws or governmental action affecting the rights of creditors and secured parties generally) and applicable law on the availability of ex parte remedies and other self-help or non-judicial relief; and (b) the availability of the equitable remedies, including, without limitation the remedies of specific enforcement or injunctive relief is subject to the general concepts of good faith, fair dealing, materiality and reasonableness and the general principles of equity, equitable defenses and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is considered in a proceeding at law or in equity) and thus, no opinion is given herein as to the availability of specific or equitable relief of any kind. In addition, our opinion as to enforceability of any documents is subject to the qualification that while certain provisions contained therein may not be enforceable (subject to the limitation set forth in the foregoing clauses (a) and (b) of the first sentence of this paragraph), such unenforceability will not render such documents invalid as a whole or substantially interfere with the practical realization of the substantive rights, benefits and/or security to be provided thereby, subject to the economic consequences of any judicial, administrative, or other procedural delay in connection with such realization;

Letter to Bank of America, N.A., as Administrative Agent

September 25, 2007

e. we render no opinion as to whether all or any part of the transactions contemplated by the Credit Documents are or are not a fraudulent conveyance or fraudulent transfer nor do we render any opinion on any fraudulent conveyance, fraudulent transfer, or similar statutes or any comparable provisions in the laws of the States and in the US Bankruptcy Code (including, without limitation, sections 544, 547 and 548 thereof);

f. we express no opinion as to the creation, perfection or enforceability of security interests in licenses, permits, authorizations or other approvals granted or received from any governmental entities;

g. certain provisions of the Credit Documents may not be enforceable but inclusion of such provisions does not affect the validity thereof as a whole, and the Credit Documents contain legally adequate and enforceable provisions sufficient for the practical realization of the substantive rights and benefits purported to be provided thereby, subject to the economic consequences of any judicial, administrative, or other procedural delay in connection with such realization;

h. the enforcement of any of the rights of Agent or the Lenders may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of the rights of the Lenders with respect to the Collateral, will be subject to a duty to act in a commercially reasonable manner;

i. no opinion is given herein as to the enforceability of any particular provision of the Credit Documents relating to (i) waivers of defenses, of rights to trial by jury, of rights to object to jurisdiction or venue and other rights or benefits bestowed by operation of law, (ii) waivers of any constitutional rights or remedies, (iii) the grant of powers of attorney to the Lenders, (iv) exculpation clauses and clauses relating to releases or waivers of unmatured claims or rights, (v) cumulative remedies to the extent such cumulative remedies purport to compensate, or would have the effect of compensating, the party entitled to the benefits thereof in an amount in excess of the actual loss suffered by such party, (vi) forum selection, consent to jurisdiction or waiver of jury trial, or (vii) the collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue obligations;

Letter to Bank of America, N.A., as Administrative Agent

September 25, 2007

j. there may exist certain limitations, resulting from the operation of Section 9-315 of the Florida UCC, as applicable, on the perfection of the security interests in proceeds;

k. the filing or filings necessary in connection with the Credit Documents pursuant to the Florida UCC will not result in the perfection of a security interest in items of collateral (such as motor vehicles) which are subject to a certificate of title or registration statute which specifies a method of security interest perfection different than such filing or filings;

1. we have assumed that none of the Collateral consists of items which are subject to any statute or treaty of the US which provides for a national or international registration (or a national or international certificate of title) procedure for the perfection of a security interest therein or which specifies a place of filing or method of perfection different from that specified in the Florida UCC, as applicable, for perfection of security interests;

m. we have assumed none of the Collateral consists of “accounts” (as such term is defined in the Florida UCC, as applicable) or other rights to the payment of money due from the US federal government or the government of any state of the US or any agency, department, or instrumentality of the US federal government or the government of any state;

n. we have assumed that none of the Collateral consists of equipment used in farming operations, or farm products, crops, timber, minerals and the like (including oil and gas), or accounts or general intangibles arising from or relating to the sale of any of the foregoing, or fixtures, or beneficial interests in a trust or a decedent’s estate, consumer goods, or letters of credit;

o. under the Florida UCC, as applicable, a perfected security interest may become unperfected with respect to certain collateral as a result of certain events, which include without limitation the change of name, identity or structure of the debtor;

p. the Financing Statements to be filed in the Secured Transactions Registry for the State will expire five (5) years after the date of the original filing, unless continuation statements are appropriately filed not more than six (6) months prior to the expiration date of the original filing thereof. We undertake no responsibility for notice to Agent or the Lenders or any other party with respect to the filing of such continuation statements;

q. the enforceability of indemnification provisions in the Credit Documents may be limited by laws rendering unenforceable (i) indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances;

Letter to Bank of America, N.A., as Administrative Agent

September 25, 2007

r. the enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances; and

s. our opinions in paragraphs 1-5 below are based solely and exclusively on our review of the Authority Documents, the Good Standing Certificates and the Certifications.

Based on the foregoing and subject to the qualifications, exceptions and assumptions herein contained, we are of the opinion that:

1. Each Subsidiary is a corporation, duly incorporated, validly existing and in good standing under the laws of the State.

2. Each Subsidiary has the requisite corporate power and authority to (i) conduct the business in which it is engaged, (ii) execute and deliver the Credit Documents to which it is a party, and (iii) perform its respective obligations under such of the Credit Documents.

3. The execution and delivery by each Subsidiary of the Credit Documents to which it is a party and the performance by each Subsidiary of the transactions contemplated thereby to be performed by it have been duly authorized by all necessary corporate action.

4. The Credit Documents to which each Subsidiary is a party have been duly executed and delivered by each such Subsidiary and constitute the valid and legally binding obligations of each such Subsidiary, enforceable thereagainst in accordance with their respective terms.

5. The execution and delivery by each Subsidiary of the Credit Documents to which it is a party, the consummation of the transactions contemplated thereby and compliance by each such Subsidiary with any of the provisions thereof, will not conflict with, result in a breach of, constitute a default under or violate (i) any provisions of each such Subsidiary’s articles of incorporation or by-laws, (ii) any Florida statute or regulation or provision of the Florida UCC applicable to such Subsidiary, in each case, which in our experience is generally applicable to transactions in the nature of those contemplated by the Credit Documents, or (iii) to our knowledge, any judgment, writ, injunction, decree, order or ruling of any court or governmental authority which names such Subsidiary and is specifically directed to it or its property. We do not herein express any opinion in this paragraph as to compliance with securities or “Blue Sky” laws or as to compliance with antifraud provisions of any securities or “Blue Sky” laws, be they federal, State or of other states or jurisdictions.

Letter to Bank of America, N.A., as Administrative Agent

September 25, 2007

6. Except for the filing of the Financing Statements, which is described hereinbelow and which is necessary to perfect the security interests granted therein against, as applicable, the Collateral, no consent, approval, waiver, license, authorization or other action by or filing with any State or United States federal authority is required in connection with the execution and delivery by the Subsidiaries of the Loan Documents to which they are, respectively, a party or the consummation and performance by the Subsidiaries of the transactions contemplated thereby, the obligations thereunder and the compliance with any of the provisions thereof.

7. The Security Agreement, to which 3i, Microfix and FSC are a party, create in favor of Agent, for the benefit of the Secured Parties, a security interest in the Collateral of, respectively, 3i, Microfix and FSC and secure for the benefit of Agent, for the benefit of the Secured Parties, the Collateral of 3i, Microfix and FSC as collateral for the obligations of, respectively, 3i, Microfix and FSC in connection with the Loan, to the extent that such a security interest in such Collateral can be created under Article 9 of the Florida UCC.

8. Upon the filing of the Financing Statements of, respectively, 3i, Microfix and FSC with the Secured Transactions Registry for the State, Agent, for the benefit of the Secured Parties, will have a perfected security interest in the Collateral of, respectively, 3i, Microfix and FSC that can be perfected by a filing.

9. Neither Agent nor the Lenders are required to be qualified to do business or file any designation for service of process or file any reports or pay any taxes in, or comply with any statutory or regulatory requirement of the State or have any office or property in the State solely by reason of their respective execution and delivery of the Credit Documents, to which they are, respectively, a party, or by reason of the participation in any of the transactions under or contemplated by the Credit Documents, including, without limitation, the extension of any credit contemplated thereby, the making and receipt of payments pursuant thereto and the exercise of any remedy thereunder or pursuant thereto.

10. The Credit Agreement is not usurious on its face, and the Loan will not violate applicable Florida usury laws provided the Lenders do not charge or collect interest on the Loan (taking into account as interest all charges, however labeled, that are charges for the use of money) at an effective rate in excess of twenty-five percent (25%) per annum, simple interest calculated on the basis of a year of 365 days (or 366 days, if applicable).

Letter to Bank of America, N.A., as Administrative Agent

September 25, 2007

This opinion letter is rendered for the sole benefit of Agent and the Lenders, and no other person or entity is entitled to rely hereon, except for any successors and assigns of Agent and the Lenders and their legal counsel in connection with the making and securitization of the Loan. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available to any other person or entity, except to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be disclosed as provided herein, or except to any party in connection with the securitization of the Loan, or as otherwise required by law. The opinions expressed in this letter are rendered as of the date hereof. We express no opinion as to circumstances or events that may occur subsequent to such date and maintain no obligation to update the opinions provided herein as a result of changes to facts or laws related hereto.

Respectfully submitted,

ExhibitA

Certification of 3i, Microfix and FSC

The undersigned have reviewed the opinion letter to which this Certification is attached, and hereby certify to Edwards Angell Palmer & Dodge LLP that the factual information contained therein is true and correct.

Dated as of September 25, 2007:

Biomet 3, Inc.

By:
Print Name: J. Pat Richardson
Its:	Treasurer

Microfixation, Inc.

By:
Print Name: J. Pat Richardson
Its:	Treasurer

Florida Services Corporation

By:
Print Name: J. Pat Richardson
Its:	Treasurer